As filed with the Securities and Exchange Commission on July 26, 2012

Registration No. 333-182106

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO.1 TO THE FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LaPorte Bancorp, Inc. and

Savings Plan for Employees of The Laporte Savings Bank (the “401(k) Plan”)

(Exact Name of Registrant as Specified in Its Charter)

Maryland	6712	Being applied for
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

710 Indiana Avenue

LaPorte, Indiana 46350

(219) 362-7511

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Ms. Michele M. Thompson

President and Chief Financial Officer

710 Indiana Avenue

LaPorte, Indiana 46350

(219) 362-7511

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Kip Weissman, Esq.

Benjamin M. Azoff, Esq.

Luse Gorman Pomerenk & Schick, P.C.

5335 Wisconsin Avenue, N.W., Suite 780

Washington, D.C. 20015

(202) 274-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☒

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	7,295,881 shares	$8.00	$58,367,048 (1)	$6,689 (2)
Participation interests	418,827 interests (3)			(3)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Previously paid.
(3)	The securities of LaPorte Bancorp, Inc. to be purchased by the 401(k) Plan as adopted by The LaPorte Savings Bank are included in the amount shown for the common stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the number of shares of common stock that may be purchased with the current assets of such plan.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus Supplement

Interests in

SAVINGS PLAN FOR EMPLOYEES

OF

THE LAPORTE SAVINGS BANK

Offering of Participation Interests in up to 418,827 Shares of

LAPORTE BANCORP, INC.

Common Stock

In connection with the conversion and reorganization of LaPorte Savings Bank, MHC from the mutual holding company to the stock holding company form of organization, LaPorte Bancorp, Inc., a newly formed Maryland corporation (“New LaPorte”), is offering shares of common stock for sale. New LaPorte is allowing participants in the Savings Plan for Employees of The LaPorte Savings Bank (the “Plan”) to invest all or a portion of their accounts in the common stock of New LaPorte. Presently, participants have the right to invest in the LaPorte Bancorp, Inc. Stock Fund which purchases shares of LaPorte Bancorp, Inc., the federally-chartered mid-tier holding company of The LaPorte Savings Bank (hereinafter, the federal mid-tier holding company will be referred to as “LaPorte-Federal” and the existing stock fund will be referred to as “LaPorte-Federal Stock Fund”).

Based upon the value of the Plan assets at June 4, 2012, the trustee of the Plan could purchase or acquire up to 418,827 shares of the common stock of New LaPorte, at the purchase price of $8.00 per share. This prospectus supplement relates to the initial election of Plan participants to direct the trustee of the Plan to invest all or a portion of their Plan accounts (other than amounts invested in the LaPorte-Federal Stock Fund) in the New LaPorte Stock Fund at the time of the stock offering.

New LaPorte’s prospectus, dated                     , 2012, accompanies this prospectus supplement. It contains detailed information regarding the conversion and stock offering of New LaPorte common stock and the financial condition, results of operations and business of The LaPorte Savings Bank. This prospectus supplement provides information regarding the Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

For a discussion of risks that you should consider, see the “Risk Factors” section of the prospectus.

The interests in the Plan and the offering of common stock of New LaPorte have not been approved or disapproved by the Board of Governors of the Federal Reserve System, the Securities and Exchange Commission, the Indiana Department of Financial Institutions, the Federal Deposit Insurance Corporation or any other federal or state agency. Any representation to the contrary is a criminal offense.

The securities offered in this prospectus supplement and in the prospectus are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This prospectus supplement may be used only in connection with offers and sales by New LaPorte, in the stock offering, of interests or shares of common stock in the New LaPorte Stock Fund of the Plan. No one may use this prospectus supplement to re-offer or resell interests or shares of common stock of New LaPorte acquired through the Plan.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. New LaPorte, The LaPorte Savings Bank and the Plan have not authorized anyone to provide you with information that is different.

This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of common stock of New LaPorte common stock shall under any circumstances imply that there has been no change in the affairs of The LaPorte Savings Bank or any of its subsidiaries or the Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

The date of this prospectus supplement is                  , 2012.

THE OFFERING

Securities Offered

New LaPorte is offering participants in the Savings Plan for Employees of The LaPorte Savings Bank (the “Plan”) the opportunity to purchase participation interests in the common stock of New LaPorte. The ownership of common stock of New LaPorte in the Plan is referred to as a “participation interest” since the common stock will be titled in the name of the Plan and not directly in a participant’s name. Given the purchase price of $8.00 per share in the stock offering, the Plan may purchase (or acquire) up to 418,827 shares of New LaPorte common stock in the stock offering.

Only employees of The LaPorte Savings Bank may become participants in the Plan and only participants may purchase stock in the New LaPorte Stock Fund. Your investment in stock in connection with the stock offering through the New LaPorte Stock Fund is subject to the purchase priorities contained in the Plan of Conversion and Reorganization of LaPorte Savings Bank, MHC.

Information with regard to the Plan is contained in this prospectus supplement and information with regard to the financial condition, results of operations and business of New LaPorte is contained in the accompanying prospectus. The address of the principal executive office of New LaPorte and The LaPorte Savings Bank is 710 Indiana Avenue, LaPorte, Indiana 46350.

All questions about completing the Special Investment Election Form should be addressed to Debra S. Varnak, in the Human Resources Department, The LaPorte Savings Bank, 710 Indiana Avenue, LaPorte, Indiana 46350; telephone number (219) 362-0826; or e-mail Ms. Varnak at dvarnak@thelpsb.com.

Questions about the common stock being offered or about the prospectus may be directed to the Stock Information Center at 1-855-573-4143.

New LaPorte Stock Fund	In connection with the stock offering, you may elect to transfer all or part of your account balances in the Plan (except from the LaPorte-Federal Stock Fund) to the New LaPorte Stock Fund, to be used to purchase common stock of New LaPorte issued in the stock offering. The New LaPorte Stock Fund is a new fund in the Plan established to hold shares of common stock of New LaPorte. It is different from the LaPorte-Federal Stock Fund, which presently holds shares of common stock of LaPorte-Federal, the federally-chartered mid-tier holding company of The LaPorte Savings Bank

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that will be eliminated in the reorganization of LaPorte Savings Bank, MHC into New LaPorte, the newly formed stock holding company of The LaPorte Savings Bank. At the close of the reorganization and offering, shares of LaPorte-Federal held in the LaPorte-Federal Stock Fund will be exchanged for shares of New LaPorte pursuant to the exchange ratio (discussed in greater detail in the accompanying prospectus) and the LaPorte-Federal Stock Fund will be merged into and become part of the New LaPorte Stock Fund.

Purchase Priorities

All Plan participants are eligible to direct a transfer of funds to the New LaPorte Stock Fund. However, such directions are subject to the purchase priorities in the Plan of Conversion and Reorganization of LaPorte Savings Bank, MHC, which provides for a subscription offering and a community offering. In the offering, the purchase priorities are as follows and apply in case more shares are ordered than are available for sale (an “oversubscription”):

Subscription Offering:

(1)     Depositors of The LaPorte Savings Bank with $50 or more on deposit at the close of business on March 31, 2011, get first priority.

(2)     The LaPorte Savings Bank’s tax-qualified plans, including the employee stock ownership plan, get second priority.

(3)     Depositors of The LaPorte Savings Bank with $50 or more on deposit at the close of business on June 30, 2012, get third priority.

(4)     Depositors of The LaPorte Savings Bank as of the close of business on July 31, 2012, get fourth priority.

Community Offering:

(5)     Natural persons (including trusts of natural persons) residing in the Indiana Counties of LaPorte, Porter, Lake, St. Joseph and Starke, and the Michigan County of Berrien get fifth priority.

(6)     LaPorte-Federal’s public stockholders as of July 31, 2012 get sixth priority.

(7)     Other members of the general public get seventh priority.

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If you fall into subscription offering categories (1), (3) or (4), you have subscription rights to purchase shares of New LaPorte common stock in the subscription offering and you may use funds in the Plan to pay for the common stock. You may also be able to purchase shares of New LaPorte common stock in the subscription offering even though you are ineligible to purchase through subscription offering categories (1), (3) or (4) by purchasing stock in the Plan through subscription offering category (2), reserved for The LaPorte Savings Bank’s tax-qualified employee plans.

Purchases in the Offering and Oversubscriptions

The trustee of the New LaPorte Stock Fund will purchase common stock of New LaPorte in the stock offering in accordance with your directions. Once you make your election, the amount that you elect to transfer from your existing investment options for the purchase of common stock in connection with the stock offering will be sold from your existing investment options and transferred to the New LaPorte Stock Fund and held in a money market account pending the formal closing of the stock offering, several weeks later. After the end of the stock offering period, we will determine whether all or any portion of your order will be filled (if the offering is oversubscribed you may not receive any or all of your order, depending on your purchase priority, as described above). The amount that can be used toward your order will be applied to the purchase of common stock of New LaPorte and will be denominated in stock in the Plan.

In the event the offering is oversubscribed, i.e., there are more orders for common stock of New LaPorte than shares available for sale in the offering, and the trustee is unable to use the full amount allocated by you to purchase interests in common stock of New LaPorte in the offering, the amount that cannot be invested in common stock of New LaPorte, and any interest earned on such amount, will be reinvested in the existing funds of the Plan, in accordance with your then existing investment election (in proportion to your investment direction for future contributions). The prospectus describes the allocation procedures in the event of an oversubscription. If you choose not to direct the investment of your account balances towards the purchase of any shares of common stock of New LaPorte through the New LaPorte Stock Fund in connection with the offering, your account balances will remain in the investment funds of the Plan as previously directed by you.

Value of Plan Assets	As of June 4, 2012, the market value of the assets of the Plan was approximately $3,350,619. Of this amount, approximately $783,196 was invested in the LaPorte-Federal Stock Fund.

Election to Purchase Stock in the Stock Offering	In connection with the stock offering, the Plan will permit you to direct the trustee to transfer all or part of the funds which represent your current beneficial interest in the assets of the Plan (other than amounts invested in the LaPorte-Federal Stock Fund) to the New LaPorte Stock Fund. You may not transfer amounts that you have

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invested in the LaPorte-Federal Stock Fund into the New LaPorte Stock Fund. The shares of common stock of LaPorte-Federal in the LaPorte-Federal Stock Fund will automatically be exchanged for New LaPorte common stock pursuant to the exchange ratio. The trustee of the Plan will subscribe for New LaPorte common stock offered for sale in connection with the stock offering, in accordance with each participant’s direction. In order to purchase stock representing an ownership interest in common stock of New LaPorte in the stock offering through the Plan, you must order at least 25 shares in the offering through the Plan. The prospectus describes maximum purchase limits for investors in the stock offering. The trustee will pay $8.00 per share of stock in the offering, which will be the same price paid by all other persons who purchase shares in the subscription and community offerings.

How to Order Stock in the Offering

Enclosed is a Special Investment Election Form on which you can elect to purchase stock through the New LaPorte Stock Fund in connection with the stock offering. Please note the following stipulations concerning this election:

•      You can direct all or a portion of your current account (other than amounts invested in the LaPorte-Federal Stock Fund) to the New LaPorte Stock Fund in increments of $8.00.

•      Your election is subject to a minimum purchase of 25 shares of common stock stock, which equals $200.

•      Your election, plus any order you placed outside the Plan, are together subject to a maximum purchase of 50,000 shares, which equals $400,000.

•      The election period closes at                  .m., Central Time, on                 ,                 , 2012.

•      During the stock offering period, you will continue to have the ability to transfer amounts that are not directed to purchase stock in the New LaPorte Stock Fund among all other investment funds. However, you will not be permitted to change the investment amounts that you designated to be transferred to the New LaPorte Stock Fund on your Special Investment Election Form.

•      The amount you elect to transfer to the New LaPorte Stock Fund will be held separately until the offering closes. Therefore, this money is not available for distributions, loans, or withdrawals until the transaction is completed, which is expected to be several weeks after the closing of the subscription offering period.

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If you wish to use all or part of your account balance in the Plan to purchase common stock of New LaPorte issued in the stock offering, you should indicate that decision on the Special Investment Election Form. If you do not wish to make an election, you should check Box E in Section D of the Special Investment Election Form and return the form to Debra S. Varnak, at The LaPorte Savings Bank, 710 Indiana Avenue, LaPorte, Indiana 46350, to be received no later than , Central Time, on , 2012. You may return your Special Investment Election Form by hand delivery, inter-office mail or by mailing it to Ms. Varnak at the above address in the enclosed self-addressed envelope, so long as it is received by the time specified.

Order Deadline	You must return your Special Investment Election Form to Debra S. Varnak, at The LaPorte Savings Bank, to be received no later than p.m., Central Time, on , 2012.

Irrevocability of Transfer Direction	Once you make an election to transfer amounts to the New LaPorte Stock Fund in connection with the stock offering, you may not change your election. Your election is irrevocable. You will, however, continue to have the ability to transfer amounts not directed towards the purchase of stock among all of the other investment funds on a daily basis. You may also continue to transfer funds into and out of the LaPorte-Federal Stock Fund which will purchase shares of LaPorte-Federal in the open market (but not in the offering) or sell the shares in your account until the closing of the offering.

Future Direction to Purchase Common Stock	You will be able to purchase New LaPorte stock after the offering through your investment in the New LaPorte Stock Fund. You may direct that your future contributions or your account balance in the Plan be transferred to the New LaPorte Stock Fund. After the offering, to the extent that shares are available, the trustee of the Plan will acquire common stock of New LaPorte at your election in open market transactions at the prevailing price. You may change your investment allocation on a daily basis. Special restrictions may apply to transfers directed to and from the New LaPorte Stock Fund by the participants who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors and principal shareholders of New LaPorte.

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Voting Rights of Common Stock	The Plan provides that you may direct the trustee as to how to vote any shares of New LaPorte common stock held by the New LaPorte Stock Fund, and the interest in such shares that is credited to your account. If the trustee does not receive your voting instructions, the plan administrator will exercise these rights as it determines in its discretion and will direct the trustee accordingly. All voting instructions will be kept confidential.

DESCRIPTION OF THE PLAN

Introduction

The LaPorte Savings Bank adopted the Savings Plan for Employees of The LaPorte Savings Bank on July 1, 1994, amended and restated it effective October 12, 2007 and subsequently restated it effective as of January 28, 2011 (referred to as the “Plan”). The Plan is a tax-qualified plan with a cash or deferred compensation feature established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).

The LaPorte Savings Bank intends that the Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. The LaPorte Savings Bank will adopt any amendments to the Plan that may be necessary to ensure the continuing qualified status of the Plan under the Code and applicable Treasury Regulations.

Employee Retirement Income Security Act of 1974 (“ERISA”). The Plan is an “individual account plan” other than a “money purchase pension plan” within the meaning of ERISA. As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Code Relating to Retirement Plans) of ERISA, except to the funding requirements contained in Part 3 of Title I of ERISA, which by their terms do not apply to an individual account plan (other than a money purchase plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. The funding requirements contained in Title IV of ERISA are not applicable to participants or beneficiaries under the Plan.

Reference to Full Text of Plan. The following portions of this prospectus supplement summarize certain provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan. Copies of the Plan are available to all employees by filing a request with the Plan Administrator c/o The LaPorte Savings Bank, Attn: Debra S. Varnak, SVP Human Resources; telephone number: (219) 362-0826; fax: (219) 362-0872; e-mail: dvarnak@thelpsb.com. You are urged to read carefully the full text of the Plan.

Eligibility and Participation

As an employee of The LaPorte Savings Bank, you are eligible to become a participant in the Plan on the first day of the Plan Year quarter after you have reached age 21; you are eligible to receive employer matching contributions the first day of the Plan Year quarter after you have reached age 21 and have completed one year of service with The LaPorte Savings

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Bank. Union employees and nonresident aliens who receive no earned income from the U.S. are not eligible to participate in the Plan. The Plan year is January 1 to December 31 (the “Plan Year”).

As of December 31, 2011, there were approximately 123 employees, former employees and beneficiaries eligible to participate in the Plan.

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Contributions Under the Plan

The Plan provides for several kinds of contributions, including employee before-tax contributions and employee Roth after-tax contributions (“Roth contributions”), employer matching contributions made on behalf of employees who make employee before-tax contributions and Roth contributions, and discretionary employer contributions. Each type is summarized below. In determining contribution amounts under the Plan, an employee’s annual compensation in excess of $250,000 is disregarded, as are certain other amounts of employee compensation.

Employee Before-tax Contributions. If you are an eligible employee, The LaPorte Savings Bank will automatically reduce your salary on a before-tax basis by 3%, unless you elect not to have your salary reduced at all, or you elect to have your salary reduced by another percentage. You may elect to contribute up to 75% of your salary (as defined in the Plan) for the purpose of making employee before-tax contributions or Roth contributions (as discussed below), however, the most you can contribute on a before-tax basis is $17,000 for the 2012 Plan year. You may change the amount of your employee before-tax contributions, including discontinuing or resuming them, by telephone through Principal Financial Group at (800) 547-7754 or through the Internet (which can be reached via www.principal.com).

Catch-Up Contributions. If you are over age 50 or will attain age 50 before the close of the plan year and have made the maximum elective deferral set forth above (or are prevented from making the maximum contribution due to one or more Plan limitations that prohibit you from otherwise contributing an additional before-tax contribution or Roth contribution), you may also make “catch-up” contributions, in accordance with the tax laws and subject to the tax law limits (for 2012, the limit on catch-up contributions is $5,500). Your catch-up contributions may be either employee before-tax contributions or after-tax Roth contributions.

Roth Contributions. You may designate all or a portion of your elective deferral contributions as Roth contributions. Roth contributions are taxed when contributed to the Plan. Earnings on Roth contributions will be excluded from gross income for federal income tax purposes when distributed from the Plan if they are part of a “qualified distribution.” To qualify, distributions must be made more than 5 years after the first designated Roth contributions and not before the year in which the account owner turns age 59 1/2, unless an exception applies.

Discretionary Employer Contributions. Discretionary employer contributions may be made for each plan year in an amount determined by The LaPorte Savings Bank. Discretionary employer contributions will be allocated to your account based on the ratio of your salary during the plan year for which the contribution is made to the total salaries of all employees eligible for a discretionary employer contribution for that year.

Employer Matching Contributions. The LaPorte Savings Bank may make matching contributions to the Plan in an amount equal to 25% of the participant’s elective deferrals up to a maximum of 6% of compensation.

Rollover Contributions. You are permitted to make rollover contributions to the Plan.

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Limitations on Contributions

Limitations on Employee Before-Tax Contributions and Roth Contributions. For the plan year beginning January 1, 2012, the amount of your employee before-tax contributions and Roth contributions, in the aggregate, may not exceed $17,000 per calendar year. This amount may be adjusted periodically by law, based on changes in the cost of living. Contributions in excess of this limit are known as excess deferrals. If you defer amounts in excess of this limitation, your gross income for federal income tax purposes will include the excess in the year of the deferral. In addition, unless the excess deferral is distributed before April 15 of the following year, it will be taxed again in the year distributed. Income on the excess deferral distributed by April 15 of the immediately succeeding year will be treated, for federal income tax purposes, as earned and received by you in the tax year in which the contribution is made.

Catch-up Contributions. If you have made the maximum amount of regular employee before-tax contributions allowed by the Plan or other legal limits and you have attained at least age 50 (or will reach age 50 prior to the end of the plan year), you are also eligible to make an additional catch-up contribution. You may authorize your employer to withhold a specified dollar amount of your compensation for this purposes. For 2012, the maximum catch-up contribution is $5,500.

Limitation on Plan Contributions for Highly Compensated Employees. Special provisions of the Internal Revenue Code limit the amount of employee before-tax contributions, Roth contributions and employer matching contributions that may be made to the Plan in any year on behalf of highly compensated employees, in relation to the amount of employee deferrals and employer matching contributions made by or on behalf of all other employees eligible to participate in the Plan. A highly compensated employee includes any employee who (1) was a 5% owner of LaPorte-Federal or New LaPorte at any time during the current or preceding year, or (2) had compensation for the preceding year of more than $110,000. The dollar amounts in the foregoing sentence may be adjusted annually to reflect increases in the cost of living. If these limitations are exceeded, the level of deferrals by highly compensated employees may have to be adjusted.

Benefits Under the Plan

Vesting. At all times, you have a fully vested and nonforfeitable interest in your elective deferral contributions and any rollover contributions. Employer matching contributions and discretionary profit sharing contributions credited to your account are subject to a five-year graded vesting schedule pursuant to which such amounts vest in 20% increments after each completed year of service, beginning upon the completion of the second year of service, until a participant becomes 100% vested upon completion of five years of service. In addition, you will also become 100% vested in the employer matching contributions and profit sharing contributions credited to your account upon your death, disability or normal retirement upon attainment of age 60.

To earn a year of service, you must be credited with at least 1,000 hours of service during any Plan Year.

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In-Service Distributions from the Plan

Loans. You may apply for a loan under the Plan, subject to the rules and limitations imposed by the Internal Revenue Code and the Plan document. You may be granted 2 loans during any 12-month period. Only 2 loans may be outstanding at any time. The amount of any loan is limited to the lesser of $50,000 or 50% of your vested account balance under the Plan. The minimum amount of loan and the term of the loan is determined in accordance with the guidelines of the loan policy established by The LaPorte Savings Bank with respect to the Plan.

Rollover Withdrawals from the Plan. A substantial federal tax penalty may be imposed on withdrawals made prior to your attainment of age 59 1/2, regardless of whether such a withdrawal occurs during your employment with The LaPorte Savings Bank or after termination of employment. If you have not yet reached age 59 1/2, you may request a withdrawal from rollover funds within your Plan accounts for any reason. Non-Hardship Withdrawals are not allowed within the Plan, except in the case of Rollover Withdrawals.

Age 59 1/2 Withdrawals. Upon attainment of age 59 1/2, you may withdraw from your vested Elective Deferral Contributions, Matching Contributions, Additional Contributions, and Discretionary Contributions accounts for any reason. You may only make two such withdrawals in any calendar year.

Hardship Withdrawals. You may be eligible for a hardship withdrawal if you have an immediate and substantial financial need to meet certain expenses and you have no other reasonably available resources to meet your need. Among other requirements, you must first withdraw all amounts available to you under the non-hardship provisions of the Plan before you may apply for a hardship withdrawal. Your hardship withdrawal may include amounts necessary to pay any federal, state or local income taxes or penalties expected to result from the withdrawal. The financial needs for which you can receive a hardship withdrawal are:

•	Payment of post-secondary school education for the next 12 months for you, your spouse or dependents;

•	Unreimbursed medical expenses which were previously incurred, or expenses which are necessary to obtain medical care for you, your spouse or dependents;

•	Purchase of your principal residence (not including mortgage payments); prevention of eviction from your principal residence or foreclosure on the mortgage of your principal residence;

•	Payment of funeral expenses for your parent, spouse, child, or dependent; and

•	Expenses for the repair of damage to your principal residence that would qualify for a casualty loss deduction under the Internal Revenue Code.

You must show that the amount does not exceed the amount you need to meet your financial need, you must have obtained all other distributions and non-taxable loans available to you under any employer plan, and you may not have any employee before-tax contributions, Roth contributions or matching contributions made on your behalf for at least six months.

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Distribution Upon Retirement, Disability, or Upon Termination of Employment

You may choose to have retirement benefits begin on or after your normal retirement date (the greater of age 60 or your age on the date five years after the date you entered the Plan). If you continue working after your normal retirement date, your distribution will generally be deferred at least until your actual retirement date (your postponed retirement date). You are also eligible for a benefit distribution if you become disabled while you are an active employee of The LaPorte Savings Bank. In addition, if you terminate your employment before you are eligible to retire, for any reason other than disability or death, you will be entitled to the vested value of your Plan accounts.

Forms of Distributions

Plan distributions at retirement, upon disability or upon termination of employment for reasons other than death will be made in the following standard forms of payment, unless you choose an optional form of payment. If you terminate employment at your normal or postponed retirement date, or upon becoming permanently disabled, and the value of your Plan accounts is $5,000 or less, your benefits will be paid to you in a single cash payment as soon as administratively possible following your termination of employment. If the value of your Plan accounts is at least $1,000, and you have not elected to receive your benefit under an available optional form of payment, the value of your Plan account will be transferred to an individual retirement account (“IRA”) established on your behalf by the Plan administrator. If the value of your Plan accounts is more than $5,000, you may choose one of the optional forms of benefit as described in the Plan.

You may elect to defer receipt of your vested Plan accounts until after your normal retirement date or after your actual retirement date (if you retire after your normal retirement date), provided you receive at least a portion of your account balance no later than the first day of April following the calendar year in which you retire (or terminate employment due to disability) or, if later, you attain age 70 1/2.

Regardless of the reason for which you terminate employment, you may request that the value of your Plan accounts be transferred to a rollover IRA, another employer’s qualified plan, a Section 403(b) annuity contract or a Section 457(b) governmental plan maintained by a state or agency of the state, if the other plan or contract permits it.

If you die and have not made a valid election as to how payments are to be made, the value of your vested Plan account will be paid to your beneficiary in a single cash payment. If your vested account is $5,000 or less, your account will be paid to your beneficiary in a single cash payment. If your designated beneficiary is your spouse and you die before attaining age 70 1/2, payment to your spouse will be made no later than the date you would have attained age 70 1/2. If your designated beneficiary is your spouse and you die on or after attaining age 70 1/2, payment to your spouse will be made as soon as administratively possible. If your designated beneficiary is not your spouse, payment to your designated beneficiary will be made within one year of the date of your death.

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Investment of Contributions and Account Balances

All amounts credited to your accounts under the Plan are held in the Plan trust (the “Trust”), which is administered by the trustee appointed by The LaPorte Savings Bank’s Board of Directors.

Prior to the effective date of the stock offering, you were provided the opportunity to direct the investment of your account into one of the following funds:

Principal Stable Value Fund

PIMCO Core Plus Bond I Separate Account

Principal Global Investors Bond and Mortgage Separate Account

Principal Trust Income Fund R3

Principal Trust Target Date 2010-2055 Funds R3

American Funds American Mutual R3 Fund

American Funds Growth Fund of America R3 Fund

Equity Income Separate Account

LargeCap S&P 500 Index Separate Account

Putnam Voyager M Fund

SmallCap Growth I Separate Account

American Century Heritage A Fund

Delaware Small Cap Value R Fund

Fidelity Advisor Small Cap T Fund

Fidelity Advisor Small Cap Value T Fund

MidCap Value I Separate Account

Nuveen Real Estate Securities R3 Fund

MidCap S&P 400 Index Separate Account

SmallCap S&P 600 Index Separate Account

American Funds EuroPacific Growth R3 Fund

Oppenheimer Developing Markets N Fund

LaPorte-Federal Stock Fund

You may stop making salary deferral contributions at any time. You may change your salary deferral amount daily. Changes will be implemented as soon as possible.

You may change your investment direction of future contributions at any time by telephone through Principal Financial Group at (800) 547-7754 or through the Internet (which can be reached via www.principal.com). For further information regarding changes to your investment directions, please contact Debra Varnak, in the Human Resources Department of The LaPorte Savings Bank at (219) 362-0826.

You can transfer existing investment account balances from one fund to another at any time, by telephone or through the Internet.

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In connection with the stock offering, the Plan now provides that in addition to the funds specified above, you may direct the trustee, or its representative, to invest all or a portion of your account in the New LaPorte Stock Fund.

Special rules may apply to investment in the LaPorte-Federal Stock Fund and, after the offering, the New LaPorte Stock Fund, for certain officers who are subject to restrictions on distributions under Section 16 of the Securities Exchange Act of 1934. These special rules affect withdrawals, loans, investment direction and transfers of investment account balances for the officers who are subject to these restrictions.

Pending investment in shares of New LaPorte common stock, amounts allocated towards the purchase of New LaPorte common stock in the stock offering will be held in a money market fund. In the event of an oversubscription that prevents you from purchasing all of the shares of New LaPorte that you ordered in the stock offering, the amounts that you elected to invest but were unable to invest, plus any earnings on those amounts, will be reinvested among the other funds of the Plan in accordance with your then existing investment election (in proportion to your investment direction for future contributions).

Following the stock offering, you may elect to have both past contributions and earnings, as well as future contributions to your account invested among the funds listed above and the New LaPorte Stock Fund.

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Performance History and Fund Description

The following table provides performance data with respect to the investment funds available under the Plan through March 31, 2012:

Fund Name	Quarter	Average Annual Total Returns as of March 31, 2012
		1 Year	3 Year	5 Year	10 Year	Since Inception
Principal Stable Value Fund	0.36	1.65	1.95	2.68	3.22	4.04
PIMCO Core Plus Bond I Separate Account	2.27	4.79	6.40	—	—	6.98
Principal Global Investors Bond and Mortgage Separate Account	1.75	6.61	13.66	5.20	5.26	7.97
Principal Trust Income Fund R3	3.38	5.87	—	—	—	9.77
Principal Trust Target 2010 Fund R3	6.26	5.16	—	—	—	14.00
Principal Trust Target 2015 Fund R3	7.28	4.78	—	—	—	15.33
Principal Trust Target 2020 Fund R3	8.15	4.49	—	—	—	15.56
Principal Trust Target 2025 Fund R3	8.79	4.16	—	—	—	16.85
Principal Trust Target 2030 Fund R3	9.37	3.94	—	—	—	17.32
Principal Trust Target 2035 Fund R3	9.91	3.70	—	—	—	17.02
Principal Trust Target 2040 Fund R3	10.44	3.47	—	—	—	17.28
Principal Trust Target 2045 Fund R3	10.71	3.40	—	—	—	17.68
Principal Trust Target 2050 Fund R3	11.03	3.31	—	—	—	18.10
Principal Trust Target 2055 Fund R3	11.04	3.29	—	—	—	18.43
American Funds American Mutual R3 Fund	7.33	6.94	19.64	2.03	4.51	5.08
Equity Income Separate Account	8.03	7.77	21.92	1.34	5.98	8.04
LargeCap S&P 500 Index Separate Account	12.41	7.89	22.63	1.43	3.49	8.02
American Funds Growth Fund of America R3 Fund	14.51	3.21	19.35	1.59	4.85	5.54
Putnam Voyager M Fund	20.78	(4.49)	24.86	5.07	2.93	7.03
MidCap Value I Separate Account	12.00	0.24	25.87	1.87	7.14	6.97
MidCap S&P 400 Index Separate Account	13.29	1.35	27.61	4.11	6.99	8.15

American Century Heritage A Fund	17.80	2.0	26.65	7.14	8.58	8.07

Delaware Small Cap Value R Fund	10.68	1.91	29.56	3.22	8.0	9.59
Fidelity Advisor Small Cap Value T Fund	11.82	1.23	27.42	4.21	—	9.04

Fidelity Advisor Small Cap T Fund	11.03	(2.88)	19.77	4.24	7.56	10.53
Small Cap S&P 600 Index Separate Account	11.80	4.24	28.31	3.05	6.94	8.24
SmallCap Growth I Separate Account	14.70	3.43	31.59	5.65	5.18	2.71
Nuveen Real Estate Securities R3 Fund	10.66	11.79	41.64	1.32	12.07	13.26
Oppenheimer Developing Markets N Fund	14.74	(5.61)	29.13	7.81	17.20	15.44
American Funds EuroPacific Growth R3 Fund	12.20	(6.52)	16.71	0.00	7.27	7.24
LaPorte Stock Fund	13.00	(3.92)	22.28	—	—	(0.26)

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Description of the Investment Funds

The following is a description of each of the funds:

Principal Stable Value Fund. The investment option seeks to provide a low-risk, moderate-yield investment. The fund is managed to earn a consistent level of return, while providing for preservation of capital, high credit quality and liquidity to pay plan benefits.

PIMCO Core Plus Bond I Separate Account. The investment option seeks maximum total return, consistent with preservation of capital and prudent investment management. The fund normally invest at least 80% of net assets in a diversified portfolio of fixed-income instruments of varying maturities, which may be represented by forwards or derivatives such as options, futures contracts, or swap agreements. The average portfolio duration of the fund normally varies within two years (plus or minus) of the duration of the Barclays Capital Aggregate Bond Index. The fund may also invest up to 20% of total assets in high-yield securities.

Principal Global Investors Bond and Mortgage Separate Account. The investment option seeks to invest primarily in intermediate-term, fixed-income investments such as public and private corporate bonds, commercial and residential mortgages, asset-backed securities, and U.S. government and agency-backed securities. Value is added primarily through sector allocation and security selection. The Separate Account may enter into reverse repurchase agreements to attempt to enhance portfolio return and income.

Principal Trust Income Fund R3. The investment option seeks current income and, as a secondary objective, capital appreciation. To pursue its goal, this Target Date Fund generally invests in affiliated open-ended mutual funds, insurance company separate accounts, unaffiliated mutual funds, and unaffiliated collective trust funds that Principal Trust considers appropriate based on the remaining time horizon of a particular Target Date Fund.

Principal Trust Target Date 2010-2055 Funds R3. These investment options seek a total return consisting of long-term growth of capital and current income. To pursue this goal, these Target Date Funds generally invest in affiliated open-ended mutual funds, insurance company separate accounts, unaffiliated mutual funds, and unaffiliated collective trust funds that Principal Trust considers appropriate based on the remaining time horizon of a particular Target Date Fund.

American Funds American Mutual R3 Fund. The investment option seeks current income, growth of capital and conservation of principal. The fund invests primarily in common stocks of companies that are likely to participate in the growth of the American economy and whose dividends appear to be sustainable. It invests primarily in securities of issuers domiciled in the United States and Canada. The fund may also invest in debt securities.

Equity Income Separate Account. The investment option seeks to provide a relatively high level of current income and long-term growth of income and capital. The fund invests primarily at least 80% of net assets in dividend-paying equity securities. It usually invests in

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equity securities of companies with large market capitalizations, but may also invest in equity securities of companies with medium market capitalizations. The fund invests in value equity securities; the value orientation selection emphasizes buying equity securities that appear to be undervalued. It also invests in real estate investment trusts and securities of foreign issuers.

LargeCap S&P 500 Index Separate Account. The investment option normally invests the majority of assets in common stocks of companies that compose the S&P 500 Index. Management attempts to mirror the investment performance of the index by allocating assets in approximately the same weightings as the S&P 500 Index. Over the long-term, management seeks a very close correlation between the performance of the Separate Account before expenses and that of the S&P 500 Index.

American Funds Growth Fund of America R3 Fund. The investment option seeks capital growth by investing in common stocks. The fund invests primarily in common stocks and seeks to invest in companies that appear to offer superior opportunities for growth of capital. It may also invest a portion of its assets in securities of issuers domiciled outside the U.S. The fund may also hold cash or money market instruments.

Putnam Voyager M Fund. The investment option seeks to achieve capital appreciation. The fund invests mainly in common stocks of U.S. companies with a focus on growth stocks which are issued by companies whose earnings are expected to grow faster than those of similar firms, and whose business growth and other characteristics may lead to an increase in stock price. It invests mainly in midsize and large companies.

MidCap Value I Separate Account. The investment option seeks long-term growth of capital. The fund invests at least 80% of net assets in equity securities of companies with medium market capitalizations (those with market capitalizations similar to companies in the Russell MidCap Value Index) at the time of purchase. It invests in value equity securities; the value orientation selection emphasizes buying equity securities that appear to be undervalued.

MidCap S&P 400 Index Separate Account. The investment option normally invests the majority of assets in common stocks of companies that compose the S&P MidCap 400 Index. Management attempts to mirror the investment performance of the index by allocating assets in approximately the same weightings as the S&P MidCap 400 Index. Over the long term, management seeks a very close correlation between the performance of the Separate Account before expenses and that of the S&P MidCap 400 Index.

American Century Heritage A Fund. The investment option seeks long-term capital growth. The fund normally invests in companies that are medium-sized or smaller at the time of purchase, although it may purchase companies of any size. Although it invests primarily in U.S. securities, the fund may also invest in securities of foreign companies, including companies located in emerging markets.

Delaware Small Cap Value R Fund. The investment option seeks capital appreciation. The fund invests primarily in investments of small companies whose stock prices appear low relative to their underlying value or future potential. It invests at least 80% of assets in investments of small-capitalization companies. The fund adviser considers small-capitalization companies to be companies with a market capitalization generally less than 3.5 times the dollar-weighted, median market capitalization of the Russell 2000 Index at the time of purchase.

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Fidelity Advisor Small Cap Value T Fund. The investment option seeks capital appreciation. The fund invests assets primarily in common stocks. The fund normally invests at least 80% of assets in securities of companies with small market capitalizations which is similar to the market capitalization of companies in the Russell 2000 Index or the S&P SmallCap 600 Index. The fund invests in securities of companies that it believes are undervalued in the marketplace and invests assets in securities of foreign issuers in addition to securities of domestic issuers. It may also use various techniques such as buying and selling futures contracts.

Fidelity Advisor Small Cap T Fund. The investment option seeks long-term growth of capital. The fund normally invests at least 80% of assets in equity securities issued by companies with small market capitalizations. These companies generally have market capitalizations that fall within the range of the Russell 2000 index or the Standard & Poor’s SmallCap 600 index. It invests primarily in common stocks. The fund may invest in domestic and foreign issuers, as well as growth stocks, value stocks, or both.

SmallCap S&P 600 Index Separate Account. The investment option seeks long-term growth of capital and normally invests the majority of assets in common stocks of companies that compose the S&P SmallCap 600 Index. Management attempts to mirror the investment performance of the index by allocating assets in approximately the same weightings as the S&P 600 Index. Over the long-term, management seeks a very close correlation between the performance of the Separate Account before expenses and that of the S&P 600 Index.

SmallCap Growth I Separate Account. The investment option seeks long-term growth of capital. The fund invests at least 80% of net assets in equity securities of companies with small market capitalizations (those with market capitalizations similar to companies in the Russell 2000 Growth Index) at the time of purchase. It invests in growth equity securities; growth orientation emphasizes buying equity securities of companies whose potential for growth of capital and earnings is expected to be above average.

Nuveen Real Estate Securities F3 Fund. The investment option seeks to provide above average current income and long-term capital appreciation. The fund normally invests at least 80% of net assets, plus the amount of any borrowings for investment purposes, in income-producing common stocks of publicly traded companies engaged in the real estate industry. It may also invest up to 25% of assets, collectively, in non-dollar denominated and dollar-denominated equity securities of foreign issuers that are either listed on a U.S. stock exchange or represented by depository receipts that may or may not be sponsored by a domestic bank. The fund is non-diversified.

Oppenheimer Developing Markets N Fund. The investment option aggressively seeks capital appreciation. The fund mainly invests in common stock of issuers in emerging and developing markets throughout the world and may invest up to 100% of total assets in foreign securities. It normally invests at least 80% of net assets, plus borrowings for investment purposes, in equity securities of issuers whose principal activities are in at least three developing markets. The fund primarily invests in companies with high growth potential.

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American Funds EuroPacific Growth R3 Fund. The investment seeks to provide you with long-term growth of capital. The fund invests primarily in common stock of issuers in Europe and the Pacific Basin that the investment adviser believes have the potential for growth. It normally invests at least 80% on net assets in securities of issuers in Europe and the Pacific Basin. The fund may invest a portion of its assets in common stocks and other securities of companies in countries with developing economies and/or markets and may also hold cash, money market instruments and fixed-income securities.

LaPorte-Federal Stock Fund. The LaPorte-Federal Stock Fund consists primarily of shares of common stock of LaPorte-Federal.

An investment in any of the funds listed above is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. As with any mutual fund investment, there is always a risk that you may lose money on your investment in any of the funds listed above.

Investment in Common Stock of New LaPorte

The New LaPorte Stock Fund will consist primarily of investments in common stock of New LaPorte. The trustee will use all amounts allocated to the New LaPorte Stock Fund pursuant to the Special Investment Election Form to acquire shares in the conversion and common stock offering. Shares of LaPorte-Federal, which were held in the LaPorte-Federal Stock Fund prior to the conversion and common stock offering will be automatically converted into shares of common stock of New LaPorte, in accordance with the exchange ratio. After the offering, the trustee will, to the extent practicable, use amounts held by it in the New LaPorte Stock Fund, including cash dividends paid on common stock held in the New LaPorte Stock Fund, to purchase shares of common stock of New LaPorte. It is expected that all purchases will be made at prevailing market prices. Under certain circumstances, the trustee may be required to limit the daily volume of shares purchased. Pending investment in common stock, amounts allocated towards the purchase of shares in the offering will be held in the New LaPorte Stock Fund in an interest-bearing account. In the event of an oversubscription, any earnings that result therefrom will be reinvested among the other funds of the 401(k) plan in accordance with your then existing investment election (in proportion to your investment direction allocation percentages).

Following the offering, New LaPorte, a Maryland corporation, will be 100% owned by its public shareholders, including The LaPorte Savings Bank’s tax-qualified plans. Currently, The LaPorte Savings Bank is a wholly-owned subsidiary of LaPorte-Federal, a federal mid-tier holding company, that is a majority-owned subsidiary of LaPorte Savings Bank, MHC, a mutual holding company. The historical performance of the LaPorte-Federal Stock Fund, the predecessor to the New LaPorte Stock Fund is set forth on page 14. Performance of the New LaPorte Stock Fund will be dependent upon a number of factors, including the financial condition and profitability of New LaPorte and The LaPorte Savings Bank and market conditions for the common stock generally. An investment in the fund is not insured or guaranteed by the FDIC or any other government agency. It is possible to lose money by investing in the fund.

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As of the date of this prospectus supplement, none of the shares of New LaPorte common stock have been issued or are outstanding and there is no established market for New LaPorte common stock. Accordingly, there is no record of the historical performance of the New LaPorte Stock Fund. Performance of the New LaPorte Stock Fund depends on a number of factors, including the financial condition and profitability of New LaPorte and The LaPorte Savings Bank and market conditions for New LaPorte common stock generally.

Investments in the New LaPorte Stock Fund involve special risks common to investments in the common stock of New LaPorte.

For a discussion of material risks you should consider, see the “Risk Factors” section of the accompanying prospectus and the Section of the Prospectus Supplement called “Notice of Your Rights Concerning Employer Securities” (see below).

An investment in any of the funds listed above is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. As with any mutual fund investment, there is always a risk that you may lose money on your investment in any of the funds listed above.

Administration of the Plan

The Trustee and Custodian. The trustees of the Plan are Debra Varnak, SVP Human Resources and Lori Potter, Executive Assistant at The LaPorte Savings Bank. Principal Trust Company serves as custodian for all the investments funds under the Plan, including during the offering period for New LaPorte common stock. Following the offering period, Principal Trust Company will also serve as the custodian of the New LaPorte Stock Fund.

Plan Administrator. Pursuant to the terms of the Plan, the Plan is administered by the Plan Administrator, The LaPorte Savings Bank. The address of the Plan Administrator is 710 Indiana Avenue, LaPorte, Indiana 46350, telephone number (219) 362-0826. The Plan Administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of Plan records, books of account and all other data necessary for the proper administration of the Plan, preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under Sections 104 and 105 of ERISA.

Reports to Plan Participants. The Plan Administrator will furnish you a statement at least quarterly showing the balance in your account as of the end of that period, the amount of contributions allocated to your account for that period, and any adjustments to your account to reflect earnings or losses (if any).

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Amendment and Termination

It is the intention of The LaPorte Savings Bank to continue the Plan indefinitely. Nevertheless, The LaPorte Savings Bank may terminate the Plan at any time. If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, you will have a fully vested interest in your accounts. The LaPorte Savings Bank reserves the right to make any amendment or amendments to the Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that The LaPorte Savings Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

Merger, Consolidation or Transfer

In the event of the merger or consolidation of the Plan with another plan, or the transfer of the trust assets to another plan, the Plan requires that you would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer.

Federal Income Tax Consequences

The following is a brief summary of the material federal income tax aspects of the Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. Please consult your tax advisor with respect to any distribution from the Plan and transactions involving the Plan.

As a “tax-qualified retirement plan,” the Code affords the Plan special tax treatment, including:

(1) the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan each year;

(2) participants pay no current income tax on amounts contributed by the employer on their behalf;

(3) earnings of the Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments; and

(4) earnings of the Plan related to Roth contributions will be received free from Federal income tax if received in a qualified distribution (discussed above under Contributions Under the Plan – Roth Contributions).

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The LaPorte Savings Bank will administer the Plan to comply with the requirements of the Code as of the applicable effective date of any change in the law.

Lump-Sum Distribution. A distribution from the Plan to a participant or the beneficiary of a participant will qualify as a lump-sum distribution if it is made within one taxable year, on account of the participant’s death, disability or separation from service, or after the participant attains age 59 1/2, and consists of the balance credited to the participant under the Plan and all other profit sharing plans, if any, maintained by The LaPorte Savings Bank. The portion of any lump-sum distribution required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump-sum distribution, less the amount of after-tax contributions, if any, you have made to this Plan and any other profit sharing plans maintained by The LaPorte Savings Bank, which is included in the distribution.

New LaPorte Common Stock Included in Lump-Sum Distribution. If a lump-sum distribution includes New LaPorte common stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount may be reduced by the amount of any net unrealized appreciation with respect to New LaPorte common stock; that is, the excess of the value of New LaPorte common stock at the time of the distribution over its cost or other basis of the securities to the trust. The tax basis of New LaPorte common stock, for purposes of computing gain or loss on its subsequent sale, equals the value of New LaPorte common stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of New LaPorte common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain, regardless of the holding period of New LaPorte common stock. Any gain on a subsequent sale or other taxable disposition of New LaPorte common stock, in excess of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed by regulations to be issued by the Internal Revenue Service.

Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the Plan to another qualified plan or to an individual retirement account in accordance with the terms of the other plan or account.

Notice of Your Rights Concerning Employer Securities.

Federal law provides specific rights concerning investments in employer securities. Because you may in the future have investments in the New LaPorte Stock Fund under the Plan, you should take the time to read the following information carefully.

Your Rights Concerning Employer Securities. The Plan must allow you to elect to move any portion of your account that is invested in the LaPorte-Federal Stock Fund and New LaPorte Stock Fund from that investment into other investment alternatives under the Plan. You may contact the Plan Administrator shown above for specific information regarding this right, including how to make this election. In deciding whether to exercise this right, you will want to give careful consideration to the information below that describes the importance of diversification. All of the investment options under the Plan are available to you if you decide to diversify out of either the LaPorte-Federal Stock Fund or the New LaPorte Stock Fund.

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The Importance of Diversifying Your Retirement Savings. To help achieve long-term retirement security, you should give careful consideration to the benefits of a well-balanced and diversified investment portfolio. Spreading your assets among different types of investments can help you achieve a favorable rate of return, while minimizing your overall risk of losing money. This is because market or other economic conditions that cause one category of assets, or one particular security, to perform very well often cause another asset category, or another particular security, to perform poorly. If you invest more than 20% of your retirement savings in any one company or industry, your savings may not be properly diversified. Although diversification is not a guarantee against loss, it is an effective strategy to help you manage investment risk.

In deciding how to invest your retirement savings, you should take into account all of your assets, including any retirement savings outside of the Plan. No single approach is right for everyone because, among other factors, individuals have different financial goals, different time horizons for meeting their goals, and different tolerance for risk. Therefore, you should carefully consider the rights described here and how these rights affect the amount of money that you invest in employer common stock through the Plan.

It is also important to periodically review your investment portfolio, your investment objectives, and the investment options under the Plan to help ensure that your retirement savings will meet your retirement goals.

Additional Employee Retirement Income Security Act (“ERISA”) Considerations

As noted above, the Plan is subject to certain provisions of ERISA, including special provisions relating to control over the Plan’s assets by participants and beneficiaries. The Plan’s feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of section 404(c) of ERISA relating to control over plan assets by a participant or beneficiary. The effect of this is two-fold. First, you will not be deemed a “fiduciary” because of your exercise of investment discretion. Second, no person who otherwise is a fiduciary, such as The LaPorte Savings Bank, the Plan administrator, or the Plan’s trustee is liable under the fiduciary responsibility provision of ERISA for any loss which results from your exercise of control over the assets in your Plan account.

Because you will be entitled to invest all or a portion of your account balance in the Plan in New LaPorte common stock, the regulations under section 404(c) of the ERISA require that the Plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by ERISA. These regulations also require that your exercise of voting and similar rights with respect to the common stock be conducted in a way that ensures the confidentiality of your exercise of these rights.

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Securities and Exchange Commission Reporting and Short-Swing Profit Liability

Section 16 of the Securities Exchange Act of 1934 imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than 10% of public companies such as New LaPorte. Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership. Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of New LaPorte, a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported periodically, either on a Form 4 within 2 business days after the change occurs, or annually on a Form 5 within 45 days after the close of New LaPorte’s fiscal year. Discretionary transactions in and beneficial ownership of the common stock through the New LaPorte Stock Fund of the Plan by officers, directors and persons beneficially owning more than 10% of the common stock of New LaPorte generally must be reported to the Securities and Exchange Commission by such individuals.

In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934 provides for the recovery by New LaPorte of profits realized by an officer, director or any person beneficially owning more than 10% of New LaPorte’s common stock resulting from non-exempt purchases and sales of New LaPorte common stock within any six-month period.

The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of Section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) persons.

Except for distributions of common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by Section 16(b) are required to hold shares of common stock distributed from the Plan for six months following such distribution and are prohibited from directing additional purchases of common stock within the New LaPorte Stock Fund for six months after receiving such a distribution.

Financial Information Regarding Plan Assets

Financial information representing the net assets available for Plan benefits and the change in net assets available for Plan benefits at December  31, 2011, is available upon written request to the Plan Administrator at the address shown above.

LEGAL OPINION

The validity of the issuance of the common stock has been passed upon by Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., which firm is acting as special counsel to The LaPorte Savings Bank in connection with New LaPorte’s stock offering.

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PROSPECTUS

LAPORTE BANCORP, INC.

(Proposed Holding Company for The LaPorte Savings Bank)

Up to 3,450,000 Shares of Common Stock

(Subject to Increase to up to 3,967,500 Shares)

LaPorte Bancorp, Inc., a newly formed Maryland corporation, is offering up to 3,450,000 shares of common stock for sale at $8.00 per share on a best efforts basis in connection with the conversion of LaPorte Savings Bank, MHC from the mutual holding company to the stock holding company form of organization. The shares we are offering represent the ownership interest in LaPorte Bancorp, Inc., a federal corporation, currently owned by LaPorte Savings Bank, MHC. In this prospectus, we will refer to LaPorte Bancorp, Inc., the Maryland corporation, as “New LaPorte,” and we will refer to LaPorte Bancorp, Inc., the federal corporation, as “LaPorte-Federal.” LaPorte-Federal’s common stock is currently traded on the Nasdaq Capital Market under the trading symbol “LPSB.” For a period of 20 trading days after the completion of the conversion and offering, the shares of New LaPorte common stock will trade under the symbol “LPSBD.” Thereafter, the trading symbol will revert to “LPSB.”

The shares of common stock are first being offered in a subscription offering to eligible current and former depositors of The LaPorte Savings Bank and to tax-qualified employee benefit plans of The LaPorte Savings Bank, as described in this prospectus. Shares not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given to residents of the communities served by The LaPorte Savings Bank and to shareholders of LaPorte-Federal. We also may offer for sale shares of common stock not purchased in the subscription or community offerings in a syndicated community offering through a syndicate of selected dealers.

We may sell up to 3,967,500 shares of common stock because of demand for the shares of common stock or changes in market conditions, without resoliciting subscribers. We must sell a minimum of 2,550,000 shares in the offering in order to complete the offering and the conversion.

In addition to the shares we are selling in the offering, shares of common stock of LaPorte-Federal held by public shareholders will be exchanged for shares of common stock of New LaPorte based on an exchange ratio that will result in the public shareholders owning approximately the same percentage of New LaPorte common stock as they owned in LaPorte-Federal immediately prior to the completion of the conversion, as adjusted for assets held by LaPorte Savings Bank, MHC. We will issue up to 2,894,244 shares of common stock in the exchange, which may be increased to up to 3,328,381 shares if we sell 3,967,500 shares of common stock in the offering.

The minimum order is 25 shares. The subscription and community offering is expected to expire at 12:00 noon, Central Time, on [expiration date]. We may extend this expiration date without notice to you until [extension date]. Once submitted, orders are irrevocable unless the offering is terminated or is extended, with approval of the Board of Governors of the Federal Reserve System, beyond [extension date], or the number of shares of common stock to be sold is increased to more than 3,967,500 shares or decreased to less than 2,550,000 shares. If the offering is extended past [extension date], all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will promptly return your funds with interest at 0.05% per annum or cancel your deposit account withdrawal authorization. If the number of shares to be sold is increased to more than 3,967,500 shares or decreased to less than 2,550,000 shares, all funds delivered for the purchase of shares of common stock will be returned promptly with interest. Funds received in the subscription and the community offerings will be held in a segregated account at The LaPorte Savings Bank and will earn interest at our savings account rate, which currently is 0.05% per annum until completion or termination of the offering.

Sterne, Agee & Leach, Inc. will assist us in selling our shares of common stock on a best efforts basis in the offering. Sterne, Agee & Leach, Inc. is not required to purchase any shares of common stock that are being offered for sale.

OFFERING SUMMARY

Price: $8.00 per Share

	Minimum	Midpoint	Maximum	Adjusted Maximum
Number of shares	2,550,000	3,000,000	3,450,000	3,967,500
Gross offering proceeds	$20,400,000	$24,000,000	$27,600,000	$31,740,000
Estimated offering expenses, excluding selling agent commissions (1)	$873,000	$873,000	$873,000	$873,000
Selling agent commissions (1)	$650,520	$728,640	$806,760	$896,598
Estimated net proceeds	$18,876,480	$22,398,360	$25,920,240	$29,970,402
Estimated net proceeds per share	$7.40	$7.47	$7.51	$7.55

(1)	The amounts shown assume that 75% of the shares are sold in the subscription and community offerings and the remaining 25% are sold in a syndicated community offering. The amounts shown include fees and selling commissions payable by us: (i) to Sterne, Agee & Leach, Inc. in connection with the subscription and community offerings equal to 1.0% of the aggregate amount of common stock sold in the subscription and community offerings (net of insider purchases and shares purchased by our employee stock ownership plan); (ii) fees and selling commissions payable by us to Sterne, Agee & Leach, Inc. and any other brokers participating in the syndicated community offering equal to 6.0% of the aggregate amount of common stock sold in the syndicated community offering; and (iii) other fees and expenses of the offering payable to Sterne, Agee & Leach, Inc. of $210,000. See “The Conversion and Offering—Plan of Distribution; Selling Agent Compensation” for information regarding compensation to be received by Sterne, Agee & Leach, Inc. and the other broker-dealers that may participate in the syndicated community offering and “Pro Forma Data” for the assumptions regarding the number of shares that may be sold in the subscription and community offerings and the syndicated community offering used to determine the estimated offering expenses. If all shares of common stock were sold in the syndicated community offering, excluding shares purchased by the employee stock ownership plan and shares purchased by insiders of LaPorte Bancorp, Inc., for which no selling agent commissions would be paid, the maximum selling agent commissions would be approximately $1.1 million, $1.3 million, $1.5 million and $1.7 million at the minimum, midpoint, maximum, and adjusted maximum levels of the offering, respectively.

This investment involves a degree of risk, including the possible loss of principal.

Please read “Risk Factors” beginning on page 16.

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. None of the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Indiana Department of Financial Institutions or any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

STERNE AGEE

For assistance, please contact the Stock Information Center, toll-free, at 1-(855) 573-4143.

The date of this prospectus is [Prospectus date].

LaPorte BANCORP, INC.

Chicago
Lake Michigan
MICHIGAN
South Bend
Michigan City
La Porte
Rolling Prairie
Chesterton
Gary
ILLINOIS
Westville
INDIANA

La Porte Savings Bank

★ Main Office

710 Indiana Avenue
La Porte, Indiana 46350

Wisconsin
Michigan
Illinois
Indiana

● Full Service Branches

6959 West Johnson Road
La Porte, Indiana 46350

301 Boyd Boulevard
La Porte, Indiana 46350

1222 West State Road #2
La Porte, Indiana 46350

2000 Franklin Street
Michigan City, Indiana 46360

851 Indian Boundary Road
Chesterton, Indiana 46304

101 Michigan Street
Rolling Prairie, Indiana 46371

1 Parkman Drive
Westville, Indiana 46390

i

SUMMARY

The following summary explains the significant aspects of the conversion, the offering and the exchange of existing shares of LaPorte-Federal common stock for shares of New LaPorte common stock. It may not contain all of the information that is important to you. For additional information before making an investment decision, you should read this entire document carefully, including the consolidated financial statements and the notes to the consolidated financial statements, and the section entitled “Risk Factors.”

The Companies

New LaPorte

The shares being offered will be issued by New LaPorte, a newly formed Maryland corporation. Upon completion of the conversion, New LaPorte will become the successor corporation to LaPorte-Federal and the parent holding company for The LaPorte Savings Bank and will be subject to comprehensive regulation and examination by the Board of Governors of the Federal Reserve System. New LaPorte’s executive offices are located at 710 Indiana Avenue, LaPorte, Indiana 46350, and its telephone number at this address is (219) 362-7511.

The LaPorte Savings Bank

The LaPorte Savings Bank is an Indiana-chartered savings bank that operates from eight full-service locations in LaPorte and Porter Counties, Indiana. We offer a variety of deposit and loan products to individuals and small businesses, most of which are located in our primary market of LaPorte County, Indiana. The LaPorte Savings Bank is subject to comprehensive regulation and examination by the Federal Deposit Insurance Corporation and the Indiana Department of Financial Institutions.

Our business consists primarily of accepting deposits from the general public and investing those deposits, together with funds generated from operations and borrowings, in mortgage warehouse loans, commercial real estate loans, residential loans, commercial loans, home equity loans and lines of credit and to a lesser extent, construction and land loans, automobile and other consumer loans. In addition, we invest in mortgage-backed securities, collateralized mortgage obligation securities, municipal bond securities, U.S. treasury and agency securities and corporate bond securities. We also offer trust services through a referral agreement with a third party.

The LaPorte Savings Bank’s website address is www.laportesavingsbank.com. Information on this website is not and should not be considered a part of this prospectus.

LaPorte-Federal and LaPorte Savings Bank, MHC

LaPorte-Federal is a federally chartered corporation that currently is the parent holding company of The LaPorte Savings Bank. At March 31, 2012, LaPorte-Federal had consolidated assets of $469.3 million, deposits of $341.9 million and shareholders’ equity of $56.6 million. At March 31, 2012, LaPorte-Federal had 4,660,871 shares of common stock outstanding, of which 2,138,858 shares, or 45.9%, were owned by the public and will be exchanged for shares of common stock of New LaPorte as part of the conversion. The remaining 2,522,013 shares of common stock of LaPorte-Federal are held by LaPorte Savings Bank, MHC, a federally chartered mutual holding company whose sole business activity is the ownership of the majority of the shares of LaPorte-Federal common stock. The shares of common stock being offered by New LaPorte represent LaPorte Savings Bank, MHC’s 54.1% ownership interest in LaPorte-Federal. Upon completion of the conversion and offering, LaPorte Savings Bank, MHC’s shares will be cancelled and LaPorte Savings Bank, MHC and LaPorte-Federal will no longer exist.

Mutual Holding Company Reorganization, Initial Public Offering and City Savings Bank Merger

On March 8, 2007, The LaPorte Savings Bank entered into an agreement to acquire City Savings Financial Corporation and its subsidiary City Savings Bank (“City Savings Bank Merger”) for $34.00 per share with 50% paid in stock and 50% paid in cash. To support this acquisition, The LaPorte Savings Bank reorganized into the mutual holding company form of organization and LaPorte-Federal completed an initial public offering of its common stock. The mutual holding company reorganization, initial public offering and City Savings Bank Merger were completed on October 12, 2007.

The consideration paid in the City Savings Bank Merger consisted of 961,931 shares of LaPorte-Federal’s common stock and $9.6 million in cash. LaPorte-Federal sold 1,299,219 shares of common stock at $10.00 per share in a subscription and community offering which resulted in gross proceeds of approximately $13.0 million.

Our Organizational Structure

The following diagram shows our current organizational structure, reflecting ownership percentages as of March 31, 2012:

Pursuant to the terms of LaPorte Savings Bank, MHC’s plan of conversion and reorganization, LaPorte Savings Bank, MHC is now undergoing a “second-step” conversion by which it is converting from the partially public mutual holding company corporate structure to the fully public stock holding company corporate structure. As part of the conversion, we are offering for sale shares of New LaPorte representing the majority ownership interest in LaPorte-Federal that is currently held by LaPorte Savings Bank, MHC. Upon completion of the conversion and offering, LaPorte Savings Bank, MHC and LaPorte-Federal will cease to exist, and we will complete the transition of our organization from being partially owned by public shareholders to being fully owned by public shareholders. Upon completion of the conversion, public shareholders of LaPorte-Federal will receive shares of common stock of New LaPorte in exchange for their shares of LaPorte-Federal, as adjusted. See “—Impact of LaPorte Savings Bank, MHC’s Assets On Minority Stock Ownership.”

After the conversion and offering are completed, we will be organized as a fully public holding company, as follows:

Business Strategy

Highlights of our business strategies are:

•	increasing commercial real estate and commercial business lending;

•	maintaining the quality of our loan portfolio;

•	continuing moderate growth in mortgage warehouse lending;

•	increasing revenue with our mortgage banking strategy;

•	maintaining our status as an independent community oriented institution;

•	managed growth; and

•	managing interest rate risk.

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Strategy” for a more complete discussion of our business strategy.

Reasons for the Conversion and Offering

Our primary reasons for converting to the fully public stock form of ownership and undertaking the stock offering are to:

•	increase our capital to support continued growth and future business activities;

•	transition us from the mutual holding company structure to a more familiar and flexible organizational structure;

•	improve the trading liquidity of our shares of common stock; and

•

eliminate the uncertainties associated with the mutual holding company structure resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act and the sunset of the Office of Thrift Supervision.

See “The Conversion and Offering” for a more complete discussion of our reasons for conducting the conversion and offering.

Terms of the Offering

We are offering between 2,550,000 and 3,450,000 shares of common stock to eligible current and former depositors of The LaPorte Savings Bank and to The LaPorte Savings Bank’s tax-qualified employee benefit plans in a subscription offering. To the extent shares remain available, we may offer shares for sale in a community offering, with preference given to residents of the Indiana counties of LaPorte, Porter, Lake, St. Joseph and Starke and the Michigan county of Berrien and then to LaPorte-Federal’s public shareholders. We may also offer for sale shares of common stock not purchased in the subscription offering or the community offering in a syndicated community offering. Alternatively, we may sell any remaining shares in an underwritten public offering, which would be conducted on a firm commitment basis. The number of shares of common stock to be sold may be increased to up to 3,967,500 shares as a result of demand for the shares of common stock in the offering or changes in market conditions. Unless the number of shares of common stock to be offered is increased to more than 3,967,500 shares or decreased to fewer than 2,550,000 shares, or the offering is extended beyond [extension date], subscribers will not have the opportunity to change or cancel their stock orders once submitted. If the offering is extended past [extension date] or is increased to more than 3,967,500 shares or decreased to fewer than 2,550,000 shares, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will promptly return your funds with interest at 0.05% per annum or cancel your deposit account withdrawal authorization. If the number of shares to be sold is increased to more than 3,967,500 shares or decreased to less than 2,550,000 shares, all subscribers’ stock orders will be canceled, their withdrawal authorizations will be canceled and funds delivered for the purchase of shares of common stock in the subscription and community offerings will be returned promptly with interest at 0.05% per annum. We will give these subscribers an opportunity to place new orders for a period of time.

The purchase price of each share of common stock to be offered for sale in the offering is $8.00. All investors will pay the same purchase price per share. Investors will not be charged a commission to purchase shares of common stock in the offering. Sterne, Agee & Leach, Inc., our marketing agent in the offering, will use its best efforts to assist us in selling shares of our common stock but is not obligated to purchase any shares of common stock in the offering.

Risks Relating to the Offering and our Business

An investment in the common stock of New LaPorte involves a degree of risk, including the possible loss of principal. You should carefully read and consider the information set forth in “Risk Factors” before purchasing shares of common stock of New LaPorte.

How We Determined the Offering Range, the Exchange Ratio and the $8.00 Per Share Stock Price

The amount of common stock we are offering for sale and the exchange ratio for the exchange of shares of New LaPorte for shares of LaPorte-Federal are based on an independent appraisal of the estimated market value of New LaPorte, assuming the conversion, exchange and offering are completed. RP Financial, LC., our independent appraiser, has estimated that, as of May 25, 2012, this market value was $44.1 million. Based on federal regulations, this market value forms the midpoint of a valuation range with a minimum of $37.5 million and a maximum of $50.8 million. Based on this valuation and the valuation range, the ownership interest of LaPorte Savings Bank, MHC in LaPorte-Federal and the $8.00 per share price, the number of shares of common stock being offered for sale by New LaPorte will range from 2,550,000 shares to 3,450,000 shares. The purchase price of $8.00 per share was determined by us, taking into account, among other factors, the market price of our common stock prior to adoption of the plan of conversion and reorganization, the requirement under federal regulations that the common stock be offered in a manner that will achieve the widest distribution of the common stock, and desired liquidity in the common stock after the offering. The exchange ratio will range from 1.0002 shares at the minimum of the offering range to 1.3532 shares at the maximum of the offering range, and will preserve the existing percentage ownership of public shareholders of LaPorte-Federal, adjusted for the assets held by LaPorte Savings Bank, MHC (excluding any new shares purchased by them in the stock offering and their receipt of cash in lieu of fractional exchange shares). If demand for shares or market conditions warrant, the appraisal can be increased by 15%, which would result in an appraised value of $58.4 million, an offering of 3,967,500 shares of common stock, and an exchange ratio of 1.5561 shares.

The appraisal is based in part on LaPorte-Federal’s financial condition and results of operations, the pro forma effect of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a peer group of ten publicly traded savings and loan holding companies that RP Financial, LC. considers comparable to LaPorte-Federal. The appraisal peer group consists of the following companies.

Company Name	Ticker Symbol	Exchange	Headquarters	Total Assets(1)
				(in millions)

First Defiance Fin. Corp. of OH	FDEF	Nasdaq	Defiance, OH	$2,142
HF Financial Corp. of SD	HFFC	Nasdaq	Sioux Falls, SD	$1,196
HopFed Bancorp, Inc. of KY	HFBC	Nasdaq	Hopkinsville, KY	$1,054
First Clover Leaf Fin. Corp. of IL	FCLF	Nasdaq	Edwardsville, IL	$556
First Savings Financial Group of IN	FSFG	Nasdaq	Clarksville, IN	$546
First Capital, Inc. of IN	FCAP	Nasdaq	Corydon, IN	$441
Wayne Savings Bancshares of OH	WAYN	Nasdaq	Wooster, OH	$409
River Valley Bancorp of IN	RIVR	Nasdaq	Madison, IN	$404
LSB Fin. Corp. of Lafayette IN	LSBI	Nasdaq	Lafayette, IN	$372
Jacksonville Bancorp, Inc. of IL	JXSB	Nasdaq	Jacksonville, IL	$317

(1)	As of March 31, 2012.

The following table presents a summary of selected pricing ratios for New LaPorte (on a pro forma basis) and the peer group companies based on earnings and other information as of and for the twelve months ended March 31, 2012, and stock prices as of May 25, 2012, as reflected in the appraisal report. Compared to the average pricing of the peer group, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 23.0% on a price-to-book value basis, a discount of 20.5% on a price-to-tangible book value basis, and a discount of 24.2% on a price-to-earnings basis.

	Price-to-earnings multiple (1)	Price-to-book value ratio	Price-to-tangible book value ratio
New LaPorte (on a pro forma basis, assuming completion of the conversion)
Adjusted Maximum	19.10x	70.31%	78.73%
Maximum	16.47x	63.87%	71.91%
Midpoint	14.22x	57.79%	65.39%
Minimum	11.99x	51.19%	58.25%

Valuation of peer group companies, all of which are fully converted (on an historical basis)
Averages	18.76x	75.08%	82.27%
Medians	16.80x	70.71%	80.70%

(1)	Price-to-earnings multiples calculated by RP Financial, LC. in the independent appraisal are based on an estimate of “core” or recurring earnings. These ratios are different than those presented in “Pro Forma Data.”

The independent appraisal does not indicate trading market value. Do not assume or expect that our valuation as indicated in the appraisal means that after the conversion and offering the shares of our common stock will trade at or above the $8.00 per share purchase price. Furthermore, the pricing ratios presented in the appraisal were utilized by RP Financial, LC. to estimate our pro forma appraised value for regulatory purposes and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group. The value of the capital stock of a particular company may be affected by a number of factors such as financial performance, asset size and market location.

For a more complete discussion of the amount of common stock we are offering for sale and the independent appraisal, see “The Conversion and Offering—Stock Pricing and Number of Shares to be Issued.”

After-Market Stock Price Performance

The following table presents stock price performance information for all mutual holding company second-step conversions completed between January 1, 2011 and May 25, 2012. None of these companies were included in the group of ten comparable public companies utilized in RP Financial, LC.’s valuation analysis.

Completed Second-Step Conversion Offerings

Closing Dates between January 1, 2011 and May 25, 2012

	Conversion Date	Exchange	Percentage Price Change From Initial Trading Date
Company Name and Ticker Symbol			One Day	One Week	One Month	Through May 25, 2012

Cheviot Financial Corp. (CHEV)	1/18/12	Nasdaq	3.13%	2.63%	3.50%	6.38%
Naugatuck Valley Fin. Corp. (NVSL)	6/30/11	Nasdaq	(1.30)%	(2.50)%	1.90%	(4.38)%
Rockville Financial, Inc. (RCKB)	3/4/11	Nasdaq	6.00%	6.50%	5.00%	11.30%
Eureka Financial Corp. (EKFC)	3/1/11	OTCBB	22.50%	17.50%	28.50%	48.00%
Atlantic Coast Financial Corp. (ACFC)	2/4/11	Nasdaq	0.50%	0.00%	2.00%	(78.20)%
Alliance Bancorp, Inc. (ALLB)	1/18/11	Nasdaq	10.00%	6.80%	11.90%	18.80%
SI Financial Group, Inc. (SIFI)	1/13/11	Nasdaq	15.90%	12.90%	17.50%	40.88%
Minden Bancorp, Inc.(MDNB)	1/5/11	OTCBB	28.00%	28.50%	30.00%	45.00%
Average			10.59%	9.04%	12.49%	10.97%
Median			8.00%	6.65%	8.45%	15.05%

Stock price performance is affected by many factors, including, but not limited to: general market and economic conditions; the interest rate environment; the amount of proceeds a company raises in its offering; and numerous company-specific factors, including the experience and ability of management, historical and anticipated operating results, the nature and quality of the company’s assets, and the company’s market area. None of the companies listed in the table above are exactly similar to New LaPorte, the pricing ratios for their stock offerings may have been different from the pricing ratios for New LaPorte shares of common stock and the market conditions in which these offerings were completed may have been different from current market conditions. Furthermore, this table presents only short-term performance with respect to companies that recently completed their second-step conversions and may not be indicative of the longer-term stock price performance of these companies. The performance of these stocks may not be indicative of how our stock will perform.

Our stock price may trade below $8.00 per share, as the stock prices of certain second-step conversions have decreased below the initial offering price. Before you make an investment decision, we urge you to carefully read this prospectus, including, but not limited to, the section entitled “Risk Factors” beginning on page 16.

Impact of LaPorte Savings Bank, MHC’s Assets on Minority Stock Ownership

In the exchange, the public shareholders of LaPorte-Federal will receive shares of common stock of New LaPorte in exchange for their shares of common stock of LaPorte-Federal pursuant to an exchange ratio that ensures, subject to adjustment, that the shareholders will own the same percentage of the common stock of New LaPorte after the conversion as they held in LaPorte-Federal immediately prior to the conversion, without giving effect to new shares purchased in the offering or cash paid in lieu of any fractional shares. However, in accordance with the regulations of the Board of Governors of the Federal Reserve System, the exchange ratio must be adjusted downward to reflect the aggregate amount of LaPorte-Federal dividends paid to LaPorte Savings Bank, MHC and the initial capitalization of LaPorte Savings Bank, MHC. Dividends were paid to LaPorte Savings Bank, MHC because the Board of Governors of the Federal Reserve System’s regulations do not permit a non-grandfathered mutual holding company as defined under the Dodd-Frank Act (such as LaPorte Savings Bank, MHC) to exclude waived dividends declared by its subsidiary from an exchange ratio in a second-step conversion. LaPorte Savings Bank, MHC had net assets of $261,000 as of March 31, 2012, not including LaPorte-Federal common stock. The adjustments described above will decrease LaPorte-Federal’s shareholders’ ownership interest in New LaPorte from 45.9% to 45.6%.

The Exchange of Existing Shares of LaPorte-Federal Common Stock

If you are a shareholder of LaPorte-Federal, your shares as of the completion date of the conversion will be cancelled and exchanged for shares of common stock of New LaPorte. The number of shares of common stock you receive will be based on the exchange ratio, which will depend upon our final appraised value. The following table shows how the exchange ratio will adjust, based on the valuation of New LaPorte and the number of shares of common stock issued in the offering. The table also shows the number of shares of New LaPorte common stock a hypothetical owner of LaPorte-Federal common stock would receive in exchange for 100 shares of LaPorte-Federal common stock owned at the completion of the conversion, depending on the number of shares of common stock issued in the offering.

	Shares to be Sold in This Offering		Shares of New LaPorte to be Issued in Exchange for Shares of LaPorte-Federal		Total Shares of Common Stock to be Issued in Exchange and Offering(1)	Exchange Ratio	Equivalent Value of Shares Based Upon Offering Price (2)	Equivalent Pro Forma Tangible Book Value Per Exchanged Share (3)	Shares to be Received for 100 Shares of LaPorte- Federal (4)
	Amount	Percent	Amount	Percent

Minimum	2,550,000	54.4%	2,139,224	45.6%	4,689,224	1.0002	$8.00	$13.74	100
Midpoint	3,000,000	54.4	2,516,734	45.6	5,516,734	1.1767	9.41	14.39	117
Maximum	3,450,000	54.4	2,894,244	45.6	6,344,244	1.3532	10.83	15.05	135
Adjusted Maximum	3,967,500	54.4	3,328,381	45.6	7,295,881	1.5561	12.45	15.81	155

(1)	Valuation and ownership ratios reflect dilutive impact of LaPorte Savings Bank, MHC’s assets upon completion of the conversion. See “—Impact of LaPorte Savings Bank, MHC’s Assets On Minority Stock Ownership” for more information regarding the dilutive impact of LaPorte Savings Bank, MHC’s assets on the valuation and ownership ratios.
(2)	Represents the value of shares of New LaPorte common stock to be received in the conversion by a holder of one share of LaPorte-Federal, pursuant to the exchange ratio, assuming a $8.00 market price.
(3)	Represents the pro forma tangible book value per share at March 31, 2012 at each level of the offering range multiplied by the respective exchange ratio.
(4)	Cash will be paid in lieu of issuing fractional shares.

No fractional shares of New LaPorte common stock will be issued to any public shareholder of LaPorte-Federal. For each fractional share that otherwise would be issued, New LaPorte will pay in cash an amount equal to the product obtained by multiplying the fractional share interest to which the holder otherwise would be entitled by the $8.00 per share offering price.

Outstanding options to purchase shares of LaPorte-Federal common stock will convert into and become options to purchase shares of New LaPorte common stock based upon the exchange ratio. The aggregate exercise price, duration and vesting schedule of these options will not be affected by the conversion. At March 31, 2012, there were 213,678 outstanding options to purchase shares of LaPorte-Federal common stock, none of which have vested. Such outstanding options will be converted into options to purchase 213,721 shares of common stock at the minimum of the offering range and 332,504 shares of common stock at the adjusted maximum of the offering range.

How We Intend to Use the Proceeds From the Offering

We intend to invest at least 50% of the net proceeds from the stock offering in The LaPorte Savings Bank, loan funds to our employee stock ownership plan to fund its purchase of shares of common stock in the stock offering and retain the remainder of the net proceeds from the offering. Assuming we sell 3,000,000 shares of common stock in the stock offering, and we have net proceeds of $22.4 million, we intend to invest $11.2 million in The LaPorte Savings Bank, loan $1.9 million to our employee stock ownership plan to fund its purchase of shares of common stock and retain the remaining $9.3 million of the net proceeds.

We may use the funds we retain for investments, to pay cash dividends, to repurchase shares of common stock, to finance the acquisition of financial institutions and for other general corporate purposes. The LaPorte Savings Bank may use the proceeds it receives from us to support increased lending (with a primary emphasis on, commercial real estate, commercial business and mortgage warehouse loans), to expand its retail banking franchise and to support other products and services.

Please see the section of this prospectus entitled “How We Intend to Use the Proceeds from the Offering” for more information on the proposed use of the proceeds from the offering.

Persons Who May Order Shares of Common Stock in the Offering

We are offering the shares of common stock in a subscription offering in the following descending order of priority:

(i)	First, to depositors with accounts at The LaPorte Savings Bank with aggregate balances of at least $50 at the close of business on March 31, 2011.

(ii)	Second, to our tax-qualified employee benefit plans (specifically The LaPorte Savings Bank’s employee stock ownership plan and 401(k) plan), which will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering. We expect our employee stock ownership plan to purchase 8% of the shares of common stock sold in the offering.

(iii)	Third, to depositors with accounts at The LaPorte Savings Bank with aggregate balances of at least $50 at the close of business on June 30, 2012 who are not eligible in category 1, above.

(iv)	Fourth, to depositors of The LaPorte Savings Bank at the close of business on July 31, 2012 who are not eligible in categories 1 or 3, above.

Shares of common stock not purchased in the subscription offering may be offered for sale in a community offering, with a preference given first to natural persons (including trusts of natural persons) residing in the Indiana counties of LaPorte, Porter, Lake, St. Joseph and Starke and the Michigan county of Berrien and then to LaPorte-Federal’s public shareholders as of July 31, 2012. The community offering may begin concurrently with, during or after the subscription offering. We also may offer for sale shares of common stock not purchased in the subscription offering or the community offering through a syndicated community offering, which will be managed by Sterne, Agee & Leach, Inc. Alternately, we may sell any remaining shares in an underwritten public offering, which would be conducted on a firm commitment basis. We have the right to accept or reject, in our sole discretion, orders received in the community offering or syndicated community offering. Any determination to accept or reject stock orders in the community offering and the syndicated community offering will be based on the facts and circumstances available to management at the time of the determination.

If we receive orders for more shares than we are offering, we may not be able to fully or partially fill your order. Shares will be allocated first to categories in the subscription offering. A detailed description of the subscription offering, the community offering and the syndicated community offering, as well as a discussion regarding allocation procedures, can be found in the section of this prospectus entitled “The Conversion and Offering.”

Limits on How Much Common Stock You May Purchase

The minimum number of shares of common stock that may be purchased is 25.

Generally, no individual may purchase more than 50,000 shares ($400,000) of common stock. If any of the following persons purchase shares of common stock, their purchases, in all categories of the offering combined, when combined with your purchases, also cannot exceed 50,000 shares ($400,000) of common stock:

•	your spouse or relatives of you or your spouse living in your house;

•	most companies, trusts or other entities in which you are a trustee, have a substantial beneficial interest or hold a senior position; or

•	other persons who may be your associates or persons acting in concert with you.

Unless we determine otherwise, persons having the same address and persons exercising subscription rights through qualifying deposit accounts registered to the same address will be subject to the overall purchase limitation of 50,000 shares ($400,000).

In addition to the above purchase limitations, there is an ownership limitation for shareholders of LaPorte-Federal other than our employee stock ownership plan. Shares of common stock that you purchase in the offering, individually and together with persons described above, plus any shares you and they receive in exchange for shares of LaPorte-Federal common stock, may not exceed 5% of the total shares of common stock to be issued and outstanding after the completion of the conversion. However, if, based on your current ownership level, you will own more than 5% of the total shares of common stock to be issued and outstanding after the completion of the conversion, you will not need to divest any of your shares, but you will not be able to purchase shares in the offering.

Subject to Board of Governors of the Federal Reserve System approval, we may increase or decrease the purchase and ownership limitations at any time. See the detailed description of the purchase limitations in the section of this prospectus headed “The Conversion and Offering—Additional Limitations on Common Stock Purchases.”

How You May Purchase Shares of Common Stock in the Subscription Offering and the Community Offering

In the subscription offering and community offering, you may pay for your shares only by:

(i)	personal check, bank check or money order made payable directly to LaPorte Bancorp, Inc.; or

(ii)	authorizing us to withdraw available funds from the types of The LaPorte Savings Bank deposit accounts designated on the stock order form.

The LaPorte Savings Bank is not permitted to lend funds to anyone for the purpose of purchasing shares of common stock in the offering. Additionally, you may not use a The LaPorte Savings Bank line of credit check or any type of third party check to pay for shares of common stock. Please do not submit cash or wire transfers. You may not designate withdrawal from The LaPorte Savings Bank accounts with check-writing privileges; instead, please submit a check. If you request that we directly withdraw the funds, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account. You may not authorize direct withdrawal from a The LaPorte Savings Bank individual retirement account. See “—Using Retirement Account Funds to Purchase Shares of Common Stock.”

You may subscribe for shares of common stock in the offering by delivering a signed and completed original stock order form, together with full payment payable to LaPorte Bancorp, Inc. or authorization to withdraw funds from one or more of your The LaPorte Savings Bank deposit accounts, provided that the stock order form is received before 12:00 noon, Central Time, on [expiration date]. You may submit your order form and payment by mail using the return envelope provided, by bringing your stock order form to our Stock Information Center or by overnight delivery to the indicated address on the order form. Due to recent reductions in U.S. Postal Service 1st Class Mail delivery standards, we encourage subscribers to consider in-person or overnight delivery to enhance the likelihood that your order is received before the deadline.

Please see “The Conversion and Offering—Procedure for Purchasing Shares—Payment for Shares” for a complete description of how to purchase shares in the stock offering.

Using Retirement Account Funds to Purchase Shares of Common Stock

You may be able to subscribe for shares of common stock using funds in your individual retirement account, or IRA. If you wish to use some or all of the funds in your IRA or other retirement account held at The LaPorte Savings Bank, the applicable funds must be transferred to a self-directed account maintained by an independent custodian or trustee, such as a brokerage firm, before you place your stock order. If you do not have such an account, you will need to establish one. An annual administrative fee may be payable to the independent custodian or trustee. Because individual circumstances differ and the processing of retirement account orders takes additional time, we recommend that you contact our Stock Information Center promptly, preferably at least two weeks before the [expiration date] offering deadline, for assistance with purchases using your IRA or other retirement account held at The LaPorte Savings Bank or elsewhere. Whether you may use such funds for the purchase of shares in the stock offering may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

See “The Conversion and Offering—Procedure for Purchasing Shares—Payment for Shares” and “—Using Retirement Account Funds” for a complete description of how to use IRA funds to purchase shares in the stock offering.

Purchases by Executive Officers and Directors

We expect our directors and executive officers, together with their associates, to subscribe for 31,250 shares of common stock in the offering, representing 1.0% of shares to be sold at the midpoint of the offering range. The purchase price paid by them will be the same $8.00 per share price paid by all other persons who purchase shares of common stock in the offering. Following the conversion, our directors and executive officers, together with their associates, are expected to beneficially own 267,129 shares of common stock (including exercisable options), or 4.8% of our total outstanding shares of common stock at the midpoint of the offering range. Their ownership will include shares they will receive in exchange for their shares of LaPorte-Federal.

Any purchases made by our directors or executive officers, or their associates, for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution.

See “Subscriptions by Directors and Executive Officers” for more information on the proposed purchases of shares of common stock by our directors and executive officers.

Deadline for Orders of Shares of Common Stock in the Subscription and Community Offerings

The deadline for purchasing shares of common stock in the subscription and community offerings is 12:00 noon, Central Time, on [expiration date], unless we extend this deadline. If you wish to purchase shares of common stock, a properly completed and signed original stock order form, together with full payment, must be received (not postmarked) by this time.

Although we will make reasonable attempts to provide this prospectus and offering materials to holders of subscription rights, the subscription offering and all subscription rights will expire at 12:00 noon, Central Time, on [expiration date], whether or not we have been able to locate each person entitled to subscription rights.

See “The Conversion and Offering—Procedure for Purchasing Shares—Expiration Date” for a complete description of the deadline for purchasing shares in the stock offering.

Our Dividend Policy

LaPorte-Federal currently pays a quarterly cash dividend of $0.04 per share, which equals $0.16 per share on an annualized basis. After the conversion, we intend to continue to pay cash dividends on a quarterly basis. We expect the quarterly dividends to be $0.04 per share, or $0.16 per share on an annualized basis. This would represent a 2.0% annual dividend yield based on the offering price of $8.00 per share. The dividend rate and the continued payment of dividends will depend on a number of factors, including our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. No assurance can be given that we will continue to pay dividends or that they will not be reduced or eliminated in the future.

For information regarding our historical dividend payments, see “Selected Consolidated Financial and Other Data of LaPorte Bancorp, Inc. and Subsidiaries” and “Market for the Common Stock.” For information regarding our current and proposed dividend policy, see “Our Dividend Policy.”

Our Market Area

Our primary market for both loans (with the exception of mortgage warehouse loans) and deposits is currently concentrated around the areas where our full-service banking offices are located in LaPorte and Porter Counties in Indiana. The City Savings Bank Merger increased our market presence in LaPorte and Porter Counties, particularly in Michigan City, Rolling Prairie and Chesterton, Indiana.

For more information, see “Business of LaPorte-Federal and The LaPorte Savings Bank—Market Area.”

Delivery of Stock Certificates in the Subscription and Community Offerings

Certificates representing shares of common stock sold in the subscription offering and community offering will be mailed to the certificate registration address noted by purchasers on the stock order form. All shares of common stock sold in the syndicated community offering will be in book entry form and paper stock certificates will not be issued. It is possible that until certificates for the common stock or statements reflecting ownership of shares of common stock are delivered to purchasers, purchasers might not be able to sell the shares of common stock that they ordered, even though the common stock will have begun trading. Your ability to sell the shares of common stock before receiving your stock certificate or statement reflecting ownership of shares of common stock will depend on arrangements you may make with a brokerage firm. If you are currently a shareholder of LaPorte-Federal, see “The Conversion and Offering—Exchange of Existing Public Shareholders’ Shares.”

Conditions to Completion of the Conversion

We cannot complete the conversion and offering unless:

•	The plan of conversion and reorganization is approved by at least a majority of votes eligible to be cast by depositors of The LaPorte Savings Bank as of July 31, 2012;

•

The plan of conversion and reorganization is approved by votes representing at least two-thirds of the outstanding shares of common stock of LaPorte-Federal as of July 31, 2012, including shares held by LaPorte Savings Bank, MHC;

•

The plan of conversion and reorganization is approved by votes representing at least a majority of the outstanding shares of common stock of LaPorte-Federal as of July 31, 2012, excluding those shares held by LaPorte Savings Bank, MHC;

•	We sell at least the minimum number of shares of common stock offered;

•	The Indiana Department of Financial Institutions approves New LaPorte’s acquisition of The LaPorte Savings Bank; and

•	We receive the final approval of the Board of Governors of the Federal Reserve System to complete the conversion and offering.

LaPorte Savings Bank, MHC intends to vote its shares in favor of the plan of conversion and reorganization. At July 31, 2012, LaPorte Savings Bank, MHC owned 54.1% of the outstanding shares of common stock of LaPorte-Federal. The directors and executive officers of LaPorte-Federal and their affiliates owned 200,463 shares of LaPorte-Federal (excluding exercisable options), or 4.3% of the outstanding shares of common stock and 9.4% of the outstanding shares of common stock excluding shares owned by LaPorte Savings Bank, MHC. They intend to vote those shares in favor of the plan of conversion and reorganization.

Steps We May Take if We Do Not Receive Orders for the Minimum Number of Shares

If we do not receive orders for at least 2,550,000 shares of common stock, we may take several steps in order to issue the minimum number of shares of common stock in the offering range. Specifically, we may:

(i)	increase the purchase and ownership limitations; and/or

(ii)	seek regulatory approval to extend the offering beyond [extension date]; and/or

(iii)	increase the number of shares purchased by the employee stock ownership plan.

If we extend the offering beyond [extension date], all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will promptly return your funds with interest at 0.05% per annum or cancel your deposit account withdrawal authorization. If one or more purchase limitations are increased, subscribers in the subscription offering who ordered the maximum amount and who indicated a desire to be resolicited on the stock order form will be and, in our sole discretion, some other large purchasers may be, given the opportunity to increase their subscriptions up to the then-applicable limit.

Possible Change in the Offering Range

RP Financial, LC. will update its appraisal before we complete the offering. If, as a result of demand for the shares or changes in market conditions, RP Financial, LC. determines that our pro forma market value has increased, we may sell up to 3,967,500 shares in the offering without further notice to you. If our pro forma market value at that time is either below $37.5 million or above $58.4 million, then, after consulting with the Board of Governors of the Federal Reserve System, we may:

•	set a new offering range;

•	terminate the stock offering and promptly return all funds (with interest paid on funds received in the subscription and community offerings); or

•	take such other actions as may be permitted by the Board of Governors of the Federal Reserve System and the Securities and Exchange Commission.

If we set a new offering range, we will promptly return funds, with interest at 0.05% per annum for funds received for purchases in the subscription and community offerings, and cancel authorizations to withdraw funds from deposit accounts for the purchase of shares of common stock. We will contact subscribers, allowing them to place a new stock order for a period of time.

Possible Termination of the Offering

We may terminate the offering at any time prior to the special meeting of depositors of LaPorte Savings Bank, MHC that is being called to vote on the conversion, and at any time after depositor approval with the concurrence of the Board of Governors of the Federal Reserve System. If we terminate the offering, we will promptly return funds, with interest at 0.05% per annum, and we will cancel deposit account withdrawal authorizations.

Benefits to Management and Potential Dilution to Shareholders Resulting from the Conversion

We expect our employee stock ownership plan, which is a tax-qualified retirement plan for the benefit of all of our employees, to purchase up to 8% of the shares of common stock we sell in the offering.

Federal regulations permit us to implement one or more new stock-based benefit plans no earlier than six months after completion of the conversion. Shareholder approval of these plans will be required. If we implement stock-based benefit plans within 12 months following the completion of the conversion, the stock-based benefit plans would reserve a number of shares (i) up to 4% of the shares of common stock sold in the offering for awards of restricted stock to key employees and directors, at no cost to the recipients and (ii) up to 10% of the shares of common stock sold in the offering for issuance pursuant to the exercise of stock options by key employees and directors. The total number of shares available under the stock-based benefit plans is subject to adjustment as may be required by Board of Governors of the Federal Reserve System regulations or policy to reflect shares of common stock or stock options previously granted by LaPorte-Federal or The LaPorte Savings Bank. For stock-based benefit plans adopted within 12 months following the completion of the conversion, current Board of Governors of the Federal Reserve System policy would require that the total number of shares of restricted stock and the total number of shares available for the exercise of stock options not exceed 4% and 10%, respectively, of our total outstanding shares following the conversion. If the stock-based benefit plan is adopted more than 12 months after the completion of the conversion, it would not be subject to the percentage limitations set forth above. Our current intention is to implement one or more new stock-based incentive plans more than 12 months following the completion of the conversion with such plans reserving a number of shares of common stock equal to 4% and 10% of the shares sold in the stock offering for restricted stock awards and stock options, respectively. For a description of our current stock-based benefit plan, see “Management—Equity Incentive Compensation.”

The following table summarizes the number of shares of common stock and the aggregate dollar value of grants that are available under one or more stock-based benefit plans if such plans reserve a number of shares of common stock equal to not more than 4% and 10% of the shares sold in the stock offering for restricted stock awards and stock options, respectively. The table shows the dilution to shareholders if all such shares are issued from authorized but unissued shares, instead of shares purchased in the open market. A portion of the stock grants shown in the table below may be made to non-management employees. The table also sets forth the number of shares of common stock to be acquired by the employee stock ownership plan for allocation to all qualifying employees.

	Number of Shares to be Granted or Purchased			Dilution Resulting From Issuance of Shares for Stock-Based Benefit Plans	Value of Grants (In Thousands (1)
	At Minimum of Offering Range	At Adjusted Maximum of Offering Range	As a Percentage of Common Stock to be Sold in the Offering
					At Minimum of Offering Range	At Adjusted Maximum of Offering Range

Employee stock ownership plan	204,000	317,400	8.0%	N/A (2)	$1,632	$2,539
Restricted stock awards	102,000	158,700	4.0	2.13%	816	1,270
Stock options	255,000	396,750	10.0	5.16%	505	786

Total	561,000	872,850	22.0%	7.07%	$2,953	$4,595

(1)	The actual value of restricted stock awards will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value for stock awards is assumed to be the same as the offering price of $8.00 per share. The fair value of stock options has been estimated at $1.98 per option using the Black-Scholes option pricing model, adjusted for the exchange ratio, with the following assumptions: a grant-date share price and option exercise price of $8.00; an expected option life of 7.5 years; a dividend yield of 2.0%; a risk-free rate of return of 1.19%; and a volatility rate of 29.0%. The actual value of option grants will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted.

(2)	No dilution is reflected for the employee stock ownership plan because such shares are assumed to be purchased in the stock offering.

We may fund our stock-based benefit plans through open market purchases, as opposed to new issuances of stock; however, if any options previously granted under our existing 2011 Equity Incentive Plan are exercised during the first year following completion of the offering, they will be funded with newly issued shares as Board of Governors of the Federal Reserve System regulations do not permit us to repurchase our shares during the first year following the completion of the offering except to fund the grants of restricted stock under our stock-based benefit plan or under extraordinary circumstances. We expect that the exercise of outstanding options and cancellation of treasury shares in the conversion will not constitute an extraordinary circumstance for purposes of this test.

The following table presents information as of March 31, 2012 regarding our employee stock ownership plan, our 2011 Equity Incentive Plan and our proposed stock-based benefit plan. The table below assumes that 6,344,244 shares are outstanding after the offering, which includes the sale of 3,450,000 shares in the offering at the maximum of the offering range and the issuance of shares in exchange for shares of LaPorte-Federal using an exchange ratio of 1.3532. It also assumes that the value of the stock is $8.00 per share, and that the fair value of stock options is $1.98 per option, using the assumptions set forth in the footnote to the table, above.

Existing and New Stock Benefit Plans	Participants	Shares at Maximum of Offering Range		Estimated Value of Shares		Percentage of Shares Outstanding After the Conversion

Employee Stock Ownership Plan:	Employees (Including Officers)
Shares purchased in 2007 offering (1)		244,786	(2)	$1,958,288		3.86%
Shares to be purchased in this offering		276,000		2,208,000		4.35

Total employee stock ownership plan shares		520,786		$4,166,288		8.21%

Restricted Stock Awards:	Directors, Officers and Employees
2011 Equity Incentive Plan (1)		122,392	(3)(4)	$979,136	(5)	1.93%
New shares of restricted stock		138,000		1,104,000	(5)	2.18

Total shares of restricted stock		260,392		$2,083,136		4.11	% (6)

Stock Options:	Directors, Officers and Employees
2011 Equity Incentive Plan (1)		305,979	(3)(7)	$605,838		4.82%
New stock options		345,000		683,100		5.44

Total stock options		650,979		$1,288,938		10.26	% (6)

Total of stock benefit plans		1,432,157		$7,538,362		22.57%

(1)	The number of shares indicated has been adjusted for the 1.3532 exchange ratio at the maximum of the offering range. The valuation and ownership ratios reflect the dilutive impact of LaPorte Savings Bank, MHC’s assets upon completion of the conversion. See “—Impact of LaPorte Savings Bank, MHC’s Assets On Minority Stock Ownership” for more information regarding the dilutive impact of LaPorte Savings Bank, MHC’s assets on the valuation and ownership ratios.
(2)	As of March 31, 2012, 64,257 of these shares, or 47,485 shares prior to adjustment for the exchange, have been allocated.
(3)	The 2011 Equity Incentive Plan allows for the awards of a total of 428,371 shares of stock, or 316,561 shares prior to adjustment, through a combination of stock options and shares of restricted stock. For purposes of this table, it is assumed that, under the 2011 Equity Incentive Plan, up to 122,392 shares (90,446 prior to adjustment) may be awarded as shares of restricted stock and up to 305,979 shares (226,115 prior to adjustment) may be awarded through the exercise of stock options.
(4)	As of March 31, 2012, 119,945 of these shares, or 88,638 shares prior to adjustment for the exchange, have been awarded, and none of these shares, and likewise no shares prior to adjustment for the exchange, have vested.
(5)	The value of restricted stock awards is determined based on their fair value as of the date grants are made. For purposes of this table, the fair value of awards under the new stock-based benefit plan is assumed to be the same as the offering price of $8.00 per share.
(6)	In the event a stock-based incentive plan is implemented within one year of the completion of the conversion, the number of new shares of restricted stock and shares reserved for stock options would have to be reduced such that the aggregate amount of stock awards and shares reserved for stock options would be 4% or less and 10% or less, respectively, of our outstanding shares, unless we obtain a waiver from the Board of Governors of the Federal Reserve System. We currently intend to implement one or more new stock-based incentive plans more than 12 months after the completion of the conversion.
(7)	As of March 31, 2012, options to purchase 289,149 of these shares, or 213,678 shares prior to adjustment for the exchange have been awarded, and no options to purchase these shares, and likewise no shares prior to adjustment for the exchange, have vested.

Market for Common Stock

Publicly held shares of LaPorte-Federal’s common stock are currently traded on the Nasdaq Capital Market under the trading symbol “LPSB.” Upon completion of the conversion, the shares of common stock of New LaPorte will replace the existing shares. We expect the shares of New LaPorte common stock to also be traded on the Nasdaq Capital Market. For a period of 20 trading days after the completion of the conversion and offering, the shares of New LaPorte common stock will trade under the symbol “LPSBD.” Thereafter, the trading symbol will revert to “LPSB.” In order to list our stock on the Nasdaq Capital Market, we are required to have at least three broker-dealers who will make a market in our common stock, and we believe we will be able to comply with this requirement. Sterne, Agee & Leach, Inc. has advised us that it intends to make a market in our common stock following the offering, but it is under no obligation to do so.

You May Not Sell or Transfer Your Subscription Rights

Federal regulations prohibit you from transferring your subscription rights. If you order shares of common stock in the subscription offering, you will be required to state that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights. We intend to take legal action against anyone who we believe has sold or transferred his or her subscription rights. In addition, we intend to advise the appropriate federal agencies of any person who we believe has sold or transferred his or her subscription rights. We will not accept your order if we have reason to believe that you have sold or transferred your subscription rights. On the order form, you may not add the names of others for joint stock registration who do not have subscription rights or who qualify only in a lower subscription offering priority than you do. You may add only those who were eligible to purchase shares of common stock in the subscription offering at your date of eligibility. In addition, the stock order form requires that you list all qualifying deposit accounts, giving all names on each account and the account number at the applicable eligibility date. Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation if there is an oversubscription.

Tax Consequences

LaPorte Savings Bank, MHC, LaPorte-Federal, The LaPorte Savings Bank and New LaPorte have received an opinion of counsel, Luse Gorman Pomerenk & Schick, P.C., regarding the material federal income tax consequences of the conversion, and have received an opinion of Crowe Horwath LLP regarding the material Indiana state tax consequences of the conversion. As a general matter, the conversion will not be a taxable transaction for purposes of federal or state income taxes to LaPorte Savings Bank, MHC, LaPorte-Federal (except for cash paid for fractional shares), The LaPorte Savings Bank, New LaPorte, persons eligible to subscribe in the subscription offering, or existing shareholders of LaPorte-Federal. The federal tax opinion also indicates that it is more likely than not that the fair market value of the subscription rights to purchase shares of common stock in the offering is zero. Existing shareholders of LaPorte-Federal who receive cash in lieu of fractional share interests in shares of New LaPorte will recognize a gain or loss equal to the difference between the cash received and the tax basis of the fractional share.

How You Can Obtain Additional Information—Stock Information Center

If you have any questions regarding the offering, please call our stock information center at 1-(855) 573-4143 to speak to a representative of Sterne, Agee & Leach, Inc. Representatives are available by telephone or in person Monday, noon to 4:30 pm., Tuesday through Thursday, 9:00 a.m. to 4:30 p.m. and Friday, 9:00 a.m. to noon, Central Time. The stock information center will be closed on weekends and bank holidays.

RISK FACTORS

You should consider carefully the following risk factors in evaluating an investment in the shares of common stock.

Risks Related to Our Business

A significant portion of our loans are commercial loans, consisting of commercial real estate, five or more family and commercial business loans, which carry greater credit risk than loans secured by owner occupied one- to four-family real estate.

At March 31, 2012, $117.8 million or 39.5% of our loan portfolio consisted of commercial real estate, five or more family and commercial business loans. We intend to increase our commercial lending in future periods. Given their larger balances and the complexity of the underlying collateral, commercial real estate, five or more family and commercial business loans generally expose a lender to greater credit risk than loans secured by owner occupied one- to four-family real estate. These loans also have greater credit risk than residential real estate for the following reasons:

•	commercial real estate loans - repayment is dependent on income being generated in amounts sufficient to cover operating expenses and debt service.

•	five or more family - repayment is dependent on income being generated in amounts sufficient to cover property maintenance and debt service.

•	commercial business loans - repayment is generally dependent upon the successful operation of the borrower’s business.

If loans that are collateralized by real estate or other business assets become troubled and the value of the collateral has been significantly impaired, then we may not be able to recover the full contractual amount of principal and interest that we anticipated at the time we originated the loan, which could cause us to increase our provision for loan losses and adversely affect our operating results and financial condition.

Because our mortgage warehousing line of business produces a significant portion of our interest income, the loss of such income due to increased competition, the loss of key personnel or a reduction in volume of originations would negatively affect our net income.

We operate a mortgage warehousing line of business. Under this program, we provide financing to approved mortgage companies for the origination and sale of residential mortgage loans. Each individual mortgage is assigned to us until the loan is sold to the secondary market by the mortgage company. We take possession of each original note and forward such note to the end investor once the mortgage company has sold the loan. For the three months ended March 31, 2012, interest income (including fees) from mortgage warehouse lending totaled $1.4 million or 27.4% of total interest income. For the year ended December 31, 2011, interest income (including fees) from mortgage warehouse lending totaled $3.9 million or 20.3% of total interest income.

Competition in mortgage warehouse lending has increased on a national level as new lenders, especially community and regional banks, have begun entering the mortgage warehouse business. If increased competition occurs and our mortgage warehousing line of business declines, we would be forced to invest our funds in potentially lower yielding interest earning assets which would negatively affect our earnings. The competition for qualified personnel in the financial services industry is intense, and the loss of key personnel in our mortgage warehousing line of business, such as our Senior Vice President/Mortgage Warehouse Lending could adversely affect our business. In addition, if interest rates rise, the demand for residential mortgage loans could decline, and as a result, our mortgage warehousing line of business could decline which would adversely affect our earnings.

If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings will decrease.

We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. In determining the amount of the allowance for loan losses, we review our loans and our loss and delinquency experience, and we evaluate economic conditions. If our assumptions are incorrect, our allowance for loan losses may not be sufficient to cover probable incurred losses in our loan portfolio, resulting in additions to our allowance. While our allowance for loan losses was $4.0 million or 1.33% of total loans at March 31, 2012, material additions to our allowance could materially decrease our net income. In addition, bank regulators periodically review our allowance for loan losses and may require us to increase our provision for loan losses or recognize further loan charge-offs. Any increase in our allowance for loan losses or loan charge-offs as required by these regulatory authorities might have a material adverse effect on our financial condition and results of operations.

The LaPorte Savings Bank’s reliance on brokered deposits could adversely affect its liquidity and operating results.

Among other sources of funds, The LaPorte Savings Bank relies on brokered deposits to provide funds with which to make loans and provide for its other liquidity needs. On March 31, 2012, brokered deposits amounted to $26.1 million, or approximately 7.6% of total deposits. Of those deposits, $20.9 million are from CDARS, a brokered deposit network that allows members to mitigate the liquidity risk related to brokered deposits. Generally brokered deposits may not be as stable as other types of deposits, and, in the future, those depositors may not replace their deposits when they mature, or The LaPorte Savings Bank may have to pay a higher rate of interest to keep those deposits or to replace them with other deposits or with funds from other sources. Not being able to maintain or replace those deposits as they mature would adversely affect The LaPorte Savings Bank’s liquidity. Paying higher deposit rates to maintain or replace those deposits would adversely affect The LaPorte Savings Bank’s net interest margin and its operating results.

Changing interest rates may hurt our profits and asset values.

Our ability to make a profit largely depends on our net interest income, which could be negatively affected by changes in interest rates. Net interest income is the difference between:

•	the interest income we earn on our interest-earning assets, such as loans and securities; and

•	the interest expense we pay on our interest-bearing liabilities, such as deposits and borrowings.

Our liabilities generally have shorter maturities than our assets. This imbalance can create significant earnings volatility as market interest rates change. In periods of rising interest rates, the interest income earned on our assets may not increase as rapidly as the interest paid on our liabilities, resulting in a decline in our net interest income. In periods of declining interest rates, our net interest income is generally positively affected although such positive effects may be reduced or eliminated by prepayments of loans and redemptions of callable securities. In addition, when long-term interest rates are not significantly higher than short-term rates thus creating a “flat” yield curve, LaPorte-Federal’s interest rate spread may decrease thus reducing net interest income. Finally, federal initiatives designed to reduce mortgage interest rates may reduce our loan income without a corresponding reduction in funding costs, thus decreasing our spreads. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Management of Market Risk.”

Changes in interest rates also affect the current market value of our interest-earning securities portfolio. Generally, the value of securities moves inversely with changes in interest rates. As March 31, 2012, the fair value of our securities classified as available for sale totaled $125.2 million. Unrealized net gains on available-for-sale securities totaled $5.4 million at March 31, 2012 and are reported, net of tax, as a separate component of shareholders’ equity. However, a rise in interest rates could cause a decrease in the fair value of securities available for sale in future periods which would have an adverse effect on shareholders’ equity.

Depending on market conditions, we often place more emphasis on enhancing our net interest margin rather than matching the interest rate sensitivity of our assets and liabilities. In particular, we believe that the increased net interest income resulting from a mismatch in the maturity of our asset and liability portfolios can, during periods of stable or declining interest rates provide high enough returns to justify increased exposure to sudden and unexpected increases in interest rates. As a result, our results of operations and the economic value of our equity will remain vulnerable to increases in interest rates and to declines in the difference between long- and short-term rates. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Management of Market Risk.”

Income from secondary mortgage market operations is volatile, and we may incur losses or charges with respect to our secondary mortgage market operations which would negatively affect our earnings.

We generally sell in the secondary market the longer term fixed-rate residential mortgage loans that we originate, earning non-interest income in the form of gains on sale. When interest rates rise, the demand for mortgage loans tends to fall and may reduce the number of loans available for sale. In addition to interest rate levels, weak or deteriorating economic conditions also tend to reduce loan demand. Although we sell loans in the secondary market without recourse, we are required to give customary representations and warranties to the buyers. If we breach those representations and warranties, the buyers can require us to repurchase the loans and we may incur a loss on the repurchase. Because we generally retain the servicing rights on the loans we sell in the secondary market, we are required to record a mortgage servicing right asset, which we test quarterly for impairment. The value of mortgage servicing rights tend to increase with rising interest rates and to decrease with falling interest rates. If we are required to take an impairment charge, that would hurt our earnings.

We could potentially recognize goodwill impairment charges, which may negatively impact our results of operations.

In connection with our acquisition of City Savings Financial, we recorded goodwill equaling $8.4 million. LaPorte-Federal annually measures the fair value of its investment in The LaPorte Savings Bank to determine that such fair value equals or exceeds the carrying value of its investment, including goodwill. If the fair value of our investment in The LaPorte Savings Bank does not equal or exceed its carrying value, we will be required to record goodwill impairment charges which may adversely affect future earnings. The fair value of a banking franchise can fluctuate downward based on a number of factors that are beyond management’s control, (e.g. adverse trends in the general economy or interest rates). As a result of impairment testing performed as of September 30, 2011, no impairment charge was recorded by LaPorte-Federal. However, as our market price per share is currently trading below its tangible book value per common share, it is reasonably possible that management may conclude that goodwill is impaired in a future assessment. There can be no assurance that our banking franchise value will not decline in the future to a level necessitating goodwill impairment charges to operations that could be material to our results of operations.

Historically low interest rates may adversely affect our net interest income and profitability.

In recent years it has been the policy of the Board of Governors of the Federal Reserve System to maintain interest rates at historically low levels through its targeted federal funds rate and the purchase of mortgage-backed securities. As a result, market rates on the loans we have originated and the yields on securities we have purchased have been at lower levels than available prior to 2008. This has been a significant factor in the decrease in the amount of our interest income to $19.4 million for the year ended December 31, 2011 from $21.0 million for the year ended December 31, 2010. As a general matter, our interest-bearing liabilities reprice or mature more quickly than our interest-earning assets, which have resulted in increases in net interest income as interest rates decreased. However, our ability to lower our interest expense is limited at these interest rate levels while the average yield on our interest-earning assets may continue to decrease. The Board of Governors of the Federal Reserve System has indicated its intention to maintain low interest rates in the near future. Accordingly, our net interest income (the difference between interest income earned on assets and interest expense paid on liabilities) may continue to be adversely affected and may even decrease, which may have an adverse effect on our profitability.

Negative developments in the financial industry and the domestic and international credit markets may adversely affect our operations and results.

Since the latter half of 2008, negative developments in the global credit and securitization markets have resulted in uncertainty in the financial markets and a general weak economic environment which has continued into 2012. The economic downturn was accompanied by deteriorated loan portfolio quality at many institutions, including The LaPorte Savings Bank. In addition, the value of real estate collateral supporting many home mortgages has declined and may continue to decline. Bank and bank holding company stock prices have been negatively affected, as has the ability of banks and bank holding companies to raise capital or borrow in the debt markets. These negative developments along with the turmoil and uncertainties that have accompanied them have heavily influenced the formulation and enactment of the Dodd-Frank Act. In addition to the many future implementing rules and regulations of the Dodd-Frank Act, the potential exists for other new federal or state laws and regulations regarding lending and funding practices, capital requirements and liquidity standards to be enacted. Bank regulatory agencies are expected to continue to be active in responding to concerns and trends identified in examinations. Negative developments in the financial industry and the domestic and international credit markets, and the impact of new legislation in response to those developments, may negatively impact our operations by increasing our costs, restricting our business operations, including our ability to originate or sell loans, and adversely impact our financial performance. In addition, these risks could affect the value of our loan portfolio as well as the value of our investment portfolio, which would also negatively affect our financial performance.

Adverse conditions in the local economy or real estate market could hurt our profits.

Our local economy may affect our future growth possibilities and operations in our primary market area. Our future growth opportunities depend on the growth and stability of our regional economy and our ability to expand in our market area. In addition, most of our loans are to customers in the State of Indiana, and particularly LaPorte and Porter Counties. Continued adverse conditions in our local economy may limit funds available for deposit and may negatively affect our borrowers’ ability to repay their loans on a timely basis, both of which could have an impact on our profitability. Also, a decline in real estate valuations in this market would lower the value of the collateral securing our loans.

Slow growth in our market area has adversely affected, and may continue to adversely affect, our performance.

Economic and population growth within our market area has for several decades been below the national average. Management believes that these factors have adversely affected our profitability and our ability to increase our loans and deposits. Our acquisition of City Savings Financial Corporation facilitated our entrance into the Michigan City and Chesterton, Indiana markets, which are growing more rapidly than Eastern LaPorte County. However, these markets have experienced a significant decline in real estate values and economic activity as a result of the weak economic environment that began in 2008. According to the Greater Northwest Indiana Association of Realtors, the average sales price of homes in LaPorte and Porter Counties has declined 23.8% and 12.9%, respectively from 2008 to 2011. In addition, the average sales price of commercial real estate properties in the cities of LaPorte and Michigan City, Indiana has declined 41.9% from 2008 to 2011.

Government responses to economic conditions may adversely affect our operations, financial condition and earnings.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), among other things, has and will continue to change the bank regulatory framework, created an independent Consumer Financial Protection Bureau that has assumed the consumer protection responsibilities of the various federal banking agencies, and established more stringent capital standards for banks and bank holding companies. The legislation will also result in new regulations affecting the lending, funding, trading and investment activities of banks and bank holding companies. The Consumer Financial Protection Bureau has broad rule-making authority for a wide range of consumer protection laws that apply to all banks and savings institutions such as The LaPorte Savings Bank, including the authority to prohibit “unfair, deceptive or abusive” acts and practices. Banks and savings institutions with $10.0 billion or less in assets will continue to be examined by their applicable bank regulators. The new legislation also gives state attorneys general the ability to enforce applicable federal consumer protection laws. The Dodd-Frank Act also requires the federal banking agencies to promulgate rules requiring mortgage lenders to retain a portion of the credit risk related to securitized loans. Bank regulatory agencies also have been responding aggressively to concerns and adverse trends identified in examinations. Ongoing uncertainty and adverse developments in the financial services industry and the domestic and international credit markets, and the effect of new legislation and regulatory actions in response to these conditions, may adversely affect our operations by restricting our business activities, including our ability to originate or sell loans, modify loan terms, or foreclose on property securing loans. These measures are likely to increase our costs of doing business and increase our costs related to regulatory compliance, and may have a significant adverse effect on our lending activities, financial performance and operating flexibility. In addition, these risks could affect the performance and value of our loan and investment securities portfolios, which also would negatively affect our financial performance.

Strong competition within our market area may limit our growth and profitability.

Competition in the banking and financial services industry within our market area is intense. In our market area we compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere. Many of these competitors have substantially greater resources and lending limits than we have and offer certain services that we do not or cannot provide. Our profitability depends upon our continued ability to successfully compete in our market area. The greater resources and broader range of deposit and loan products offered by our competition may limit our ability to increase our interest-earning assets and profitability. We expect competition to remain intense in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Technological advances, for example, have lowered barriers to entry, allowed banks to expand their geographic reach by providing services over the Internet and made it possible for non-depository institutions to offer products and services that traditionally have been provided by banks. Competition for deposits and the origination of loans could limit our ability to successfully implement our business plan, and could adversely affect our results of operations in the future.

We operate in a highly regulated environment, and changes in laws and regulations to which we are subject may adversely affect our results of operations.

The LaPorte Savings Bank is subject to extensive regulation, supervision and examination by the Indiana Department of Financial Institutions, as its chartering authority, and by the Federal Deposit Insurance Corporation. In addition, the Board of Governors of the Federal Reserve System will regulate and oversee New LaPorte. We also belong to the Federal Home Loan Bank system and, as a member of such system, we are subject to certain limited regulations promulgated by the Federal Home Loan Bank of Indianapolis. This regulation and supervision limits the activities in which we may engage. The purpose of regulation and supervision is primarily to protect our depositors and borrowers and, also in the case of Federal Deposit Insurance Corporation regulation, the Federal Deposit Insurance Corporation’s insurance fund. Regulatory authorities have extensive discretion in the exercise of their supervisory and enforcement powers. They may, among other things, impose restrictions on the operation of a banking institution, the classification of assets by such institution and such institution’s allowance for loan losses. Regulatory and law enforcement authorities also have wide discretion and extensive enforcement powers under various consumer protection and civil rights laws, including the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Housing Act, and the Real Estate Settlement Procedures Act. Any change in the laws or regulations applicable to us, or in banking regulators’ supervisory policies or examination procedures, whether by the Indiana Department of Financial Institutions, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, other state or federal regulators, or the U.S. Congress could have a material adverse effect on our business, financial condition, results of operations and cash flows.

The expiration of full Federal Deposit Insurance Corporation insurance on certain non-interest-bearing transaction accounts may increase our costs and reduce our liquidity levels.

On December 31, 2012, full Federal Deposit Insurance Corporation insurance on certain non-interest-bearing transaction accounts is scheduled to expire. Full insurance coverage does not apply to money market deposit accounts or negotiable order of withdrawal accounts. The reduction in Federal Deposit Insurance Corporation insurance on other types of accounts may cause depositors to place such funds in fully insured interest-bearing accounts, which would increase our costs of funds and negatively affect our results of operations, or may cause depositors to withdraw their deposits and invest uninsured funds in investments perceived as being more secure, such as securities issued by the United States Treasury. This may reduce our liquidity, or require us to pay higher interest rates to maintain our liquidity by retaining deposits.

Our information systems may experience an interruption or breach in security.

We rely heavily on communications and information systems to conduct our business. Any failure, interruption, or breach in security or operational integrity of these systems could result in failures or disruptions in our customer relationship management, general ledger, deposit, loan, and other systems. While we have policies and procedures designed to prevent or limit the effect of the failure, interruption, or security breach of our information systems, we cannot assure you that any such failures, interruptions, or security breaches will not occur or, if they do occur, that they will be adequately addressed. The occurrence of any failures, interruptions, or security breaches of our information systems could damage our reputation, result in a loss of customer business, subject us to additional regulatory scrutiny, or expose us to civil litigation and possible financial liability, any of which could have a material adverse effect on our financial condition and results of operations.

Risks Related to the Offering

The future price of the shares of common stock may be less than the $8.00 purchase price per share in the offering.

If you purchase shares of common stock in the offering, you may not be able to sell them later at or above the $8.00 purchase price in the offering. In several cases, shares of common stock issued by newly converted savings institutions or mutual holding companies have traded below the initial offering price. The aggregate purchase price of the shares of common stock sold in the offering will be based on an independent appraisal. The independent appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The independent appraisal is based on certain estimates, assumptions and projections, all of which are subject to change from time to time. After the shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, the overall performance of the economy, investor perceptions of New LaPorte, market volatility and the outlook for the financial services industry in general. Price fluctuations may be unrelated to the operating performance of particular companies.

Our failure to effectively deploy the net proceeds of the offering may have an adverse effect on our financial performance and the value of our common stock.

We intend to invest between $9.4 million and $13.0 million of the net proceeds of the offering (or $15.0 million at the adjusted maximum of the offering range) in The LaPorte Savings Bank. We may use the remaining net proceeds to invest in short-term investments, repurchase shares of common stock, pay dividends, finance the acquisition of financial institutions or for other general corporate purposes. We also expect to use a portion of the net proceeds we retain to fund a loan for the purchase of shares of common stock in the offering by the employee stock ownership plan. The LaPorte Savings Bank may use the net proceeds it receives to fund new loans, enhance existing products and services, invest in securities, expand its retail banking franchise by acquiring new branches or by acquiring other financial institutions or other financial services companies, or for other general corporate purposes. However, with the exception of the loan to the employee stock ownership plan, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have significant flexibility in determining the amount of the net proceeds we apply to different uses and the timing of such applications. Also, certain of these uses, such as opening new branches or acquiring other financial institutions, may require the approval of the Federal Deposit Insurance Corporation, the Indiana Department of Financial Institutions and/or the Board of Governors of the Federal Reserve System. We have not established a timetable for investing the net proceeds, and we cannot predict how long it will take to invest the net proceeds.

Our return on equity is expected to be low following the stock offering. This could negatively affect the trading price of our shares of common stock.

Net income divided by average equity, known as “return on equity,” is a ratio many investors use to compare the performance of a financial institution to its peers. Following the stock offering, we expect our consolidated equity to be between $73.3 million at the minimum of the offering range and $83.0 million at the adjusted maximum of the offering range. Based upon our annualized net income for the three months ended March 31, 2012, and these pro forma equity levels, our return on equity would be 4.87% and 4.22% at the minimum and adjusted maximum of the offering range, respectively. We expect our return on equity to remain low until we are able to leverage the additional capital we receive from the stock offering. Although we will be able to increase net interest income using proceeds of the stock offering, our return on equity will be negatively affected by added expenses associated with our employee stock ownership plan and the stock-based benefit plan we intend to adopt. Until we can increase our net interest income and non-interest income and leverage the capital raised in the stock offering, we expect our return on equity to remain low, which may reduce the market price of our shares of common stock.

Our plan to increase the size of our employee stock ownership plan and adopt one or more new stock-based benefit plans would increase our expenses and reduce our income.

We will increase the size of our employee stock ownership plan in connection with the offering. The employee stock ownership plan intends to purchase 8% of the shares sold in the offering. We will recognize expense for our employee stock ownership plan when shares are committed to be released to participants’ accounts.

We intend to adopt one or more new stock-based benefit plans after the conversion, subject to shareholder approval, which would increase our annual compensation and benefit expenses related to the stock options and shares granted to participants under our stock-based benefit plan. The actual amount of these new stock-related compensation and benefit expenses will depend on the number of options and stock awards actually granted under the plan, the fair market value of our stock or options on the date of grant, the vesting period and other factors which we cannot predict at this time. In the event we adopt the plan within 12 months following the conversion, under current Board of Governors of the Federal Reserve System policy the total shares of common stock reserved for issuance pursuant to awards of restricted stock and grants of options under our existing and proposed stock-based benefit plans would be limited to 4% and 10%, respectively, of the total shares of our common stock outstanding. If we award restricted shares of common stock or grant options in excess of these amounts under stock-based benefit plans adopted more than 12 months after the completion of the conversion, the stock-based benefit plans would not be subject to such restrictions and we could decide to pursue larger plans that would cause our costs to increase further. Our current intention is to implement one or more new stock-based incentive plans more than 12 months following the completion of the conversion with such plans reserving a number of shares of common stock equal to 4% and 10% of the shares sold in the stock offering for restricted stock awards and stock options, respectively. We will recognize expense for restricted stock awards and stock options over the vesting period of awards made to recipients.

We estimate the expense for the increase in our employee stock ownership plan and new stock-based benefit plan(s) for illustrative purposes in the first year following the offering for shares purchased in the offering to be approximately $538,000 ($374,000 after tax) at the adjusted maximum of the offering range as set forth in the pro forma financial information under “Pro Forma Data,” assuming the $8.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock. For further discussion of our proposed stock-based plans, see “Management—Benefits to be Considered Following Completion of the Conversion.”

The implementation of stock-based benefit plans may dilute your ownership interest. Historically, shareholders have approved these stock-based benefit plans.

We intend to adopt one or more new stock-based benefit plans following the stock offering. These plans may be funded either through open market purchases or from the issuance of authorized but unissued shares of common stock. Our ability to repurchase shares of common stock to fund these plans will be subject to many factors, including, but not limited to, applicable regulatory restrictions on stock repurchases, the availability of stock in the market, the trading price of the stock, our capital levels, alternative uses for our capital and our financial performance. While our intention is to fund the new stock-based benefit plan through open market purchases, shareholders would experience a 7.1% reduction in ownership interest at all points in the offering range in the event newly issued shares of our common stock are used to fund stock options and shares of restricted common stock in an amount equal to up to 10% and 4%, respectively, of the shares sold in the offering. In the event we adopt the plan more than 12 months following the conversion, the plan would not be subject to these limitations and dilution could be greater.

Although the implementation of the stock-based benefit plan will be subject to shareholder approval, historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual-to-stock conversions have been approved by shareholders.

Various factors may make takeover attempts more difficult to achieve.

Our board of directors has no current intention to sell control of New LaPorte. Provisions of our articles of incorporation and bylaws, federal regulations, The LaPorte Savings Bank’s charter, Maryland law, shares of restricted stock and stock options that we have granted or may grant to employees and directors, stock ownership by our management and directors and employment agreements that we have entered into with our executive officers, and various other factors may make it more difficult for companies or persons to acquire control of New LaPorte without the consent of our board of directors. You may want a takeover attempt to succeed because, for example, a potential acquiror could offer a premium over the then prevailing price of our common stock. For additional information, see “Restrictions on Acquisition of New LaPorte,” “Management—Employment Agreements with Mr. Brady and Ms. Thompson and Mr. Collins,” and “—Benefits to be Considered Following Completion of the Conversion.”

There may be a decrease in shareholders’ rights for existing shareholders of LaPorte-Federal.

As a result of the conversion, existing shareholders of LaPorte-Federal will become shareholders of New LaPorte. In addition to the provisions discussed above that may discourage takeover attempts that are favored by shareholders, some rights of shareholders of New LaPorte will be reduced compared to the rights shareholders currently have in LaPorte-Federal. The reduction in shareholder rights results from differences between the federal and Maryland chartering documents and bylaws, and from distinctions between federal and Maryland law. Many of the differences in shareholder rights under the articles of incorporation and bylaws of New LaPorte are not mandated by Maryland law but have been chosen by management as being in the best interests of New LaPorte and its shareholders. The articles of incorporation and bylaws of New LaPorte include the following provisions: (i) greater lead time required for shareholders to submit proposals for new business or to nominate directors; and (ii) approval by at least 80% of the outstanding shares of capital stock entitled to vote generally is required to amend the bylaws and certain provisions of the articles of incorporation. See “Comparison of Shareholders’ Rights For Existing Shareholders of LaPorte-Federal” for a discussion of these differences.

An active trading market for our common stock may not develop.

LaPorte-Federal’s common stock is currently traded on the Nasdaq Capital Market under the trading symbol “LPSB.” Upon completion of the conversion, the common stock of New LaPorte will replace the existing shares, and we expect the common stock will also be traded on the Nasdaq Capital Market. An active public trading market for New LaPorte’s common stock may not develop or be sustained after this stock offering. If an active trading market for our common stock does not develop, you may not be able to sell all of your shares of common stock on short notice, and the sale of a large number of shares at one time could depress the market price.

The distribution of subscription rights could have adverse income tax consequences.

If the subscription rights granted to certain depositors of The LaPorte Savings Bank are deemed to have an ascertainable value, receipt of such rights may be taxable in an amount equal to such value. Whether subscription rights are considered to have ascertainable value is an inherently factual determination. We have received an opinion of counsel, Luse Gorman Pomerenk & Schick, P.C., that it is more likely than not that such rights have no value; however, such opinion is not binding on the Internal Revenue Service.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

OF LAPORTE BANCORP, INC. AND SUBSIDIARIES

The following tables set forth selected consolidated historical financial and other data of LaPorte-Federal and its subsidiaries for the periods and at the dates indicated. The following is only a summary and you should read it in conjunction with the consolidated financial statements of LaPorte-Federal and notes beginning on page F-1 of this prospectus. The information at December 31, 2011 and 2010 and for the years ended December 31, 2011 and 2010 is derived in part from the audited consolidated financial statements that appear in this prospectus. The information at December 31, 2009, 2008 and 2007, and for the years ended December 31, 2009, 2008 and 2007 is derived in part from audited consolidated financial statements that do not appear in this prospectus. The information at March 31, 2012 and for the three months ended March 31, 2012 and 2011, is unaudited and reflects only normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. The results of operations for three months ended March 31, 2012, are not necessarily indicative of the results for all of 2012 or any other interim period.

	At March 31, 2012	At December 31,
		2011	2010	2009	2008	2007
	(In thousands)

Selected Financial Condition Data:

Total assets	$469,310	$477,145	$444,270	$405,827	$368,558	$367,260
Cash and cash equivalents	5,668	8,146	5,868	6,000	5,628	9,937
Investment securities	125,185	131,974	119,377	102,095	101,451	96,048
Federal Home Loan Bank stock	3,817	3,817	4,038	4,206	4,206	4,187
Loans held for sale	3,532	3,049	4,156	981	124	—
Loans, net	294,576	295,359	273,103	256,275	219,926	220,497
Deposits	341,871	333,560	317,338	273,408	234,814	246,271
Federal Home Loan Bank of Indianapolis advances	60,007	72,021	61,675	52,773	78,728	66,516
Other borrowings	5,155	10,136	10,071	10,007	5,155	5,155
Short-term borrowings	—	—	—	16,675	650	—
Shareholders’ equity	56,590	55,703	50,048	49,872	46,142	46,705

	For the Three Months Ended March 31,		For the Years Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
	(In thousands)
Selected Operating Data:

Interest and dividend income	$4,997	$4,874	$19,391	$20,980	$19,272	$19,357	$15,244
Interest expense	1,228	1,597	5,871	7,268	8,265	9,432	8,135

Net interest income	3,769	3,277	13,520	13,712	11,007	9,925	7,109
Provision for loan losses	228	28	1,137	3,472	851	1,125	64

Net interest income after provision for loan losses	3,541	3,249	12,383	10,240	10,156	8,800	7,045
Noninterest income	589	541	2,647	3,705	3,939	879	2,857
Noninterest expense	2,956	2,842	11,052	10,809	11,158	10,621	8,917

Income (loss) before income taxes	1,174	948	3,978	3,136	2,937	(942)	985
Income tax expense (benefit)	247	170	736	545	425	(542)	268

Net income (loss)	$927	$778	$3,242	$2,591	$2,512	$(400)	$717

	At or For the Three Months Ended March 31,		At or For the Years Ended December 31,
	2012	2011	2011	2010	2009	2008	2007

Selected Financial Ratios and Other Data:
Performance Ratios(5):

Return on assets (ratio of net income (loss) to average total assets)	0.79%	0.72%	0.72%	0.61%	0.65%	(0.11)%	0.26%
Return on equity (ratio of net income (loss) to average equity)	6.58%	6.16%	6.15%	5.12%	5.25%	(0.86)%	2.32%
Interest rate spread (1)	3.34%	3.13%	3.09%	3.31%	2.89%	2.74%	2.39%
Net interest margin (2)	3.53%	3.36%	3.31%	3.59%	3.21%	3.08%	2.86%
Efficiency ratio (3)	67.83%	74.44%	68.36%	62.06%	74.66%	98.31%	89.47%
Dividend payout ratio	20.00%	—%	5.48%	—%	—%	—%	—%
Noninterest expense to average total assets	2.53%	2.63%	2.45%	2.56%	2.90%	2.91%	3.22%
Average interest-earning assets to average interest-bearing liabilities	116.60%	114.50%	115.10%	114.97%	113.49%	111.72%	114.57%
Loans to deposits	87.33%	82.87%	89.68%	87.26%	94.75%	94.68%	90.23%

Asset Quality Ratios:

Nonperforming assets to total assets	1.55%	1.96%	1.55%	1.89%	2.04%	2.08%	0.69%
Nonperforming loans to total loans	2.18%	2.55%	2.13%	2.49%	2.98%	3.04%	0.94%
Allowance for loan losses to nonperforming loans	60.87%	51.64%	59.27%	57.21%	35.98%	37.21%	86.15%
Allowance for loan losses to total loans	1.33%	1.32%	1.26%	1.42%	1.07%	1.13%	0.81%

Capital Ratios:

Average equity to average assets	12.04%	11.68%	11.70%	11.96%	12.44%	12.75%	11.19%
Equity to total assets at end of period	12.06%	11.62%	11.67%	11.27%	12.29%	12.52%	12.72%
Total capital to risk-weighted assets (4)	15.20%	15.90%	14.90%	15.20%	15.30%	16.50%	17.50%
Tier 1 capital to risk-weighted assets (4)	14.00%	14.70%	13.70%	14.00%	14.30%	15.40%	16.70%
Tier 1 capital to average assets (4)	10.10%	10.50%	9.70%	9.90%	10.40%	10.40%	11.60%

Other Data:

Number of full service offices	8	8	8	8	8	8	7
Loan accounts	3,437	3,617	3,583	3,767	4,208	4,406	4,713
Deposit accounts	26,205	27,050	26,264	27,121	22,332	22,190	23,284

(1)	Represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(2)	Represents net interest income as a percent of average interest-earning assets for the period.
(3)	Represents noninterest expense divided by the sum of net interest income and noninterest income. The efficiency ratio presented above includes other than temporary impairment losses on investments totaling $0 for the first quarters ended March 31, 2012 and 2011 and $0, $0, $0, $1.7 million and $228,000 for the years ended December 31, 2011 through 2007, respectively.
(4)	Represents capital ratios of The LaPorte Savings Bank.
(5)	Certain ratios for the three months ended March 31, 2012 and 2011 have been annualized, as appropriate.

RECENT DEVELOPMENTS

The following tables set forth selected consolidated historical financial and other data of LaPorte-Federal and its subsidiaries for the periods and at the dates indicated. The following is only a summary and you should read it in conjunction with the consolidated financial statements of LaPorte-Federal and notes beginning on page F-1 of this prospectus. The information at December 31, 2011 is derived in part from the audited consolidated financial statements that appear in this prospectus. The information at June 30, 2012 and for the three and six months ended June 30, 2012 and 2011, is unaudited and reflects only normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. The results of operations for the three and six months ended June 30, 2012, are not necessarily indicative of the results for all of 2012 or any other interim period.

	At June 30, 2012	At December 31, 2011
	(In thousands)

Selected Financial Condition Data:

Total assets	$478,550	$477,145
Cash and cash equivalents	7,614	8,146
Investment securities	123,515	131,974
Federal Home Loan Bank stock	3,817	3,817
Loans held for sale	1,692	3,049
Loans, net	304,087	295,359
Deposits	342,736	333,560
Federal Home Loan Bank of Indianapolis advances	66,537	72,021
Other borrowings	5,155	10,136
Short-term borrowings	830	—
Shareholders’ equity	57,702	55,703

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2012	2011	2012	2011
	(In thousands)
Selected Operating Data:

Interest and dividend income	$4,876	$4,610	$9,873	$9,484
Interest expense	1,142	1,535	2,370	3,132

Net interest income	3,734	3,075	7,503	6,352

Provision for loan losses	303	203	531	231

Net interest income after provision for loan losses	3,431	2,872	6,972	6,121
Noninterest income	692	322	1,281	863

Noninterest expense	2,779	2,689	5,735	5,531

Income before income taxes	1,344	505	2,518	1,453
Income tax expense	302	18	549	188

Net income	$1,042	$487	$1,969	$1,265

	At or For the Three Months Ended June 30,		At or For the Six Months Ended June 30,
	2012	2011	2012	2011

Selected Financial Ratios and Other Data:

Performance Ratios(5):

Return on assets (ratio of net income to average total assets)	0.90%	0.45%	0.85%	0.58%
Return on equity (ratio of net income to average equity)	7.29%	3.74%	6.94%	4.93%
Interest rate spread (1)	3.34%	2.87%	3.34%	3.00%
Net interest margin (2)	3.54%	3.11%	3.53%	3.24%
Efficiency ratio (3)	62.79%	79.14%	65.28%	76.66%
Dividend payout ratio	17.39%	—	18.60%	—
Noninterest expense to average total assets	2.41%	2.46%	2.47%	2.55%
Average interest-earning assets to average interest-bearing liabilities	118.31%	115.26%	117.44%	114.88%
Loans to deposits	89.97%	83.68%	89.97%	83.68%

Asset Quality Ratios:

Nonperforming assets to total assets	1.70%	1.75%	1.70%	1.75%
Nonperforming loans to total loans	2.34%	2.53%	2.34%	2.53%
Allowance for loan losses to nonperforming loans	59.21%	49.65%	59.21%	49.65%
Allowance for loan losses to total loans	1.38%	1.26%	1.38%	1.26%

Capital Ratios:

Average equity to average assets	12.38%	11.93%	12.21%	11.81%
Equity to total assets at end of period	12.06%	11.43%	12.06%	11.43%
Total capital to risk-weighted assets (4)	14.79%	16.00%	14.79%	16.00%
Tier 1 capital to risk-weighted assets (4)	13.56%	14.88%	13.56%	14.88%
Tier 1 capital to average assets (4)	10.49%	10.54%	10.49%	10.54%

Other Data:

Number of full service offices	8	8	8	8
Loan accounts	3,396	3,585	3,396	3,585
Deposit accounts	25,926	26,827	25,926	26,827

(1)	Represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(2)	Represents net interest income as a percent of average interest-earning assets for the period.
(3)	Represents noninterest expense divided by the sum of net interest income and noninterest income.
(4)	Represents capital ratios of The LaPorte Savings Bank.
(5)	Certain ratios for the three and six months ended June 30, 2012 and 2011 have been annualized, as appropriate.

Comparison of Financial Condition at June 30, 2012 and December 31, 2011

General. Total assets increased $1.4 million, or 0.3%, to $478.5 million at June 30, 2012 from $477.1 million at December 31, 2011. Net loans increased $8.7 million from December 31, 2011 to June 30, 2012 primarily due to an increase in mortgage warehouse loans. This increase was offset by a decrease in securities available for sale of $8.5 million from December 31, 2011 to June 30, 2012 primarily due to a decrease in mortgage-backed securities. Total borrowings decreased $9.6 million from December 31, 2011 to June 30, 2012 due to the repayment of $5.5 million in borrowings from the Federal Home Loan Bank of Indianapolis and the repayment of a $5.0 million FDIC guaranteed unsecured borrowing. Our total deposits increased $9.2 million, or 2.8%, from $333.6 million at December 31, 2011 to $342.7 million at June 30, 2012. This increase was due to increases in time deposits (including CDARS deposits) of $5.0 million and in noninterest bearing deposits of $3.4 million from December 31, 2011 to June 30, 2012.

Investment Securities. Total securities available for sale decreased $8.5 million, or 6.4%, to $123.5 million at June 30, 2012 from $132.0 million at December 31, 2011 primarily due to the sale of several fast paying mortgage-backed securities during the first six months of 2012. The proceeds from these sales were utilized for the increase in net loans and the paydown of borrowings.

As of June 30, 2012, management reviewed the securities portfolio for possible other-than-temporary impairment and determined there were no impairment charges to be recorded for the first six months of 2012. At June 30, 2012, the total available-for-sale securities portfolio reflected a net unrealized gain of $5.6 million compared to a net unrealized gain of $5.3 million at December 31, 2011.

Loans Held for Sale. Loans held for sale decreased $1.4 million, or 44.5%, to $1.7 million at June 30, 2012 from $3.0 million at December 31, 2011 primarily due to the timing of when residential mortgage loans are originated and subsequently sold to the secondary market.

Net Loans. Net loans increased $8.7 million, or 3.0%, to $304.1 million at June 30, 2012 from $295.4 million at December 31, 2011. During the first six months of 2012, we experienced an increase in commercial, commercial real estate and mortgage warehouse loans, partially offset by decreases in one- to four-family and five or more family residential loans.

Mortgage warehouse loans increased $15.2 million, or 14.7%, to $119.1 million at June 30, 2012 compared to $103.9 million at December 31, 2011, primarily due to the continued demand and increase in mortgage loan refinance activity. The Home Affordable Refinance Program, along with historically low long term mortgage interest rates have contributed to continued and increased demand in refinance activity.

Commercial real estate loans increased $3.0 million, or 3.7%, to $83.4 million at June 30, 2012 from $80.4 million at December 31, 2011, primarily due to the origination of a $4.6 million loan relationship to a customer in the entertainment and recreation industry.

Commercial loans increased $2.3 million, or 12.9%, to $20.3 million at June 30, 2012 from $18.0 million at December 31, 2011. This increase was primarily due to the origination of a $4.2 million commercial loan to a customer in the health care and social assistance industry.

There was no material change in construction, land, home equity or automobile and other consumer loans at June 30, 2012 when compared to these loans at December 31, 2011.

One- to four-family residential loans decreased $5.3 million, or 11.7%, to $40.2 million at June 30, 2012 compared to $45.6 million at December, 31, 2011. The decrease in this portfolio was primarily attributable to continued refinance activity and normal amortization of the seasoned loan portfolio during the first six months of 2012. We have continued to sell most of our fixed rate one- to four-family residential real estate loans originated during the first six months of 2012. Management expects to continue selling the majority of the one- to four-family residential loans originated during the remainder of 2012 to reduce interest rate risk exposure of fixed rate long term mortgages remaining on the balance sheet.

Five or more family residential loans decreased $4.8 million, or 26.9%, to $13.0 million at June 30, 2012 compared to $17.7 million at December 31, 2011. During the first quarter of 2012, a $4.7 million loan secured by a residential apartment complex was paid off.

The allowance for loan losses increased $496,000, or 13.2%, to $4.3 million at June 30, 2012 compared to $3.8 million at December 31, 2011, primarily due to a provision amount of $531,000 recorded during the first six months of 2012. Net charge-offs during 2012 totaled $35,000. The allowance for loan losses to total loans ratio was 1.38% at June 30, 2012 compared to 1.26% at December 31, 2011. The increase in this ratio was primarily due to due to an increase in both our specific and general reserve amounts which were offset by a low level of net charge-offs resulting in the level of provision for loan losses recorded during 2012. The allowance for loan losses to nonperforming loans ratio was 59.2% at June 30, 2012 compared to 59.3% at December 31, 2011.

Nonperforming loans increased $845,000 to $7.2 million at June 30, 2012 compared to $6.4 million at December 31, 2011. The total nonperforming loans to total loans ratio was 2.34% at June 30, 2012 compared to 2.13% at December 31, 2011. As of June 30, 2012, nonaccrual loans to rental, real estate and land developers totaled $5.0 million, to entertainment and recreation businesses totaled $460,000, to construction businesses totaled $279,000 and to all other commercial industry types totaled $96,000. Nonaccrual one- to four-family residential loans totaled $1.3 million as of June 30, 2012. All other consumer loans in nonaccrual totaled $45,000 as of June 30, 2012.

Total nonperforming assets to total assets ratio was 1.70% at June 30, 2012 compared to 1.55% at December 31, 2011 primarily due to an increase in nonaccrual loans of $845,000 partially offset by a decrease in other real estate owned of $103,000. The increase in nonaccrual loans was primarily due to the addition of one commercial real estate loan relationship totaling $911,000 which moved to nonaccrual status during 2012. One loan in this relationship is secured by an office building and the other loan is secured by a strip mall, both of which are located in Porter County, Indiana. Three properties were sold during the first six months of 2012 with a recorded fair value of $315,000, and five new properties were transferred into other real estate owned during the same time period with a fair value of $405,000. For the six months ended June 30, 2012, write-downs totaling $192,000 were recorded on other real estate owned properties held at June 30, 2012. The current balance in other real estate owned included the fair value of a property we acquired in our acquisition of City Savings Bank in 2007, which was held for future branch development. The fair value of this property was $305,000 at June 30, 2012. We anticipate listing this property for sale but do not anticipate that to occur in the near future.

Goodwill and Other Intangible Assets. Our goodwill totaled $8.4 million at June 30, 2012 and at December 31, 2011. Accounting standards require goodwill to be tested for impairment on an annual basis, or more frequently if circumstances indicate that an asset might be impaired, by comparing the fair value of such goodwill to its recorded or carrying amount. If the carrying amount of the goodwill exceeds the fair value, an impairment charge must be recorded in an amount equal to the excess. The annual impairment review of the $8.4 million of goodwill previously recorded was performed in February 2012 as of September 30, 2011. Based on this evaluation completed in February 2012, management determined that the fair value of the reporting unit, which is defined as LaPorte Bancorp, Inc. as a whole, exceeded the carrying value of the goodwill, based on the opinion of an independent expert in valuations, such that the sale price per common share would exceed our book value per common share. Accordingly, no goodwill impairment was recognized in 2011.

Our stock price has increased from the previous analysis and earnings have continued to increase, therefore, management determined that an updated analysis from an independent third party as of the end of the second quarter was not necessary. A full independent review will be done to test the goodwill for impairment annually unless circumstances indicate an updated review is necessary. As our market price per share is currently trading below its tangible book value per common share, it is reasonably possible that management may conclude that goodwill, totaling $8.4 million at June 30, 2012, is impaired as a result of a future assessment. If our goodwill is determined to be impaired, the related charge to earnings could be material.

Deposits. Total deposits increased $9.2 million, or 2.8%, to $342.7 million at June 30, 2012 compared to $333.6 million at December 31, 2011, primarily due to an increase in certificates of deposit and noninterest bearing deposits. The increase in certificates of deposit was primarily due to increases of $10.0 million in CDARS deposits during the first quarter of 2012. These brokered deposits were purchased to replace the repayment of a portion of higher costing Federal Home Loan Bank of Indianapolis advances and the Federal Deposit Insurance Corporation guaranteed unsecured borrowing which matured during the first quarter of 2012. Partially offsetting the increase in CDARS deposits was a decrease in non-brokered certificates of deposit and IRA time deposits of $5.0 million, primarily due to the continued competitive and low interest rate environment. Although management believes the interest rates offered on certificates of deposit have remained competitive, we have positioned them at or below the average rates offered in the market due to the pricing on alternative sources of funding. Noninterest bearing demand deposits increased $3.4 million, or 8.6%, over the same time period due to the increase in commercial lending relationships and associated deposit accounts.

Money market accounts decreased $3.5 million, or 5.9%, to $56.5 million at June 30, 2012 compared to $60.0 million at December 31, 2011, primarily due to a decrease in public fund balances. Savings account balances increased $3.6 million, or 7.2%, to $54.0 million at June 30, 2012 compared to $50.4 million at December 31, 2011.

Borrowed Funds. Federal Home Loan Bank of Indianapolis borrowings decreased $5.5 million, or 7.6%, to $66.5 million at June 30, 2012 compared to $72.0 million at December 31, 2011. During the first six months of 2012, $15.0 million in long-term Federal Home Loan Bank of Indianapolis advances matured which were replaced by the purchase of $10.0 million in CDARS deposits, as well as an increase in short-term Federal Home Loan Bank of Indianapolis advances of $7.0 million. The cost of the CDARS deposits and short-term borrowings with the Federal Home Loan Bank of Indianapolis were lower than alternative long-term borrowings during the first and second quarters of 2012. During the first quarter of 2012, the $5.0 million FDIC guaranteed unsecured borrowing which The LaPorte Savings Bank entered into in 2009 matured and was paid off. We have an unsecured line of credit at First Tennessee Bank which we can utilize for temporary liquidity needs. This line was not utilized at June 30, 2012 or December 31, 2011. Finally, during the second quarter of 2012, The LaPorte Savings Bank was granted a $9.0 million line of credit with Zions Bank which is also used for temporary liquidity needs. The outstanding amount of this line at June 30, 2012 totaled $830,000.

Total Shareholders’ Equity. Total shareholders’ equity increased $2.0 million, or 3.6%, to $57.7 million at June 30, 2012 compared to $55.7 million at December 31, 2011, due to an increase of $1.6 million in retained earnings, an increase of $240,000 in other comprehensive income and an increase in paid in capital of $116,000. The increase in retained earnings was the result of our 2012 year-to-date net income of $2.0 million less dividends paid during 2012 totaling $372,000. The increase in other comprehensive income was primarily due to an increase in the fair market value of securities of $307,000 ($203,000 net of tax effect) along with an increase in the fair market value of interest rate swap derivatives of $56,000 ($37,000 net of tax effect). Paid in capital increased $116,000 due to the expenses recorded in relation to the vesting of granted stock awards and stock options.

Comparison of Operating Results For Three Month Periods Ended June 30, 2012 and June 30, 2011

Net Income. Net income increased $555,000, or 114.0%, to $1.0 million for the three months ended June 30, 2012 compared to $487,000 for the three months ended June 30, 2011. Return on average assets for the second quarter of 2012 was 0.90% compared to 0.45% for the prior year period, and return on average equity increased to 7.29% from 3.74% over the same time period. This increase was primarily attributable to an increase in net interest income and noninterest income partially offset by an increase in provision for loan losses and noninterest expense.

Net Interest Income. Net interest income increased $659,000, or 21.4%, to $3.7 million for the three months ended June 30, 2012 compared to the same prior year period, primarily due to an increase in interest and fee income from mortgage warehouse loans of $727,000 over the same time period. The net interest margin increased 43 basis points to 3.54% for the second quarter of 2012 from 3.11%, over the same time period in the prior year. The net interest rate spread increased 47 basis points to 3.34% for the second quarter of 2012 from 2.87%, over the same time period in the prior year. The increase in net interest margin and net interest rate spread was primarily due to a decrease in the average cost of interest bearing liabilities when comparing the two time periods. The average cost of interest-bearing liabilities decreased 51 basis points to 1.28% for the second quarter as compared to the same prior year period. Partially offsetting this decrease in cost was a decrease in the average yield on interest earning assets of 4 basis points to 4.62% for the second quarter of 2012 as compared to the same prior year period.

Interest and Dividend Income. Interest and dividend income increased $266,000, or 5.8%, to $4.9 million for the three months ended June 30, 2012 compared to $4.6 million for the same prior year period. Interest and fee income on loans increased $494,000, or 14.1%, when comparing the two time periods. This increase was offset by a decrease in interest income from taxable securities of $215,000, or 30.2%, and a decrease in income from tax exempt securities of $18,000, or 5.0%, for the three months ended June 30, 2012 compared to the same prior year period. Average outstanding loan balances increased $48.5 million, primarily due to the increase in average outstanding mortgage warehouse balances, which increased $60.1 million for the second quarter of 2012 which was offset in part by a decrease in the average yield on loans of 32 basis points to 5.62% when comparing the two time periods. The average yield earned on taxable and tax exempt securities decreased 33 and 23 basis points, respectively, when comparing the two time periods.

Interest and fee income on mortgage warehouse loans increased $727,000, or 112.4%, to $1.4 million for the three months ended June 30, 2012 compared to $647,000 for the same prior year period, primarily due to an increase in average outstanding balances of $60.1 million, or 162.7%. Although the average yield of mortgage warehouse loans decreased 134 basis points to 5.66% for the second quarter of 2012 when comparing the two time periods, this portfolio continues to provide a key source of income to us. A decrease in overall interest rates has led to the decline in yield on this portfolio.

Interest and fee income on commercial real estate and five or more family residential loans remained relatively unchanged for the three months ended June 30, 2012 compared to the same prior year period.

Interest and fee income on one- to four-family residential loans decreased $184,000, or 23.8%, to $589,000 for the three months ended June 30, 2012 compared to the same prior year period, due to a decrease in average outstanding balances as well as the average yield on this portfolio. Average outstanding balances decreased $11.8 million, or 21.9%, to $42.1 million and the average yield decreased 14 basis points to 5.60% for the second quarter of 2012 compared to the second quarter of 2011. In addition to continued refinance activity, we continue to sell most of our fixed rate one- to four-family residential loans originated which has contributed to the decrease in average outstanding balances and interest income on these loans.

Interest and fee income on automobile and other consumer loans decreased $38,000, or 25.9%, to $109,000 for the three months ended June 30, 2012 compared to the same prior year period. This decrease was a result of a decrease in average outstanding balance of $2.0 million and a decrease in the average yield on this portfolio of 19 basis points.

Interest income from taxable securities decreased $215,000, or 30.2%, to $497,000 for the three months ended June 30, 2012 compared to the same prior year period. The average outstanding balance of taxable securities decreased $21.7 million, or 19.9%, for the three months ended June 30, 2012 compared to the same prior year period, in addition to a decrease in the average yield on taxable securities of 33 basis points. Management anticipates the continued low interest rate environment will negatively impact the yield on this portfolio in the future. Interest income from tax exempt securities decreased $18,000, or 5.0%, to $343,000 for the three months ended June 30, 2012 compared to $361,000 for the same prior year period. The average yield on tax exempt securities decreased 23 basis points when comparing the two time periods.

Interest Expense. Interest expense decreased $393,000, or 25.6%, to $1.1 million for the three months ended June 30, 2012 compared to $1.5 million for the three months ended June 30, 2011. The average cost of interest bearing liabilities decreased 51 basis points to 1.28% for the three months ended June 30, 2012 from 1.79% when comparing the two time periods, primarily due to a decrease in the average cost of interest bearing deposits of 42 basis points and a decrease in the average cost of Federal Home Loan Bank of Indianapolis advances of 99 basis points.

Interest expense on certificates of deposit and IRA time deposits decreased $235,000, or 27.2%, to $630,000 for the three months ended June 30, 2012 compared to $865,000 for the same prior year period. Interest rates offered on certificates of deposit and IRA time deposits have decreased significantly compared to the rates on maturing certificates of deposit and IRA time deposits resulting in this decrease in interest expense. The average cost of certificates of deposit and IRA time deposits decreased 63 basis points to 1.79% for the three months ended June 30, 2012. Interest expense on money market and interest bearing checking accounts decreased $28,000, or

18.8%, to $121,000 for the three months ended June 30, 2012 compared to $149,000 for the same prior year period. The average cost of money market and interest bearing checking accounts decreased 16 basis points while average outstanding balances increased $9.6 million when comparing the two time periods. We have continued to offer competitive interest rates on money market accounts in order to attract these relatively low cost deposits to aid in funding our mortgage warehouse division.

Interest expense on Federal Home Loan Bank of Indianapolis advances decreased $75,000, or 19.3%, to $313,000 for the three months ended June 30, 2012 compared to $388,000 for the same prior year period. The average cost of these borrowings decreased 99 basis points for the three months ended June 30, 2012 to 2.42% compared to 3.41% for the same prior year period. This decline was primarily due to a number of fixed rate longer term advances that matured during 2011 and were replaced at a significantly lower cost of funding.

Provision for Loan Losses. We recognize a provision for loan losses, which is charged to earnings, at a level necessary to absorb known and inherent losses that are both probable and reasonably estimable at the date of the financial statements. In evaluating the level of the allowance for loan losses, management considers historical loan loss experience, the types of loans and the amount of loans in the portfolio, adverse situations that may affect borrowers’ ability to repay, the estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available or as future events occur. After an evaluation of these factors, management recognized a provision for loan losses of $303,000 for the three months ended June 30, 2012 compared to $203,000 for the same prior year period. Net recoveries for the second quarter of 2012 totaled $1,000 and net charge-offs for the second quarter of 2011 totaled $359,000, respectively. Net charge-offs of $228,000 for the three months ended June 30, 2011 were specifically reserved for in prior periods.

The increase in the provision amount was primarily due to the increase in outstanding loan balances, as well as an increase in the specific reserve allocation which was offset by a decrease in the historical loss percentage. Total outstanding loan balances, not including the allowance for loan losses, increased $39.6 million to $308.4 million at June 30, 2012 compared to $268.8 million at June 30, 2011, primarily due to the increase in mortgage warehouse loans. The specific reserve allocation increased $980,000 at June 30, 2012 when compared to June 30, 2011. This increase was primarily attributable to the updated collateral values obtained in anticipation of a sheriff sale during the third quarter of 2012 related to one loan relationship secured primarily by land with close proximity to Lake Michigan that was originally intended for residential use. We have judgment liens on unencumbered property of the borrower in addition to the collateral securing these loans. Based on recent appraisals received on similar properties in the same development, management believes the collateral value of this unencumbered property will increase the overall collateral position of the relationship so that the current quarter specific reserve allocation for this relationship may be lower in future periods. After June 30, 2012, the borrower filed Chapter 11 bankruptcy resulting in the cancelation of the sheriff sale and prolonging the period of time until the unencumbered property is awarded to The LaPorte Savings Bank. The increase in the specific reserve allocation was offset by a decrease in our historical loss percentages which are utilized to establish the minimum reserve ratios for our general pools. Our twelve month historical loss percentage decreased 92 basis points to 0.18% at June 30, 2012 compared to 1.10% at June 30, 2011. Our eighteen month historical loss percentage decreased 43 basis points to 0.31% at June 30, 2012 compared to 0.74% at June 30, 2011. The decrease in our historical loss percentages was primarily due to decreases in the historical loss percentages of our commercial real estate and commercial loan portfolios. The twelve and eighteen month historical loss rates of our commercial real estate portfolio decreased 188 and 84 basis points, respectively, when comparing June 30, 2012 to June 30, 2011. The twelve and eighteen month historical loss rates of our commercial loan portfolio decreased 189 and 126 basis points, respectively, when comparing June 30, 2012 to June 30, 2011. Given overall economic concerns, we rely on more recent loan loss experience ranging from twelve to eighteen months to establish the minimum reserve ratios for our general loan pools.

Noninterest Income. Noninterest income increased $370,000, or 114.9%, to $692,000 for the three months ended June 30, 2012 compared to $322,000 for the same prior year period. Gains on mortgage banking activities increased $146,000 due to an increase in refinance activity when comparing the second quarters of 2012 and 2011. Net gain on sales of securities increased $85,000 for the three months ended June 30, 2012 compared to the same prior year period. Losses on other assets decreased $117,000 primarily due to losses recorded on the sale of other real estate owned and repossessed assets during the second quarter of 2011. Other income increased $51,000 primarily due to an increase in wire transfer fees as a result of increased activity in the mortgage warehouse division.

Service charge income decreased $17,000, or 13.2%, to $112,000 for the three months ended June 30, 2012 from $129,000 for the same prior year period. We continue to see a decrease in non-sufficient funds/overdraft fee income due to the regulations impacting our ability to charge for certain types of overdraft activity.

Noninterest Expense. Noninterest expense increased $90,000, or 3.4%, to $2.8 million for the three months ended June 30, 2012 compared to $2.7 million for the same prior year period, primarily due to an increase in salaries and wages of $132,000, or 9.2%. Payroll expenses increased $92,000, or 7.9%, for the three months ended June 30, 2012 compared to the same prior year period as a result of an increase in staffing to our commercial credit department, along with annual salary increases. During the third quarter of 2011, we implemented an equity incentive plan which resulted in an increase to compensation expense of $61,000 for the three months ended June 30, 2012 compared to the same prior year period. Data processing expenses increased $25,000, or 24.3% for the three months ended June 30, 2012 compared to the same prior year period primarily due to expenses related to a new disaster recovery plan we implemented in 2011. Other expenses increased $24,000, or 8.1%, primarily due to an increase in miscellaneous services expenses related to our investment subsidiary which was formed on October 1, 2011, along with the hiring of a temporary commercial loan consultant during the quarter.

Partially offsetting these increases was a decrease in bank examination fees of $54,000, or 31.4%, attributable to a change in the estimated quote for bank examination services. The amortization of intangible assets decreased $27,000, or 48.2%, as the core deposit intangible asset recorded by us is amortized into expense on an accelerated basis and the customer intangible asset was fully amortized during the third quarter of 2011.

Income Taxes. Income tax expense increased $284,000, to $302,000 for the three months ended June 30, 2012 compared to $18,000 for the same prior year period, primarily due to an increase in income before taxes of $839,000, as well as an increase in our effective tax rate. The effective tax rate for the three months ended June 30, 2012 was 22.5% compared to 3.5% for the same prior year period. The effective tax rates fluctuate primarily based on the ratio of total income before tax attributable to tax exempt securities and life insurance income.

Comparison of Operating Results For Six Month Periods Ended June 30, 2012 and June 30, 2011

Net Income. Net income increased $704,000, or 55.7%, to $2.0 million for the six months ended June 30, 2012 compared to $1.3 million for the six months ended June 30, 2011. Return on average assets for the first six months of 2012 was 0.85% compared to 0.58% for the prior year period, and return on average equity increased to 6.94% for the six months ended June 30, 2012 from 4.93% over the same time period. This increase was primarily attributable to an increase in net interest income and noninterest income partially offset by an increase in provision for loan losses and noninterest expense.

Net Interest Income. Net interest income increased $1.2 million, or 18.1%, to $7.5 million for the six months ended June 30, 2012 compared to the same prior year period, primarily due to an increase in interest and fee income from mortgage warehouse loans of $1.2 million over the same time period. The net interest margin increased 29 basis points to 3.53% for the six months ended June 30, 2012 from 3.24%, over the same time period in the prior year. The net interest rate spread increased 34 basis points to 3.34% for the six months ended June 30, 2012 from 3.00%, over the same time period in the prior year. The increase in net interest margin and net interest rate spread was primarily due to a decrease in the average cost of interest bearing liabilities when comparing the two time periods. The average cost of interest bearing liabilities decreased 52 basis points to 1.31% for the six months ended June 30, 2012 as compared to the same prior year period. Partially offsetting this decrease in cost was a decrease in the average yield on interest earning assets of 18 basis points to 4.65% for the six months ended June 30, 2012 as compared to the same prior year period.

Interest and Dividend Income. Interest and dividend income increased $389,000, or 4.1%, to $9.9 million for the six months ended June 30, 2012 compared to $9.5 million for the same prior year period. Interest and fee income on loans increased $705,000, or 9.5%, when comparing the two time periods. This increase was partially offset by a decrease in interest income from taxable securities of $287,000, or 22.3%, and a decrease in interest income from tax exempt securities of $30,000, or 4.1%, for the six months ended June 30, 2012 compared to the same prior year period. Average outstanding loan balances increased $46.4 million, primarily due to the increase in average outstanding mortgage warehouse balances, which increased $57.3 million for the six months ended June 30, 2012 which was partially offset by a decrease in the average yield on loans of 50 basis points to 5.63% when comparing the two time periods. The average yield earned on taxable and tax exempt securities decreased 40 and 26 basis points, respectively, when comparing the two time periods.

Interest and fee income on mortgage warehouse loans increased $1.2 million, or 73.7%, to $2.7 million for the six months ended June 30, 2012 compared to $1.6 million for the same prior year period, primarily due to an increase in average outstanding balances of $57.3 million. Although the average yield of mortgage warehouse loans decreased 213 points to 5.58% for the six months ended June 30, 2012 when comparing the two time periods, this portfolio continues to provide a key source of business to us. The decrease in overall interest rates has led to the decline in yield on this portfolio.

Interest and fee income on five or more family residential real estate loans increased $73,000, or 21.0%, for the six months ended June 30, 2012 compared to the same prior year period, primarily due to an increase in the average outstanding balance of $2.7 million over the same time period.

Interest and fee income on commercial and commercial real estate loans remained relatively unchanged for the six months ended June 30, 2012 compared to the same prior year period.

Interest and fee income on one- to four-family residential loans decreased $372,000, or 23.2%, to $1.2 million for the six months ended June 30, 2012 compared to the same prior year period, due to a decrease in average outstanding balances as well as the average yield on this portfolio. Average outstanding balances decreased $11.5 million, or 20.8%, to $43.7 million and the average yield decreased 18 basis points to 5.63% for the six months ended June 30, 2012 compared to the same prior year period. In addition to continued refinance activity, we continue to sell most of our fixed rate one- to four-family residential loans originated which has contributed to the decrease in average outstanding balances and interest income on these loans.

Interest and fee income on automobile and other consumer loans decreased $76,000, or 24.9%, for the six months ended June 30, 2012 compared to the same prior year period, primarily due to a decrease in average outstanding balances and the average yield on these loans. The average outstanding balance of automobile and other consumer loans decreased $1.9 million and the average yield decreased 21 basis points when comparing the two periods.

Interest and fee income on construction loans decreased $65,000, or 36.9%, for the six months ended June 30, 2012 compared to the same prior year period due to decreases in average outstanding balances and the average yield of these loans. The average outstanding balance of construction loans decreased $2.1 million and the average yield decreased 13 basis points when comparing the two time periods. During the second quarter of 2011, a $4.7 million commercial construction loan secured by the construction of a five or more family residential apartment complex moved to permanent financing resulting in the decrease in average outstanding balances.

Interest income from taxable securities decreased $287,000, or 22.3%, to $1.0 million for the six months ended June 30, 2012 compared to the same prior year period, due to a decrease in the average yield of 40 basis points, along with a decrease in average outstanding balances of $8.2 million. Management anticipates that the continued low interest rate environment will negatively impact the yield on this portfolio. Interest income from tax exempt securities decreased $30,000, or 4.1%, to $695,000 for the six months ended June 30, 2012 compared to $725,000 for the same prior year period. The average yield on tax exempt securities decreased 26 basis points when comparing the two time periods, while average outstanding balances remained relatively constant.

Interest Expense. Interest expense decreased $762,000, or 24.3%, to $2.4 million for the six months ended June 30, 2012 compared to $3.1 million for the six months ended June 30, 2011. The average cost of interest bearing liabilities decreased 52 basis points to 1.31% for the six months ended June 30, 2012 from 1.83% when comparing the two time periods, primarily due to a decrease in the average cost of interest bearing deposits of 42 basis points and a decrease in the average cost of Federal Home Loan Bank of Indianapolis advances of 129 basis points.

Interest expense on certificates of deposit and IRA time deposits decreased $465,000, or 26.3%, to $1.3 million for the six months ended June 30, 2012 compared to $1.8 million for the same prior year period. Interest rates offered on certificates of deposit and IRA time deposits have decreased significantly compared to the rates on maturing certificates of deposit and IRA time deposits resulting in this decrease in interest expense. The average cost of certificates of deposit and IRA time deposits decreased 60 basis points to 1.84% for the six months ended June 30, 2012. Interest expense on money market and interest bearing checking accounts decreased $77,000, or 24.2%, to $241,000 for the six months ended June 30, 2012 compared to $318,000 for the same prior year period. The average cost of money market and interest bearing checking accounts decreased 21 basis points while average outstanding balances increased $9.4 million when comparing the two time periods. We have continued to offer competitive interest rates on money market and interest bearing checking accounts in order to attract these relatively low cost deposits to aid in funding our mortgage warehouse division.

Interest expense on Federal Home Loan Bank of Indianapolis advances decreased $148,000, or 18.9%, to $635,000 for the six months ended June 30, 2012 compared to $783,000 for the same prior year period. The average cost of these borrowings decreased 129 basis points for the six months ended June 30, 2012 to 2.18% compared to 3.47% for the same prior year period. This decline was primarily due to a number of fixed rate longer term advances that matured during 2011 and were replaced at a significantly lower cost of funding.

Provision for Loan Losses. We recognize a provision for loan losses, which is charged to earnings, at a level necessary to absorb known and inherent losses that are both probable and reasonably estimable at the date of the financial statements. In evaluating the level of the allowance for loan losses, management considers historical loan loss experience, the types of loans and the amount of loans in the loan portfolio, adverse situations that may affect borrowers’ ability to repay, the estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available or as future events occur. After an evaluation of these factors, management recognized a provision for loan losses of $531,000 for the six months ended June 30, 2012 compared to $231,000 for the same prior year period. Net charge-offs for the six months ended June 30, 2012 and 2011 totaled $35,000 and $800,000, respectively. Net charge-offs of $678,000 for the six months ended June 30, 2011 were specifically reserved for in prior periods.

The increase in the provision amount was primarily due to the increase in outstanding loan balances as well as an increase in the specific reserve allocation which was offset by a decrease in the historical loss percentage. Total outstanding loan balances, not including the allowance for loan losses, increased $39.6 million to $308.4 million at June 30, 2012 compared to $268.8 million at June 30, 2011, primarily due to the increase in mortgage warehouse loans. The specific reserve allocation increased $980,000 at June 30, 2012 when compared to June 30, 2011. This increase was primarily attributable to the updated collateral values obtained in anticipation of a sheriff sale during the third quarter of 2012 related to one loan relationship secured primarily by land with close proximity to Lake Michigan that was originally intended for residential use. We have judgment liens on unencumbered property of the borrower in addition to the collateral securing these loans. Based on recent appraisals received on similar properties in the same development, management believes the collateral value of this unencumbered property will increase the overall collateral position of the loan so that the current quarter specific reserve allocation for this relationship may be lower in future periods. After June 30, 2012, the borrower filed Chapter 11 bankruptcy resulting in the cancelation of the sheriff sale and prolonging the period of time until the unencumbered property is awarded to The LaPorte Savings Bank. The increase in the specific reserve allocation was offset by a decrease in our historical loss percentages which are utilized to establish the minimum reserve ratios for our general pools. Our twelve month historical loss percentage decreased 92 basis points to 0.18% at June 30, 2012 compared to 1.10% at June 30, 2011. Our eighteen month historical loss percentage decreased 43 basis points to 0.31% at June 30, 2012 compared to 0.74% at June 30, 2011 The decrease in our historical loss percentage was primarily due to decreases in the historical loss percentage of our commercial real estate and commercial loan portfolios. The twelve and eighteen month historical loss rates of our commercial real estate portfolio decreased 188 and 84 basis points, respectively, when comparing June 30, 2012 to June 30, 2011. The twelve and eighteen month historical loss rates of our commercial loan portfolio decreased 189 and 126 basis points, respectively when comparing at June 30, 2012 to June 30, 2011. Given overall economic concerns, we rely on more recent loan loss experience ranging from twelve to eighteen months to establish the minimum reserve ratios for our general loan pools.

Noninterest Income. Noninterest income increased $418,000, or 48.4%, to $1.3 million for the six months ended June 30, 2012 compared to $863,000 for the same prior year period. Gains on mortgage banking activities increased $272,000 due to an increase in refinance activity when comparing the first six months of 2012 to 2011.

Net gain on sales of securities increased $169,000 for the six months ended June 30, 2012 compared to the same prior year period. Other income increased $46,000 due to an increase in wire transfer fees resulting from the increased activity in the mortgage warehouse division. Service charge income decreased $46,000, or 17.4%, to $219,000 for the six months ended June 30, 2012 from $265,000 for the same prior year period. We continue to see a decrease in non-sufficient funds/overdraft fee income due to the regulations impacting our ability to charge for certain types of overdraft activity.

Noninterest Expense. Noninterest expense increased $204,000, or 3.7%, to $5.7 million for the six months ended June 30, 2012 compared to $5.5 million for the same prior year period, primarily due to an increase in salaries and wages of $269,000, or 9.1%. Payroll expenses increased $184,000, or 7.8%, for the six months ended June 30, 2012 compared to the same prior year period as a result of an increase in staffing to our commercial credit department, along with annual salary increases. During the third quarter of 2011, we implemented an equity incentive plan which resulted in an increase to compensation expense of $121,000 for the six months ended June 30, 2012 compared to the same prior year period. Data processing expenses increased $44,000, or 20.9%, for the six months ended June 30, 2012 primarily due to expenses related to a new disaster recovery plan we implemented in 2011. Other expenses increased $47,000, or 7.2%, primarily due to an increase in attorney fees and miscellaneous services expenses related to our investment subsidiary which was formed on October 1, 2011, along with the hiring of a temporary commercial loan consultant during the second quarter of 2012.

Partially offsetting these increases was a decrease in bank examination fees of $55,000, or 21.7%, attributable to a change in the estimated quote for bank examination services. The amortization of intangible assets decreased $55,000, or 48.3%, as the core deposit intangible asset recorded by us is amortized into expense on an accelerated basis and the customer intangible asset was fully amortized during the third quarter of 2011. FDIC insurance expense also decreased $54,000, or 24.6%, due to the change in the formula of the assessment and its impact on The LaPorte Savings Bank.

Income Taxes. Income tax expense increased $361,000, or 192.0%, to $549,000 for the six months ended June 30, 2012 compared to $188,000 for the same prior year period, primarily due to an increase in income before taxes of $1.1 million, as well as an increase in the effective tax rate. The effective tax rate for the six months ended June 30, 2012 was 21.8% compared to 12.9% for the same prior year period. The effective tax rates fluctuate primarily based on the ratio of total income before tax attributable to tax exempt securities and life insurance income.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and words of similar meaning. These forward-looking statements include, but are not limited to:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	general economic conditions, either nationally or in our market areas, that are worse than expected;

•	competition among depository and other financial institutions;

•	inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;

•	adverse changes in the securities markets;

•	changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements;

•	our ability to enter new markets successfully and capitalize on growth opportunities;

•	our ability to successfully integrate acquired entities, if any;

•	changes in consumer spending, borrowing and savings habits;

•

changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission and the Public Company Accounting Oversight Board;

•	changes in our organization, compensation and benefit plans; and

•	changes in the financial condition, results of operations or future prospects of issuers of securities that we own.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. Please see “Risk Factors” beginning on page 16.

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the offering will be until the offering is completed, we anticipate that the net proceeds will be between $18.9 million and $25.9 million, or $30.0 million if the offering range is increased by 15%.

We intend to distribute the net proceeds as follows:

	Based Upon the Sale at $8.00 Per Share of
	2,550,000 Shares		3,000,000 Shares		3,450,000 Shares		3,967,500 Shares (1)
	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds
	(Dollars in thousands)

Offering proceeds	$20,400		$24,000		$27,600		$31,740
Less offering expenses	1,524		1,602		1,680		1,770

Net offering proceeds	$18,876	100.0%	$22,398	100.0%	$25,920	100.0%	$29,970	100.0%

Distribution of net proceeds:
To The LaPorte Savings Bank	$9,438	50.0%	$11,199	50.0%	$12,960	50.0%	$14,985	50.0%
To fund loan to employee stock ownership plan	$1,632	8.6%	$1,920	8.6%	$2,208	8.5%	$2,539	8.5%
Retained by New LaPorte (2)	$7,806	41.4%	$9,279	41.4%	$10,752	41.5%	$12,446	41.5%

(1)	As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.
(2)	In the event the stock-based benefit plan providing for stock awards and stock options is approved by shareholders, and assuming shares are purchased for the stock awards at $8.00 per share, an additional $816,000, $960,000, $1.1 million and $1.3 million, respectively, at the minimum, midpoint, maximum and adjusted maximum of the offering range, of net proceeds will be used by New LaPorte. In this case, the net proceeds retained by New LaPorte would be $7.0 million, $8.3 million, $9.7 million and $11.1 million, respectively, at the minimum, midpoint, maximum and adjusted maximum of the offering range.

Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of The LaPorte Savings Bank’s deposits. The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates. For example, our expenses would increase if a syndicated community offering were used to sell more shares of common stock not purchased in the subscription and community offerings than we currently estimate.

New LaPorte may use the proceeds it retains from the offering:

•	to invest in securities;

•	to pay cash dividends to shareholders;

•	to repurchase shares of our common stock;

•	to finance the acquisition of financial institutions, although we do not currently have any agreements or understandings regarding any specific acquisition transaction; and

•	for other general corporate purposes.

Initially, a substantial portion of the net proceeds retained by New LaPorte will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities.

See “Our Dividend Policy” for a discussion of our expected dividend policy following the completion of the conversion. Under current Board of Governors of the Federal Reserve System regulations, we may not repurchase shares of our common stock during the first year following the completion of the conversion, except when extraordinary circumstances exist and with prior regulatory approval, or except to fund management recognition plans (which would require notification to the Board of Governors of the Federal Reserve System) or tax qualified employee stock benefit plans. In addition, New LaPorte will be subject to notice provisions for stock repurchases of the Board of Governors of the Federal Reserve System. See “Supervision and Regulation—Holding Company Regulation.”

The LaPorte Savings Bank may use the net proceeds it receives from the offering:

•	to support loan growth, with a primary emphasis on, commercial real estate, commercial business and mortgage warehouse lending;

•	to enhance existing products and services, to support the development of new products and services and to support technological growth;

•

to invest in mortgage-backed securities and collateralized mortgage obligations, and debt securities issued by the U.S. Government, U.S. Government agencies, U.S. Government sponsored enterprises or municipalities and corporate bonds;

•

to expand its retail banking franchise by establishing or acquiring new branches or by acquiring other financial institutions or other financial services companies as opportunities arise, although we do not currently have any understandings or agreements to acquire a financial institution or other entity or to establish any new branch offices; and

•	for other general corporate purposes.

Initially, a substantial portion of the net proceeds received by The LaPorte Savings Bank will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities. We have not determined specific amounts of the net proceeds that would be used for the purposes described above. The use of the proceeds outlined above may change based on many factors, including, but not limited to, changes in interest rates, equity markets, laws and regulations affecting the financial services industry, our relative position in the financial services industry, the attractiveness of potential acquisitions to expand our operations, overall market conditions and the ability to receive any required regulatory approvals.

OUR DIVIDEND POLICY

LaPorte-Federal currently pays a quarterly cash dividend of $0.04 per share, which equals $0.16 per share on an annualized basis. LaPorte-Federal began declaring cash dividends during the quarter ended December 31 2011, and dividends have been declared in each subsequent quarterly period. After the conversion, we intend to continue to pay cash dividends on a quarterly basis. We expect the quarterly dividends to be $0.04 per share, or $0.16 per share on an annualized basis. This would represent a 2.0% annual dividend yield based on the offering price of $8.00 per share. The dividend rate and the continued payment of dividends will depend on a number of factors, including our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. We cannot assure you that we will not reduce or eliminate dividends in the future.

After the completion of the conversion, The LaPorte Savings Bank will not be permitted to pay dividends on its capital stock to New LaPorte, its sole shareholder, if The LaPorte Savings Bank’s shareholder’s equity would be reduced below the amount of the liquidation account established in connection with the conversion. The LaPorte Savings Bank will be required to file a notice with the Board of Governors of the Federal Reserve System prior to making a capital distribution. In addition, any payment of dividends by The LaPorte Savings Bank to us that would be deemed to be drawn out of The LaPorte Savings Bank’s bad debt reserves, if any, would require a payment of taxes at the then-current tax rate by The LaPorte Savings Bank on the amount of earnings deemed to be removed from the reserves for such distribution. The LaPorte Savings Bank does not intend to make any distribution to us that would create such a federal tax liability. See “The Conversion and Offering—Liquidation Rights.” For further information concerning additional federal and state law and regulations regarding the ability of The LaPorte Savings Bank to make capital distributions, including the payment of dividends to LaPorte-Federal, see “Taxation—Federal Taxation” and “Supervision and Regulation—Federal Banking Regulation.”

New LaPorte will not be permitted to pay dividends on its common stock if its shareholders’ equity would be reduced below the amount of the liquidation account established by New LaPorte in connection with the conversion. In addition, the source of dividends will depend on the net proceeds retained by New LaPorte and earnings thereon, and dividends from The LaPorte Savings Bank. In addition, New LaPorte will be subject to state law limitations and federal banking regulatory policy on the payment of dividends. Maryland law generally limits dividends to our capital surplus or, if there is no capital surplus, our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. For further information, see “Supervision and Regulation—Holding Company Regulation.”

We will file a consolidated federal tax return with The LaPorte Savings Bank. Accordingly, it is anticipated that any cash distributions made by us to our shareholders would be treated as cash dividends and not as a non-taxable return of capital for federal tax purposes. Additionally, pursuant to Board of Governors of the Federal Reserve System regulations, during the three-year period following the conversion, we will not take any action to declare an extraordinary dividend to shareholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

MARKET FOR THE COMMON STOCK

LaPorte-Federal’s publicly held shares of common stock are currently traded on the Nasdaq Capital Market under the trading symbol “LPSB.” Upon completion of the conversion, the shares of common stock of New LaPorte will replace the existing shares. We expect the shares of New LaPorte common stock to also be traded on the Nasdaq Capital Market. For a period of 20 trading days after the completion of the conversion and offering, the shares of New LaPorte common stock will trade under the symbol “LPSBD.” Thereafter, the trading symbol will revert to “LPSB.” In order to list our stock on the Nasdaq Capital Market, we are required to have at least three broker-dealers who will make a market in our common stock, and we believe we will be able to comply with this requirement. Sterne, Agee & Leach, Inc. has advised us that it intends to make a market in our common stock following the offering, but it is under no obligation to do so.

The development of a public market having the desirable characteristics of depth, liquidity and orderliness depends on the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. The number of active buyers and sellers of our common stock at any particular time may be limited, which may have an adverse effect on the price at which our common stock can be sold. There can be no assurance that persons purchasing the common stock will be able to sell their shares at or above the $8.00 price per share in the offering. Purchasers of our common stock should have a long-term investment intent and should recognize that there may be a limited trading market in our common stock.

The following table sets forth the high and low trading prices for shares of LaPorte-Federal common stock for the periods indicated, and the dividends declared during those periods. As of the close of business on July 31, 2012, there were approximately              shareholders of record.

The high and low closing prices for the quarterly periods noted below were obtained from the Nasdaq Capital Market.

	Price Per Share				Dividends Declared
	High		Low
2012
Third quarter (through , 2012)	$		$		$
Second quarter		$9.50		$7.72		$0.04
First quarter		$9.45		$7.86		$0.04

2011
Fourth quarter		$9.05		$7.50		$0.04
Third quarter		$9.75		$7.50		$—
Second quarter		$9.98		$9.19		$—
First quarter		$10.01		$8.04		$—

2010
Fourth quarter		$9.40		$7.34		$—
Third quarter		$7.96		$6.00		$—
Second quarter		$8.04		$6.00		$—
First quarter		$6.35		$4.45		$—

On May 22, 2012, the business day immediately preceding the public announcement of the conversion, and on             , 2012, the closing prices of LaPorte-Federal common stock as reported on the Nasdaq Capital Market were $8.95 per share and $         per share, respectively. On the effective date of the conversion, all publicly held shares of LaPorte-Federal common stock, including shares of common stock held by our officers and directors, will be converted automatically into and become the right to receive a number of shares of New LaPorte common stock determined pursuant to the exchange ratio. See “The Conversion and Offering—Share Exchange Ratio for Current Shareholders” and “—Impact of LaPorte Savings Bank, MHC’s Assets On Minority Stock Ownership.” Options to purchase shares of LaPorte-Federal common stock will be converted into options to purchase a number of shares of New LaPorte common stock determined pursuant to the exchange ratio, for the same aggregate exercise price. See “Beneficial Ownership of Common Stock.”

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

At March 31, 2012, The LaPorte Savings Bank exceeded all of the applicable regulatory capital requirements and was considered “well capitalized.” The table below sets forth the historical equity capital and regulatory capital of The LaPorte Savings Bank at March 31, 2012, and the pro forma equity capital and regulatory capital of The LaPorte Savings Bank, after giving effect to the sale of shares of common stock at $8.00 per share. The table assumes the receipt by The LaPorte Savings Bank of 50% of the net offering proceeds. See “How We Intend to Use the Proceeds from the Offering.”

	The LaPorte Savings Bank Historical at March 31, 2012		Pro Forma at March 31, 2012, Based Upon the Sale in the Offering of (1)
			2,550,000 Shares		3,000,000 Shares		3,450,000 Shares		3,967,500 Shares (2)
	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)
	(Dollars in thousands)

Equity	$57,232	12.27%	$64,222	13.50%	$65,551	13.73%	$66,880	13.95%	$68,408	14.21%

Tier 1 capital	$46,103	10.08%	$53,093	11.37%	$54,422	11.61%	$55,751	11.85%	$57,279	12.12%
Leverage capital requirement (4)	22,873	5.00	23,345	5.00	23,433	5.00	23,521	5.00	23,622	5.00

Excess	$23,230	5.08%	$29,748	6.37%	$30,989	6.61%	$32,230	6.85%	$33,657	7.12%

Tier 1 risk-based capital (5)	$46,103	14.01%	$53,093	16.04%	$54,422	16.42%	$55,751	16.80%	$57,279	17.24%
Risk-based requirement	19,751	6.00	19,864	6.00	19,885	6.00	19,906	6.00	19,930	6.00

Excess	$26,352	8.01%	$33,229	10.04%	$34,537	10.42%	$35,845	10.80%	$37,349	11.24%

Total risk-based capital (5)	$50,067	15.21%	$57,057	17.23%	$58,386	17.62%	$59,715	18.00%	$61,243	18.44%
Risk-based requirement	32,918	10.00	33,106	10.00	33,141	10.00	33,177	10.00	33,217	10.00

Excess	$17,149	5.21%	$23,951	7.23%	$25,245	7.62%	$26,538	8.00%	$28,026	8.44%

Reconciliation of capital infused into The LaPorte Savings Bank:
Net proceeds			$9,438		$11,199		$12,960		$14,985
Less: Common stock acquired by stock-based benefit plan			(816)		(960)		(1,104)		(1,270)
Less: Common stock acquired by employee stock ownership plan			(1,632)		(1,920)		(2,208)		(2,539)

Pro forma increase			$6,990		$8,319		$9,648		$11,176

(1)	Pro forma capital levels assume that the employee stock ownership plan purchases 8% of the shares of common stock sold in the stock offering with funds we lend. Pro forma equity as determined by generally accepted accounting principles (“GAAP”) and regulatory capital have been reduced by the amount required to fund this plan. See “Management” for a discussion of the employee stock ownership plan.
(2)	As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.
(3)	Tier 1 leverage capital levels are shown as a percentage of total adjusted assets of $457.5 million. Risk-based capital levels are shown as a percentage of risk-weighted assets of $329.2 million.
(4)	The current core capital requirement is 3% of total adjusted assets for financial institutions that receive the highest supervisory rating for safety and soundness and a 4% to 5% core capital ratio requirement for all other financial institutions.
(5)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.

CAPITALIZATION

The following table presents the historical consolidated capitalization of LaPorte-Federal at March 31, 2012 and the pro forma consolidated capitalization of New LaPorte after giving effect to the conversion and offering, based upon the assumptions set forth in the “Pro Forma Data” section.

	LaPorte-Federal Historical at March 31, 2012	Pro Forma at March 31, 2012 Based upon the Sale in the Offering at $8.00 per Share of
		2,550,000 Shares	3,000,000 Shares	3,450,000 Shares	3,967,500 Shares (1)
	(Dollars in thousands)

Deposits (2)	$341,871	$341,871	$341,871	$341,871	$341,871
Borrowed funds	65,162	65,162	65,162	65,162	65,162

Total deposits and borrowed funds	$407,033	$407,033	$407,033	$407,033	$407,033

Shareholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized (post-conversion) (3)	—	—	—	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized (post-conversion); shares to be issued as reflected (3) (4)	49	47	55	63	73
Additional paid-in capital (3)	21,279	40,158	43,671	47,185	51,225
Surplus	770	770	770	770	770
Retained earnings (5)	35,008	35,008	35,008	35,008	35,008
MHC capital contribution	—	261	261	261	261
Accumulated other comprehensive income	2,096	2,096	2,096	2,096	2,096
Less:
Treasury stock	(1,278)	(1,278)	(1,278)	(1,278)	(1,278)
Common stock held by employee stock ownership plan (6)	(1,334)	(2,966)	(3,254)	(3,542)	(3,873)
Common stock to be acquired by stock-based benefit plan (7)	—	(816)	(960)	(1,104)	(1,270)

Total shareholders’ equity	$56,590	$73,280	$76,369	$79,459	$83,012

Pro Forma Shares Outstanding
Shares offered for sale	—	2,550,000	3,000,000	3,450,000	3,967,500
Exchange shares issued	—	2,139,224	2,516,734	2,894,244	3,328,381
Total shares outstanding	4,660,871	4,689,224	5,516,734	6,344,244	7,295,881

Total shareholders’ equity as a percentage of total assets (2)	12.06%	15.08%	15.61%	16.14%	16.75%
Tangible equity as a percentage of total assets	10.17%	13.25%	13.80%	14.34%	14.96%

(1)	As adjusted to give effect to an increase in the number of shares of common stock that could occur due to a 15% increase in the offering range to reflect demand for shares or changes in market conditions following the commencement of the subscription and community offerings.
(2)	Does not reflect withdrawals from deposit accounts for the purchase of shares of common stock in the conversion and offering. These withdrawals would reduce pro forma deposits and assets by the amount of the withdrawals.
(3)	LaPorte-Federal currently has 1,000,000 authorized shares of preferred stock, no par value per share and 19,000,000 authorized shares of common stock, par value $0.01 per share. On a pro forma basis, common stock and additional paid-in capital have been revised to reflect the number of shares of New LaPorte common stock to be outstanding.
(4)	No effect has been given to the issuance of additional shares of New LaPorte common stock pursuant to the exercise of options under one or more stock-based benefit plans. If the plans are implemented within the first year after the closing of the offering, an amount up to 10% of the shares of New LaPorte common stock sold in the offering will be reserved for issuance upon the exercise of options under the plans, subject to adjustment as may be required by federal regulations or policy to reflect stock options previously granted by LaPorte-Federal or The LaPorte Savings Bank so that the total shares available for issuance upon the exercise of stock options does not exceed 10% of New LaPorte’s outstanding shares immediately after the conversion and offering. No effect has been given to the exercise of options currently outstanding. See “Management.”

(5)	The retained earnings of The LaPorte Savings Bank will be substantially restricted after the conversion. See “The Conversion and Offering—Liquidation Rights” and “Supervision and Regulation.”
(6)	Assumes that 8% of the shares sold in the offering will be acquired by the employee stock ownership plan financed by a loan from New LaPorte. The loan will be repaid principally from The LaPorte Savings Bank’s contributions to the employee stock ownership plan. Since New LaPorte will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on New LaPorte’s consolidated financial statements. Accordingly, the amount of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total shareholders’ equity.
(7)	Assumes a number of shares of common stock equal to 4% of the shares of common stock to be sold in the offering will be purchased for grant by one or more stock-based benefit plans. If the stock-based benefit plans are adopted within 12 months following the conversion, the amount reserved for restricted stock awards would be subject to adjustment as may be required by federal regulations or policy to reflect restricted stock previously granted by LaPorte-Federal so that the total shares reserved for restricted stock awards does not exceed 4% of New LaPorte’s outstanding shares immediately after the conversion and offering. The funds to be used by the plan to purchase the shares will be provided by New LaPorte. The dollar amount of common stock to be purchased is based on the $8.00 per share subscription price in the offering and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the subscription price in the offering. As New LaPorte accrues compensation expense to reflect the vesting of shares pursuant to the plan, the credit to capital will be offset by a charge to operations.

IMPACT OF LAPORTE SAVINGS BANK, MHC’S ASSETS ON MINORITY

STOCK OWNERSHIP

The public shareholders of LaPorte-Federal will receive shares of common stock of New LaPorte in exchange for their shares of common stock of LaPorte-Federal pursuant to an exchange ratio. Subject to adjustment, the exchange ratio ensures that the public shareholders will own the same percentage of the common stock of New LaPorte after the conversion as they held in LaPorte-Federal immediately prior to the conversion, without giving effect to new shares purchased in the offering or cash paid in lieu of any fractional shares. However, pursuant to Board of Governors of the Federal Reserve System regulations, the exchange ratio must be adjusted downward to reflect the aggregate amount of LaPorte-Federal dividends paid to LaPorte Savings Bank, MHC and the initial capitalization of LaPorte Savings Bank, MHC. Dividends were paid to LaPorte Savings Bank, MHC because the Board of Governors of the Federal Reserve System’s regulations do not permit a non-grandfathered mutual holding company as defined under the Dodd-Frank Act (such as LaPorte Savings Bank, MHC) to exclude waived dividends declared by its subsidiary from an exchange ratio in a second-step conversion. LaPorte Savings Bank, MHC had assets of $261,000 as of March 31, 2012, not including LaPorte-Federal common stock. The adjustments described above will decrease LaPorte-Federal’s shareholders’ ownership interest in New LaPorte from 45.9% to 45.6%.

In accordance with the process described above, the independent appraiser determined New LaPorte’s pro forma market value by adjusting the exchange ratio downward to account for the assets held by LaPorte Savings Bank, MHC other than the common stock of LaPorte-Federal and decreasing the ownership interest held by the public shareholders of LaPorte-Federal accordingly.

PRO FORMA DATA

The following table summarizes historical data of LaPorte-Federal and pro forma data at and for the three months ended March 31, 2012 and at and for the year ended December 31, 2011. This information is based on assumptions set forth below and in the table, and should not be used as a basis for projections of market value of the shares of common stock following the conversion and offering.

The net proceeds are based upon the following assumptions:

(i)	75% of all shares of common stock will be sold in the subscription and community offerings and 25% of all shares of common stock will be sold in the syndicated community offering;

(ii)	our executive officers, directors and employees, and their associates, will purchase 27,000 shares of common stock;

(iii)	our employee stock ownership plan will purchase 8% of the shares of common stock sold in the offering, with a new loan from New LaPorte and will not be combined with the existing employee stock ownership loan. The new loan will be repaid in substantially equal payments of principal and interest (at the prime rate of interest, calculated as of the date of the origination of the loan) over a period of 20 years. Interest income that we earn on the new loan will offset the interest paid by The LaPorte Savings Bank;

(iv)	Sterne, Agee & Leach, Inc. will receive a fee equal to 1.0% of the dollar amount of shares of common stock sold in the subscription offering and community offering and 6.0% of the dollar amount of shares sold in the syndicated community offering, as well as other fees and expenses payable to Sterne, Agee & Leach, Inc. of $210,000. No fee will be paid with respect to shares of common stock purchased by our qualified and non-qualified employee stock benefit plans, or stock purchased by our officers, directors and employees, and their immediate families, and no fee will be paid with respect to exchange shares; and

(v)	total expenses of the offering, other than the fees to be paid to Sterne, Agee & Leach, Inc., and other broker-dealers in the syndicated community offering, will be $873,000.

We calculated pro forma consolidated net income for the three months ended March 31, 2012 and for the year ended December 31, 2011 as if the estimated net proceeds we received had been invested at the beginning of the period at an assumed interest rate of 1.04% (0.63% on an after-tax basis). This represents the yield on the five-year U.S. Treasury Note as of March 31, 2012, which, in light of current market interest rates, we consider to more accurately reflect the pro forma investment rate than the arithmetic average of the weighted average yield earned on our interest earning assets and the weighted average rate paid on our deposits, which is the investment rate generally required by federal regulations.

We further believe that the investment rate is factually supportable because:

•	the yield on the U.S Treasury Note can be determined and/or estimated from third-party sources; and

•	we believe that U.S. Treasury securities are not subject to credit losses due to a U.S. Government guarantee of payment of principal and interest.

We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of consolidated net income and shareholders’ equity by the indicated number of shares of common stock. We adjusted these figures to give effect to the shares of common stock purchased by the employee stock ownership plan. We computed per share amounts for each period as if the shares of common stock were outstanding at the beginning of each period, but we did not adjust per share historical or pro forma shareholders’ equity to reflect the earnings on the estimated net proceeds.

The pro forma table gives effect to the implementation of one or more stock-based benefit plans. Subject to the receipt of shareholder approval, we have assumed that the stock-based benefit plans will acquire for restricted stock awards a number of shares of common stock equal to 4% of the shares of common stock sold in the stock offering at the same price for which they were sold in the stock offering. We assume that awards of common stock granted under the plans vest over a five-year period.

We have also assumed that the stock-based benefit plans will grant options to acquire shares of common stock equal to 10% of the shares of common stock sold in the stock offering. In preparing the table below, we assumed that shareholder approval was obtained, that the exercise price of the stock options and the market price of the stock at the date of grant were $8.00 per share and that the stock options had a term of 10 years and vested over five years. We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $1.98 for each option. In addition to the terms of the options described above, the Black-Scholes option pricing model assumed an estimated volatility rate of 29.0% for the shares of common stock, a dividend yield of 2.0%, an expected option life of 7.5 years and a risk-free rate of return of 1.19%.

We are permitted to grant options and award shares of common stock under one or more stock-based benefit plans in excess of 10% and 4%, respectively, of the shares of common stock sold in the stock offering and that vest sooner than over a five-year period if the stock-based benefit plans are adopted more than one year following the stock offering.

As discussed under “How We Intend to Use the Proceeds from the Stock Offering,” we intend to contribute 50% of the net proceeds from the stock offering to The LaPorte Savings Bank, and we will retain the remainder of the net proceeds from the stock offering. We will use a portion of the proceeds we retain for the purpose of making a loan to the employee stock ownership plan and retain the rest of the proceeds for future use.

The pro forma table does not give effect to:

•	withdrawals from deposit accounts for the purpose of purchasing shares of common stock in the stock offering;

•	our results of operations after the stock offering; or

•	changes in the market price of the shares of common stock after the stock offering.

The following pro forma information may not be representative of the financial effects of the offering at the dates on which the offering actually occurs, and should not be taken as indicative of future results of operations. Pro forma consolidated shareholders’ equity represents the difference between the stated amounts of our pro forma assets and liabilities. The pro forma shareholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different than the amounts that would be available for distribution to shareholders if we liquidated. Moreover, pro forma shareholders’ equity per share does not give effect to the liquidation accounts to be established in the conversion or, in the unlikely event of a liquidation of The LaPorte Savings Bank, to the tax effect of the recapture of the bad debt reserve. See “The Conversion and Offering—Liquidation Rights.”

At or for the Three Months Ended March 31, 2012 Based upon the Sale at $8.00 Per Share of
2,550,000 Shares	3,000,000 Shares	3,450,000 Shares	3,967,500 Shares (1)
(Dollars in thousands, except per share amounts)

Gross proceeds of offering	$20,400	$24,000	$27,600	$31,740
Market value of shares issued in the exchange	17,114	20,134	23,154	26,627

Pro forma market capitalization	$37,514	$44,134	$50,754	$58,367

Gross proceeds of offering	$20,400	$24,000	$27,600	$31,740
Expenses	(1,524)	(1,602)	(1,680)	(1,770)

Estimated net proceeds	18,876	22,398	25,920	29,970
Common stock purchased by employee stock ownership plan	(1,632)	(1,920)	(2,208)	(2,539)
Common stock purchased by stock-based benefit plan	(816)	(960)	(1,104)	(1,270)

Estimated net proceeds, as adjusted	$16,428	$19,518	$22,608	$26,161

For the Three Months Ended March 31, 2012
Consolidated net earnings:
Historical	$927	$927	$927	$927
Pro forma adjustments:
Income on adjusted net proceeds	26	31	36	42
Employee stock ownership plan (2)	(12)	(15)	(17)	(19)
Stock awards (3)	(25)	(29)	(34)	(39)
Stock options (4)	(23)	(27)	(31)	(35)

Pro forma net income	$893	$887	$881	$876

Earnings per share (5):
Historical	$0.22	$0.18	$0.16	$0.14
Pro form adjustments:
Income on adjusted net proceeds	0.01	0.01	0.01	0.01
Employee stock ownership plan (2)	—	—	—	—
Stock awards (3)	(0.01)	(0.01)	(0.01)	(0.01)
Stock options (4)	(0.01)	(0.01)	(0.01)	(0.01)
Pro forma earnings per share (5)	$0.21	$0.17	$0.15	$0.13

Offering price to pro forma net earnings per share	9.52	x	11.76	x	13.33	x	15.38	x
Number of shares used in earnings per share calculations	4,325,657	5,089,007	5,852,358	6,730,213

At March 31, 2012
Shareholders’ equity:
Historical	$56,590	$56,590	$56,590	$56,590
Estimated net proceeds	18,877	22,398	25,920	29,970
Equity increase from the mutual holding company	261	261	261	261
Common stock acquired by employee stock ownership plan (2)	(1,632)	(1,920)	(2,208)	(2,539)
Common stock acquired by stock-based benefit plan (3)	(816)	(960)	(1,104)	(1,270)

Pro forma shareholders’ equity	$73,280	$76,369	$79,459	$83,012

Intangible assets	$(8,875)	$(8,875)	$(8,875)	$(8,875)

Pro forma tangible shareholders’ equity (6)	$64,405	$67,494	$70,584	$74,137

Shareholders’ equity per share: (5)
Historical	$12.06	$10.25	$8.91	$7.75
Estimated net proceeds	4.03	4.06	4.09	4.11
Plus: Assets received from the mutual holding company	0.06	0.05	0.04	0.04
Common stock acquired by employee stock ownership plan (2)	(0.35)	(0.35)	(0.35)	(0.35)
Common stock acquired by stock-based benefit plan (3)	(0.17)	(0.17)	(0.17)	(0.17)

Pro forma shareholders’ equity per share (5) (6)	$15.63	$13.84	$12.52	$11.38

Intangible assets	$(1.89)	$(1.61)	$(1.40)	$(1.22)

Pro forma tangible shareholders’ equity per share (5) (6)	$13.74	$12.23	$11.12	$10.16

Offering price as percentage of pro forma shareholders’ equity per share	51.18%	57.80%	63.90%	70.30%
Offering price as percentage of pro forma tangible shareholders’ equity per share	58.22%	65.41%	71.94%	78.74%
Number of shares outstanding for pro forma book value per share calculations	4,689,224	5,516,734	6,344,244	7,295,881

(Footnotes begin on following page)

(1)	As adjusted to give effect to an increase in the number of shares that could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the stock offering.
(2)	Assumes that 8% of the shares of common stock sold in the offering (204,000, 240,000, 276,000 and 317,400 at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively) will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from New LaPorte. The LaPorte Savings Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. The LaPorte Savings Bank’s total annual payments on the employee stock ownership plan debt are based upon 20 equal annual installments of principal and interest. Financial Accounting Standards Board Accounting Standards Codification 718-40, “Employers’ Accounting for Employee Stock Ownership Plans” (“ASC 718-40”) requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by The LaPorte Savings Bank, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 39.05%. The unallocated employee stock ownership plan shares are reflected as a reduction of shareholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 2,550, 3,000, 3,450 and 3,967 shares were committed to be released during the period at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, and in accordance with ASC 718-40, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for purposes of net income per share calculations.
(3)	Assumes that, if approved by New LaPorte’s shareholders, one or more stock-based benefit plans purchase an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering (102,000, 120,000, 138,000 and 158,700 at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively). Such amount is subject to adjustment as may be required by federal regulations or policy to reflect restricted stock previously granted by LaPorte-Federal or The LaPorte Savings Bank (or may be a greater number of shares if the plan is implemented more than one year after completion of the conversion). Shareholder approval of the plans and purchases by the plans may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from New LaPorte or through open market purchases. Shares in the stock-based benefit plan are assumed to vest over a period of five years. The funds to be used to purchase the shares will be provided by New LaPorte. The table assumes that (i) the stock-based benefit plan acquires the shares through open market purchases at $8.00 per share, (ii) 5% of the amount contributed to the plan is amortized as an expense during the three months ended March 31, 2012, and (iii) the plan expense reflects an effective combined federal and state tax rate of 39.05%. Assuming shareholder approval of the stock-based benefit plans and that shares of common stock (equal to 4% of the shares sold in the offering) are awarded through the use of authorized but unissued shares of common stock, shareholders would have their ownership and voting interests diluted by approximately 2.1% at all points in the offering range.
(4)	Assumes that, if approved by New LaPorte’s shareholders, one or more stock-based benefit plans grant options to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the offering (255,000, 300,000, 345,000 and 396,750 at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively). Such amount is subject to adjustment as may be required by federal regulations or policy to reflect stock options previously granted by LaPorte-Federal or The LaPorte Savings Bank (or may be a greater number of shares if the plan is implemented more than one year after completion of the conversion). Shareholder approval of the plans may not occur earlier than six months after the completion of the conversion. In calculating the pro forma effect of the stock-based benefit plans, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $8.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $1.98 for each option, the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options, and that 25% of the amortization expense (or the assumed portion relating to options granted to directors) resulted in a tax benefit using an assumed tax rate of 39.05%. The actual expense will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted. Under the above assumptions, the adoption of the stock-based benefit plans will result in no additional shares under the treasury stock method for purposes of calculating earnings per share. There can be no assurance that the actual exercise price of the stock options will be equal to the $8.00 price per share. If a portion of the shares used to satisfy the exercise of options comes from authorized but unissued shares, our net income per share and shareholders’ equity per share would decrease. The issuance of authorized but unissued shares of common stock pursuant to the exercise of options under such plan would dilute shareholders’ ownership and voting interests by approximately 5.2% at all points in the offering range.
(5)	The number of shares used to calculate pro forma net income per share is equal to the total number of shares to be outstanding upon completion of the conversion, less the number of shares purchased by the employee stock ownership plan not committed to be released within one year following the conversion. The number of shares used to calculate pro forma shareholders’ equity per share is equal to the total number of shares to be outstanding upon completion of the offering.
(6)	The retained earnings of The LaPorte Savings Bank will be restricted after the conversion. See “Our Dividend Policy,” “The Conversion and Offering—Liquidation Rights” and “Supervision and Regulation—Capital Distributions.”

At or for the Year Ended December 31, 2011 Based upon the Sale at $8.00 Per Share of
2,550,000 Shares	3,000,000 Shares	3,450,000 Shares	3,967,500 Shares (1)
(Dollars in thousands, except per share amounts)

Gross proceeds of offering	$20,400	$24,000	$27,600	$31,740
Market value of shares issued in the exchange	17,114	20,134	23,154	26,627

Pro forma market capitalization	$37,514	$44,134	$50,754	$58,367

Gross proceeds of offering	$20,400	$24,000	$27,600	$31,740
Expenses	(1,524)	(1,602)	(1,680)	(1,770)

Estimated net proceeds	18,876	22,398	25,920	29,970
Common stock purchased by employee stock ownership plan	(1,632)	(1,920)	(2,208)	(2,539)
Common stock purchased by stock-based benefit plan	(816)	(960)	(1,104)	(1,270)

Estimated net proceeds, as adjusted	$16,428	$19,518	$22,608	$26,161

For the Year Ended December 31, 2011
Consolidated net earnings:
Historical	$3,242	$3,242	$3,242	$3,242
Pro forma adjustments:
Income on adjusted net proceeds	104	124	143	166
Employee stock ownership plan (2)	(50)	(59)	(67)	(77)
Stock awards (3)	(100)	(117)	(135)	(155)
Stock options (4)	(91)	(107)	(123)	(142)

Pro forma net income	$3,105	$3,083	$3,060	$3,034

Earnings per share (5):
Historical	$0.76	$0.64	$0.56	$0.49
Pro form adjustments:
Income on adjusted net proceeds	0.02	0.02	0.02	0.02
Employee stock ownership plan (2)	(0.01)	(0.01)	(0.01)	(0.01)
Stock awards (3)	(0.02)	(0.02)	(0.02)	(0.02)
Stock options (4)	(0.02)	(0.02)	(0.02)	(0.02)

Pro forma earnings per share (5)	$0.73	$0.61	$0.53	$0.46

Offering price to pro forma net earnings per share	10.96	x	13.11	x	15.09	x	17.39	x
Number of shares used in earnings per share calculations	4,273,684	5,027,864	5,782,043	6,649,350

At December 31, 2011
Shareholders’ equity:
Historical	$55,703	$55,703	$55,703	$55,703
Estimated net proceeds	18,877	22,398	25,920	29,970
Equity increase from the mutual holding company	261	261	261	261
Common stock acquired by employee stock ownership plan (2)	(1,632)	(1,920)	(2,208)	(2,539)
Common stock acquired by stock-based benefit plan (3)	(816)	(960)	(1,104)	(1,270)

Pro forma shareholders’ equity	$72,393	$75,482	$78,572	$82,125

Intangible assets	$(8,905)	$(8,905)	$(8,905)	$(8,905)

Pro forma tangible shareholders’ equity (6)	$63,488	$66,577	$69,667	$73,221

Shareholders’ equity per share: (5)
Historical	$11.87	$10.09	$8.77	$7.63
Estimated net proceeds	4.03	4.06	4.09	4.11
Plus: Assets received from the mutual holding company	0.06	0.05	0.04	0.04
Common stock acquired by employee stock ownership plan (2)	(0.35)	(0.35)	(0.35)	(0.35)
Common stock acquired by stock-based benefit plan (3)	(0.17)	(0.17)	(0.17)	(0.17)

Pro forma shareholders’ equity per share (5) (6)	$15.44	$13.68	$12.38	$11.26

Intangible assets	$(1.89)	$(1.61)	$(1.40)	$(1.22)

Pro forma tangible shareholders’ equity per share (5) (6)	$13.55	$12.07	$10.98	$10.04

Offering price as percentage of pro forma shareholders’ equity per share	51.81%	58.48%	64.62%	71.05%
Offering price as percentage of pro forma tangible shareholders’ equity per share	59.04%	66.28%	72.86%	79.68%
Number of shares outstanding for pro forma book value per share calculations	4,689,224	5,516,734	6,344,244	7,295,881

(Footnotes begin on following page)

(1)	As adjusted to give effect to an increase in the number of shares that could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the stock offering.
(2)	Assumes that 8% of the shares of common stock sold in the offering (204,000, 240,000, 276,000 and 317,400 at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively) will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from New LaPorte. The LaPorte Savings Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. The LaPorte Savings Bank’s total annual payments on the employee stock ownership plan debt are based upon 20 equal annual installments of principal and interest. Financial Accounting Standards Board Accounting Standards Codification 718-40, “Employers’ Accounting for Employee Stock Ownership Plans” (“ASC 718-40”) requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by The LaPorte Savings Bank, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 39.05%. The unallocated employee stock ownership plan shares are reflected as a reduction of shareholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 10,200, 12,000, 13,800 and 15,870 shares were committed to be released during the period at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, and in accordance with ASC 718-40, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for purposes of net income per share calculations.
(3)	Assumes that, if approved by New LaPorte’s shareholders, one or more stock-based benefit plans purchase an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering (102,000, 120,000, 138,000 and 158,700 at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively). Such amount is subject to adjustment as may be required by federal regulations or policy to reflect restricted stock previously granted by LaPorte-Federal or The LaPorte Savings Bank (or may be a greater number of shares if the plan is implemented more than one year after completion of the conversion). Shareholder approval of the plans and purchases by the plans may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from New LaPorte or through open market purchases. Shares in the stock-based benefit plan are assumed to vest over a period of five years. The funds to be used to purchase the shares will be provided by New LaPorte. The table assumes that (i) the stock-based benefit plan acquires the shares through open market purchases at $8.00 per share, (ii) 20% of the amount contributed to the plan is amortized as an expense during the year ended December 31, 2011, and (iii) the plan expense reflects an effective combined federal and state tax rate of 39.05%. Assuming shareholder approval of the stock-based benefit plans and that shares of common stock (equal to 4% of the shares sold in the offering) are awarded through the use of authorized but unissued shares of common stock, shareholders would have their ownership and voting interests diluted by approximately 2.1% at all points in the offering range.
(4)	Assumes that, if approved by New LaPorte’s shareholders, one or more stock-based benefit plans grant options to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the offering (255,000, 300,000, 345,000 and 396,750 at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively). Such amount is subject to adjustment as may be required by federal regulations or policy to reflect stock options previously granted by LaPorte-Federal or The LaPorte Savings Bank (or may be a greater number of shares if the plan is implemented more than one year after completion of the conversion). Shareholder approval of the plans may not occur earlier than six months after the completion of the conversion. In calculating the pro forma effect of the stock-based benefit plans, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $8.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $1.98 for each option, the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options, and that 25% of the amortization expense (or the assumed portion relating to options granted to directors) resulted in a tax benefit using an assumed tax rate of 39.05%. The actual expense will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted. Under the above assumptions, the adoption of the stock-based benefit plans will result in no additional shares under the treasury stock method for purposes of calculating earnings per share. There can be no assurance that the actual exercise price of the stock options will be equal to the $8.00 price per share. If a portion of the shares used to satisfy the exercise of options comes from authorized but unissued shares, our net income per share and shareholders’ equity per share would decrease. The issuance of authorized but unissued shares of common stock pursuant to the exercise of options under such plan would dilute shareholders’ ownership and voting interests by approximately 5.2% at all points in the offering range.
(5)	The number of shares used to calculate pro forma net income per share is equal to the total number of shares to be outstanding upon completion of the conversion, less the number of shares purchased by the employee stock ownership plan not committed to be released within one year following the conversion. The number of shares used to calculate pro forma shareholders’ equity per share is equal to the total number of shares to be outstanding upon completion of the offering.
(6)	The retained earnings of The LaPorte Savings Bank will be restricted after the conversion. See “Our Dividend Policy,” “The Conversion and Offering—Liquidation Rights” and “Supervision and Regulation—Capital Distributions.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

This discussion and analysis reflects our consolidated financial statements and other relevant statistical data, and is intended to enhance your understanding of our financial condition and results of operations. The information in this section has been derived from the audited and unaudited consolidated financial statements, which appear beginning on page F-1 of this prospectus. You should read the information in this section in conjunction with the business and financial information regarding LaPorte-Federal provided in this prospectus.

Overview

Our results of operations depend mainly on our net interest income, which is the difference between the interest income earned on our loan and investment portfolios and interest expense paid on our deposits and borrowed funds. Results of operations are also affected by fee income from deposits, lending and mortgage banking operations, provisions for loan losses, gains (losses) on sales and other than temporary impairment charges of loans and securities and other miscellaneous income. Our noninterest expenses consist primarily of salaries and employee benefits, occupancy and equipment, data processing, advertising, bank examination fees, amortization of intangibles, collection and other real estate owned, FDIC insurance and income tax expense (benefit). Our results of operations are also significantly affected by general economic and competitive conditions, particularly with respect to changes in interest rates, government policies and actions of regulatory authorities. Future changes in applicable laws, regulations or government policies may materially affect our financial condition and results of operations. See “Risk Factors.”

We have increased our net income in recent years, reporting earnings of $3.2 million for the year ended December 31, 2011 as compared to $2.6 million for the year ended December 31, 2010. We had net income of $927,000 for the three months ended March 31, 2012 as compared to $778,000 for the three months ended March 31, 2011. Earnings were positively affected by our net interest income, which totaled $13.5 million for the year ended December 31, 2011 and $13.7 million for the year ended December 31, 2010. Our net interest income increased to $3.8 million for the three months ended March 31, 2012 as compared to $3.3 million for the three months ended March 31, 2011 due primarily to the decrease in the cost of funds and increased interest income from our mortgage warehouse lending program. Our net income in 2011 also benefited from a decrease of $2.3 million in our provision for loan losses as compared to 2010 while our provision increased by $200,000 for the first quarter of 2012 as compared to the first quarter of 2011. The asset quality of our loan portfolio remains better than many Indiana banks and thrifts with a nonperforming loans to total loans ratio of 2.18%, 2.13% and 2.49% at March 31, 2012 and at December 31, 2011 and 2010, respectively. Our nonperforming assets to total assets ratio was 1.55%, 1.55% and 1.89% at March 31, 2012 and at December 31, 2011 and 2010, respectively.

Following the completion of the conversion, our non-interest expense is expected to increase because of the increased compensation expenses associated with the purchase of shares of common stock by our employee stock ownership plan and the possible implementation of one or more stock-based benefit plans, if approved by our shareholders. For further information, see “Summary—Benefits to Management and Potential Dilution to Shareholders Resulting from the Conversion;” “Risk Factors—Our stock-based benefit plans would increase our expenses and reduce our income;” and “Management—Benefits to be Considered Following Completion of the Conversion.”

Business Strategy

Our business strategy is intended to increase profitability by:

•

Increasing Commercial Real Estate and Commercial Business Lending. In order to increase the yield of and reduce the term to repricing of our loan portfolio, we have increased our commercial real estate and commercial business loan portfolios while maintaining the practice of sound credit decisions. Our commercial real estate and commercial business loan portfolios have grown from $59.3 million and $17.4 million at December 31, 2007, respectively to $83.3 million and $21.5 million at March 31, 2012, respectively. At March 31, 2012, non-performing commercial real estate and commercial business loans totaled $2.0 million.

•

Maintaining the Quality of our Loan Portfolio. Maintaining the quality of our loan portfolio is a key factor in managing our operations, particularly during a period of economic weakness. We will continue to use customary risk management techniques, such as independent internal and external loan reviews, portfolio credit analysis and field inspections of collateral in overseeing the performance of our loan portfolio. Our asset quality remains better than many Indiana banks and thrifts with a nonperforming loans to total loans ratio of 2.18% at March 31, 2012 and a nonperforming assets to total assets ratio of 1.55% at March 31, 2012.

•

Continuing Moderate Growth in Mortgage Warehouse Lending. In order to increase the yield of our loan portfolio and increase noninterest income, during 2009 we introduced the mortgage warehouse line of business. Our mortgage warehouse lending business has grown from $604.8 million originations in 2009 to $2.0 billion in originations in 2011 and $538.2 million in originations for the first quarter of 2012. We intend to moderately increase the activity in this division in future years.

•

Increasing Revenue with our Mortgage Banking Strategy. Due to the low interest rate environment that has persisted since 2008 and is expected to continue for the near term, we have made the strategic decision in order to increase fee income and protect against interest rate risk, to sell virtually all of our fixed rate one- to four-family residential mortgage loans that we originate into the secondary market.

•

Maintaining Our Status As An Independent Community Oriented Institution. We intend to use our customer service and our knowledge of our local community to enhance our status as an independent community financial institution. Having employees who understand and value our clientele and their business is a key component to our success. We believe that our present staff is one of our competitive strengths and thus the retention of such persons and our ability to continue to attract quality personnel is a high priority.

•

Managed Growth. Following the completion of the offering, we intend to use our capital to grow organically and we may use a portion of the net proceeds of the offering to pursue future acquisitions of commercial banks, savings institutions, financial services companies and branch offices of such institutions. We have no current arrangements or agreements with respect to any such acquisitions.

•

Managing Interest Rate Risk. We believe that it is difficult to achieve satisfactory levels of profitability in the financial services industry without assuming some level of interest rate risk. However, we believe that such risk must be carefully managed to avoid undue exposure to changes in interest rates. Accordingly, we seek to manage to the extent practical our interest rate risk, which may include the use of interest rate swap agreements as a part of our strategy.

Critical Accounting Policies

We consider accounting policies that require management to exercise significant judgment or discretion or make significant assumptions that have, or could have, a material impact on the carrying value of certain assets or on income, to be critical accounting policies. We consider the following to be our critical accounting policies:

Securities. Declines in the fair value of securities below their cost that are other than temporary are reflected as realized losses. In estimating other-than-temporary losses, management considers: (1) the length of time and extent that fair value has been less than cost and further review will be performed for all securities that have been in a loss position for greater than one year and at a current loss of 10% or more, (2) the financial condition and near term prospects of the issuer and whether it has the ability to pay all amounts due according to the contractual terms of the debt security, (3) whether the market decline was affected by macroeconomic conditions and (4) our intent not to sell the debt security and whether it is more likely than not that we will be required to sell the debt security before its anticipated recovery.

Management reviews a performance report issued by a third party on each of its mortgage-backed securities on a quarterly basis. This review includes information on each security, including the overall credit score and loan to value ratios for the underlying mortgage of these securities.

Management completes a quarterly review of its corporate bond portfolio. The third party review report includes each bond’s investment grade. We continue to closely monitor the corporate bonds due to ongoing economic concerns and spreads on these securities.

Allowance for Loan Losses. The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged-off.

The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired or loans otherwise classified as substandard or doubtful. The general component covers non-classified loans and is based on historical loss experience adjusted for current factors.

A loan is impaired with specific allowance amounts allocated, if applicable, when based on current information and events it is probable that we will be unable to collect all amounts due according to the contractual terms of the loan agreement. Loans for which the terms have been modified and for which the borrower is experiencing financial difficulties are considered troubled debt restructurings and classified as impaired. Loans included for analysis for potential impairment are all commercial and commercial real estate loans classified by us as Substandard, Doubtful or Loss. Such loans are analyzed to determine if specific allowance allocations are required under either the fair value of collateral method, for all collateral dependent loans, or using the present value of estimated future cash flows method, using the loan’s existing interest rate as the discount factor. Other factors considered in the potential specific allowance allocation measurement are the timing and reliability of collateral appraisals or other collateral valuation sources, the confidence in our lien on the collateral, historical losses on similar loans, and any other factors known to management at the time of the measurement that may affect the valuation. Based on management’s consideration of these factors for each individual loan that is reviewed for potential impairment, a specific allowance allocation is assigned to the loan, if applicable, and such allocations are periodically monitored and adjusted as appropriate.

Non-specific general allowance amounts are allocated to all other loans not considered in the specific allowance allocation analysis described above. Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans, are collectively evaluated for impairment, and accordingly they are not separately identified for impairment disclosures. A minimum and maximum allowance allocation estimate is determined for each general loan category or loan pool based on the current three year historical average annual loss ratios as well as consideration of significant recent changes in annual historical loss ratios, classified loan trends by category, delinquency ratios and inherent risk factors attributable to current local and national economic conditions.

All of the allowance for loan losses is allocated under the specific and general allowance allocation methodologies described above. Management reviews its allowance allocation estimates and loan collateral values on at least a quarterly basis and adjusts the allowance for loan losses for changes in specific and general allowance allocations, as appropriate. Any differences between the estimated and actual observed loan losses are adjusted through increases or decreases to the allowance for loan losses on at least a quarterly basis and such losses are then factored into the revised historical average annual loss ratios for future quarterly allowance allocations.

The LaPorte Savings Bank is subject to periodic examinations by its federal and state regulatory examiners and may be required by such regulators to recognize additions to the allowance for loan losses based on their assessment of credit information available to them at the time of their examinations. The process of assessing the adequacy of the allowance for loan losses is necessarily subjective. Further, and particularly in times of economic weakness, it is reasonably possible that future credit losses may exceed historical loss levels and may also exceed management’s current estimates of incurred credit losses inherent within the loan portfolio. As such, there can be no assurance that future charge-offs will not exceed management’s current estimate of what constitutes a reasonable allowance for loan losses.

LaPorte-Federal acquired a group of loans through the acquisition of City Savings Financial Corporation on October 12, 2007. Purchased loans that showed evidence of credit deterioration since their origination were recorded at an allocated fair value, such that there is no carryover of the seller’s specific allowance for loan losses for those loans. After acquisition, incurred losses are recognized by an increase in the allowance for loan losses. For further information about the accounting treatment of purchased loans, see Note 3 of the Notes to Consolidated Financial Statements.

Income Taxes. Income tax expense (benefit) is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

LaPorte-Federal recognizes interest and/or penalties related to income tax matters in income tax expense.

Valuation of Goodwill and Other Intangible Assets. We assess the carrying value of our goodwill at least annually in order to determine if this intangible asset is impaired. In reviewing the carrying value of our goodwill, we assess the recoverability of such assets by evaluating the fair value of the related business unit. If the carrying amount of goodwill exceeds its fair value, an impairment loss is recognized for the amount of the excess and the carrying value of goodwill is reduced accordingly. Any impairment would be required to be recorded during the period identified.

At March 31, 2012, LaPorte-Federal had core deposit intangibles of $444,000 subject to amortization and $8.4 million of goodwill, which is not subject to amortization. Goodwill arising from business combinations represents the value attributable to unidentifiable intangible assets arising from the acquisition of City Savings Financial in 2007. Accounting standards require an annual evaluation of goodwill for potential impairment using various estimates and assumptions. LaPorte-Federal became a publicly traded entity in October 2007 and due to the deteriorating financial environment that began at that time, LaPorte-Federal’s common stock has traded below book value since origination. The market price of LaPorte-Federal’s common stock at the close of business on March 31, 2012 was $9.00 per common share, compared to a book value of $12.14 per common share. Management believes the lower market price in relation to book value of LaPorte-Federal’s common stock is due to the overall decline in the financial industry sector and is not specific to LaPorte-Federal. Further, LaPorte-Federal engaged an independent expert in valuations to perform an impairment test of its goodwill. The impairment test was performed in February 2012 as of September 30, 2011 and resulted in an implied fair value for LaPorte-Federal sufficiently above the book value of its common stock to support the carrying value of goodwill. As LaPorte-Federal’s stock price per common share is currently less than its book value per common share, it is reasonably possible that management may conclude that goodwill, totaling $8.4 million at March 31, 2012, is impaired as a result of a future assessment. If our goodwill is determined to be impaired, the related charge to earnings could be material.

Other intangible assets consist of core deposit and acquired customer relationship intangible assets arising from a whole bank acquisition. They are initially measured at fair value and then are amortized on an accelerated method over their estimated useful lives, which range from 4 to 15 years. These intangible assets are also periodically evaluated for impairment. In the future, if these other intangible assets are determined to be impaired, our financial results could be materially impacted. The acquired customer relationship intangible asset was fully amortized by the end of 2011.

Average Balance Sheet

The following tables set forth average balance sheets, average yields and costs, and certain other information for the periods indicated. There were no tax-equivalent yield adjustments made. All average balances are daily average balances. Non-accrual loans were included in the computation of average balances, but have been reflected in the table as loans carrying a zero yield. The yields set forth below include the effect of deferred fees and costs, discounts and premiums that are amortized or accreted to interest income or expense.

	At March 31, 2012	For the Three Months Ended March 31,
		2012			2011
	Average Yield/Cost	Average Outstanding Balance	Interest	Yield/Cost	Average Outstanding Balance	Interest	Yield/Cost
	(Dollars in thousands)
Assets:
Loans	5.33%	$291,228	$4,109	5.64%	$247,078	$3,898	6.31%
Taxable securities	2.71	89,283	503	2.25	83,837	575	2.74
Tax exempt securities	3.74	37,782	352	3.73	36,200	364	4.02
Federal Home Loan Bank of Indianapolis stock	2.89	3,817	28	2.93	4,038	26	2.58
Fed funds sold and other interest-earning deposits	0.86	5,477	5	0.37	18,620	11	0.24

Total interest-earning assets	4.60%	427,587	4,997	4.67%	389,773	4,874	5.00%
Noninterest-earning assets		40,247			42,749

Total assets		$467,834			$432,522

Liabilities and equity:
Savings deposits	0.05%	$51,515	7	0.05%	$47,610	13	0.11%
Money market/NOW accounts	0.47	100,857	120	0.48	91,602	169	0.74
CDs and IRAs	1.80	141,972	671	1.89	146,338	901	2.46

Total interest bearing deposits	1.03	294,344	798	1.08	285,550	1,083	1.52
FHLB advances	2.11	64,501	322	2.00	44,766	395	3.53
Subordinated debentures	5.54	5,155	70	5.43	5,155	69	5.35
FDIC guaranteed unsecured borrowings	—	2,464	37	6.01	4,923	50	4.06
Other secured borrowings	—	259	1	1.54	22	—	0.00

Total interest-bearing liabilities	1.27%	366,723	1,228	1.34%	340,416	1,597	1.88%

Noninterest-bearing demand deposits		38,784			36,376
Other liabilities		6,017			5,197

Total liabilities		411,524			381,989
Equity		56,310			50,533

Total liabilities and equity		$467,834			$432,522

Net interest income			$3,769			$3,277

Net interest rate spread	3.33			3.34%			3.13%
Net interest-earning assets		$60,864			$49,357

Net interest margin				3.53%			3.36%
Average of interest-earning assets to interest-bearing liabilities	116.90%			116.60%			114.50%

	Years Ended December 31,
	2011			2010			2009
	Average Outstanding Balance	Interest	Yield/Cost	Average Outstanding Balance	Interest	Yield/Cost	Average Outstanding Balance	Interest	Yield/Cost
	(Dollars in thousands)
Assets:
Loans	$260,245	$15,406	5.92%	$264,594	$17,171	6.49%	$237,837	$14,703	6.18%
Taxable securities	98,986	2,377	2.40	78,287	2,564	3.28	85,033	3,862	4.54
Tax exempt securities	36,493	1,486	4.07	29,320	1,155	3.94	14,005	582	4.16
Federal Home Loan Bank of Indianapolis stock	3,914	99	2.53	4,186	79	1.89	4,206	121	2.88
Fed funds sold and other interest-bearing deposits	9,204	23	0.25	5,183	11	0.21	1,952	4	0.20

Total interest-earning assets	408,842	19,391	4.74%	381,570	20,980	5.50%	343,033	19,272	5.62%
Noninterest-earning assets	41,485			41,332			41,630

Total assets	$450,327			$422,902			$384,663

Liabilities and equity:
Savings deposits	$48,660	42	0.09%	$45,363	51	0.11%	$43,918	52	0.12%
Money market/NOW accounts	100,048	570	0.57	73,119	643	0.88	42,505	352	0.83
CDs and IRAs	143,650	3,304	2.30	148,585	3,985	2.68	141,029	4,568	3.24

Total interest bearing deposits	292,358	3,916	1.34	267,067	4,679	1.75	227,452	4,972	2.19
FHLB advances	52,180	1,467	2.81	53,288	2,096	3.93	62,111	2,833	4.56
Subordinated debentures	5,155	281	5.45	5,155	281	5.45	5,155	267	5.18
FDIC guaranteed unsecured borrowings	4,947	201	4.06	4,883	201	4.12	4,287	177	4.13
Other secured borrowings	552	6	1.09	1,493	11	0.74	3,252	16	0.49

Total interest-bearing liabilities	355,192	5,871	1.65%	331,886	7,268	2.19%	302,257	8,265	2.73%

Noninterest-bearing demand deposits	37,019			35,865			31,081
Other liabilities	5,416			4,561			3,467

Total liabilities	397,627			372,312			336,805
Equity	52,700			50,590			47,858

Total liabilities and equity	$450,327			$422,902			$384,663

Net interest income		$13,520			$13,712			$11,007

Net interest rate spread			3.09%			3.31%			2.89%
Net interest-earning assets	$53,650			$49,684			$40,776

Net interest margin			3.31%			3.59%			3.21%
Average interest-earning assets to interest-bearing liabilities			115.10%			114.97%			113.49%

Rate/Volume Analysis

The following table presents the dollar amount of changes in interest income and interest expense for the major categories of our interest-earning assets and interest-bearing liabilities for the periods indicated. Information is provided for each category of interest-earning assets and interest-bearing liabilities with respect to (i) changes attributable to changes in volume (i.e., changes in average balances multiplied by the prior-period average rate) and (ii) changes attributable to rate (i.e., changes in average rate multiplied by prior-period average balances). For purposes of this table, changes attributable to both rate and volume which cannot be segregated, have been allocated proportionately to the change due to volume and the change due to rate.

	Three Months Ended March 31, 2012 vs. 2011			Years Ended December 31, 2011 vs. 2010			Years Ended December 31, 2010 vs. 2009
	Increase (Decrease) Due to		Total Increase (Decrease)	Increase (Decrease) Due to		Total Increase (Decrease)	Increase (Decrease) Due to		Total Increase (Decrease)
	Volume	Rate		Volume	Rate		Volume	Rate
	(Dollars in thousands)
Interest-earning assets:
Loans	$2,601	$(2,390)	$211	$(278)	$(1,487)	$(1,765)	$1,711	$757	$2,468
Taxable securities	142	(265)	(123)	588	(775)	(187)	(287)	(1,011)	(1,298)
Tax exempt securities	65	(26)	39	291	40	331	605	(32)	573
Federal Home Loan Bank of Indianapolis stock	(6)	8	2	(5)	25	20	(1)	(41)	(42)
Fed funds sold and other interest-bearing deposits	(41)	35	(6)	10	2	12	7	—	7

Total interest-earning assets	2,761	(2,638)	123	606	(2,195)	(1,589)	2,035	(327)	1,708

Interest-bearing liabilities:
Savings deposits	4	(10)	(6)	4	(13)	(9)	2	(3)	(1)
Money market/NOW accounts	63	(112)	(49)	194	(267)	(73)	268	23	291
CDs and IRAs	(105)	(125)	(230)	(129)	(552)	(681)	235	(818)	(583)
FHLB advances and federal funds purchased	544	(617)	(73)	(43)	(586)	(629)	(374)	(363)	(737)
Subordinated debentures	—	1	1	—	—	—	—	14	14
Other secured borrowings	1	—	1	(9)	4	(5)	(11)	6	(5)
FDIC guaranteed borrowings	(124)	111	(13)	3	(3)	—	25	(1)	24

Total interest-bearing liabilities	383	(752)	(369)	20	(1,417)	(1,397)	145	(1,142)	(997)

Change in net interest income	$2,378	$(1,886)	$492	$586	$(778)	$(192)	$1,890	$815	$2,705

Comparison of Financial Condition at March 31, 2012 and December 31, 2011

General. Total assets decreased $7.8 million, or 1.6%, to $469.3 million at March 31, 2012 from $477.1 million at December 31, 2011. The decrease was primarily due to a decrease in securities available for sale the proceeds of which were used to reduce total borrowings. Total borrowings decreased $17.0 million from December 31, 2011 to March 31, 2012. Our total deposits increased $8.3 million, or 2.5%, from December 31, 2011 to $341.9 million at March 31, 2012. This increase was primarily due to an increase in time deposits of $8.1 million from our purchase of additional CDARS deposits totaling $10.0 million during the first quarter of 2012 which replaced higher cost borrowings.

Investment Securities. Total securities available for sale decreased $6.8 million, or 5.1%, to $125.2 million at March 31, 2012 from $132.0 million at December 31, 2011 primarily due to the sale of several mortgage-backed securities during the first quarter of 2012 when management elected to take a portion of unrealized gains permanently into income and paydown borrowings with the proceeds. The mortgage-backed securities sold were paying down at an accelerated pace due to the refinancing of the underlying loans during a period of declining mortgage loan interest rates.

As of March 31, 2012, management reviewed the securities portfolio for possible other-than-temporary impairment and determined there was no impairment charges to be recorded for the first quarter of 2012. At March 31, 2012, the total available-for-sale securities portfolio reflected a net unrealized gain of $5.4 million compared to a net unrealized gain of $5.3 million at December 31, 2011.

Loans Held for Sale. Loans held for sale increased $483,000, or 15.8%, to $3.5 million at March 31, 2012 from $3.0 million at December 31, 2011 due to a slight increase in residential loans being sold to the secondary market during the first quarter of 2012.

Net Loans. Net loans decreased $783,000, or 0.3%, to $294.6 million at March 31, 2012 from $295.4 million at December 31, 2011. While there was no material change in total loans, we did experience an increase in commercial, commercial real estate and mortgage warehouse loans during the first quarter of 2012. These increases were offset by a decrease in one- to four-family and five or more family residential loans.

Commercial loans increased $3.5 million, or 19.3%, to $21.5 million at March 31, 2012 from $18.0 million at December 31, 2011. This increase was primarily due to the origination of a $4.2 million commercial loan to a customer in the health care and social assistance industry.

Commercial real estate loans increased $2.8 million, or 3.5%, to $83.3 million at March 31, 2012 from $80.4 million at December 31, 2011, primarily due to the origination of a $4.6 million loan relationship to a customer in the entertainment and recreation industry.

Mortgage warehouse loans increased $2.0 million, or 1.9%, to $105.9 million at March 31, 2012 compared to $103.9 million at December 31, 2011. As in 2011, the mortgage companies have continued to sell a higher percentage of such loans to mortgage aggregators, or securitizers, in the secondary market which has resulted in a longer retention time for such loans.

There was no material change in construction, land, home equity or automobile and other consumer loans at March 31, 2012 compared to December 31, 2011.

Five or more family residential loans decreased $4.7 million, or 26.6%, to $13.0 million at March 31, 2012 compared to $17.7 million at December 31, 2011. During the first quarter of 2012, a $4.7 million loan secured by a residential apartment complex was paid off.

One- to four-family residential loans decreased $3.0 million, or 6.5%, to $42.6 million at March 31, 2012 compared to $45.6 million at December 31, 2011. The decrease in this portfolio was primarily attributable to continued refinance activity and normal amortization of the seasoned loan portfolio during the first quarter of 2012. We have continued to sell most of our fixed rate one- to four-family residential real estate loans originated during the first quarter of 2012. Management expects to continue selling most of the one- to four-family residential loans originated during the remainder of 2012 to reduce interest rate risk exposure of fixed rate long term mortgages remaining on the balance sheet.

The allowance for loan losses balance increased $192,000, or 5.1%, to $4.0 million at March 31, 2012 compared to $3.8 million at December 31, 2011, primarily due to a provision amount of $228,000 recorded for the first quarter of 2012. Net charge-offs during the first quarter of 2012 totaled $36,000. The allowance for loan losses to total loans ratio was 1.33% at March 31, 2012 compared to 1.26% at December 31, 2011. The increase in this ratio was primarily due to the low level of net charge-offs combined with the level of provision for loan losses recorded during the first quarter of 2012. The allowance for loan losses to nonperforming loans ratio was 60.9% at March 31, 2012 compared to 59.3% at December 31, 2011.

Nonperforming loans increased $149,000 to $6.5 million at March 31, 2012 compared to $6.4 million at December 31, 2011. The total nonperforming loans to total loans ratio was 2.18% at March 31, 2012 compared to 2.13% at December 31, 2011. As of March 31, 2012, nonaccrual loans to real estate and land developers totaled $4.3 million, to entertainment and recreation businesses totaled $460,000, to construction businesses totaled $213,000, to accommodation and food services totaled $159,000, and to all other commercial industry types totaled $98,000. Nonaccrual one- to four-family residential loans totaled $1.2 million as of March 31, 2012. All other consumer loans in nonaccrual totaled $21,000 as of March 31, 2012.

Total nonperforming assets to total assets ratio was 1.55% at March 31, 2012 and at December 31, 2011, primarily due to a decrease in other real estate owned of $256,000 offset by an increase in nonaccrual loans of $149,000. Two properties were sold during the first quarter of 2012 with a recorded market value of $237,000, and three new properties were transferred into other real estate owned during the same time period with a market value of $119,000. During the first quarter of 2012, write-downs totaling $137,000 were recorded on other real estate owned properties held at March 31, 2012. The current balance in other real estate owned included the current market value of a property LaPorte-Federal acquired in its acquisition of City Savings Bank in 2007, which was held for future branch development. The current market value of this property was $305,000 at March 31, 2012. We anticipate listing this property for sale but do not anticipate a sale to occur in the near future.

Goodwill and other Intangible Assets. Our goodwill totaled $8.4 million at March 31, 2012 and at December 31, 2011. Accounting standards require goodwill to be tested for impairment on an annual basis, or more frequently if circumstances indicate that an asset might be impaired, by comparing the fair value of such goodwill to its recorded or carrying amount. If the carrying amount of the goodwill exceeds the fair value, an impairment charge must be recorded in an amount equal to the excess. The annual impairment review of the $8.4 million of goodwill previously recorded was performed in February 2012 as of September 30, 2011. Based on this evaluation completed in February 2012, management determined that the fair value of the reporting unit, which is defined as LaPorte-Federal as a whole, exceeded the carrying value of the goodwill, based on the opinion of an independent expert in valuations, such that the sale price per common share would exceed our book value per common share. Accordingly, no goodwill impairment was recognized in 2011.

Our stock price has increased from the previous analysis and earnings have continued to increase, therefore, management determined that an updated analysis from an independent third party as of the end of the first quarter was not necessary. A full independent review will be done to test the goodwill for impairment annually unless circumstances indicate an updated review is necessary. As our market price per share is currently trading below its tangible book value per common share, it is reasonably possible that management may conclude that goodwill, totaling $8.4 million at March 31, 2012, is impaired as a result of a future assessment. If our goodwill is determined to be impaired, the related charge to earnings could be material.

Deposits. Total deposits increased $8.3 million, or 2.5%, to $341.9 million at March 31, 2012 compared to $333.6 million at December 31, 2011, primarily due to an increase in certificates of deposit and noninterest bearing deposits. The increase in certificates of deposit was primarily due to increases of $10.0 million in CDARS deposits during the first quarter of 2012. These brokered deposits were purchased to replace the repayment of a portion of higher costing Federal Home Loan Bank – Indianapolis advances and the Federal Deposit Insurance Corporation guaranteed unsecured borrowing which matured during the first quarter of 2012. Partially offsetting the increase in brokered CDARS deposits was a decrease in non-brokered certificates of deposit and IRA time deposits of $1.9 million, primarily due to the low interest rate environment. Although management believes the interest rates offered on certificates of deposit have remained competitive, we have positioned them at or below the average rates offered in the market due to the pricing on alternative sources of funding. Noninterest bearing demand deposits increased $3.1 million, or 8.1%, over the same time period due to the increase in commercial lending.

Money market accounts decreased $4.2 million, or 7.1%, to $55.8 million at March 31, 2012 compared to $60.0 million at December 31, 2011, primarily due to a decrease in public fund balances from Porter County. Interest bearing demand deposits decreased $1.2 million, or 2.4%, to $48.7 million at March 31, 2012 compared to $49.9 million at December 31, 2011.

Borrowed Funds. Federal Home Loan Bank of Indianapolis borrowings decreased $12.0 million, or 16.7%, to $60.0 million at March 31, 2012 compared to $72.0 million at December 31, 2011. During the first quarter of 2012, $15.0 million in long-term Federal Home Loan Bank of Indianapolis advances matured which were replaced by the purchase of $10.0 million in brokered CDARS deposits, as well as an increase in short-term borrowings with the Federal Home Loan Bank of Indianapolis of $3.0 million. The cost of these brokered CDARS deposits and short-term borrowings with the Federal Home Loan Bank of Indianapolis were lower than alternative long-term borrowings during the first quarter of 2012. During the first quarter of 2012, the $5.0 million FDIC guaranteed unsecured borrowing The LaPorte Savings Bank entered into in 2009 matured and was paid off. We also have an unsecured line of credit available at First Tennessee Bank that it can utilize for temporary liquidity needs. This line was not utilized at March 31, 2012 or December 31, 2011.

Total Shareholders’ Equity. Total shareholders’ equity increased $887,000, or 1.6%, to $56.6 million at March 31, 2012 compared to $55.7 million at December 31, 2011, due to an increase of $741,000 in retained earnings, an increase of $65,000 in other comprehensive income and an increase in paid in capital of $58,000. The increase in retained earnings was the result of our first quarter 2012 net income of $927,000 less dividends paid during the first quarter 2012 totaling $186,000. The increase in other comprehensive income was primarily due to an increase in the fair market value of interest rate swap derivatives of $83,000 ($56,000 net of tax effect) along with an increase in the fair market value of available for sale securities of $15,000 ($9,000 net of tax effect). Paid in capital has increased $58,000 due to the expenses recorded in relation to our stock option and award plan.

Comparison of Financial Condition at December 31, 2011 and December 31, 2010.

General. Total assets increased $32.9 million, or 7.4%, to $477.1 million at December 31, 2011 from $444.3 million at December 31, 2010. The increase was primarily due to an increase in net loans of $22.3 million in 2011 to $295.4 million at December 31, 2011, attributable to a continued increase in mortgage warehouse loans, while all other loan balances decreased or remained relatively unchanged. Securities available for sale also increased $12.6 million over the same period, primarily due to excess liquidity. LaPorte-Federal experienced an increase in total deposits of $16.2 million, or 5.1%, which assisted in funding the increase in loans and securities along with a $10.3 million increase in Federal Home Loan Bank of Indianapolis advances. The deposit increase was primarily experienced in both interest-bearing and noninterest-bearing demand, savings and money market accounts. The current low interest rate environment has contributed to a greater increase in liquid deposits from the fixed rate time deposits during 2011.

Investment Securities. Total securities available for sale increased $12.6 million, or 10.6%, to $132.0 million at December 31, 2011 from $119.4 million at December 31, 2010 primarily due to excess liquidity from a slowdown in mortgage warehouse loan activity during the first and second quarters of 2011. There was a decrease in the percentage of government agency bonds as some of the securities matured or were called and reinvested into U.S. government agency and U.S. government-sponsored enterprise CMOs and U.S. government-sponsored enterprise mortgage backed securities.

As of December 31, 2011, management reviewed the securities portfolio for possible other-than-temporary impairment and determined there was no impairment charges to be recorded. At December 31, 2011, the total available-for-sale securities portfolio reflected a net unrealized gain of $5.3 million compared to a net unrealized gain of $667,000 at December 31, 2010.

Loans Held for Sale. Loans held for sale decreased $1.1 million, or 26.6%, to $3.0 million at December 31, 2011 compared to December 31, 2010 primarily due to a decrease in the residential loans being sold to the secondary market during the fourth quarter of 2011.

Net Loans. Net loans increased $22.3 million, or 8.1%, to $295.4 million at December 31, 2011 compared to $273.1 million at December 31, 2010. This increase was primarily due to an increase in mortgage warehouse and five or more family residential loans during 2011. During 2011, we continued to see demand for refinance activity, particularly in the mortgage warehouse division on the east and west coasts of the country.

Mortgage warehouse loans increased $34.3 million, or 49.2%, to $103.9 million at December 31, 2011 compared to $69.6 million at December 31, 2010. Although the volume of such loans originated by the mortgage companies decreased to $2.0 billion in 2011 from $2.6 billion in 2010, we experienced an increase in outstanding balances during the fourth quarter of 2011. In 2010, a higher percentage of such loans were sold directly to government sponsored entities by the mortgage companies when compared to 2011. During 2011, the mortgage companies began selling a higher percentage of such loans to mortgage aggregators, or securitizers, in the secondary market which resulted in a longer turn time for such loans.

Five or more family residential loans increased $6.1 million, or 52.9%, to $17.7 million at December 31, 2011 compared to $11.6 million at December 31, 2010, primarily due to the addition of $6.1 million in loans secured by two residential apartment complex facilities in South Bend and La Porte, Indiana.

There was no material change in either commercial real estate or commercial business loans at December 31, 2011 compared to December 31, 2010, as loan demand remains slow during the current economic environment.

Total construction loans decreased $3.0 million, or 44.3%, to $3.8 million at December 31, 2011 compared to $6.8 million at December 31, 2010, primarily due to the completion of the construction of a residential apartment complex that converted to permanent financing.

One- to four-family residential loans decreased substantially during 2011, from $57.1 million at December 31, 2010 to $45.6 million at December 31, 2011. This decrease was primarily attributable to the continued refinance activity during 2011 in addition to the normal amortization of the seasoned loan portfolio. We have continued to sell most of our fixed rate one- to four-family residential real estate loans originated throughout 2011.

Consumer and home equity loan demand continued to remain sluggish throughout 2011, consistent with the economic conditions and overall consumer spending patterns. Home equity loans and lines of credit decreased $1.2 million, or 8.6%, to $13.0 million at December 31, 2011 compared to $14.2 million at December 31, 2010, partially as a result of consumers refinancing and consolidating their first and second mortgages at lower rates as well as the continued decline in home values. Other consumer loans, including indirect automobile loans, decreased $2.0 million, or 22.7%, to $6.9 million at December 31, 2011. This decrease was primarily attributable to the competitive interest rates offered through automobile dealers on indirect loans as well as an overall lack of consumer demand.

The allowance for loan losses balance decreased $171,000, or 4.3%, to $3.8 million at December 31, 2011 compared to $3.9 million at December 31, 2010, primarily due to net charge-offs of $1.3 million. Net charge-offs of $833,000 had been specifically reserved for in prior periods. The allowance for loan losses to total loans ratio was 1.26% at December 31, 2011 compared to 1.42% at December 31, 2010. The decrease in this ratio was primarily due to the significant increase in our outstanding mortgage warehouse loan balance at December 31, 2011 and the fact that this area of the loan portfolio has yet to experience a loss, resulting in a lower level of required allowance for loan losses. The allowance for loan losses to nonperforming loans ratio was 59.3% at December 31, 2011 compared to 57.2% at December 31, 2010.

Total nonperforming loans were $6.4 million at December 31, 2011 down from $6.9 million at December 31, 2010. Total nonperforming loans to total loans ratio was 2.13% at December 31, 2011 compared to 2.49% at December 31, 2010 attributable to the decrease in total nonperforming loans in addition to the increase in total loans over the same period. As of December 31, 2011, nonaccrual loans to real estate and land developers totaled $4.3 million, to entertainment and recreation businesses totaled $460,000, to accommodation and food services totaled $159,000, and to all other commercial industry types totaled $128,000. One- to four-family residential loans on nonaccrual totaled $1.3 million as of December 31, 2011. All other consumer loans on nonaccrual status totaled $22,000 at December 31, 2011.

Total nonperforming assets to total assets ratio decreased to 1.55% at December 31, 2011 compared to 1.89% at December 31, 2010, primarily due to a $504,000 decrease in other real estate owned in addition to the decrease in nonperforming loans. Fifteen properties were sold during 2011 with a recorded book value of $1.5 million, and ten new properties were transferred into other real estate owned during the same time period with a market value of $1.2 million. The current balance in other real estate owned includes the current market value of a property LaPorte-Federal acquired in its acquisition of City Savings Bank in 2007, which was held for future branch development. The current market value of this property was $390,000 at December 31, 2011. LaPorte-Federal anticipates listing this property for sale in the future but does not anticipate that to occur in the near future.

Goodwill and other Intangible Assets. LaPorte-Federal’s goodwill totaled $8.4 million at December 31, 2011 and at December 31, 2010. Accounting standards require goodwill to be tested for impairment on an annual basis, or more frequently if circumstances indicate that an asset might be impaired, by comparing the fair value of such goodwill to its recorded or carrying amount. If the carrying amount of the goodwill exceeds the fair value, an impairment charge must be recorded in an amount equal to the excess. The annual impairment review of the $8.4 million of goodwill previously recorded was performed in the fourth quarter of 2011.

Based on this evaluation, management determined that the fair value of the reporting unit, which is defined as LaPorte-Federal as a whole, exceeded the carrying value of the goodwill, based on the opinion of an independent expert in valuations, such that the sale price per common share of LaPorte-Federal would exceed its book value per common share. Accordingly, no goodwill impairment was recognized in 2011.

As LaPorte-Federal’s market price per common share was currently trading close to its tangible book value per common share, it is reasonably possible that management may conclude that goodwill, totaling $8.4 million at December 31, 2011, is impaired as a result of a future assessment. If our goodwill is determined to be impaired, the related charge to earnings could be material.

Premises and Equipment. Net premises and equipment decreased $492,000, or 4.8%, to $9.8 million at December 31, 2011 compared to $10.3 million at December 31, 2010, primarily attributable to ongoing depreciation. There were no significant capital expenditures made during 2011.

Deposits. Total deposits increased $16.2 million, or 5.1%, to $333.6 million at December 31, 2011 compared to $317.3 million at December 31, 2010, primarily due to an increase in both interest and noninterest bearing deposits. The continued decline in interest rates offered on longer term certificates of deposit and the overall increase in consumer savings has contributed to the increase in liquid deposits as opposed to fixed rate longer term certificates of deposit.

Savings and money market accounts increased $15.1 million, or 15.9%, to $110.4 million at December 31, 2011, primarily attributable to an increase in public fund deposits of $13.3 million, which is used to help fund the increase in mortgage warehouse loans. Interest-bearing checking accounts increased $11.3 million, or 29.4%, to $49.9 million at December 31, 2011 and noninterest bearing checking accounts increased $4.0 million, or 11.4%, to $39.0 million at December 31, 2011.

Certificates of deposit and IRA balances decreased $14.2 million, or 9.6%, at December 31, 2011 compared to December 31, 2010, primarily due to the interest rate environment. Although management believes the interest rates offered on certificates of deposit have remained competitive, we have positioned them at or below the average rates offered in the market due to the pricing on alternative sources of funding.

Borrowed Funds. Total borrowed funds increased $10.4 million, or 14.5%, to $82.2 million at December 31, 2011 compared to $71.7 million at December 31, 2010, primarily attributable to a $10.3 million increase in Federal Home Loan Bank of Indianapolis borrowings. LaPorte-Federal utilizes the Federal Home Loan Bank of Indianapolis for the majority of its short-term variable liquidity needs for the temporary increases in the mortgage warehouse lending division. LaPorte-Federal also has an unsecured line of credit available at First Tennessee Bank that it can utilize for temporary liquidity needs. At both December 31, 2011 and 2010 this line was not being utilized.

Total Shareholders’ Equity. Total shareholders’ equity increased $5.7 million, or 11.3%, to $55.7 million at December 31, 2011 compared to $50.0 million at December 31, 2010, due to an increase in retained earnings of $3.1 million and an increase of $2.6 million in other comprehensive income (loss) on securities available for sale and interest rate swap derivatives. The increase in other comprehensive income (loss) is primarily due to a $3.1 million increase in other comprehensive income related to LaPorte-Federal’s available for sale investment portfolio. There was a decrease of $502,000 in other comprehensive income (loss) related to the interest rate swaps LaPorte-Federal has entered into as of December 31, 2011 compared to December 31, 2010, primarily attributable to the continued decline in interest rates and the impact this had on the fair value of these swaps. The interest rate swaps are tested monthly by an independent third party for effectiveness and at December 31, 2011 all of the interest rate swaps were effective. During 2011, LaPorte-Federal repurchased $134,000 of its stock. LaPorte-Federal paid its first dividend during the fourth quarter of 2011 resulting in a decrease of shareholders’ equity of $186,000.

Comparison of Operating Results For Three Month Periods Ended March 31, 2012 and March 31, 2011

Net Income. Net income increased $149,000, or 19.2%, to $927,000 for the three months ended March 31, 2012 compared to $778,000 for the three months ended March 31, 2011. Return on average assets for the first quarter of 2012 was 0.79% compared to 0.72% for the prior year period, and return on average equity increased to 6.58% from 6.16% over the same time period. This increase was primarily attributable to an increase in net interest income partially offset by an increase in provision for loan losses and noninterest expense.

Net Interest Income. Net interest income increased $492,000, or 15.0%, to $3.8 million for the three months ended March 31, 2012 compared to the same prior year period, primarily due to an increase in net interest margin of 17 basis points to 3.53% from 3.36%, over the same time period. The net interest spread increased 21 basis points to 3.34% from 3.13%, over the same time period. The increase in net interest margin and net interest spread was primarily due to a decrease in interest expense when comparing the two time periods. The average cost of interest bearing liabilities decreased 54 basis points to 1.34% for the first quarter of 2012 as compared to the same prior year period. Partially offsetting this decrease in cost was a decrease in the average yield on interest earning assets of 33 basis points to 4.67% for the first quarter of 2012 as compared to the same prior year period.

Interest and Dividend Income. Interest and dividend income increased $123,000, or 2.5%, to $5.0 million for the three months ended March 31, 2012 compared to $4.9 million for the same prior year period, however, the yield on interest-earning assets decreased 33 basis points to 4.67% for the three months ended March 31, 2012. Interest and fee income on loans increased $211,000, or 5.4%, when comparing the two time periods. This increase was partially offset by a decrease in interest income from taxable securities of $72,000, or 12.5%, and a decrease in income from tax exempt securities of $12,000, or 3.3%, for the three months ended March 31, 2012 compared to the same prior year period. Average outstanding loan balances increased $44.1 million, primarily due to the increase in average outstanding mortgage warehouse balances, which increased $54.5 million for the first quarter of 2012 which was offset by a decrease in the average yield on loans of 67 basis points to 5.64% when comparing the two time periods. The average yield earned on taxable and tax exempt securities decreased 49 and 29 basis points, respectively, when comparing the two time periods.

Interest and fee income on mortgage warehouse loans increased $437,000, or 46.8%, to $1.4 million for the three months ended March 31, 2012 compared to $934,000 for the same prior year period, primarily due to an increase in average outstanding balances of $54.5 million. Although the average yield of mortgage warehouse loans decreased 278 basis points to 5.50% when comparing the two time periods, this portfolio continues to provide a key source of business to us. An increase in competition for this type of lending, along with the decrease in overall interest rates has led to the decline in yield for this portfolio.

Interest and fee income on five or more family residential loans increased $85,000, or 53.1%, for the three months ended March 31, 2012 compared to the same prior year period, primarily due to an increase in the average outstanding balance of $5.9 million over the same time period, as a result of an increase in demand for these loans in our area.

Interest and fee income on commercial real estate loans remained relatively unchanged for the three months ended March 31, 2012 compared to the same prior year period.

Interest and fee income on one- to four-family residential loans decreased $188,000, or 22.7%, to $639,000 for the three months ended March 31, 2012 compared to the same prior year period, due to a decrease in average outstanding balances as well as the average yield on this portfolio. Average outstanding balances decreased $11.1 million, or 19.7%, to $45.2 million and the average yield decreased 22 basis points to 5.65% for the first quarter of 2012 compared to the first quarter of 2011. We continue to sell most of our fixed rate one- to four-family residential loans originated, and as a result, the continued refinance activity has contributed to the decrease in average outstanding balances and interest income.

Interest income from taxable securities decreased $72,000, or 12.5%, to $503,000 for the three months ended March 31, 2012 compared to the same prior year period, due to a decrease in the average yield of 49 basis points, while the average outstanding balance increased $5.4 million. Management anticipates that the continued low interest rate environment will negatively impact the yield on this portfolio. Interest income from tax exempt securities decreased $12,000, or 3.3%, to $352,000 for the three months ended March 31, 2012 compared to $364,000 for the same prior year period. The average yield on tax exempt securities decreased 29 basis points when comparing the two time periods.

Interest Expense. Interest expense decreased $369,000, or 23.1%, to $1.2 million for the three months ended March 31, 2012 compared to $1.6 million for the three months ended March 31, 2011. The average cost of interest bearing liabilities decreased 54 basis points to 1.34% for the three months ended March 31, 2012 from 1.88% when comparing the two time periods, primarily due to a decrease in the cost of interest bearing deposits of 44 basis points and a decrease in the cost of Federal Home Loan Bank of Indianapolis advances of 153 basis points.

Interest expense on certificates of deposit and IRA time deposits decreased $230,000, or 25.5%, to $671,000 for the three months ended March 31, 2012 compared to $901,000 for the same prior year period. Interest rates offered on certificates of deposit and IRA time deposits have decreased significantly compared to the rates on maturing certificates of deposit and IRA time deposits resulting in this decrease in interest expense. The average cost of certificates of deposit and IRA time deposits decreased 57 basis points to 1.89% for the three months ended March 31, 2012. Interest expense on money market accounts decreased $49,000, or 29.0%, to $120,000 for the three months ended March 31, 2012 compared to $169,000 for the same prior year period. The average cost of money market accounts decreased 26 basis points while the average outstanding balance increased $9.3 million when comparing the two time periods. We have continued to offer competitive interest rates on money market accounts in order to attract these relatively low cost deposits to aid in funding our mortgage warehouse division.

Interest expense on Federal Home Loan Bank of Indianapolis advances decreased $73,000, or 18.5%, to $322,000 for the three months ended March 31, 2012 compared to $395,000 for the same prior year period. The average cost of these borrowings decreased 153 basis points for the three months ended March 31, 2012 to 2.00% compared to 3.53% for the same prior year period. This decline was primarily due to a number of fixed rate longer term advances that matured during 2011 and were replaced at a significantly lower cost of funding.

Provision for Loan Losses. We recognize a provision for loan losses, which is charged to earnings, at a level necessary to absorb known and inherent losses that are both probable and reasonably estimable at the date of the financial statements. In evaluating the level of the allowance for loan losses, management considers historical loan loss experience, the types of loans and the amount of loans in the loan portfolio, adverse situations that may affect borrowers’ ability to repay, the estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available or as future events occur. After an evaluation of these factors, management recognized a provision for loan losses of $228,000 for the three months ended March 31, 2012 compared to $28,000 for the same prior year period. Net charge-offs for the first quarters of 2012 and 2011 totaled $36,000 and $441,000, respectively. Net charge-offs of $390,000 for the three months ended March 31, 2011 were specifically reserved for in prior periods.

The increase in the provision amount was primarily due to the increase in outstanding loan balances. Total outstanding loan balances, not including the allowance for loan losses, increased $30.4 million to $298.5 million at March 31, 2012 compared to $268.1 million at March 31, 2011. Also, given the overall economic concerns, we rely on more recent loan loss experience ranging from twelve to eighteen months to establish the minimum reserve ratios for our general loan pools.

Noninterest Income. Noninterest income increased $48,000, or 8.9%, to $589,000 for the three months ended March 31, 2012 compared to $541,000 for the same prior year period. Gains on mortgage banking activities increased $126,000 due to an increase in refinance activity when comparing the first quarters of 2012 and 2011. Net gain on sales of securities increased $84,000 for the three months ended March 31, 2012 compared to the same prior year period. Losses on other assets increased $129,000 primarily due to the write-down of several other real estate owned properties during the first quarter of 2012. Service charge income decreased $29,000, or 21.3%, to $107,000 for the three months ended March 31, 2012 from $136,000 for the same prior year period. We continue to see a decrease in non-sufficient funds/overdraft fee income due to the regulations impacting our ability to charge for certain types of overdraft activity.

Noninterest Expense. Noninterest expense increased $114,000, or 4.0%, to $3.0 million for the three months ended March 31, 2012 compared to $2.8 million for the same prior year period, primarily due to an increase in salaries and wages of $137,000, or 9.0%. Payroll expenses increased $93,000, or 7.8%, for the three months ended March 31, 2012 compared to the same prior year period as a result of an increase in staffing to our commercial credit department, along with annual salary increases. During the third quarter of 2011, we implemented a stock award and option plan which resulted in an increase to compensation expense of $61,000 for the three months ended March 31, 2012 compared to the same prior year period. Advertising expense increased $35,000 primarily due to an increase in our advertising design services as well as an increase in promotional items purchased when comparing the two time periods. Other expenses increased $23,000, or 6.4%, primarily due to an increase in attorney fees for the three months ended March 31, 2012 compared to the same prior year period. Data processing expense increased $19,000, or 17.6%, for the three months ended March 31, 2012 compared to the same prior year period primarily due to expense related to a new disaster recovery solution we implemented in 2011.

Partially offsetting these increases was a decrease in FDIC insurance of $49,000, or 36.8%, attributable to the change in the formula of the assessment and its impact on The LaPorte Savings Bank. The amortization of intangible assets decreased $28,000, or 48.3%, as the core deposit intangible asset recorded by us is amortized into expense on an accelerated basis and the customer intangible asset was fully amortized during the third quarter of 2011.

Income Taxes. Income tax expense increased $77,000, or 45.3%, to $247,000 for the three months ended March 31, 2012 compared to $170,000 for the same prior year period, primarily due to an increase in income before taxes of $226,000, as well as an increase in the effective tax rate. The effective tax rate for the three months ended March 31, 2012 was 21.0% compared to 17.9% for the same prior year period. The effective tax rates fluctuate based on the ratio of total income before tax attributable to tax exempt securities and life insurance income, in addition to the amount of loan charge-offs during the year.

Comparison of Operating Results for the Years Ended December 31, 2011 and December 31, 2010.

Net Income. Net income increased $651,000, or 25.1%, to $3.2 million for the year ended December 31, 2011 compared to $2.6 million for the year ended December 31, 2010. Return on average assets for 2011 was 0.72% compared to 0.61% for 2010, and return on average equity increased to 6.15% from 5.12% over the same period. The increase in net income was primarily attributable to a decrease in the provision for loan losses of $2.3 million, partially offset by a decrease in noninterest income of $1.1 million.

Both mortgage warehouse and residential mortgage loan activity decreased during 2011 when compared to 2010. Increased competition for the mortgage warehouse lines as well as a slow refinance and purchase activity during the first six months of 2011, resulted in a decrease in both interest and fees on these loans. Despite the increase in mortgage warehouse loans to $103.9 million at December 31, 2011 from $69.6 million at December 31, 2010, the volume of such loans originated by the mortgage companies during 2011 decreased to $2.0 billion from $2.6 billion for 2010. A significant decrease in the cost of funding on both deposits and borrowed funds during 2011 assisted in partially offsetting the decrease in interest income, resulting in a slight decrease in net interest income of $192,000, or 1.4%.

Net Interest Income. Net interest income decreased $192,000, or 1.4%, for the year ended December 31, 2011 compared to the prior year, primarily due to a decrease in the net interest margin of 28 basis points to 3.31% from 3.59%, over the same period. This decrease was primarily due to a decrease in the interest and fee income on loans, attributable to the current interest rate environment, decreased demand and increased competition. The most significant impact was attributable to the average yield on the mortgage warehouse loan portfolio, which decreased 216 basis points during 2011 due to the competitive environment for mortgage warehouse lines. The average yield on interest-earning assets decreased 76 basis points during 2011, offset partially by a decrease in the average cost of interest-bearing liabilities of 54 basis points.

Interest and Dividend Income. Interest and dividend income decreased $1.6 million, or 7.6%, to $19.4 million for the year ended December 31, 2011 compared to the prior year, primarily due to a decrease in interest and fee income on loans of $1.8 million, or 10.3%. The average yield on loans decreased 57 basis points and the average outstanding loan balances decreased $4.3 million, for 2011. Interest income on taxable securities decreased to $2.4 million in 2011 from $2.6 million in 2010. The average yield on taxable securities decreased 88 basis points partially offset by an increase in the average outstanding balances of $20.7 million in 2011. The sluggish loan demand and current low interest rate environment continues to impact interest income and management expects this to continue in the near future.

Interest and fee income on mortgage warehouse loans decreased $732,000, or 15.7%, during 2011 when compared to 2010, with the average yield decreasing to 6.3% from 8.5% during the same period. The yield on this portfolio continues to be above our other lending product lines, and provides a key source of business to LaPorte-Federal.

Interest and fee income on one- to four-family residential loans decreased $833,000, or 21.7%, to $3.0 million for the year ended December 31, 2011 compared to the prior year, due to the decrease in the average outstanding balances of $12.7 million. We continue to sell most of our fixed rate one- to four-family residential loans originated, and as a result, the continued refinance activity during 2011 contributed to the decrease in both the average outstanding balance and interest income. The average yield on one-to four-family residential loans decreased 16 basis points during 2011 when compared to the prior year due to the current low interest rate environment.

Interest and fee income on commercial real estate and business loans remained relatively unchanged between the years ended December 31, 2011 and 2010.

Interest income on five or more family residential loans increased $350,000, or 74.3%, for the year ended December 31, 2011 compared to the prior year, primarily attributable to an increase in the average outstanding balance of $6.0 million due to an increase in demand for these loans.

Interest income from taxable securities decreased $187,000, or 7.3%, to $2.4 million for the year ended December 31, 2011 compared to the prior year, due to the decrease in the average yield of 88 basis points, while the average outstanding balance increased $20.7 million. Management expects that the continued low interest rates will continue to negatively impact the yield on the portfolio. Interest income from tax exempt securities increased $331,000, or 28.7%, to $1.5 million during 2011, offsetting the decrease in interest income on taxable securities. The average outstanding balance on tax exempt securities also increased $7.2 million over the same period.

Dividend income from Federal Home Loan Bank of Indianapolis stock increased $20,000, for the year ended December 31, 2011 compared to the prior year, attributable to an increase in the dividend yield of 64 basis points.

Interest Expense. Interest expense decreased $1.4 million, or 19.2%, to $5.9 million for the year ended December 31, 2011 compared to the prior year. The average cost of interest-bearing liabilities decreased 54 basis points to 1.65% during 2011 from 2.19% for the prior year, primarily attributable to both a decrease in average cost of certificates of deposit and IRA time deposits as well as a decrease in the average cost of borrowed funds. The average cost of certificates of deposit and IRA time deposits decreased 38 basis points to 2.30% in 2011 from 2.68% in 2010, and the average outstanding balance of these deposits decreased $4.9 million, resulting in a decrease in interest expense of $681,000 on such deposits. The average cost of money market accounts decreased 31 basis points to 0.57% in 2011 from 0.88% in 2010, while the average outstanding balance increased $26.9 million. We have continued to offer competitive interest rates on money market accounts in order to attract these relatively low cost deposits to help fund our mortgage warehouse division.

Interest expense on Federal Home Loan Bank of Indianapolis advances decreased $629,000, to $1.5 million during 2011 due to a 112 basis point decline in the average cost on Federal Home Loan Bank of Indianapolis advances to 2.81% in 2011. This decline was primarily due to a number of fixed rate longer term advances that matured during 2011 that were replaced at a significantly lower cost of funding.

Provision for Loan Losses. The LaPorte Savings Bank recognizes a provision for loan losses, which is charged to earnings, at a level necessary to absorb known and inherent losses that are both probable and reasonably estimable at the date of the financial statements. In evaluating the level of the allowance for loan losses, management considers historical loan loss experience, the types of loans and the amount of loans in the loan portfolio, adverse situations that may affect borrowers’ ability to repay, the estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available or as future events occur. After an evaluation of these factors, management recognized a provision for loan losses of $1.1 million for the year ended December 31, 2011 compared to $3.5 million for the prior year. Net charge offs for 2011 and 2010 were $1.3 million and $2.3 million, respectively. Specific reserves of $833,000 were previously recorded for current year net charge-offs.

The decrease in the provision was primarily due to the large specific reserve recorded in the prior year, primarily attributable to two commercial loan relationships, which have since been charged off. One of the factors management considers when evaluating the allowance for loan losses is the historical loan loss experience. Given the overall economic concerns, we rely on more recent loan loss experience ranging from twelve to eighteen months to establish the minimum reserve ratios for the general loan pools.

Non-performing loans totaled $6.4 million at December 31, 2011 compared to $6.9 million at December 31, 2010. As a percentage of total loans, non-performing loans were 2.13% on December 31, 2011 compared to 2.49% on December 31, 2010.

Noninterest Income. Noninterest income decreased $1.1 million, or 28.6%, to $2.6 million in 2011 compared to 2010, primarily attributable to a decrease in net gain on sales and calls of securities of $436,000 in addition to an increase in losses on other assets of $206,000, due to the write-down of several other real estate owned properties during 2011 with deterioration in fair values over the time such properties were held in OREO. Service charge income decreased $198,000, or 27.2%, to $530,000 attributable to a decrease of $207,000 in NSF/overdraft fee income. The decrease was attributable to the new regulations impacting The LaPorte Savings Bank’s ability to charge for certain types of overdraft activity, which were implemented during the third quarter of 2010. Mortgage banking activities decreased $138,000, or 17.0%, to $676,000 during 2011, when compared to 2010 due to lower refinance activity in 2011 as compared to 2010. Although refinance activity increased in the last six months of 2011, we did not experience the significant increase we saw during the last six months of 2010.

Wire transfer fee income decreased $86,000, or 30.1%, attributable to the decrease in the mortgage warehouse loan activity. Partially offsetting the decrease in noninterest income was an increase in debit card income of $32,000, or 14.4%, attributable to the increase in our checking accounts during 2011.

Noninterest Expense. Noninterest expense increased $243,000, or 2.2%, to $11.1 million during 2011 compared to 2010, primarily due to an increase in salaries and wages of $280,000, or 4.8%. The expense attributed to LaPorte-Federal’s executive retirement plan increased $78,000, or 36.4%, primarily due to a decrease in the discount rate for 2011 used in calculating this expense. Group insurance increased $54,000, or 8.9%, during 2011 as a result of increased premiums. LaPorte-Federal implemented stock award and option plans during 2011, resulting in an expense of $71,000 during 2011. Advertising expense increased $23,000, or 11.7%, primarily due to an increase in The LaPorte Savings Bank’s advertising design services as well as an increase in promotional items purchased. Waived loan closing fees on home equity loans increased $32,000, primarily due to a promotion offered on home equity loans during the year.

Partially offsetting these increases in noninterest expense in 2011 was a decrease in bank examination fees of $58,000, or 10.8%, attributable to a change in the estimated quote for bank examination services. The amortization of intangibles expense decreased $63,000, or 23.9%, since the core deposit intangible asset is amortized into expense on an accelerated basis. FDIC insurance also decreased $27,000, or 6.2%, attributable to the change in the formula of the assessment and its impact on The LaPorte Savings Bank.

Income Taxes. Income tax expense increased $191,000, or 35.0%, to $736,000 for 2011 compared to 2010, primarily due to an increase in income before taxes of $842,000, as well as an increase in the effective tax rate. The effective tax rates for 2011 and 2010 were 18.5% and 17.4%, respectively. The effective tax rates fluctuate based on the ratio of total income before tax attributable to tax exempt securities and life insurance income, in addition to the amount of loan charge-offs during the year.

Management of Interest Rate Risk

Our asset/liability management strategy attempts to manage the impact of changes in interest rates on net interest income, our primary source of earnings.

Historically, we have relied on funding longer term higher interest-earning assets with shorter term lower interest-bearing deposits to earn a favorable net interest rate spread. As a result, we have been vulnerable to adverse changes in interest rates. Over the past several years, management has implemented an asset/liability strategy to manage, subject to our profitability goals, our interest rate risk. Among the techniques we are currently using to manage interest rate risk are: (i) expanding, subject to market conditions, our commercial real estate loans, commercial business loans and mortgage warehouse loans as they generally reprice more quickly than residential mortgage loans; (ii) selling on the secondary market most of our originations of long-term fixed-rate one- to four-family residential mortgage loans; (iii) subject to market conditions and consumer demand, originating residential adjustable rate mortgages for our portfolio; (iv) using interest rate swaps, caps or floors to hedge our assets and/or liabilities; and (v) reducing the amount of long term, fixed rate mortgage-backed and CMO securities, which are vulnerable to a decreasing interest rate environment and will extend in duration. We have also used structured rates with redemption features to improve our yield and may consider interest rate swaps and other hedging instruments although we have not done so recently.

While this strategy has helped manage our interest rate exposure, it does pose risks. For instance, the prepayment options embedded in adjustable rate one- to four-family residential loans and the mortgage-backed securities and CMOs, which allow for early repayment at the borrower’s discretion may result in prepayment before the loan reaches the fully indexed rate. Conversely, in a falling interest rate environment, borrowers may refinance their loans and redeemable securities may be called. In addition, non-residential lending generally presents higher credit risks than residential one- to four-family lending.

Our Board of Directors is responsible for the review and oversight of management’s asset/liability strategies. Our Asset/Liability Committee is charged with developing and implementing an asset/liability management plan. This committee meets monthly to review pricing and liquidity needs and assess our interest rate risk. We currently utilize a third party modeling program, prepared on a quarterly basis, to evaluate our sensitivity to changing interest rates. In addition, on a monthly basis, the committee reviews our current liquidity position, investment activity, deposit and loan repricing and terms, interest rate swap effectiveness testing, and Federal Home Loan Bank and other borrowing strategies.

Depending on market conditions, we often place more emphasis on enhancing net interest margin rather than matching the interest rate sensitivity of our assets and liabilities. In particular, we believe that the increased net interest income resulting from a mismatch in the maturity of our asset and liabilities portfolios can, during periods of stable interest rates, provide high enough returns to justify increased exposure to sudden and unexpected increases in interest rates. As a result of this philosophy, our results of operations will remain vulnerable to increases in interest rates.

Quantitative Analysis. The table below sets forth, as of March 31, 2012, the estimated changes in the net interest margin and the economic value of equity that would result from the designated changes in the United States Treasury yield curve over a 12 month non-parallel ramp for The LaPorte Savings Bank. Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions including relative levels of market interest rates, loan prepayments and deposit decay, and should not be relied upon as indicative of actual results.

		Estimated Increase (Decrease) in NIM			Estimated Increase (Decrease) in EVE		EVE as Percentage of Economic Value of Assets (4)
Changes in Interest Rates (basis points) (1)	Estimated NIM (2)	Amount	Percent	Estimated EVE (3)	Amount	Percent	EVE Ratio	Changes in Basis Points
(Dollars in thousands)

+300	$15,621	$(299)	(1.87)%	$61,466	$(2,396)	(3.75)%	13.55%	0.07%
+200	15,756	(164)	(1.03)	64,815	953	1.49	14.06	0.58
+100	15,794	(126)	(0.79)	65,147	1,285	2.01	13.92	0.44
0	15,920	—	—	63,862	—	—	13.48	—
-100	15,880	(40)	(0.25)	59,952	(3,910)	(6.12)	12.55	(0.93)

(1)	Assumes changes in interest rates over a 12 month non-parallel ramp.
(2)	NIM or Net Interest Margin measures The LaPorte Savings Bank’s exposure to net interest income due to changes in a forecast interest rate environment.
(3)	EVE or Economic Value of Equity at Risk measures The LaPorte Savings Bank’s exposure to equity due to changes in a forecast interest rate environment.
(4)	EVE Ratio represents Economic Value of Equity divided by the economic value of assets which should translate into built in stability for future earnings.

The table above indicates that at March 31, 2012, in the event of a 100 basis point decrease in interest rates over a 12 month non-parallel ramp, we would experience a 0.25% decrease in net interest margin. In the event of a 100 basis point increase in interest rates over a 12 month non-parallel ramp, the net interest margin would decrease 0.79%.

The table above indicates that at March 31, 2012, in the event of a 100 basis point decrease in interest rates over a 12 month non-parallel ramp, we would experience a 6.12% decrease in economic value of equity. In the event of a 100 basis point increase in interest rates over a 12 month non-parallel ramp, the economic value would increase 2.01% in economic value of equity.

Certain shortcomings are inherent in the methodology used in the above interest rate risk measurement. Modeling changes in the economic portfolio value of equity and net interest margin require making certain assumptions that may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in interest rates. In this regard, the table above assumes that the composition of our interest-sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and assumes that particular changes in interest rates occur at different times and in different amounts in response to a designed change in the yield curve for U.S. Treasuries. Furthermore, although the table provides an indication of our interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on our net interest income. Finally, the above table does not take into account the changes in the credit risk of our assets which can occur in connection with changes in interest rates.

LaPorte-Federal is also continuing to take steps to address its exposure to rising interest rates. For instance management executed an interest rate swap to address the exposure on its $5.0 million floating rate trust preferred debenture in April 2009, by swapping for a fixed five year effective rate of 5.54%. In October 2009, LaPorte-Federal executed a $10.3 million interest rate swap which took $10.3 million five year floating rate brokered certificates of deposit and swapped for a fixed five year effective rate of 3.19%. In February 2010, The LaPorte Savings Bank executed two interest rate swaps against $15.0 million in maturing FHLB advances. The first interest rate swap was against a $10.0 million adjustable rate advance tied to the three month LIBOR plus 0.25% for six years at an effective fixed rate of 3.69% and began in July 2010. The second interest rate swap was against a $5.0 million adjustable rate advance tied to the three month LIBOR plus 0.22% for five years with an effective fixed rate of 3.54% and began in September 2010. We will continue to look for opportunities to address our exposure to rising interest rates utilizing hedging strategies in the future. We are also continuing to sell most of the fixed rate one- to-four family residential real estate loans originated and continuing to originate the majority of commercial real estate loans at a variable rate with interest rate floors attached.

Liquidity and Capital Resources

We maintain liquid assets at levels we consider adequate to meet both our short- and long-term liquidity needs. We adjust our liquidity levels to fund deposit outflows, repay our borrowings and to fund loan commitments. We also adjust liquidity as appropriate to meet asset and liability management objectives. Liquidity levels fluctuate significantly based upon the demand in the mortgage warehouse lending division.

Our primary sources of liquidity are deposits, amortization and prepayment of loans and mortgage-backed securities, maturities of investment securities and other short-term investments, and earnings and funds provided from operations, as well as access to Federal Home Loan Bank advances and other borrowings. While scheduled principal repayments on loans and mortgage-backed securities are a relatively predictable source of funds, deposit flows and loan prepayments are greatly influenced by market interest rates, economic conditions, and rates offered by our competition. We set the interest rates on our deposits to maintain a desired level of total deposits.

A portion of our liquidity consists of cash and cash equivalents and borrowings, which are a product of our operating, investing and financing activities. At March 31, 2012 and December 31, 2011, $5.7 million and $8.1 million of our assets were invested in cash and cash equivalents, respectively. Our primary sources of cash are principal repayments on loans, proceeds from the maturities of securities, principal repayments of mortgage-backed securities and increases in deposit accounts. Short-term investment securities (maturing in one year or less) totaled $0 and $335,000 at March 31, 2012 and December 31, 2011, respectively, not including scheduled or pre-payments from mortgage backed securities and CMOs. Based on our current Federal Home Loan Bank of Indianapolis stock ownership, as of March 31, 2012 and December 31, 2011, we had $60.0 million and $72.0 million, respectively in borrowings outstanding from the Federal Home Loan Bank of Indianapolis. At March 31, 2012 and December 31, 2011 we had access to additional Federal Home Loan Bank advances of up to approximately $14.9 million and $2.8 million, respectively. If we increased our ownership in Federal Home Loan Bank stock to the maximum allowable and increased our pledged collateral accordingly, we could borrow an additional $38.5 million from the Federal Home Loan Bank of Indianapolis. As of March 31, 2012 and December 31, 2011, we had $0 in borrowings from the Federal Reserve Bank discount window and access to additional borrowings of up to approximately $9.8 million at March 31, 2012 and approximately $10.0 million at December 31, 2011. During the first quarter of 2012, LaPorte-Federal was extended an accommodation from First Tennessee Bank National Association to borrow federal funds up to the amount of $15.0 million. During the fourth quarter of 2011, LaPorte-Federal was extended an accommodation from First Tennessee Bank National Association to borrow federal funds up to the amount of $20.0 million. The federal funds accommodation is not and shall not be a confirmed line or loan, and First Tennessee Bank National Association may cancel such accommodation at any time, in whole or in part, without cause or notice, in its sole discretion. At March 31, 2012 and December 31, 2011, LaPorte-Federal’s borrowings from First Tennessee Bank National Association totaled $0. The market value of unpledged available for sale securities which could be pledged for additional borrowing purposes was $87.6 million and $98.3 million at March 31, 2012 and December 31, 2011, respectively.

At March 31, 2012, we had $33.4 million in loan commitments outstanding, of which $17.4 million was committed to originate unused home equity lines of credit, $3.6 million was committed to originate commercial lines of credit, $2.4 million was committed to originate unused commercial standby letters of credit, $4.0 million was committed to unused overdraft lines of credit, $1.1 million was committed to originate commercial real estate loans, $3.2 million was committed to originate commercial loans, $825,000 was committed to originate unused commercial construction loans and $942,000 was committed to originate unused residential construction loans. At December 31, 2011, we had $30.9 million in loan commitments outstanding, of which $17.2 million was committed to originate unused home equity lines of credit, $3.4 million was committed to originate commercial lines of credit, $2.4 million was committed to originate unused commercial standby letters of credit, $4.0 million was committed to unused overdraft lines of credit, $1.1 million was committed to originate commercial real estate loans, $1.6 million was committed to originate unused commercial construction loans and $1.2 million was committed to originate unused residential construction loans. Certificates of deposit and IRAs due within one year of March 31, 2012 and December 31, 2011 totaled $76.9 million, or 54.0% and $67.4 million, or 50.2%, respectively of certificates of deposit and IRAs. If these maturing deposits do not remain with us, we will be required to seek other sources of funds, including other certificates of deposit, IRAs and borrowings. Depending on market conditions, we may be required to pay higher rates on such deposits or other borrowings than we currently pay on the certificates of deposit due on or before December 31, 2011. We believe, however, based on past experience that a significant portion of our certificates of deposit will remain with us. We have the ability to attract and retain deposits by adjusting the interest rates offered.

As reported in the Consolidated Statements of Cash Flows, our cash flows are classified for financial reporting purposes as operating, investing or financing cash flows. Net cash provided by operating activities was $1.4 million for the three months ended March 31, 2012, $6.5 million and $3.7 million for years ended December 31, 2011 and December 31, 2010, respectively. Net cash from investing activities was $5.0 million for the three months ended March 31, 2012, and net cash used in investing activities was $30.5 million and $39.8 million during the years ended December 31, 2011 and 2010. Investment securities cash flows had the most significant effect, as net cash from sales and maturities amounted to $20.1 million for the three months ended March 31, 2012, $59.1 million and $81.2 million for the years ended December 31, 2011 and December 31, 2010, respectively, and net cash utilized in purchases amounted to $13.1 million for the three months ended March 31, 2012, $66.4 million and $99.4 million during the years ended December 31, 2011 and December 31, 2010, respectively. During 2011, we used $134,000 to purchase 14,130 shares of our common stock, which are held as treasury stock. Net cash provided by financing activities was $26.2 million for the year ended December 31, 2011. Deposit and borrowing cash flows have comprised most of our financing activities in 2011 and 2010. The net effect of our operating, investing and financing activities was to decrease our cash and cash equivalents from $8.1 million at the beginning of fiscal year 2012 to $5.7 million at March 31, 2012. The net effect of our operating, investing and financing activities was to increase our cash and cash equivalents from $5.9 million at the beginning of fiscal year 2011 to $8.1 million at December 31, 2011.

We also have obligations under our post retirement plans as described in Notes 12 and 13 of the Notes to Consolidated Financial Statements. The post retirement benefit plans will require future payments to eligible plan participants. We contributed $52,000 to our 401(k) plan in each of 2011 and 2010. In addition, as part of the reorganization and offering, the employee stock ownership plan trust borrowed funds from LaPorte-Federal and used those funds to purchase shares to be allocated to participants in our ESOP.

Off-Balance-Sheet Arrangements. In the normal course of operations, we engage in a variety of financial transactions that, in accordance with generally accepted accounting principles are not recorded in our financial statements. These transactions involve, to varying degrees, elements of credit, interest rate and liquidity risk. Such transactions are used primarily to manage customers’ requests for funding and take the form of loan commitments, unused lines of credit and standby letters of credit. For information about our loan commitments, letters of credit and unused lines of credit, see Note 19 of the Notes to Consolidated Financial Statements.

For the years ended December 31, 2011 and 2010, we did not engage in any off-balance-sheet transactions other than loan origination commitments, unused lines of credit and standby letters of credit in the normal course of our lending activities.

Recent Accounting Pronouncements

For information with respect to recent accounting pronouncements that are applicable to LaPorte-Federal, please see note 2 of the notes to LaPorte-Federal’s consolidated financial statements beginning on page F-1.

Effect of Inflation and Changing Prices

The consolidated financial statements and related consolidated financial data presented herein regarding LaPorte-Federal have been prepared in accordance with accounting principles generally accepted in the United States of America, which generally require the measurement of financial position and operating results in terms of historical dollars, without considering changes in relative purchasing power over time due to inflation. Unlike most industrial companies, virtually all of LaPorte-Federal’s assets and liabilities are monetary in nature. As a result, interest rates generally have a more significant impact on LaPorte-Federal’s performance than does the effect of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services, because such prices are affected by inflation to a larger extent than interest rates.

BUSINESS OF NEW LAPORTE

New LaPorte is a Maryland corporation, organized in June 2012. Upon completion of the conversion, New LaPorte will become the holding company of The LaPorte Savings Bank and will succeed to all of the business and operations of LaPorte-Federal and each of LaPorte-Federal and LaPorte Savings Bank, MHC will cease to exist.

Initially following the completion of the conversion, New LaPorte’s assets will be the stock of The LaPorte Savings Bank as well as the net proceeds it retains from the offering, part of which will be used to make a loan to The LaPorte Savings Bank Employee Stock Ownership Plan, and will have no significant liabilities. See “How We Intend to Use the Proceeds From the Offering.” New LaPorte intends to use the support staff and offices of The LaPorte Savings Bank and will pay The LaPorte Savings Bank for these services. If New LaPorte expands or changes its business in the future, it may hire its own employees.

New LaPorte intends to invest the net proceeds of the offering as discussed under “How We Intend to Use the Proceeds From the Offering.” In the future, we may pursue other business activities, including mergers and acquisitions, investment alternatives and diversification of operations. There are, however, no current understandings or agreements for these activities.

BUSINESS OF LAPORTE-FEDERAL

AND THE LAPORTE SAVINGS BANK

LaPorte-Federal

LaPorte-Federal is a federally chartered corporation that owns all of the outstanding shares of common stock of The LaPorte Savings Bank. At March 31, 2012, LaPorte-Federal had consolidated assets of $469.3 million, deposits of $341.9 million and shareholders’ equity of $56.6 million.

LaPorte-Federal became the holding company for The LaPorte Savings Bank when The LaPorte Savings Bank reorganized in the two-tiered mutual holding company structure in 2007. Concurrently, LaPorte-Federal sold a 45.0% minority interest in its shares of common stock to the public and issued a 55.0% majority interest in its shares of common stock to LaPorte Savings Bank, MHC.

LaPorte-Federal’s home office is located at 710 Indiana Avenue, LaPorte, Indiana 46350 and the telephone number is (219) 362-7511.

The LaPorte Savings Bank

The LaPorte Savings Bank is an Indiana-chartered savings bank that operates from eight full-service locations in LaPorte and Porter Counties, Indiana. We offer a variety of deposit and loan products to individuals and small businesses, most of which are located in our primary market of LaPorte County, Indiana. The LaPorte Savings Bank is subject to comprehensive regulation and examination by the Federal Deposit Insurance Corporation and the Indiana Department of Financial Institutions.

Our business consists primarily of accepting deposits from the general public and investing those deposits, together with funds generated from operations and borrowings, in mortgage warehouse loans, commercial real estate loans, residential loans, commercial loans, home equity loans and lines of credit and to a lesser extent, construction and land loans, automobile and other consumer loans. In addition, we invest in mortgage-backed securities, collateralized mortgage obligation securities, municipal bond securities, agency securities and corporate bond securities. We also offer trust services through a referral agreement with a third party. For a description of our business strategy, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Strategy.”

Market Area

Our primary market for both loans (with the exception of mortgage warehouse loans) and deposits is currently concentrated around the areas where our full-service banking offices are located in LaPorte and Porter Counties in Indiana. The City Savings Bank Merger increased our market presence in LaPorte and Porter Counties, particularly in Michigan City, Rolling Prairie and Chesterton, Indiana.

Because of its location at the southern tip of Lake Michigan, LaPorte County is a major access point to the Chicago market for both rail and highway. LaPorte County is the second largest county geographically in Indiana. The southern part of the county is rural and agricultural in nature. The northern part of the county is where LaPorte and Michigan City are located and the majority of the population is centered. LaPorte County has experienced a small growth in population of 1.2% from 110,106 in 2000 to 111,467 in 2010 according to the 2010 U.S. Census. The economy of LaPorte and Michigan City were once built around large manufacturing, however both have made the transition to light industry and the service industry. Because of its location on Lake Michigan and a casino and large retail outlet mall, Michigan City has seen growth in the tourism industry. LaPorte County’s major employment sectors based on the 2010 census are retail trade, government and manufacturing. LaPorte County’s unemployment rate of 10.5% as of the end of 2011 was slightly above the state’s rate of 9.0% as of the end of 2011 and the median household income in 2010 was slightly below the state’s median household income according to the United States Department of Agriculture Economic Research Service. LaPorte County ranks 36th in the state for those with educations of college graduate or higher according to the 2010 U.S. Census. We continue to experience moderately declining property values with pockets of stability in certain areas of LaPorte County in 2011 and the first quarter of 2012.

Porter County to the west has seen higher growth because of its proximity to the Chicago market, growing in population 12.0% from 146,798 in 2000 to 164,343 in 2010 according to the 2010 U.S. Census. Porter County’s major employment sectors based on the 2010 census are manufacturing, healthcare and social services, and government. The economy of Porter County is critical to the Northwest Indiana region, which is made up of seven counties. The majority of the population is centered between Portage and Valparaiso. As a result of the acquisition of City Savings Financial we acquired a branch in Chesterton, which is between Portage and Valparaiso. The unemployment rate for Porter County of 7.9% as of the end of 2011 was below the state’s rate of 9.0% as of the end of 2011 and the median household income in 2010 ranked 7th highest in the state of Indiana according to the United States Department of Agriculture Economic Research Service. It is the 10th highest ranking county in the state for those with educations of college graduate or higher according to the 2010 U.S. Census. We continue to experience moderately declining property values with pockets of stability in certain areas of Porter County in 2011 and the first quarter of 2012.

Competition

We face significant competition in both originating loans and attracting deposits. Both LaPorte and Porter Counties have a significant concentration of financial institutions, many of which are significantly larger than us and have greater financial resources than we do. Our competition for loans comes principally from commercial banks, mortgage banking companies, credit unions, leasing companies, insurance companies and other financial service companies. In addition, our competition in mortgage warehouse lending is nationwide often with institutions that are significantly larger than us and may offer larger loans. Our most direct competition for deposits has historically come from commercial banks, savings banks and credit unions. We face additional competition for deposits from nondepository competitors such as the mutual fund industry, securities and brokerage firms and insurance companies.

We seek to meet this competition by the convenience of our branch locations, emphasizing personalized banking and the advantage of local decision-making in our banking business. Specifically, we promote and maintain relationships and build customer loyalty within the communities we serve by focusing our marketing and community involvement on the specific needs of our local communities. As of June 30, 2011, The LaPorte Savings Bank had a market share of 18.10% in LaPorte County, Indiana, which represented the third largest deposit market share in the county. As of June 30, 2011, The LaPorte Savings Bank had a market share of 1.41% in Porter County, Indiana, which represented the ninth largest deposit market share in the county. We do not rely on any individual, group, or entity for a material portion of our deposits.

Lending Activities

Historically, our principal lending activity has been the origination of first mortgage loans for the purchase or refinancing of one- to four-family residential real property. Beginning in 2007, we changed our focus to increasing our originations of commercial real estate loans in an effort to increase interest income and reduce our one- to four-family residential loan portfolio as a percentage of our total loans. As part of this initiative, we separated our credit administration and lending departments into two units and hired additional commercial lenders. In addition, in May 2009, we introduced a new mortgage warehouse lending line of business, led by an executive with over 14 years of experience in this field. The mortgage warehouse lending department has increased our profitability in recent years.

In the future, we expect to increase our commercial real estate and commercial business lending, subject to market demand. As part of our plan to increase commercial business lending, we hired a new Executive Vice President and Chief Credit Officer, in September 2011 who has 15 years of experience with this type of lending. We intend to continue to originate fixed rate one- to four-family residential loans for sale into the secondary market, and to originate adjustable rate mortgages for our portfolio, subject to market demand. Finally, we intend to maintain and potentially increase our mortgage warehouse lending line of business.

The volume of and risk associated with our loans are affected by general economic conditions, including the continued weakness in real estate values.

Loan Approval Procedures and Authority. Our lending activities follow written, non-discriminatory, underwriting standards and loan origination procedures established by management and approved by the Board of Directors. The lending policy is reviewed and updated at least annually, most recently in May 2012. The Board of Directors has granted loan approval authority to certain officers or groups of officers up to prescribed limits, based on the officer’s experience and tenure. In addition, all commercial loans or lending relationships up to $500,000 may be approved by our Executive Vice President and Chief Credit Officer. Generally, all commercial loans or lending relationships greater than $500,000 but less than $1.25 million must be approved by our Officer Loan Committee, which is compromised of the Chief Executive Officer, President/Chief Financial Officer, Executive Vice President and Chief Credit Officer, Senior Vice President – Mortgage Warehousing and Senior Vice President – Commercial Lending. Individual loans or lending relationships with aggregate exposure in excess of $1.25 million but less than $3.5 million must be approved by our Board of Directors Loan Committee, which includes four outside directors. Loans or lending relationships in excess of $3.5 million must be approved by the full Board of Directors.

Our mortgage warehouse loan approval process is intended to minimize potential risk by establishing desirable relationships with experienced and well managed mortgage companies (participants). The LaPorte Savings Bank is relying primarily upon the mortgagor to repay the loan or extension of credit, but the mortgage participant and their principal owners must guarantee the performance of those loans or extension of credits they have originated. All residential mortgage loans in excess of an individual mortgage warehouse staff member’s loan authority must be approved by two members of the Officer Loan Committee. We have also established limits on outstanding lines to each mortgage participant. A maximum limit of $30.0 million has been established for a single mortgage participant or for mortgage participants with common ownership. The Officer Loan Committee has the authority to increase this limit up to 20%, and any temporary increase above these increased limits would require the approval of the Board of Directors. However, each individual mortgage originated by a mortgage participant must be below our legal lending limit.

Loan Portfolio Composition. The following table sets forth the composition of our loan portfolio, by type of loan at the dates indicated with the exception of mortgage loans held for sale totaling $3.5 million, $3.0 million, $4.2 million, $981,000, $124,000 and $0 at March 31, 2012, December 31, 2011, 2010, 2009, 2008 and 2007, respectively.

			At December 31,
	At March 31, 2012		2011		2010		2009		2008		2007
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Real estate:
One- to four-family	$42,605	14.28%	$45,576	15.25%	$57,144	20.64%	$70,126	27.08%	$84,706	38.10%	$93,439	42.05%
Five or more family	13,001	4.36	17,719	5.93	11,586	4.18	6,743	2.61	5,200	2.34	712	0.32
Commercial	83,275	27.91	80,430	26.90	79,807	28.82	75,506	29.16	65,078	29.27	59,332	26.70
Construction	2,835	0.95	3,806	1.27	6,832	2.47	5,420	2.09	7,736	3.48	11,268	5.07
Land	9,557	3.20	9,634	3.22	10,795	3.90	11,753	4.54	11,016	4.95	4,829	2.18

Total real estate	151,273	50.70	157,165	52.57	166,164	60.01	169,548	65.48	173,736	78.14	169,580	76.32

Mortgage warehouse	105,879	35.48	103,864	34.74	69,600	25.13	43,765	16.90	—	—	—	—

Consumer and other loans:
Home equity	13,070	4.38	12,966	4.34	14,187	5.12	15,704	6.07	15,579	7.01	16,996	7.65
Commercial	21,487	7.20	18,017	6.03	17,977	6.49	18,122	7.00	19,390	8.72	17,356	7.81
Automobile and other loans (1)	6,679	2.24	6,942	2.32	8,985	3.25	11,790	4.55	13,622	6.13	18,276	8.22

Total consumer and other loans	41,236	13.82	37,925	12.69	41,149	14.86	45,616	17.62	48,591	21.86	52,628	23.68

Total loans	$298,388	100.00%	$298,954	100.00%	$276,913	100.00%	$258,929	100.00%	$222,327	100.00%	$222,208	100.00%

Net deferred loan costs	152		177		133		122		111		86
Allowance for loan losses	(3,964)		(3,772)		(3,943)		(2,776)		(2,512)		(1,797)

Total loans, net	$294,576		$295,359		$273,103		$256,275		$219,926		$220,497

(1)	Includes $2.0 million, $2.2 million, $3.4 million, $4.8 million, $6.0 million and $9.6 million of indirect automobile loans at March 31, 2012, December 31, 2011, 2010, 2009, 2008 and 2007, respectively. Includes $4.7 million, $4.7 million, $5.6 million, $7.0 million, $7.6 million and $8.7 million of direct automobile loans and other loans at March 31, 2012, December 31, 2011, 2010, 2009, 2008 and 2007, respectively.

Loan Portfolio Maturities and Yields. The following table summarizes the scheduled repayments of our loan portfolio at December 31, 2011. Demand loans, loans having no stated repayment schedule or maturity, and overdraft loans are reported as being due in one year or less.

	One- to Four-Family		Five or More Family		Commercial Real Estate		Mortgage Warehouse
	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(Dollars in thousands)

Due During the Years Ending December 31,
2012	$306	6.57%	$1,886	4.34%	$8,325	5.14%	$103,864	4.66%
2013	694	5.73	1,167	6.24	15,820	6.01	—	0.00
2014	2,258	5.91	3,026	5.47	14,848	5.97	—	0.00
2015 to 2016	2,527	5.68	11,390	5.77	17,314	6.18	—	0.00
2017 to 2021	7,157	5.81	86	6.19	13,540	6.05	—	0.00
2022 to 2026	4,743	5.66	—	0.00	5,656	5.94	—	0.00
2027 and beyond	27,891	5.98	164	6.63	4,927	5.96	—	0.00

Total	$45,576	5.90%	$17,719	5.61%	$80,430	5.95%	$103,864	4.66%

	Commercial Non-Real Estate		Construction and Land		Home Equity, Automobile and Other		Total
	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(Dollars in thousands)

Due During the Years Ending December 31,
2012	$5,831	4.60%	$6,599	6.07%	$1,612	4.40%	$128,423	4.76%
2013	1,429	5.71	713	6.40	2,543	5.12	22,366	5.90
2014	2,960	6.04	1,051	6.46	3,666	5.57	27,809	5.88
2015 to 2016	6,833	6.18	4,053	5.39	5,151	5.56	47,268	5.92
2017 to 2021	745	4.90	574	5.07	5,360	5.47	27,462	5.82
2022 to 2026	219	7.00	267	4.67	1,503	6.77	12,388	5.93
2027 and beyond	—	0.00	183	6.00	73	5.18	33,238	5.98

Total	$18,017	5.57%	$13,440	5.84%	$19,908	5.48%	$298,954	5.41%

The following table sets forth the contractual maturities of fixed- and adjustable-rate loans at December 31, 2011 that are due after December 31, 2012.

	Due After December 31, 2012
	Fixed	Adjustable	Total
	(In thousands)
Real Estate:
One- to four-family	$33,253	$12,017	$45,270
Five or more family	15,545	288	15,833
Commercial	38,115	33,990	72,105
Construction	—	—	—
Land	3,710	3,131	6,841

Total real estate loans	90,623	49,426	140,049

Mortgage warehouse	—	—	—

Consumer and other loans:
Home equity	2,137	9,711	11,848
Commercial	9,493	2,693	12,186
Automobile and other	6,290	158	6,448

Total consumer and other loans	17,920	12,562	30,482

Total loans	$108,543	$61,988	$170,531

One- to Four-Family Residential Loans. At March 31, 2012, approximately $42.6 million, or 14.3% of our loan portfolio, consisted of one- to four-family residential loans. The majority of the one- to four-family residential mortgage loans we originate are conventional, but we also offer FHA and VA loans. We do not, nor have we ever engaged in subprime lending, defined as mortgage loans to borrowers who do not qualify for market interest rates because of problems with their credit history. Our one- to four-family residential mortgage loans are currently originated in amounts up to 80% of the lesser of the appraised value or purchase price of the property, although loans may be made with higher loan-to-value ratios at a higher interest rate to compensate for the increased credit risk. Private mortgage insurance is generally required on loans with a loan-to-value ratio in excess of 80%. Fixed-rate loans are generally originated for terms of 10 to 30 years. Depending on market conditions, we generally sell a majority of our fixed rate one- to four-family loans as part of our asset/liability management strategy. At March 31, 2012, our largest loan secured by one- to four-family real estate had a principal balance of approximately $912,000 and was secured by a single family residence. This loan was performing in accordance with its original repayment terms at March 31, 2012. At March 31, 2012, $1.4 million of our one- to four-family residential mortgage loans were classified as non-performing.

We also offer, to a lesser extent, adjustable rate mortgage loans with fixed terms of one, three, five, seven or ten years before converting to an annual adjustment schedule based on changes in a designated United States Treasury index. We originated $104,000 of adjustable rate one- to four-family residential loans during the quarter ended March 31, 2012 and $1.7 million during the year ended December 31, 2011. The adjustable rate mortgage loans that we originate provide for maximum rate adjustments of 200 basis points per adjustment, with a lifetime maximum adjustment of 600 basis points, and amortize over terms of up to 30 years.

Adjustable rate mortgage loans help decrease the risk associated with changes in market interest rates by periodically repricing. However, adjustable rate mortgage loans involve other risks because, as interest rates increase, the interest payments on the loan increase, which increases the potential for default by the borrower. At the same time, the marketability of the underlying collateral may be adversely affected by higher interest rates. Upward adjustment of the contractual interest rate is also limited by the maximum periodic and lifetime interest rate adjustments permitted by our loan documents, and therefore, is potentially limited in effectiveness during periods of rapidly rising interest rates. At March 31, 2012, $11.9 million, or 27.96%, of our one- to four-family residential loans contractually due after March 31, 2013 had adjustable rates of interest.

We acquired a substantial amount of our adjustable rate one- to four-family residential mortgage loans in connection with our acquisition of City Savings Bank in 2007. At March 31, 2012, $12.2 million of our one- to four-family residential loans were acquired from City Savings Bank, of which $8.5 million were adjustable rate loans. Most of City Savings Bank’s adjustable rate loans were originated with rates that were fixed for an initial term of five years and then adjust on an annual basis thereafter, pegged to the one-year United States Treasury index. These loans also provide for a maximum interest rate adjustment of 200 basis points over a one-year period and a maximum adjustment of 600 basis points over the life of the loan, and are amortized over terms up to 30 years.

All one- to four-family residential mortgage loans that we originate include “due-on-sale” clauses, which give us the right to declare a loan immediately due and payable in the event that, among other things, the borrower sells or otherwise disposes of the real property subject to the mortgage and the loan is not repaid.

Regulations guide the amount that a savings bank may lend relative to the appraised value of the real estate securing the loan, as determined by an appraisal of the property at the time the loan is originated. For all loans, we utilize outside independent appraisers and/or appraisal management companies approved by the board. All borrowers are required to obtain title insurance. We also require fire and casualty insurance and, where circumstances warrant, flood insurance.

Mortgage Warehouse Lending. In May of 2009, we introduced a mortgage warehousing lending line of business, headed up by an individual brought into the organization with an extensive background in this field. Under this program, we provide financing to approved mortgage companies for the origination and sale of residential mortgage loans. Each individual mortgage is assigned to us until the loan is sold to the secondary market by the mortgage company. We take possession of each original note, or in some instances a third party custodian takes possession, and forwards such note to the end investor once the mortgage company has sold the loan. These individual loans are typically sold by the mortgage company within 30 days and are seldom held more than 90 days.

Interest income is accrued during this period and fee income for each loan sold is collected when the loan is sold. Agency eligible, governmental (FHA insured or VA guaranteed) and jumbo residential mortgage loans that are secured by mortgages placed on existing one-to four-family dwellings may be purchased and placed in the mortgage warehouse line.

We have established several controls intended to minimize potential risks related to the approval of potential mortgage warehouse participants. The LaPorte Savings Bank performs an on-site due diligence review of all potential participants to ensure satisfactory controls are being performed as they relate to all aspects of the mortgage business. We also obtain substantial reference checks on potential participants from a variety of sources to ensure these companies have a satisfactory track record. Once these reviews are completed, the Senior Vice President – Mortgage Warehousing prepares a “Request for Approval” summarizing this information, which is presented to the Officer Loan Committee to approve the potential participant. Three of the five members of the Officer Loan Committee are required to approve a potential participant.

We also have established several controls to minimize potential risks as they relate to approved mortgage warehouse participants. The LaPorte Savings Bank has engaged an outside mortgage due diligence firm to perform onsite due diligence reviews of the participants. Each participant is reviewed at least every three years; however, participants with higher approved line limits are reviewed every other year. We may have a special review performed on any of our participants at any time, if warranted. We maintain daily interaction with all of our participants and also continue our own on-site visits. Participants are required to maintain errors and omission insurance and fidelity bond coverage.

In an effort to minimize potential risks as they relate to the individual mortgage loans originated by the mortgage warehouse participants, we have established several controls. The LaPorte Savings Bank will not fund a mortgage loan unless there is a valid takeout commitment to purchase from an institutional secondary market investor on our approved investor list. We will only wire funds for the origination of a loan to title companies which are independent of the mortgage warehouse participant. The LaPorte Savings Bank randomly selects loans each month for internal verification purposes and results are reported monthly to the Officer Loan Committee. If a mortgage loan remains in the warehouse for more than 60 days, a principal curtailment payment is required which results in the mortgage loan being paid off within 180 days of origination.

Lastly, The LaPorte Savings Bank maintains a financial institution’s Third Party Catastrophe Blanket Bond insurance policy. The policy provides coverage for any dishonest acts of the mortgage warehouse participants or any dishonest acts of a third party involved in the mortgage transaction. The limit of liability for this policy is currently $7.5 million.

As of March 31, 2012, we had repurchase agreements with ten mortgage companies and held $105.9 million of mortgage warehoused loans. Since beginning the mortgage warehousing business in May 2009, we have recorded interest income of $9.9 million, mortgage warehouse loans fees of $1.8 million and wire transfer fees of $574,000. During the three months ended March 31, 2012, we recorded interest income of $1.2 million, mortgage warehouse loan fees of $167,000 and wire transfer fees of $54,000. During the year ended December 31, 2011, we recorded interest income of $3.4 million, mortgage warehouse loan fees of $569,000 and wire transfer fees of $181,000.

Commercial Real Estate and Five or More Family Loans. At March 31, 2012, $96.3 million, or 32.3% of our total loan portfolio consisted of commercial real estate and five or more family loans. Our commercial real estate and five or more family loans are secured by retail, industrial, warehouse, service, medical, residential apartment complexes and other commercial properties. Because, on average, our commercial real estate and five or more family loans have a shorter term to repricing and a higher yield than our residential loans, such loans can be a helpful asset/liability management tool.

We originate both fixed- and adjustable-rate commercial real estate and five or more family loans, including partially guaranteed U.S. Small Business Administration loans. At March 31, 2012, we had $5.4 million of U.S. Small Business Administration loans in this portfolio. Our originated fixed-rate commercial real estate and five or more family loans generally have initial terms of up to five years, with a balloon payment at the end of the term. Our originated adjustable-rate commercial real estate and five or more family loans generally have an initial term of three- to five-years and a repricing option. Our originated commercial real estate and five or more family loans generally amortize over 15 to 20 years. The maximum loan-to-value ratio of our commercial real estate and five or more family loans is generally 80%. At March 31, 2012, our largest commercial real estate loan relationship was $4.6 million and was secured by a golf course. At March 31, 2012, this loan was performing in accordance with its original repayment terms. At March 31, 2012, our largest five or more family loan relationship was $6.5 million and was secured by three residential apartment complexes. At March 31, 2012, this loan was performing in accordance with its original repayment terms.

We consider a number of factors in originating commercial real estate and five or more family loans. We evaluate the qualifications and financial condition of the borrower, including credit history, cash flows and management expertise, as well as the value and condition of the mortgaged property securing the loan. When evaluating the qualifications of the borrower, we consider the financial resources of the borrower, the borrower’s experience in owning or managing similar property and the borrower’s payment history with us and other financial institutions. In evaluating the property securing the loan, the factors we consider include the net operating income of the mortgaged property before debt service, the ratio of the loan amount to the appraised value of the mortgaged property and the debt service coverage ratio (the ratio of net operating income to debt service) to ensure that it is at least 1.20 times the annual debt service. It is our general policy to obtain personal guarantees from commercial real estate borrowers although we may consider waiving this requirement based upon the loan-to-value ratio and the debt coverage ratio of the proposed loan. All purchase-money and mortgage refinance borrowers are required to obtain title insurance. We also require fire and casualty insurance and, where circumstances warrant, flood insurance.

Loans secured by commercial real estate generally are considered to present greater risk than one- to four-family residential loans. Commercial real estate loans often involve large loan balances to single borrowers or groups of related borrowers. Repayment of these loans depends to a large degree on the results of operations and management of the properties securing the loans or the businesses conducted on such property, and may be affected to a greater extent by adverse conditions in the real estate market or the economy in general, including today’s economic crisis and declining real estate values. Accordingly, the nature of these loans makes them more difficult for management to monitor and evaluate and more vulnerable to adverse economic conditions.

Set forth below is information regarding our commercial real estate and five or more family loans at March 31, 2012.

Industry Type	Number of Loans	Balance
		(Dollars in thousands)

Non-owner occupied real estate:
Commercial real estate	111	$11,408
Five or more family	18	13,001
Owner occupied real estate:
Development and rental	27	6,571
Health care and social	13	3,985
Retail trade	41	8,636
Accommodation and food	33	16,788
Other services	43	5,718
Manufacturing	37	7,725
Construction	53	9,693
Arts, entertainment and recreation	14	6,673
Other miscellaneous	51	6,078

	441	$96,276

At March 31, 2012, $2.0 million of our commercial real estate loans were classified as non-performing. At March 31, 2012, none of our five or more family loans were classified as non-performing.

Commercial Loans. At March 31, 2012, $21.5 million, or 7.2% of our total loan portfolio consisted of commercial loans. Following the completion of the conversion and offering, we intend to increase our commercial loan portfolio. As part of our plan to increase commercial business lending, in September 2011 we hired a new Executive Vice President and Chief Credit Officer to lead this initiative. Commercial credit is offered primarily to small business customers, usually for asset acquisition, business expansion or working capital purposes. Current term loan originations generally have a three- to five-year term with a balloon payment. Current term loan originations will not exceed 20 years without approval from the board. The maximum loan-to-value ratio of our current commercial loan originations is generally between 50% to 80% depending on the type and marketability of the loan’s underlying collateral. The extension of a commercial credit is based on the ability and stability of management, whether cash flows support the proposed debt repayment, earnings projections and the assumptions for such projections and the value and marketability of any underlying collateral. At March 31, 2012, our largest commercial loan balance was $4.2 million, and was secured by medical equipment. At March 31, 2012, this loan was performing in accordance with its original terms.

Set forth below is information regarding The LaPorte Savings Bank’s commercial business (non-real estate) loans at March 31, 2012.

Industry Type	Number of Loans	Balance
		(Dollars in thousands)

Health care and social	12	$4,753
Retail trade	92	1,760
Accommodation and food	8	3,335
Other services	18	809
Manufacturing	22	3,198
Construction	24	405
Public Administration	13	2,018
Finance, insurance and estates	5	2,787
Other miscellaneous	42	2,422

	236	$21,487

Commercial loans generally have a greater credit risk than residential mortgage loans. Unlike residential mortgage loans, which generally are made on the basis of the borrower’s ability to make repayment from his or her employment and other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial loans are generally higher risk and typically are made on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business. As a result, the availability of funds for the repayment of commercial business loans may be substantially dependent on the success of the business itself which may be highly vulnerable to changes in general economic conditions (including the recent weak economic environment). Further, the collateral securing the loans may depreciate over time, may be difficult to appraise and may fluctuate in value based on the success of the business. We seek to minimize these risks through our underwriting standards. At March 31, 2012, $32,000 of our commercial loans were classified as nonperforming.

Home Equity Loans and Lines of Credit. We originate fixed and variable rate home equity loans and variable rate home equity lines of credit secured by a lien on the borrower’s residence. The home equity products we originate generally are limited to 80% of the property value less any other mortgages. The variable interest rates for home equity loans and lines of credit are determined by a specified margin over the Wall Street Journal prime rate and may not exceed a designated maximum over the life of the loan. Our home equity lines of credit have an interest rate floor and at March 31, 2012 a majority of these loans’ interest rates were at their floor. We currently offer home equity loans with terms of up to 10 years with principal and interest paid monthly from the closing date. Our home equity lines of credit provide for an initial draw period of up to 10 years, and payments include principal and interest calculated based on 2% of the outstanding principal balance. We offer interest-only home equity loans up to a five year term with payments of monthly interest. At the end of the initial term, the line must be paid in full or renewed.

At March 31, 2012, $13.1 million or 4.4% of our total loan portfolio consisted of home equity loans and lines of credit. At March 31, 2012, our largest home equity loan balance was $207,000. At March 31, 2012, this loan was performing in accordance with its original terms.

Home equity lending is subject to the same risks as one-to four-family residential lending except that, since home equity loans tend to carry higher loan to value ratios and more household debt than one-to four-family residential loans, there is often a somewhat higher degree of credit risk, particularly in a period of economic difficulties such as is currently occurring.

At March 31, 2012, $14,000 of our home equity loans were classified as non-performing.

Construction and Land Loans. At March 31, 2012, $12.4 million, or 4.2%, of our total loan portfolio consisted of construction and land loans. We make commercial land development and residential land loans. These loans generally have an interest-only phase during construction then convert to permanent financing. The maximum loan-to-value ratio applicable to these loans is generally 80%. At March 31, 2012, our total balance of commercial land development and residential land loans was $9.6 million. At March 31, 2012, our largest commercial real estate development loan relationship was $2.2 million, and was secured by developed land. At March 31, 2012, this loan was considered a nonperforming loan. We are currently in the process of foreclosure and based on our most recent collateral value assessment, in addition to judgment liens on unencumbered real estate, management believes no additional provision for loan losses will be required.

We also occasionally make loans to builders and developers for the development of one- to four-family lots in our market area. Land loans are generally made in amounts up to a maximum loan-to-value ratio of 75% based upon an independent appraisal. It is our general policy to obtain personal guarantees for our land loans.

A majority of our mortgage construction loans are for the construction of residential properties and carry fixed rates. Most of our current residential construction loan originations are structured for permanent mortgage financing once the construction is completed. At March 31, 2012, our largest residential construction loan balance was $2.2 million, and was secured by the construction of a one- to four-family residence. At March 31, 2012 this loan was performing in accordance with its original terms.

We also make construction loans for commercial development projects such as hospitality, apartment, small retail and office buildings. These loans generally have an interest-only phase during construction then convert to permanent financing. Disbursements of construction loan funds are at our discretion based on the progress of construction. The maximum loan-to-value ratio limit applicable to these loans is generally 80%. At March 31, 2012, we had construction loans with an outstanding aggregate balance of $589,000 and $261,000 of undrawn commitments which were secured by commercial property. At March 31, 2012, our largest commercial construction loan balance was $360,000, and was secured by the construction of a medical office. At March 31, 2012, this loan was performing in accordance with its original terms.

The majority of our current construction loans are subject to our normal underwriting procedures prior to being converted to permanent financing. Most of our current construction loans, once converted to permanent financing, repay over a thirty-year period. In addition, most of our current construction loans require only the payment of interest during the construction period. Most of our current construction loans are made in amounts of up to 80% of the lesser of the appraised value of the completed property or contract price plus value of the land improvements. Funds are disbursed based on our inspections in accordance with a schedule reflecting the completion of portions of the project.

In the past, we occasionally have made loans to builders and developers “on speculation” to finance the construction of residential property where justified by an independent appraisal. Whether we are willing to provide permanent takeout financing to the purchaser of the home is determined independently of the construction loan by a separate underwriting process. At March 31, 2012, we had no construction loans outstanding secured by one- to four-family residential property built on speculation. Given the current state of the economy and overall concerns with the construction development industry, we have significantly reduced our exposure in this type of lending and do not anticipate a change in this strategy in the near future.

For all construction and land loans, we utilize outside independent appraisers approved by the Officer Loan Committee. All borrowers are required to obtain title insurance. We also require fire and casualty insurance on construction loans and, where circumstances warrant, flood insurance on properties.

The table below sets forth, by type of collateral property, the number and amount of our construction and land loans at March 31, 2012, all of which are secured by properties located in our market area.

	Net Principal Balance	Non-Performing
	(Dollars in thousands)

One- to four-family construction	$2,247	$—
Multi-family construction	—	—
Commercial construction	588	—
Land	9,557	3,005

Total construction and land loans	$12,392	$3,005

Construction and land lending generally affords us an opportunity to receive higher origination and other loan fees. In addition, such loans are generally made for relatively short terms. Nevertheless, construction and land lending to persons other than owner-occupants generally involve a higher level of credit risk than permanent one- to four-family residential lending due to the concentration of principal in a limited number of loans and borrowers and the effects of general economic conditions on construction projects (including the current economic slowdown), real estate developers and managers. In particular, today’s very slow real estate market will likely have a very significant impact on the ability of the borrower to sell the newly constructed units. In addition, the nature of these loans is such that they are more difficult to evaluate and monitor. Our risk of loss on a construction or land loan is dependent largely upon the accuracy of the initial estimate of the property’s value upon completion of the project (which may fluctuate based on market demand) and the estimated cost (including interest) of the project. If the estimate of value proves to be inaccurate, we may be confronted, at or prior to the maturity of the loan, with a project with a value which is insufficient to assure full repayment and/or the possibility of having to make substantial investments to complete and sell the project. Because defaults in repayment may not occur during the construction period, it may be difficult to identify problem loans at an early stage. When loan payments become due, the cash flow from the property may not be adequate to service the debt. In such cases, we may be required to modify the terms of the loan.

Consumer and Other Loans. We offer a variety of loans that are either unsecured or secured by assets other than real estate. The secured loans are secured by deposits, recreational vehicles or boats, and automobiles. Our automobile loans are originated directly by us and indirectly through local automobile dealerships. At March 31, 2012, these consumer and other loans totaled $6.7 million, or 2.2% of the total loan portfolio. At March 31, 2012, $2.0 million, or 0.66% of our total loan portfolio consisted of indirect automobile loans, down from $2.2 million, or 0.75% of our total loan portfolio at December 31, 2011.

The terms of our consumer and other loans vary according to the type of collateral, length of contract, and creditworthiness of the borrower. We generally will write indirect and direct automobile loans for up to 100% of the retail value for a new automobile and up to 100% of the wholesale value for a used automobile. The repayment schedule of loans covering both new and used vehicles is consistent with the expected life and normal depreciation of the vehicle. The majority of the loans for recreational vehicles and boats were originated by City Savings Bank prior to the City Savings Bank merger and were written for no more than 80% of the estimated sales price of the collateral, for a term that is consistent with its expected life and normal depreciation.

Consumer loans may entail greater credit risk than residential mortgage loans, particularly in the case of consumer loans which are unsecured or are secured by rapidly depreciable assets, such as automobiles. In addition, consumer loan collections are dependent on the borrower’s continuing financial stability, and thus are likely to be affected by adverse personal circumstances and the overall economy, including the current weak economic environment. Furthermore, the application of various state laws, including bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans. In view of the possible increase in the amount and scope of our consumer lending activities, there can be no assurance that charge offs and delinquencies in our consumer loan portfolio will not increase in the future.

Loan Originations, Purchases and Sales. Our loan origination activities have been primarily concentrated in our local market area. New loans are generated primarily from local realtors, walk-in customers, customer referrals, and other parties with whom we do business, and from the efforts of commissioned employees and advertising. Loan applications are underwritten and processed at our main office.

From time to time, we purchase loans from third parties to supplement loan production. In particular, we may purchase loans of a type that are not available, or that are not available with as favorable terms, in our own market area. We generally use the same underwriting standards in evaluating loan purchases as we do in originating loans. During 2011, we purchased one U.S. Department of Agriculture guaranteed loan from a third party. We made no loan purchases in the first quarter of 2012. At March 31, 2012, $2.8 million, or less than 1% of our portfolio consisted of purchased loans. At March 31, 2012, all of our purchased loan portfolio was serviced by others.

We often sell some of our originated loans in the secondary market. We generally make decisions regarding the amount of loans we wish to sell based on interest rate and/or credit risk management considerations. For instance, during the first quarter of 2012 and 2011, we sold most of our fixed rate residential loan production as the low rate environment made such loans attractive to consumers but unattractive to us as long-term investments. We base our decision on servicing residential mortgage loans based on customer preference and adjust the rate accordingly. If a customer desires for us to service the residential mortgage loan then we generally sell the loan to Freddie Mac with servicing retained, otherwise we generally sell the residential mortgage loan with servicing released to a private investor. At March 31, 2012, we serviced $60.9 million of loans for others, the majority of which were mortgage loans serviced for Freddie Mac. In addition, we occasionally sell participation interests in our large, multi-family and commercial real estate loans in order to diversify our risk.

The following table shows our loan origination, sale and principal repayment activities during the periods indicated. One commercial real estate loan was purchased during the periods indicated.

	For the Three Months Ended March 31,		For the Years Ended December 31,
	2012	2011	2011	2010	2009
	(In thousands)

Total loans at beginning of period	$298,954	$276,913	$276,913	$258,929	$222,327

Loans originated:
Real estate:
One- to four-family	10,994	6,710	39,244	45,217	58,815
Five or more family	—	99	6,919	5,408	5,033
Commercial	5,671	2,802	13,602	18,778	25,527
Construction	335	258	3,127	6,549	3,916
Land	—	269	2,246	2,558	4,369
Mortgage warehouse	538,161	555,622	1,988,579	2,636,203	604,755
Consumer and other loans:
Home equity	1,532	451	3,669	2,194	3,825
Commercial	5,126	1,640	6,750	4,072	9,074
Automobile and other	250	443	1,554	2,410	3,911

Total loans originated	562,069	568,294	2,065,690	2,723,389	719,225

Loans purchased:
Real estate:
One- to four-family	—	—	—	—	—
Five or more family	—	—	—	—	—
Commercial	—	—	1,007	—	—
Construction	—	—	—	—	—
Land	—	—	—	—	—
Consumer and other loans:
Home equity	—	—	—	—	—
Commercial	—	—	—	—	—
Automobile and other	—	—	—	—	—

Total loans sold	—	—	1,007	—	—

Loans sold:
Real estate:
One- to four-family	(10,611)	(10,099)	(39,028)	(40,762)	(53,254)
Five or more family	—	—	—	—	—
Commercial	—	—	—	—	—
Construction	—	—	—	—	—
Land	—	—	—	—	—
Consumer and other loans:
Home equity	—	—	—	—	—
Commercial	—	—	—	—	—
Automobile and other	—	—	—	—	—

Total loans sold	(10,611)	(10,099)	(39,028)	(40,762)	(53,254)

Deduct:
Principal repayments	(552,024)	(567,125)	(2,005,628)	(2,664,643)	(629,369)

Net loan activity	(566)	(8,930)	22,041	17,984	36,602

Total loans at end of period (excluding net deferred loan fees and costs)	$298,388	$267,983	$298,954	$276,913	$258,929

Nonperforming Loans and Assets. We use the accrual method of accounting for all performing loans. The accrual of interest income is generally discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectibility of principal or interest, even though the loan is currently performing. When a loan is placed on nonaccrual status, unpaid interest previously credited to income is reversed. Interest received on nonaccrual loans generally is either applied against principal or reported as interest income, according to management’s judgment as to the collectibility of principal. Generally, loans are restored to accrual status when the obligation is brought in accordance with the contractual terms for a reasonable period of time and ultimate collectibility of total contractual principal and interest is no longer in doubt. Loans considered to be troubled debt restructurings follow the same policy for accrual of interest income as mentioned above.

In our collection efforts, we will first attempt to cure any delinquent loan. If a real estate secured loan is placed on nonaccrual status, it will be subject to transfer to the other real estate owned (“OREO”) portfolio (properties acquired by or in lieu of foreclosure), upon which our loan servicing department will pursue the sale of the real estate. Prior to this transfer, the loan balance may be reduced, with a charge-off against the allowance for loan losses if necessary, to reflect its current market value less estimated costs to sell. Write downs of OREO that occur after the initial transfer from the loan portfolio and costs of holding the property are recorded as other operating expenses, except for significant improvements which are capitalized to the extent that the carrying value does not exceed estimated net realizable value.

Fair values for determining the value of collateral are estimated from various sources, such as real estate appraisals, financial statements and from any other reliable sources of available information. For those loans deemed to be impaired, collateral value is reduced for the estimated costs to sell. Reductions of collateral value are based on historical loss experience, current market data, and any other source of reliable information specific to the collateral.

This analysis process is inherently subjective, as it requires us to make estimates that are susceptible to revisions as more information becomes available. Although we believe that we have established the allowance for loan losses at levels to absorb probable incurred losses, future additions may be necessary if economic or other conditions in the future differ from the current environment.

The table below sets forth the amounts and categories of our nonperforming assets at the dates indicated. None of our mortgage warehouse loans have been considered nonperforming assets at the dates indicated.

	At March 31, 2012	At December 31,
		2011	2010	2009	2008	2007
	(Dollars in thousands)
Nonaccrual loans:
Real estate:
One- to four- family	$1,320	$1,325	$1,224	$1,059	$449	$186
Five or more family	—	—	—	—	—	—
Commercial	1,916	1,935	2,819	3,854	3,036	1,061
Construction	—	—	—	858	1,588	—
Land	3,005	2,800	2,468	1,169	—	—

Total real estate	$6,241	$6,060	$6,511	$6,940	$5,073	$1,247
Consumer and other loans:
Home equity	14	14	377	392	121	299
Commercial	—	28	—	381	1,535	50
Automobile and other	7	8	4	3	21	28

Total consumer and other loans	$21	$50	$381	$776	$1,677	$377

Total troubled debt restructured loans(1)	251	254	—	—	—	—

Total nonaccrual loans	$6,513	$6,364	$6,892	$7,716	$6,750	$1,624

Loans greater than 90 days delinquent and still accruing:
Real estate:
One- to four- family	$—	$—	$—	$—	$—	$—
Five or more family	—	—	—	—	—	—
Commercial	—	—	—	—	—	—
Construction	—	—	—	—	—	—
Land	—	—	—	—	—	—

Total real estate	$—	$—	$—	$—	$—	$—

Consumer and other loans:
Home equity	—	—	—	—	—	—
Commercial	—	—	—	—	—	—
Automobile and other	—	—	—	—	—	—

Total consumer and other loans	$—	$—	$—	$—	$—	$—

Total troubled debt restructured loans still accruing	—	—	—	—	—	462

Total nonperforming loans	$6,513	$6,364	$6,892	$7,716	$6,750	$2,086

Foreclosed assets:
One- to four- family	$163	$140	$596	$399	$917	$—
Five or more family	—	—	—	—	—	—
Commercial	178	365	530	155	—	268
Construction	—	—	—	—	—	150
Land	415	507	390	—	4	36
Consumer	—	—	—	—	—	—
Business assets	—	—	—	—	—	—

Total foreclosed assets	$756	$1,012	$1,516	$554	$921	$454

Total nonperforming assets	$7,269	$7,376	$8,408	$8,270	$7,671	$2,540

Ratios:
Nonperforming loans to total loans	2.18%	2.13%	2.49%	2.98%	3.04%	0.94%
Nonperforming assets to total assets	1.55%	1.55%	1.89%	2.04%	2.08%	0.69%

(1)	At March 31, 2012, $128,000 of one- to four-family loans, $91,000 commercial real estate loans and $32,000 commercial loans were classified as troubled debt restructured loans. At December 31, 2011, $129,000 of one- to four-family loans, $92,000 commercial real estate loans and $33,000 commercial loans were classified as troubled debt restructured loans.

Total nonperforming loans increased $149,000 to $6.5 million at March 31, 2012 compared to $6.4 million at December 31, 2011. Nonperforming commercial real estate and land loans totaled $5.0 million at March 31, 2012, of which $3.1 million was attributable to one loan relationship secured primarily by developed land with close proximity to Lake Michigan that was originally intended for residential use. We are currently in the process of foreclosure and based on our most recent collateral value assessment, in addition to judgment liens on unencumbered real estate, management believes no additional provision for loan losses will be required. Total nonperforming loans decreased $528,000 from $6.9 million at December 31, 2010 to $6.4 million at December 31, 2011.

For the quarter ended March 31, 2012 and for the year ended December 31, 2011, contractual gross interest income of $109,000 and $377,000, respectively, would have been recorded on non-performing loans if those loans had been current in accordance with their original terms and been outstanding throughout the respective period or since origination. For the quarter ended March 31, 2012 and the year ended December 31, 2011, gross interest income that was recorded related to such non-performing loans totaled $6,000 and $48,000, respectively.

Troubled Debt Restructured Loans. A loan is considered a troubled debt restructuring if we grant a concession to the borrower and the borrower is experiencing financial difficulties. According to our current loan policy, loans with a risk grade of 5 or higher which are in the process of being renewed, refinanced or modified are reviewed by the Officer Loan Committee to determine if the loan should be considered a troubled debt restructuring. All other borrower requested modifications are reviewed by the Executive Vice President–Credit to determine if the loan should be considered a troubled debt restructuring. These loans may also be reviewed by the Officer Loan Committee. At March 31, 2012 and December 31, 2011, we had $251,000 and $254,000 in loans classified as troubled debt restructurings. At March 31, 2012, $128,000 of our troubled debt restructurings were one- to four-family loans, $91,000 were commercial real estate loans and $32,000 were commercial loans. All of these loans were in nonaccrual as of March 31, 2012.

For the quarter ended March 31, 2012 and for the year ended December 31, 2011, gross interest income that would have been recorded had our troubled debt restructurings been current in accordance with their original terms was $10,000 and $31,000, respectively. For the quarter ended March 31, 2012 and for the year ended December 31, 2011, gross interest income that was recorded related to our troubled debt restructurings totaled $0 and $5,000, respectively.

Delinquencies and Problem Assets. After a real estate secured loan becomes 15 days late, or 10 days for consumer and commercial loans, we deliver a computer generated late charge notice to the borrower and will attempt to contact the borrower by telephone to make arrangements for payment. We attempt to make satisfactory arrangements to bring the account current, including interviewing the borrower, until the loan is brought current or a determination is made to recommend foreclosure, deed-in-lieu of foreclosure or other appropriate action. After a loan becomes delinquent 60 days or more, we will generally refer the matter to the Management Collections Committee, comprised of the Executive Vice President and Chief Credit Officer, Assistant Vice President of Mortgage Warehousing and the Collections Manager, which may authorize legal counsel to commence foreclosure proceedings.

All delinquent loans are reviewed on a regular basis and such loans are placed on nonaccrual status when they become more than 90 days delinquent. When loans are placed on nonaccrual status, unpaid accrued interest for the current year is fully charged off against interest income, any prior year unpaid accrued interest is charged-off against allowance for loan losses, and further income is recognized only to the extent received, if there is no risk of loss of principal, in which case all payments are applied to principal.

The following table sets forth certain information with respect to our loan portfolio delinquencies by type and amount at the periods indicated. None of our mortgage warehouse loans have been delinquent at the periods indicated.

	Loans Delinquent For
	30-59 Days		60-89 Days		90 Days and Over		Total
	Number	Amount	Number	Amount	Number	Amount	Number	Amount
	(Dollars in thousands)
At March 31, 2012:
Real estate:
One- to four-family	13	$1,158	—	$—	9	$1,054	22	$2,212
Five or more family	—	—	—	—	—	—	—	—
Commercial	3	1,043	—	—	9	1,540	12	2,583
Construction	1	96	—	—	—	—	1	96
Land	1	214	1	66	3	2,248	5	2,528

Total real estate	18	2,511	1	66	21	4,842	40	7,419
Consumer and other loans:
Home equity	1	15	—	—	1	14	2	29
Commercial	—	—	—	—	—	—	—	—
Automobile and other	4	149	—	—	3	7	7	156

Total consumer and other loans	5	164	—	—	4	21	9	185

Total	23	$2,675	1	$66	25	$4,863	49	$7,604

At December 31, 2011:
Real estate:
One- to four-family	14	$1,292	1	$55	9	$1,115	24	$2,462
Five or more family	1	43	—	—	—	—	1	43
Commercial	3	1,058	2	127	9	1,589	14	2,774
Construction	—	—	—	—	—	—	—	—
Land	1	216	—	—	3	2,248	4	2,464

Total real estate	19	2,609	3	182	21	4,952	43	7,743
Consumer and other loans:
Home equity	—	—	—	—	1	14	1	14
Commercial	—	—	—	—	2	28	2	28
Automobile and other	3	27	1	14	3	8	7	49

Total consumer and other loans	3	27	1	14	6	50	10	91

Total	22	$2,636	4	$196	27	$5,002	53	$7,834

At December 31, 2010:
Real estate:
One- to four-family	16	$1,200	—	$—	11	$1,021	27	$2,221
Five or more family	1	48	—	—	—	—	1	48
Commercial	6	1,328	—	—	9	1,580	15	2,908
Construction	—	—	—	—	—	—	—	—
Land	1	44	—	—	2	220	3	264

Total real estate	24	2,620	—	—	22	2,821	46	5,441
Consumer and other loans:
Home equity	—	—	1	377	—	—	1	377
Commercial	—	—	1	35	—	—	1	35
Automobile and other	7	184	—	—	3	4	10	188

Total consumer and other loans	7	184	2	412	3	4	12	600

Total	31	$2,804	2	$412	25	$2,825	58	$6,041

	Loans Delinquent For
	30-59 Days		60-89 Days		90 Days and Over		Total
	Number	Amount	Number	Amount	Number	Amount	Number	Amount
	(Dollars in thousands)
At December 31, 2009:
Real estate:
One- to four-family	14	$850	2	$53	9	$878	25	$1,781
Five or more family	—	—	—	—	—	—	—	—
Commercial	6	1,374	—	—	11	3,855	17	5,229
Construction	—	—	—	—	1	858	1	858
Land	1	699	—	—	4	1,169	5	1,868

Total real estate	21	2,923	2	53	25	6,760	48	9,736
Consumer and other loans:
Home equity	7	419	—	—	2	376	9	795
Commercial	—	—	1	45	3	381	4	426
Automobile and other	13	113	1	6	3	3	17	122

Total consumer and other loans	20	532	2	51	8	760	30	1,343

Total	41	$3,455	4	$104	33	$7,520	78	$11,079

At December 31, 2008:
Real estate:
One- to four-family	14	$1,076	2	$118	3	$314	19	$1,508
Five or more family	1	57	—	—	—	—	1	57
Commercial	6	739	1	2,023	3	777	10	3,539
Construction	—	—	1	953	4	635	5	1,588
Land	—	—	1	111	—	—	1	111

Total real estate	21	1,872	5	3,205	10	1,726	36	6,803
Consumer and other loans:
Home equity	4	105	1	17	5	99	10	221
Commercial	2	68	4	1,075	4	491	10	1,634
Automobile and other	15	142	1	6	4	21	20	169

Total consumer and other loans	21	315	6	1,098	13	611	40	2,024

Total	42	$2,187	11	$4,303	23	$2,337	76	$8,827

At December 31, 2007:
Real estate:
One- to four-family	33	$2,218	8	$601	8	$186	49	$3,005
Five or more family	—	—	—	—	—	—	—	—
Commercial	6	706	1	98	7	1,061	14	1,865
Construction	4	782	—	—	—	—	4	782
Land	1	113	1	111	—	—	2	224

Total real estate	44	3,819	10	810	15	1,247	69	5,876
Consumer and other loans:
Home equity	11	460	—	—	1	299	12	759
Commercial	1	345	1	74	1	50	3	469
Automobile and other	25	327	2	4	2	28	29	359

Total consumer and other loans	37	1,132	3	78	4	377	44	1,587

Total	81	$4,951	13	$888	19	$1,624	113	$7,463

Classified Assets. Banking regulations and our Asset Classification Policy provide that loans and other assets considered to be of lesser quality should be classified as “substandard,” “doubtful” or “loss” assets. An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. “Substandard” assets include those characterized by the “distinct possibility” that the institution will sustain “some loss” if the deficiencies are not corrected. Assets classified as “doubtful” have all of the weaknesses inherent in those classified “substandard,” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions, and values, “highly questionable and improbable.” Assets classified as “loss” are those considered “uncollectible” and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. We classify an asset as “special mention” if the asset has a potential weakness that warrants management’s close attention. While such assets are not impaired, management has concluded that if the potential weakness in the asset is not addressed, the value of the asset may deteriorate, thereby adversely affecting the repayment of the asset.

An institution is required to establish specific allowances for loan losses in an amount deemed prudent by management for loans classified substandard or doubtful, as well as for other problem loans. General allowances represent loss allowances which have been established to recognize the inherent losses associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an institution classifies problem assets as “loss,” it is required either to establish a specific allowance for losses equal to 100% of the amount of the asset so classified or to charge off such amount. Our determination as to the classification of our assets and the amount of our valuation allowances are subject to review by the Indiana Department of Financial Institutions and the Federal Deposit Insurance Corporation which can order the establishment of additional general or specific loss allowances.

On the basis of management’s review of our assets, at March 31, 2012, we identified approximately $13.0 million of our assets as special mention and classified, $11.6 million as substandard and $61,000 as doubtful. Substandard loans increased $2.6 million at March 31, 2012 when compared to December 31, 2011, primarily due to a $3.0 million commercial real estate relationship moving from special mention to substandard during the quarter. A line of credit within this relationship was renewed during the first quarter and the review of the company’s financial performance resulted in a downgrade. The global financial performance for the company although improving over the last several years, has continued to be stressed due to the current adverse economic conditions and its impact on the borrower’s industry. Additional guarantees were also obtained at the renewal. The borrower has kept all obligations current and therefore the relationship remained in accrual status at March 31, 2012. Management also reviewed this renewal for consideration as a troubled debt restructuring. As we did not grant a concession, this relationship was not considered to be a troubled debt restructuring. At March 31, 2012, none of our assets were classified as loss.

The loan portfolio is reviewed on a regular basis to determine whether any loans require classification in accordance with applicable regulations. Not all classified assets constitute nonperforming assets.

On the basis of this review of our assets, we had classified or identified as special mention the following assets as of the date indicated:

	At March 31, 2012	At December 31,
		2011	2010	2009
	(In thousands)

Special mention	$13,019	$17,741	$6,593	$9,092
Substandard	11,647	9,026	10,272	13,590
Doubtful	61	61	1,215	—
Loss	—	—	—	—

Total classified and special mention assets	$24,727	$26,828	$18,080	$22,682

Other than as provided above, there are no potential problem loans that are accruing but where known information about possible credit problems of borrowers causes management to have serious doubts as to the ability of such borrowers to comply with present loan repayment terms.

Allowance for Loan Losses

The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged-off.

The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired or loans otherwise classified as substandard or doubtful. The general component covers non-impaired loans and is based on historical loss experience adjusted for current factors.

A loan is impaired when full payment under the loan terms is not expected. All individually classified commercial and commercial real estate loans are evaluated for impairment. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans, are collectively evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures.

We are subject to periodic examinations by our federal and state regulatory examiners and may be required by such regulators to recognize additions to the allowance for loan losses based on their assessment of credit information available to them at the time of their examinations. The process of assessing the adequacy of the allowance for loan losses is necessarily subjective. Further, and particularly in times of economic weakness, it is reasonably possible that future credit losses may exceed historical loss levels and may also exceed management’s current estimates of incurred credit losses inherent within the loan portfolio. As such, there can be no assurance that future charge-offs will not exceed management’s current estimate of what constitutes a reasonable allowance for loan losses.

We acquired a group of loans through the acquisition of City Savings Bank on October 12, 2007. Acquired loans that showed evidence of credit deterioration since their origination were recorded at an allocated fair value, such that there is no carryover of the seller’s specific allowance for loan losses for those loans. After acquisition, incurred losses are recognized by an increase in the allowance for loan losses.

While management uses available information to recognize probable and reasonably estimable loan losses, future loss provisions may be necessary based on changing economic conditions. Payments received on impaired loans that are on nonaccrual are applied first to principal until there is no risk of loss of the principal. The allowance for loan losses is maintained at a level that represents management’s best estimate of losses inherent in the loan portfolio, and such losses were both probable and reasonably estimable.

The following table sets forth activity in our allowance for loan losses for the periods indicated. We have not experienced any charge-offs or recoveries in our mortgage warehouse portfolio for the periods indicated.

	At or For the Three Months Ended March 31,		At or For the Years Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
	(Dollars in thousands)

Balance at beginning of period	$3,772	$3,943	$3,943	$2,776	$2,512	$1,797	$1,041

Charge-offs:
Real estate:
One- to four- family	(21)	(70)	(132)	(172)	(213)	(130)	—
Five or more family	—	—	—	—	—	—	—
Commercial	(6)	(368)	(1,057)	(1,107)	(1)	—	(8)
Construction	—	—	—	(558)	(30)	—	—
Land	—	(1)	(27)	—	—	—	—

Total real estate	(27)	(439)	(1,216)	(1,837)	(244)	(130)	(8)
Consumer and other loans:
Home equity	—	—	(52)	(105)	(28)	(35)	—
Commercial	(13)	—	—	(313)	(268)	(222)	—
Automobile and other	(6)	(9)	(62)	(78)	(100)	(96)	(157)

Total consumer and other loans	(19)	(9)	(114)	(496)	(396)	(353)	(157)

Total charge-offs	(46)	(448)	(1,330)	(2,333)	(640)	(483)	(165)

Recoveries:
Real estate:
One- to four- family	—	—	—	—	—	1	6
Five or more family	—	—	—	—	—	—	—
Commercial	—	—	—	—	—	—	—
Construction	—	—	—	—	—	—	—
Land	—	—	—	—	—	—	—

Total real estate	—	—	—	—	—	1	6
Consumer and other loans:
Home equity	—	—	2	—	1	2	1
Commercial	—	—	—	—	9	5	15
Automobile and other	10	7	20	28	43	65	59

Total consumer and other loans	10	7	22	28	53	72	75

Total recoveries	10	7	22	28	53	73	81

Net (charge-offs) recoveries	(36)	(441)	(1,308)	(2,305)	(587)	(410)	(84)
Provision for loan losses	228	28	1,137	3,472	851	1,125	64
Allowance acquired through merger (general reserve only)	—	—	—	—	—	—	776

Balance at end of period	$3,964	$3,530	$3,772	$3,943	$2,776	$2,512	$1,797

Ratios:
Net charge-offs to average loans outstanding(1)	0.05%	0.71%	0.50%	0.87%	0.25%	0.19%	0.05%
Allowance for loan losses to nonperforming loans at end of period	60.87%	51.64%	59.27%	57.21%	35.98%	37.21%	86.15%
Allowance for loan losses to total loans at end of period	1.33%	1.32%	1.26%	1.42%	1.07%	1.13%	0.81%

(1)	Annualized.

Allocation of Allowance for Loan Losses. The following table sets forth the allowance for loan losses allocated by loan category, the total loan balances by category, and the percent of loans in each category to total loans at the dates indicated. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.

	At March 31, 2012			At December 31, 2011
	Allowance for Loan Losses	Loan Balances by Category	Percent of Loans in Each Category to Total Loans	Allowance for Loan Losses	Loan Balances by Category	Percent of Loans in Each Category to Total Loans
	(Dollars in thousands)

Real estate:
One- to four- family	$335	$42,605	14.28%	$374	$45,576	15.25%
Five or more family	312	13,001	4.36	422	17,719	5.93
Commercial	1,967	83,275	27.91	1,868	80,430	26.90
Construction	18	2,835	0.95	31	3,806	1.27
Land	352	9,557	3.20	233	9,634	3.22

Total real estate	2,984	151,273	50.70	2,928	157,165	52.57

Mortgage warehouse	406	105,879	35.48	393	103,864	34.74

Consumer and other:
Home equity	120	13,070	4.38	119	12,966	4.34
Commercial	355	21,487	7.20	223	18,017	6.03
Automobile and other	99	6,679	2.24	109	6,942	2.32

Total consumer and other	574	41,236	13.82	451	37,925	12.69

Total loans (excluding net deferred loan fees and costs)	$3,964	$298,388	100.00%	$3,772	$298,954	100.00%

	At December 31,
	2010			2009
	Allowance for Loan Losses	Loan Balances by Category	Percent of Loans in Each Category to Total Loans	Allowance for Loan Losses	Loan Balances by Category	Percent of Loans in Each Category to Total Loans
	(Dollars in thousands)

Real estate:
One- to four- family	$389	$57,144	20.64%	$378	$70,126	27.08%
Five or more family	216	11,586	4.18	77	6,743	2.61
Commercial	2,311	79,807	28.82	1,300	75,506	29.16
Construction	108	6,832	2.47	46	5,420	2.09
Land	185	10,795	3.90	221	11,753	4.54

Total real estate	3,209	166,164	60.01	2,022	169,548	65.48

Mortgage warehouse	139	69,600	25.13	176	43,765	16.90

Consumer and other:
Home equity	142	14,187	5.12	215	15,704	6.07
Commercial	344	17,977	6.49	238	18,122	7.00
Automobile and other	109	8,985	3.25	125	11,790	4.55

Total consumer and other	595	41,149	14.86	578	45,616	17.62

Total loans (excluding net deferred loan fees and costs)	$3,943	$276,913	100.00%	$2,776	$258,929	100.00%

	At December 31,
	2008			2007
	Allowance for Loan Losses	Loan Balances by Category	Percent of Loans in Each Category to Total Loans	Allowance for Loan Losses	Loan Balances by Category	Percent of Loans in Each Category to Total Loans
	(Dollars in thousands)

Real estate:
One- to four- family	$372	$84,706	38.10%	$124	$93,439	42.05%
Five or more family	55	5,200	2.34	—	712	0.32
Commercial	933	65,078	29.27	886	59,332	26.70
Construction	52	7,736	3.48	80	11,268	5.07
Land	138	11,016	4.95	—	4,829	2.18

Total real estate	1,550	173,736	78.14	1,090	169,580	76.32

Mortgage warehouse	—	—	—	—	—	—

Consumer and other:
Home equity	86	15,579	7.01	15	16,996	7.65
Commercial	747	19,390	8.72	357	17,356	7.81
Automobile and other	129	13,622	6.13	335	18,276	8.22

Total consumer and other	962	48,591	21.86	707	52,628	23.68

Total loans (excluding net deferred loan fees and costs)	$2,512	$222,327	100.00%	$1,797	$222,208	100.00%

Securities Activities

Our securities investment policy is established by our board. This policy dictates that investment decisions be made based on the safety of the investment, liquidity requirements, potential returns, cash flow targets, and consistency with our interest rate risk management strategy.

Our investment policy is reviewed annually by our board and all policy changes recommended by management must be approved by the board. Authority to make investments under the approved guidelines are delegated to appropriate officers. While general investment strategies are developed and authorized by the board, the execution of specific actions with respect to securities held by The LaPorte Savings Bank rests with the Chief Executive Officer and President/Chief Financial Officer. The Chief Executive Officer and President/Chief Financial Officer are authorized to execute investment transactions with respect to securities held by The LaPorte Savings Bank within the scope of the established investment policy.

We have retained an independent financial institution to provide us with portfolio accounting services, including a monthly portfolio performance analysis of our securities portfolio. These reports, together with another third party review provided quarterly, are reviewed by management in making investment decisions. The Asset/Liability Management Committee and the Board review a summary of these reports on a monthly basis. We also use this financial institution along with other third party brokers to effect security purchases and sales.

On October 1, 2011, The LaPorte Savings Bank formed a wholly-owned subsidiary, LSB Investments, Inc., a Nevada corporation (“LSB Investments”) after receiving approval from the Indiana Department of Financial Institutions. A significant portion of our investment securities were transferred to and held by LSB Investments, consisting of mortgage-backed securities, municipal bonds and agency securities. At March 31, 2012, the fair value of such securities held by LSB Investments was $65.0 million. In addition, at March 31, 2012, all of our interest-earning time deposits were held by LSB Investments. Because LSB Investments is located in Nevada and makes decisions independently from The LaPorte Savings Bank, the earnings attributable on such securities are not taxable to us for Indiana state income tax purposes. Investment decisions with respect to LSB Investments are made by a third party company based in Nevada, The Key State Companies who have performed such services for over 20 years for other financial institutions. In general, The Key State Companies utilize investment guidelines similar to ours. The board of LSB Investments consists of two employees of The LaPorte Savings Bank and one employee of The Key State Companies to ensure effective oversight.

Our current investment policy generally permits security investments in debt securities issued by the U.S. government and U.S. agencies, municipal bonds, and corporate debt obligations, as well as investments in common stock of the Federal Home Loan Bank of Indianapolis. The policy permits investments in mortgage-backed securities, including pass-through securities issued and guaranteed by Fannie Mae, Freddie Mac and Ginnie Mae. The aggregate of all mortgage-backed securities may not exceed 75% of the overall investment portfolio, and the aggregate total of any one mortgage-backed issuer is limited to 75% of the aggregate mortgage-backed securities portfolio. In addition, we may invest in Collateralized Mortgage Obligations (“CMOs”), Real Estate Mortgage Investment Conduits (“REMICs”) and other mortgage-related products, although such products are limited to 75% of the overall investment portfolio. In addition, we may invest in commercial paper, corporate debt, asset-backed securities and municipal securities.

At the time of purchase, we designate a security as held-to-maturity, available-for-sale, or trading, depending on our ability and intent. Securities available for sale or trading are reported at fair value, while securities held to maturity are reported at amortized cost. All of our securities are classified as available-for-sale. Some of our securities are callable by the issuer or contain other features of financial engineering. Although these securities may have a yield somewhat higher than the yield of similar securities without such features, these securities are subject to the risk that they may be redeemed by the issuer prior to maturing in the event general interest rates decline. At March 31, 2012, we had $31.7 million of securities which were subject to redemption by the issuer prior to their stated maturity.

In part as a result of their attractive after tax yields, we have increased our acquisitions of state and municipal securities. Permissible municipal investments include both general obligation and revenue issues which are rated in one of the four highest rating categories by a nationally recognized statistical rating organization. Investment in local non-rated municipal securities are considered only after the creditworthiness of the issuer has been analyzed. We also invest in taxable municipal securities. At March 31, 2012, we held $5.0 million in taxable municipal securities.

We purchase mortgage-backed securities in order to generate positive interest rate spreads with limited administrative expense, limited credit risk and significant liquidity. We also use mortgage-backed securities to supplement our lending activities. Mortgage-backed securities are created by pooling mortgages and issuing a security collateralized by the pool of mortgages with an interest rate that is less than the interest rate on the underlying mortgages. Mortgage-backed securities typically represent a participation interest in a pool of single-family or multi-family mortgages, although most of our mortgage-backed securities are collateralized by single-family mortgages. The issuers of such securities (generally U.S. government agencies and U.S. government-sponsored enterprises, including Fannie Mae, Freddie Mac and Ginnie Mae) pool and resell the participation interests in the form of securities to investors, such as The LaPorte Savings Bank, and guarantee the payment of principal and interest to these investors. Mortgage-backed securities generally yield less than the loans that underlie such securities because of the cost of payment guarantees and credit enhancements. However, mortgage-backed securities are usually more liquid than individual mortgage loans and may be used to collateralize borrowings and other liabilities.

Investments in mortgage-backed securities involve a risk that actual prepayments will be greater or less than the prepayment rate estimated at the time of purchase, which may require adjustments to the amortization of any premium or accretion of any discount relating to such instruments, thereby affecting the net yield on such securities. We review prepayment estimates for our mortgage-backed securities at the time of purchase to ensure that prepayment assumptions are reasonable considering the underlying collateral for the securities at issue and current interest rates, and to determine the yield and estimated maturity of the mortgage-backed securities portfolio. Periodic reviews of current prepayment speeds are performed in order to ascertain whether prepayment estimates require modification that would cause amortization or accretion adjustments.

Collateralized mortgage obligations are also backed by mortgages; however, they differ from mortgage-backed securities because the principal and interest payments of the underlying mortgages are financially engineered to be paid to the security holders of pre-determined classes or tranches of these securities at a faster or slower pace.

The receipt of these principal and interest payments, which depends on the proposed average life for each class, is contingent on a prepayment speed assumption assigned to the underlying mortgages. Variances between the assumed payment speed and actual payments can significantly alter the average lives of such securities. To quantify and mitigate this risk, we undertake a high level of payment analysis before purchasing these securities. We invest in collateralized mortgage obligations classes or tranches in which the payments on the underlying mortgages are passed along at a pace fast enough to provide an average life of two to four years with no change in market interest rates. At March 31, 2012, our collateralized mortgage obligations portfolio had a fair value of $50.9 million and were issued by either a U.S. government-sponsored enterprise or the U.S. Small Business Administration.

We hold Federal Home Loan Bank of Indianapolis common stock to qualify for membership in the Federal Home Loan Bank System and to be eligible to borrow funds under the Federal Home Loan Bank of Indianapolis advance program. There is no trading market for the Federal Home Loan Bank of Indianapolis stock. The aggregate carrying value of our Federal Home Loan Bank of Indianapolis stock as of March 31, 2012 was $3.8 million based on its par value. No unrealized gains or losses have been recorded because we have determined that the par value of the Federal Home Loan Bank of Indianapolis stock represents its carrying value. However, there can be no assurance that the value of such securities will not decline in the future. We owned shares of Federal Home Loan Bank of Indianapolis stock at March 31, 2012 with a par value that was more than we were required to own to maintain our membership in the Federal Home Loan Bank System and to be eligible to obtain advances. We are required to purchase additional stock if our outstanding advances increase.

We review equity and debt securities with significant declines in fair value on a periodic basis to determine whether they should be considered temporarily or other than temporarily impaired. In making these determinations, management considers: (1) the length of time and extent that fair value has been less than cost, (2) the financial condition and near term prospects of the issuer, (3) whether the market decline was affected by macroeconomic conditions, and (4) our intent not to sell the security and whether it is more likely than not that we will be required to sell the debt security before its anticipated recovery. For fixed maturity investments with unrealized losses due to interest rates where it is not more likely than not that we will be required to sell the debt security before its anticipated recovery, declines in value below cost are not assumed to be other than temporary. If a decline in the fair value of a security is determined to be other than temporary, the amount of impairment is split into two components as follows: (1) other than temporary impairment related to credit loss, which must be recognized in the income statement and (2) other than temporary impairment related to other factors, which is recognized in other comprehensive income. The credit loss is defined as the difference between the present value of the cash flows to be expected to be collected and the amortized cost basis. There were no charges related to other than temporary impairment on securities held by us during the three months ended March 31, 2012 or the year ended December 31, 2011.

All of our securities are classified as available-for-sale. The following table sets forth the composition of our investment securities portfolio at the dates indicated.

	At March 31, 2012		At December 31,
			2011		2010		2009
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In thousands)

Securities available-for-sale:
U.S. Treasury and federal agency	$9,154	$9,524	$12,187	$12,601	$20,950	$21,080	$13,112	$12,972
State and municipal	39,150	42,284	40,012	43,106	39,779	39,828	24,761	25,264
Mortgage-backed securities - residential	18,950	19,671	30,946	31,789	25,009	25,430	29,732	31,082
Government agency sponsored collateralized mortgage obligations	49,770	50,866	43,491	44,478	32,943	33,009	25,755	26,574
Privately issued collateralized mortgage obligations	—	—	—	—	29	30	1,077	1,068
Corporate debt securities	2,808	2,840	—	—	—	—	4,993	5,135

Total securities available-for-sale	$119,832	$125,185	$126,636	$131,974	$118,710	$119,377	$99,430	$102,095

At March 31, 2012, all of our mortgage-backed securities were issued by U.S. government-sponsored enterprises and all of our collateralized mortgage obligations were issued by either U.S. government-sponsored enterprises or the U.S. Small Business Administration.

At March 31, 2012, we had no investments in a single entity (other than United States government or agency sponsored securities) that had an aggregate book value in excess of 10% of our shareholders’ equity.

The composition and contractual maturities of the investment securities portfolio at March 31, 2012 are summarized in the following table. Mortgage-backed securities are anticipated to be repaid in advance of their contractual maturities as a result of projected mortgage loan prepayments. In addition, under the structure of some of our collateralized mortgage obligations, the short- and intermediate-tranche interests have repayment priority over the longer term tranches of the same underlying mortgage pool. Finally, some of our U.S. Treasury and other securities are callable at the option of the issuer.

	One Year or Less		More than One Year through Five Years		More than Five Years through Ten Years		More than Ten Years		Total Securities
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield
	(Dollars in thousands)

Securities available-for-sale:
U.S. Treasury and federal agency	$—	—%	$8,154	2.40%	$—	—%	$1,000	2.96%	$9,154	$9,524	2.46%
State and municipal	—	—	3,366	3.27	9,940	3.74	25,844	4.28	39,150	42,284	4.05
Mortgage-backed securities - residential	—	—	—	—	1,342	1.90	17,608	3.06	18,950	19,671	2.98
Government agency sponsored collateralized mortgage obligations	—	—	455	3.78	8,278	1.58	41,037	2.60	49,770	50,866	2.44
Corporate debt securities	—	—	2,808	3.16	—	—	—	—	2,808	2,840	3.16

Total securities available-for-sale	$—	—%	$14,783	2.79%	$19,560	2.70%	$85,489	3.20%	$119,832	$125,185	3.07%

The following table shows our mortgage-backed securities and collateralized mortgage obligations purchase, sale and repayment activity during the periods indicated:

	For the Three Months Ended March 31,		For the years ended December 31,
	2012	2011	2011	2010	2009
	(In thousands)

Total at beginning of period	$74,437	$57,981	$57,981	$56,564	$77,670
Purchases of:
Mortgage-backed securities - residential	6,444	8,846	25,563	19,509	6,202
Government agency sponsored collateralized mortgage obligations	3,650	2,028	18,188	24,062	10,400
Deduct:
Principal repayments	(3,248)	(3,845)	(14,016)	(16,558)	(18,470)
Sales of:
Mortgage-backed securities - residential	(11,201)	(906)	(11,064)	(14,548)	(17,554)
Government agency sponsored collateralized mortgage obligations	(1,362)	—	(2,215)	(10,423)	(1,580)
Privately issued collateralized mortgage obligations	—	—	—	(625)	(104)

Net activity	(5,717)	6,123	16,456	1,417	(21,106)

Total at end of period	$68,720	$64,104	$74,437	$57,981	$56,564

Sources of Funds

General. Deposits, borrowings, repayments and prepayments of loans and securities, proceeds from maturing securities and cash flows from operations are the primary sources of our funds for use in lending, investing and for other general purposes.

Deposits. We offer a variety of deposit accounts with a range of interest rates and terms. Our deposit accounts consist of savings accounts, health savings accounts, NOW accounts, checking accounts, money market accounts, certificates of deposit and IRAs. We also provide commercial checking accounts for businesses.

At March 31, 2012, our deposits totaled $341.9 million. Interest-bearing NOW, regular and other savings and money market deposits totaled $157.4 million at March 31, 2012. At March 31, 2012, we had a total of $142.4 million in certificates of deposit and individual retirement accounts. Non-interest bearing demand deposits totaled $42.1 million. A significant portion of our deposits are liquid money market accounts ($55.8 million at March 31, 2012). We monitor activity on these accounts and, based on our historical experience and our current pricing strategy, we believe we will maintain a large portion of these accounts in the near future. However, $27.0 million of these money market accounts are public fund deposits at March 31, 2012 which may be withdrawn with little notice.

Our deposits are obtained predominantly from the areas in which our branch offices are located. We rely on our favorable locations, customer service and competitive pricing to attract and retain these deposits. While we accept certificates of deposit in excess of $100,000 for which we may provide preferential rates, we generally do not solicit such deposits as they are more difficult to retain than core deposits. At March 31, 2012, we held $26.1 million in brokered certificates of deposits through the Certificate of Deposit Registry Service (CDARS) program and pre-approved brokers. At March 31, 2012, $20.9 million of our brokered certificates of deposit were through the CDARS program. During the fourth quarter of 2009, we acquired $10.8 million in floating rate CDARS funds and took out a $10.3 million fixed rate interest rate swap for five years in order to address the potential for rising interest rates. During the third quarter of 2010, we acquired $5.3 million in fixed rate individual time deposit accounts through a pre-approved broker. These time deposits will mature in September 2020, however, they have the option to be called monthly beginning on September 15, 2012. We took out a $5.0 million variable rate fair value swap with matching maturity and call terms to these individual time deposits. During the first quarter of 2012, we acquired an additional $10.0 million in fixed rate CDARS funds which mature in July 2012. These funds were utilized to replace the decrease in our total borrowings outstanding during the first quarter of 2012. Brokered certificates of deposits are purchased only through CDARS and pre-approved brokers.

The following table sets forth the distribution of total deposit accounts, by account type, at the dates indicated.

	At or for the Three Months Ended March 31, 2012				At or for the Year Ended December 31, 2011
	Average Balance	Balance	Percent	Weighted Average Rate	Average Balance	Balance	Percent	Weighted Average Rate
	(Dollars in thousands)

Noninterest-bearing demand	$38,784	$42,114	12.32%	—%	$37,019	$38,977	11.68%	—%
Money market/NOW accounts	100,857	104,467	30.55	0.47	100,048	109,913	32.95	0.42
Regular savings	51,515	52,879	15.47	0.05	48,660	50,395	15.11	0.05

Total transaction accounts	191,156	199,460	58.34	0.26	185,727	199,285	59.74	0.24

CDs and IRAs	141,972	142,411	41.66	1.68	143,650	134,275	40.26	1.88

Total deposits	$333,128	$341,871	100.00%	0.85%	$329,377	$333,560	100.00%	0.90%

	At or for the Year Ended December 31,
	2010				2009
	Average Balance	Balance	Percent	Weighted Average Rate	Average Balance	Balance	Percent	Weighted Average Rate
	(Dollars in thousands)

Noninterest-bearing demand	$35,865	$34,999	11.03%	—%	$31,081	$34,066	12.46%	—%
Money market/NOW accounts	73,119	87,271	27.50	0.74	42,505	51,099	18.69	0.84
Regular savings	45,363	46,563	14.67	0.11	43,918	43,832	16.03	0.11

Total transaction accounts	154,347	168,833	53.20	0.41	117,504	128,997	47.18	0.37

CDs and IRAs	148,585	148,505	46.80	2.38	141,029	144,411	52.82	2.92

Total deposits	$302,932	$317,338	100.00%	1.33%	$258,533	$273,408	100.00%	1.72%

The following table sets forth the amount and maturities of time certificates and IRA deposits at March 31, 2012.

	At March 31, 2012
	Less Than One Year	Weighted Average Rate	Over One Year to Two Years	Weighted Average Rate	Over Two Years to Three Years	Weighted Average Rate	Over Three Years	Weighted Average Rate	Total	Weighted Average Rate	Percentage of Total Certificate Accounts
	(Dollars in thousands)
Interest Rate:
Less than 2.00%	$52,352	0.59%	$15,823	1.10%	$7,124	1.26%	$9,710	1.17%	$85,009	0.81%	59.69%
2.00% - 2.99%	15,807	2.46	1,926	2.43	2,642	2.33	3,060	2.52	23,435	2.45	16.46%
3.00% - 3.99%	7,547	3.14	3,499	3.42	19,226	3.07	362	3.25	30,634	3.13	21.51%
4.00% - 4.99%	45	4.64	369	4.33	202	4.60	95	4.75	711	4.48	0.50%
5.00% - 5.99%	1,187	5.08	789	5.04	6	5.25	573	5.25	2,555	5.10	1.79%
6.00% - 6.99%	—	—	67	6.72	—	—	—	—	67	6.72	0.05%
7.00% - 7.99%	—	—	—	—	—	—	—	—	—	—	0.00%
8.00% and over	—	—	—	—	—	—	—	—	—	—	0.00%

Total	$76,938	1.30%	$22,473	1.78%	$29,200	2.57%	$13,800	1.71%	$142,411	1.68%	100.00%

As of March 31, 2012, the aggregate amount of our outstanding time certificates in amounts greater than or equal to $100,000 was approximately $51.9 million. The following table sets forth the maturity of these certificates as of March 31, 2012.

At March 31, 2012
(In thousands)

Three months or less	$14,714
Over three months through six months	18,612
Over six months through one year	2,346
Over one year	16,235

Total	$51,907

The following table sets forth the time certificates in The LaPorte Savings Bank classified by interest rate as of the dates indicated.

		At December 31,
	At March 31, 2012	2011	2010	2009
	(In thousands)
Interest Rate:
Less than 2.00%	$85,009	$71,329	$55,478	$47,823
2.00% - 2.99%	23,435	27,062	34,967	16,208
3.00% - 3.99%	30,634	29,324	39,850	41,459
4.00% - 4.99%	711	3,505	14,937	28,632
5.00% - 5.99%	2,555	2,989	3,180	10,188
6.00% - 6.99%	67	66	73	81
7.00% - 7.99%	—	—	3	3
8.00% and over	—	—	17	17

Total	$142,411	$134,275	$148,505	$144,411

Borrowings

From time to time during recent years, we have utilized short-term borrowings to fund loan demand. We have also used borrowings where market conditions permit us to purchase securities of a similar duration in order to increase our net interest income by the amount of the spread between the asset yield and the borrowing cost. Finally, from time to time, we have obtained advances with terms of three years or more to extend the term of our liabilities.

We may obtain advances from the Federal Home Loan Bank of Indianapolis collateralized by our capital stock in the Federal Home Loan Bank of Indianapolis and certain of our mortgage, home equity and commercial real estate loans and mortgage-backed securities. Such advances may be made pursuant to several different credit programs, each of which has its own interest rate and range of maturities. To the extent such borrowings have different maturities or repricing terms than our deposits, they can change our interest rate risk profile.

Our borrowings consist of advances and overnight borrowings from the Federal Home Loan Bank of Indianapolis. Based on our current Federal Home Loan Bank of Indianapolis stock ownership, at March 31, 2012 and December 31, 2011, we had access to additional Federal Home Loan Bank of Indianapolis advances of up to $14.9 million and $2.8 million, respectively, and access to additional overnight borrowings of up to $9.8 million and $10.0 million at the Federal Reserve Bank (“FRB”) discount window, and access to additional short term borrowings of up to $15.0 million and $20.0 million at First Tennessee Bank (“FTN”). If we increased our ownership in Federal Home Loan Bank stock to the maximum allowable and increased our pledged collateral accordingly, we could borrow an additional $38.5 million from the Federal Home Loan Bank of Indianapolis. The following table sets forth information concerning balances and interest rates on our borrowings at the dates and for the periods indicated. For additional information, see Notes 9 and 10 of the Notes to our Consolidated Financial Statements.

	At or For the Three Months Ended March 31,		At or For the Years Ended December 31,
	2012	2011	2011	2010	2009
	(Dollars in thousands)

FHLB Advances:
Balance at end of period	$60,007	$52,844	$72,021	$61,675	$52,773
Average balance during period	64,501	44,766	52,180	53,288	62,111
Maximum outstanding at any month end	74,040	53,833	74,688	78,946	70,429

Weighted average interest rate at end of period	1.40%	2.18%	1.18%	1.94%	4.47%
Average interest rate during period	2.00%	3.53%	2.81%	3.93%	4.56%

FRB Discount Window:
Balance at end of period	$—	$—	$—	$—	$16,675
Average balance during period	—	—	—	1,457	3,252
Maximum outstanding at any month end	—	—	—	15,655	17,740

Weighted average interest rate at end of period	0.00%	0.00%	0.00%	0.00%	0.50%
Average interest rate during period	0.00%	0.00%	0.00%	0.74%	0.49%

FTN Borrowings:
Balance at end of period	$—	$—	$—	$—	$—
Average balance during period	259	22	552	36	—
Maximum outstanding at any month end	8,986	2,000	11,000	4,150	—

Weighted average interest rate at end of period	0.00%	0.00%	0.00%	0.00%	0.00%
Average interest rate during period	1.54%	0.00%	1.09%	0.00%	0.00%

In 2007, LaPorte-Federal assumed subordinated debentures as a result of the City Savings Financial acquisition. In 2003, City Savings Financial formed the City Savings Bank Statutory Trust I (the “Trust”) and the trust issued 5,000 floating Trust Preferred Securities with a liquidation amount of $1,000 per preferred security in a private placement to an offshore entity for an aggregate offering price of $5,000,000. The proceeds of the $5,000,000 were used by the Trust to purchase $5,155,000 in Floating Rate Subordinated Debentures from City Savings Financial Corporation. The Debentures and Securities have a term of 30 years and carry an interest rate adjusted quarterly of three month LIBOR plus 3.10%. At March 31, 2012, this rate was 3.57%.

On April 15, 2009, LaPorte-Federal executed an interest rate swap against the $5.0 million floating rate debentures for five years at an effective fixed rate of 5.54%.

In addition, during February 2009, The LaPorte Savings Bank issued a $5.0 million note due February 15, 2012 under the FDIC Temporary Debt Guarantee Program. The note bore an interest rate of 2.74% in addition to the 100 basis point FDIC guarantee fee paid by The LaPorte Savings Bank. All legal and placement fees associated with this transaction were capitalized as debt issuance costs and were amortized to interest expense over the repayment period. This note was paid in full on February 15, 2012.

In February 2010, The LaPorte Savings Bank executed two interest rate swaps against $15.0 million in maturing FHLB advances. The first interest rate swap was against a $10.0 million adjustable rate advance tied to the three month LIBOR plus 0.25% for six years at an effective fixed rate of 3.69% and began in July 2010. The second interest rate swap was against a $5.0 million adjustable rate advance tied to the three month LIBOR plus 0.22% for five years with an effective fixed rate of 3.54% and began in September 2010.

Subsidiary Activities

LaPorte-Federal has two subsidiaries, The LaPorte Savings Bank and City Savings Statutory Trust I. The LaPorte Savings Bank has one subsidiary, LSB Investments, Inc. We are considering creating a new real estate investment trust subsidiary in the future.

Personnel

As of March 31, 2012, we had 101 full-time employees and 10 part-time employees. Our employees are not represented by any collective bargaining group. Management believes that we have good working relations with our employees.

Legal Proceedings

From time to time, we are involved as plaintiff or defendant in various legal proceedings arising in the ordinary course of business. At March 31, 2012, we were not involved in any legal proceedings, the outcome of which would be material to our financial condition or results of operations.

Properties

As of March 31, 2012, the net book value of our properties was $8.6 million. The following is a list of our offices:

Location	Leased or Owned	Year Acquired or Leased	Square Footage	Net Book Value of Real Property
				(In thousands)
Main Office: (including land)

710 Indiana Avenue	Owned	1916	57,000	$3,055
La Porte, Indiana 46350

Full Service Branches: (including land)

6959 W. Johnson Road	Owned	1987	3,500	282
La Porte, Indiana 46350

301 Boyd Blvd.	Owned	1997	4,000	1,100
La Porte, Indiana 46350

1222 W. State Road #2	Owned	1999	2,200	383
La Porte, Indiana 46350

2000 Franklin Street	Owned	2007	5,589	817
Michigan City, Indiana 46360

851 Indian Boundary Road	Owned	2007	7,475	1,165
Chesterton, Indiana 46304

101 Michigan Street	Owned	2007	1,850	103
Rolling Prairie, Indiana 46371

1 Parkman Drive	Owned	2006	4,000	1,346
Westville, Indiana 46390

Lots Owned:

1201 E. Lincolnway	Owned	2006	N/A	385
Valparaiso, Indiana 46383
The net book value of our furniture, fixtures and equipment (including computer software) at March 31, 2012 was $1.1 million.

SUPERVISION AND REGULATION

General

The LaPorte Savings Bank is an Indiana chartered savings bank that is regulated, examined and supervised by the Indiana Department of Financial Institutions and the Federal Deposit Insurance Corporation. This regulation and supervision establishes a comprehensive framework of activities in which an institution may engage and is intended primarily for the protection of the Federal Deposit Insurance Corporation’s deposit insurance fund and depositors, and not for the protection of security holders. Under this system of state and federal regulation, financial institutions are periodically examined to ensure that they satisfy applicable standards with respect to their capital adequacy, assets, management, earnings, liquidity and sensitivity to market interest rates. The LaPorte Savings Bank also is regulated to a lesser extent by the Board of Governors of the Federal Reserve System, or Federal Reserve Board, governing reserves to be maintained against deposits and other matters. The Federal Deposit Insurance Corporation and the Indiana Department of Financial Institutions examine The LaPorte Savings Bank and prepares reports for the consideration of its Board of Directors on any operating deficiencies. The LaPorte Savings Bank’s relationship with its depositors and borrowers also is regulated to a great extent by federal law and, to a much lesser extent, state law, especially in matters concerning the ownership of deposit accounts and the form and content of The LaPorte Savings Bank’s loan documents. The LaPorte Savings Bank is also a member of and owns stock in the Federal Home Loan Bank of Indianapolis, which is one of the twelve regional banks in the Federal Home Loan Bank System.

As a savings and loan holding company following the conversion, New LaPorte will be required to comply with the rules and regulations of the Federal Reserve Board. It will be required to file certain reports with and will be subject to examination by and the enforcement authority of the Federal Reserve Board. New LaPorte will also be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.

Any change in applicable laws or regulations, whether by the Federal Deposit Insurance Corporation, the Indiana Department of Financial Institutions, the Federal Reserve Board or Congress, could have a material adverse impact on New LaPorte and The LaPorte Savings Bank and their operations.

Set forth below is a brief description of material regulatory requirements that are or will be applicable to The LaPorte Savings Bank and New LaPorte. The description is limited to certain material aspects of the statutes and regulations addressed and is not intended to be a complete description of such statutes and regulations and their effects on The LaPorte Savings Bank and New LaPorte.

Dodd-Frank Act

The Dodd-Frank Act significantly changed the bank regulatory structure and is affecting the lending, investment, trading and operating activities of depository institutions and their holding companies. As of July 21, 2011, the Federal Reserve Board assumed regulatory jurisdiction from the Office of Thrift Supervision over savings and loan holding companies, such as LaPorte-Federal and New LaPorte, in addition to its role of supervising bank holding companies.

The Dodd-Frank Act also created a new Consumer Financial Protection Bureau with expansive powers to supervise and enforce consumer protection laws. The Consumer Financial Protection Bureau has broad rule-making authority for a wide range of consumer protection laws that apply to all banks and savings institutions, including the authority to prohibit “unfair, deceptive or abusive” acts and practices. The Consumer Financial Protection Bureau has examination and enforcement authority over all banks and savings institutions with more than $10 billion in assets. Banks and savings institutions with $10 billion or less in assets, such as The LaPorte Savings Bank, will continue to be examined by their applicable federal bank regulators. The legislation gives state attorneys general the ability to enforce applicable federal consumer protection laws.

The Dodd-Frank Act also broadened the base for Federal Deposit Insurance Corporation assessments for deposit insurance, permanently increased the maximum amount of deposit insurance to $250,000 per depositor and provided non-interest bearing transaction accounts with unlimited deposit insurance through December 31, 2012. The legislation also, among other things, requires originators of certain securitized loans to retain a portion of the credit risk, stipulates regulatory rate-setting for certain debit card interchange fees, repealed restrictions on the payment of interest on commercial demand deposits and contains a number of reforms related to mortgage originations. The Dodd-Frank Act increased shareholder influence over boards of directors by requiring companies to give shareholders a non-binding vote on executive compensation and so-called “golden parachute” payments. The legislation also directs the Federal Reserve Board to promulgate rules prohibiting excessive compensation paid to company executives, regardless of whether the company is publicly traded or not.

Many of the provisions of the Dodd-Frank Act are subject to delayed effective dates and/or require the issuance of implementing regulations. Their impact on operations cannot yet fully be assessed. However, there is a significant possibility that the Dodd-Frank Act will, in the long run, increase regulatory burden, compliance costs and interest expense for The LaPorte Savings Bank and New LaPorte.

Savings Bank Regulation

As an Indiana savings bank, The LaPorte Savings Bank is subject to federal regulation and supervision by the Federal Deposit Insurance Corporation and to state regulation and supervision by the Indiana Department of Financial Institutions. The LaPorte Savings Bank’s deposit accounts are insured by the Deposit Insurance Fund, which is administered by the Federal Deposit Insurance Corporation. The LaPorte Savings Bank is not a member of the Federal Reserve System.

Both federal and Indiana law extensively regulate various aspects of the banking business such as reserve requirements, truth-in-lending and truth-in-savings disclosures, equal credit opportunity, fair credit reporting, trading in securities and other aspects of banking operations. Current federal law also requires savings banks, among other things, to make deposited funds available within specified time periods.

Under Federal Deposit Insurance Corporation regulations, an insured state chartered bank, such as The LaPorte Savings Bank, is prohibited from making equity investments that are not permissible for national banks. Such a savings bank is also prohibited from engaging as principal in activities that are not permitted for national banks, unless: (i) the Federal Deposit Insurance Corporation determines that the activity would pose no significant risk to the Deposit Insurance Fund and (ii) The LaPorte Savings Bank is, and continues to be, in compliance with all applicable capital standards.

Branching and Interstate Banking

The establishment of branches by The LaPorte Savings Bank is subject to approval of the Indiana Department of Financial Institutions and Federal Deposit Insurance Corporation and geographic limits established by state laws. The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the “Riegle-Neal Act”), as amended by the Dodd-Frank Act, facilitates the interstate expansion and consolidation of banking organizations by permitting, among other things, (i) bank holding companies that are adequately capitalized and managed to acquire banks located in states outside their home state regardless of whether such acquisitions are authorized under the law of the host state, (ii) the interstate merger of banks, subject to the right of individual states to have “opted out” of this authority, and (iii) banks to establish new branches on an interstate basis provided that the proposed branch would be permitted for a state bank chartered in the target state.

Loans-to-One-Borrower

We generally may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of our unimpaired capital and unimpaired surplus. An additional amount may be lent, equal to 10% of unimpaired capital and unimpaired surplus, if the loan is secured by readily marketable collateral, which is defined to include certain financial instruments and bullion, but generally does not include real estate. As of March 31, 2012, we were in compliance with our loans-to-one-borrower limitations.

Standards for Safety and Soundness

Federal law requires each federal banking agency to prescribe for insured depository institutions under its jurisdiction standards relating to, among other things, internal controls, information systems and internal audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, employee compensation, and other operational and managerial standards as the agency deems appropriate. The federal banking agencies adopted Interagency Guidelines Prescribing Standards for Safety and Soundness to implement the safety and soundness standards required under federal law. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard. If an institution fails to submit or implement an acceptable plan, the appropriate federal banking agency may issue an enforceable order requiring correction of the deficiencies.

Capital Requirements

Under Federal Deposit Insurance Corporation regulations, state chartered banks that are not members of the Federal Reserve System, such as The LaPorte Savings Bank, are required to maintain a minimum leverage capital requirement consisting of a ratio of Tier 1 capital to total assets of 3% if the Federal Deposit Insurance Corporation determines that the institution is not anticipating or experiencing significant growth and has well-diversified risk, including no undue interest rate risk exposure, excellent asset quality, high liquidity, good earnings, and in general, is a strong banking organization, rated composite 1 under the Uniform Financial Institutions Rating System (the CAMELS rating system) established by the Federal Financial Institutions Examination Council. For all but the most highly rated institutions meeting the conditions set forth above, the minimum leverage capital ratio is at least 4%. Tier 1 capital is the sum of common shareholders’ equity, noncumulative perpetual preferred stock (including any related surplus) and minority interests in consolidated subsidiaries, minus all intangible assets (other than certain mortgage servicing assets, purchased credit card relationships, credit-enhancing interest-only strips and certain deferred tax assets), identified losses, investments in certain financial subsidiaries and non-financial equity investments.

In addition to the leverage capital ratio (the ratio of Tier I capital to total assets), state chartered nonmember banks must maintain a minimum ratio of qualifying total capital to risk-weighted assets of at least 8%, of which at least half must be Tier 1 capital. Qualifying total capital consists of Tier 1 capital plus Tier 2 capital (also referred to as supplementary capital) items. Tier 2 capital items include allowances for loan losses in an amount of up to 1.25% of risk-weighted assets, cumulative preferred stock and preferred stock with a maturity of over 20 years, certain other capital instruments and up to 45% of pre-tax net unrealized holding gains on equity securities. The includable amount of Tier 2 capital cannot exceed the institution’s Tier 1 capital. Qualifying total capital is further reduced by the amount of the bank’s investments in banking and finance subsidiaries that are not consolidated for regulatory capital purposes, reciprocal cross-holdings of capital securities issued by other banks, most intangible assets and certain other deductions. Under the Federal Deposit Insurance Corporation risk-weighted system, all of a bank’s balance sheet assets and the credit equivalent amounts of certain off-balance sheet items are assigned to one of four broad risk-weight categories from 0% to 100%, based on the risks inherent in the type of assets or item. The aggregate dollar amount of each category is multiplied by the risk weight assigned to that category. The sum of these weighted values equals the bank’s risk-weighted assets.

At March 31, 2012, The LaPorte Savings Bank met each of its capital requirements.

The federal banking regulators have recently issued proposed rules that, if adopted, will significantly increase regulatory capital requirements. Among other things, the proposed rules would introduce a new minimum common equity tier 1 capital ratio of 4.5% of risk-weighted assets and increase the minimum tier 1 risk-based capital ratio from 4.0% to 6.0% of risk-weighted assets. There would also be a new “capital conservation buffer” that would require an institution to hold an additional 2.5% of common equity tier 1 capital to risk-based assets in order to avoid restrictions on dividends and executive compensation. The proposed rules would also impose stricter capital deduction requirements and revise the current risk-weighting categories to increase risk sensitivity. If finalized, the new requirements would be phased in over a period of several years.

Prompt Corrective Regulatory Action

Under federal Prompt Corrective Action statute, the Federal Deposit Insurance Corporation is required to take supervisory actions against undercapitalized savings institutions under its jurisdiction, the severity of which depends upon the institution’s level of capital. A savings institution that has total risk-based capital of less than 8% or a leverage ratio or a Tier 1 risk-based capital ratio that generally is less than 4% is considered to be undercapitalized. A savings institution that has total risk-based capital less than 6%, a Tier 1 core risk-based capital ratio of less than 3% or a leverage ratio that is less than 3% is considered to be “significantly undercapitalized.” A savings institution that has a tangible capital to assets ratio equal to or less than 2% is deemed to be “critically undercapitalized.”

Generally a receiver or conservator must be appointed for a savings institution that is “critically undercapitalized” within specific time frames. The regulations also provide that a capital restoration plan must be filed with the Federal Deposit Insurance Corporation within 45 days of the date a savings institution receives notice that it is “undercapitalized,” “significantly undercapitalized” or “critically undercapitalized.” Any holding company for the savings institution required to submit a capital restoration plan must guarantee the lesser of an amount equal to 5% of the savings institution’s assets at the time it was notified or deemed to be undercapitalized by the Federal Deposit Insurance Corporation, or the amount necessary to restore the savings institution to adequately capitalized status. This guarantee remains in place until the Federal Deposit Insurance Corporation notifies the savings institution that it has maintained adequately capitalized status for each of four consecutive calendar quarters, and the Federal Deposit Insurance Corporation has the authority to require payment and collect payment under the guarantee. Various restrictions, such as on capital distributions and growth, also apply to “undercapitalized” institutions. The Federal Deposit Insurance Corporation may also take any one of a number of discretionary supervisory actions against undercapitalized institutions, including the issuance of a capital directive and the replacement of senior executive officers and directors.

The recently proposed rules discussed above under “ — Capital Requirements” that would increase regulatory capital requirements would, if adopted, adjust the prompt corrective action categories accordingly.

Capital Distributions

Under Indiana law, The LaPorte Savings Bank may pay capital distributions of so much of its undivided profits (generally, earnings less losses, bad debts, taxes and other operating expenses) as is considered expedient by The LaPorte Savings Bank’s board. However, The LaPorte Savings Bank must obtain the approval of the Indiana Department of Financial Institutions for the payment of a capital distribution if the total of all distributions declared by The LaPorte Savings Bank during the current year, including the proposed distribution, would exceed the sum of retained net income for the year to date plus its retained net income for the previous two years. For this purpose, “retained net income” means net income as calculated for call report purposes, less all dividends declared for the applicable period. Also, the Federal Deposit Insurance Corporation has the authority to prohibit The LaPorte Savings Bank from paying a capital distribution if, in its opinion, the payment of the distribution would constitute an unsafe or unsound practice in light of the financial condition of The LaPorte Savings Bank. Capital distributions are also prohibited if the institution would fail any regulatory capital requirement after the distribution. In addition, as a subsidiary of a savings and loan holding company, The LaPorte Savings Bank must file a notice with the Federal Reserve Board at least 30 days before the board declares a capital distribution.

Transactions with Related Parties

A savings institution’s authority to engage in transactions with related parties or “affiliates” is limited by Sections 23A and 23B of the Federal Reserve Act and its implementing regulation, Federal Reserve Board Regulation W. The term “affiliate” generally means any company that controls or is under common control with an institution, including New LaPorte and its non-savings institution subsidiaries. Applicable law limits the aggregate amount of “covered” transactions with any individual affiliate, including loans to the affiliate, to 10% of the capital and surplus of the savings institution. The aggregate amount of covered transactions with all affiliates is limited to 20% of the savings institution’s capital and surplus. Certain covered transactions with affiliates, such as loans to or guarantees issued on behalf of affiliates, are required to be secured by specified amounts of collateral. Purchasing low quality assets from affiliates is generally prohibited. Regulation W also provides that transactions with affiliates, including covered transactions, must be on terms and under circumstances, including credit standards, that are substantially the same or at least as favorable to the institution as those prevailing at the time for comparable transactions with non-affiliated companies. In addition, savings institutions are prohibited by law from lending to any affiliate that is engaged in activities that are not permissible for bank holding companies and no savings institution may purchase the securities of any affiliate other than a subsidiary.

Our authority to extend credit to executive officers, directors and 10% or greater shareholders (“insiders”), as well as entities controlled by these persons, is governed by Sections 22(g) and 22(h) of the Federal Reserve Act and its implementing regulation, Federal Reserve Board Regulation O. Among other things, loans to insiders must be made on terms substantially the same as those offered to unaffiliated individuals and not involve more than the normal risk of repayment. There is an exception for bank-wide lending programs that do not discriminate in favor of insiders. Regulation O also places individual and aggregate limits on the amount of loans that may be made to insiders based, in part, on the institution’s capital position, and requires that certain prior board approval procedures be followed. Extensions of credit to executive officers are subject to additional restrictions on the types and amounts of loans that may be made. At March 31, 2012, we were in compliance with these regulations.

Enforcement

The Indiana Department of Financial Institutions has authority to take a variety of actions to enforce applicable laws and regulations and prevent unsafe or unsound practices. These include authority to issue cease and desist orders and civil penalties. The Indiana Department of Financial Institutions also has the authority to appoint a receiver or conservator for Indiana savings banks under certain circumstances. The Federal Deposit Insurance Corporation has primary federal enforcement responsibility over Indiana savings banks, including the authority to bring enforcement action against “institution-related parties,” including officers, directors, certain shareholders, and attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors of the institution, receivership, conservatorship or the termination of deposit insurance. Civil penalties cover a wide range of violations and actions, and range up to $25,000 per day, unless a finding of reckless disregard is made, in which case penalties may be as high as $1.0 million per day.

Deposit Insurance

The LaPorte Savings Bank is a member of the Deposit Insurance Fund, which is administered by the Federal Deposit Insurance Corporation. Deposit accounts in The LaPorte Savings Bank are insured up to a maximum of $250,000 for each separately insured depositor. In addition, certain non-interest-bearing transaction accounts are fully insured, regardless of the dollar amount, until December 31, 2012.

The Federal Deposit Insurance Corporation imposes an assessment for deposit insurance on all depository institutions. Under the Federal Deposit Insurance Corporation’s risk-based assessment system, insured institutions are assigned to risk categories based on supervisory evaluations, regulatory capital levels and certain other factors. An institution’s assessment rate depends upon the category to which it is assigned and certain adjustments specified by Federal Deposit Insurance Corporation regulations, with less risky institutions paying lower rates. Assessment rates (inclusive of possible adjustments) currently range from 2  1/2 to 45 basis points of each institution’s total assets less tangible capital. The Federal Deposit Insurance Corporation may increase or decrease the scale uniformly, except that no adjustment can deviate more than two basis points from the base scale without notice and comment rulemaking. The Federal Deposit Insurance Corporation’s current system represents a change, required by the Dodd-Frank Act, from its prior practice of basing the assessment on an institution’s volume of deposits.

In addition to the Federal Deposit Insurance Corporation assessments, the Financing Corporation is authorized to impose and collect, through the Federal Deposit Insurance Corporation, assessments for anticipated payments, issuance costs and custodial fees on bonds issued by the Financing Corporation in the 1980s to recapitalize the former Federal Savings and Loan Insurance Corporation. The bonds issued by the Financing Corporation are due to mature in 2017 through 2019. For the quarter ended March 31, 2012, the annualized Financing Corporation assessment was equal to 0.66 basis points of total assets less tangible capital.

The Dodd-Frank Act increased the minimum target Deposit Insurance Fund ratio from 1.15% of estimated insured deposits to 1.35% of estimated insured deposits. The Federal Deposit Insurance Corporation must seek to achieve the 1.35% ratio by September 30, 2020. Insured institutions with assets of $10 billion or more are supposed to fund the increase. The Dodd-Frank Act eliminated the 1.5% maximum fund ratio, instead leaving it to the discretion of the Federal Deposit Insurance Corporation and the Federal Deposit Insurance Corporation has exercised that discretion by establishing a long-term fund ratio of 2%.

The Federal Deposit Insurance Corporation has authority to increase insurance assessments. Any significant increases would have an adverse effect on the operating expenses and results of operations of The LaPorte Savings Bank. Management cannot predict what assessment rates will be in the future.

Insurance of deposits may be terminated by the Federal Deposit Insurance Corporation upon a finding that an institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC. Management of The LaPorte Savings Bank does not know of any practice, condition or violation that may lead to termination of our deposit insurance.

Federal Home Loan Bank System

The LaPorte Savings Bank is a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks. The Federal Home Loan Bank System provides a central credit facility primarily for member institutions. As a member of the Federal Home Loan Bank of Indianapolis, we are required to acquire and hold a specified amount of shares of capital stock in Federal Home Loan Bank.

Community Reinvestment Act and Fair Lending Laws

Savings institutions have a responsibility under the Community Reinvestment Act and related regulations to help meet the credit needs of their communities, including low- and moderate-income neighborhoods. An institution’s failure to comply with the provisions of the Community Reinvestment Act could, at a minimum, result in an inability to receive regulatory approval for certain activities such as branching and acquisitions. The LaPorte Savings Bank received a “Satisfactory” Community Reinvestment Act rating in its most recent examination.

Other Regulations

Interest and other charges collected or contracted for by The LaPorte Savings Bank are subject to state usury laws and federal laws concerning interest rates. The LaPorte Savings Bank’s operations are also subject to federal laws applicable to credit transactions, such as the:

•	Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

•

Real Estate Settlement Procedures Act, requiring that borrowers for mortgage loans for one- to four-family residential real estate receive various disclosures, including good faith estimates of settlement costs, lender servicing and escrow account practices, and prohibiting certain practices that increase the cost of settlement services;

•

Home Mortgage Disclosure Act, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

•	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

•	Fair Credit Reporting Act, governing the use and provision of information to credit reporting agencies;

•	Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies;

•	Truth in Savings Act; and

•	Rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.

The operations of The LaPorte Savings Bank also are subject to the:

•

Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

•

Electronic Funds Transfer Act, which governs automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services;

•

Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check;

•

The USA PATRIOT Act, which requires banks and savings institutions to, among other things, establish broadened anti-money laundering compliance programs and due diligence policies and controls to ensure the detection and reporting of money laundering. Such required compliance programs are intended to supplement pre-existing compliance requirements that apply to financial institutions under the Bank Secrecy Act and the Office of Foreign Assets Control regulations; and

•

The Gramm-Leach-Bliley Act, which places limitations on the sharing of consumer financial information by financial institutions with unaffiliated third parties and requires all financial institutions offering products or services to retail customers to provide such customers with the financial institution’s privacy policy and allow such customers the opportunity to “opt out” of the sharing of certain personal financial information with unaffiliated third parties.

Holding Company Regulation

New LaPorte will be a unitary savings and loan holding company subject to regulation and supervision by the Federal Reserve Board, which replaced the Office of Thrift Supervision in that capacity due to the Dodd-Frank Act regulatory restructuring. The Federal Reserve Board will have enforcement authority over New LaPorte and its non-savings institution subsidiaries. Among other things, that authority permits the Federal Reserve Board to restrict or prohibit activities that are determined to be a risk to The LaPorte Savings Bank.

As a savings and loan holding company, New LaPorte’s activities will be limited to those activities permissible by law for financial holding companies, bank holding companies under section 4(c)(8) of the Bank Holding Company Act of 1956, as amended or multiple savings and loan holding companies. A financial holding company may engage in activities that are financial in nature, incidental to financial activities or complementary to a financial activity. Such activities include lending activities, insurance and underwriting equity securities. A savings and loan holding company must elect such status in order to engage in activities permissible for a financial holding company, must meet the qualitative requirements for a bank holding company to qualify as a financial holding company and conduct the activities in accordance with the requirements that would apply to a financial holding company’s conduct of the activity.

Federal law prohibits a savings and loan holding company, directly or indirectly, or through one or more subsidiaries, from acquiring more than 5% of another savings institution or savings and loan holding company without prior written approval of the Federal Reserve Board and from acquiring or retaining control of any depository not insured by the Federal Deposit Insurance Corporation. In evaluating applications by holding companies to acquire savings institutions, the Federal Reserve Board must consider such things as the financial and managerial resources and future prospects of the company and institution involved, the effect of the acquisition on the risk to the federal deposit insurance fund, the convenience and needs of the community and competitive factors. An acquisition by a savings and loan holding company of a savings institution in another state to be held as a separate subsidiary may not be approved unless it is a supervisory acquisition under Section 13(k) of the Federal Deposit Insurance Act or the law of the state in which the target is located authorizes such acquisitions by out-of-state companies.

To be regulated as a savings and loan holding company by the Federal Reserve Board, we are required to satisfy a qualified thrift lender (“QTL”) test, under which we either must qualify as a “domestic building and loan” association as defined by the Internal Revenue Code or maintain at least 65% of our “portfolio assets” in “qualified thrift investments.” “Qualified thrift investments” consist primarily of residential mortgages and related investments, including mortgage-backed and related securities. “Portfolio assets” generally means total assets less specified liquid assets up to 20% of total assets, goodwill and other intangible assets and the value of property used to conduct business. A savings institution that fails the qualified thrift lender test must operate under specified restrictions. The Dodd-Frank Act made noncompliance with the QTL test also subject to agency enforcement action for a violation of law. As of March 31, 2012, we maintained 71.9% of our portfolio assets in qualified thrift investments and, therefore, we met the qualified thrift lender test.

Savings and loan holding companies have not historically been subjected to consolidated regulatory capital requirements. However, the Dodd-Frank Act requires the Federal Reserve Board to set for all depository institution holding companies minimum consolidated capital levels that are as stringent as those required for the insured depository subsidiaries. The components of Tier 1 capital would be restricted to capital instruments that are currently considered to be Tier 1 capital for insured depository institutions, which would exclude instruments such as trust preferred securities and cumulative preferred stock. Instruments issued before May 19, 2010 are grandfathered for companies of consolidated assets of $15 billion or less. Bank holding companies with assets of less than $500 million are exempt from the consolidated capital requirements. Holding companies that were not regulated by the Federal Reserve Board as of May 19, 2010 receive a five year phase-in from the July 21, 2010 date of enactment of the Dodd-Frank Act.

The recently proposed rules discussed under “—Supervision and Regulations—Capital Requirements” that would increase regulatory capital requirements for depository institutions would apply identical regulatory consolidated capital requirements to savings and loan holding companies. The proposed rules would not extend the Dodd-Frank Act’s exemption for bank holding companies with assets of $500 million or less to savings and loan holding companies.

The Dodd-Frank Act extends the “source of strength” doctrine to savings and loan holding companies. The regulatory agencies must promulgate regulations implementing the “source of strength” policy that requires holding companies act as a source of strength to their subsidiary depository institutions by providing capital, liquidity and other support in times of financial stress.

The Federal Reserve Board has issued a policy statement regarding the payment of dividends and the repurchase of shares of common stock by bank holding companies that it has made applicable to savings and loan holding companies as well. In general, the policy provides that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. Regulatory guidance provides for prior regulatory review of capital distributions in certain circumstances such as where the company’s net income for the past four quarters, net of dividends previously paid over that period, is insufficient to fully fund the dividend or the company’s overall rate of earnings retention is inconsistent with the company’s capital needs and overall financial condition. The ability of a holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized. The policy statement also provides for regulatory review prior to a holding company redeeming or repurchasing regulatory capital instruments when the holding company is experiencing financial weaknesses or redeeming or repurchasing common stock or perpetual preferred stock that would result in a net reduction as of the end of a quarter in the amount of such equity instruments outstanding compared with the beginning of the quarter in which the redemption or repurchase occurred. These regulatory policies could affect the ability of New LaPorte to pay dividends, repurchase shares of common stock or otherwise engage in capital distributions.

Federal Securities Laws

New LaPorte common stock will be registered with the Securities and Exchange Commission after the conversion and stock offering. New LaPorte will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

The registration under the Securities Act of 1933 of shares of common stock issued in New LaPorte’s public offering does not cover the resale of those shares. Shares of common stock purchased by persons who are not affiliates of New LaPorte may be resold without registration. Shares purchased by an affiliate of New LaPorte will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If New LaPorte meets the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of New LaPorte that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of New LaPorte, or the average weekly volume of trading in the shares during the preceding four calendar weeks. In the future, New LaPorte may permit affiliates to have their shares registered for sale under the Securities Act of 1933.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 addresses, among other issues, corporate governance, auditing and accounting, executive compensation, and enhanced and timely disclosure of corporate information. As directed by the Sarbanes-Oxley Act, our Chief Executive Officer and Chief Financial Officer will be required to certify that our quarterly and annual reports do not contain any untrue statement of a material fact. The rules adopted by the Securities and Exchange Commission under the Sarbanes-Oxley Act have several requirements, including having these officers certify that: they are responsible for establishing, maintaining and regularly evaluating the effectiveness of our internal control over financial reporting; they have made certain disclosures to our auditors and the audit committee of the board of directors about our internal control over financial reporting; and they have included information in our quarterly and annual reports about their evaluation and whether there have been changes in our internal control over financial reporting or in other factors that could materially affect internal control over financial reporting. We have existing policies, procedures and systems designed to comply with these regulations, and we are further enhancing and documenting such policies, procedures and systems to ensure continued compliance with these regulations.

Change in Control Regulations

Under the Change in Bank Control Act, no person may acquire control of a savings and loan holding company such as New LaPorte unless the Federal Reserve Board has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the competitive effects of the acquisition.

In addition, federal regulations provide that no company may acquire control of a savings and loan holding company without the prior approval of the Federal Reserve Board. Any company that acquires such control becomes a “savings and loan holding company” subject to registration, examination and regulation by the Federal Reserve Board. Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the institution’s directors, or a determination by the regulator that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a savings and loan holding company’s voting stock constitutes a rebuttable determination of control under the regulations under certain circumstances including where, as will be the case with New LaPorte, the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934.

TAXATION

LaPorte-Federal and The LaPorte Savings Bank are, and New LaPorte will be, subject to income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal and state taxation is intended only to summarize certain pertinent income tax matters and is not a comprehensive description of the tax rules applicable to LaPorte-Federal, New LaPorte or The LaPorte Savings Bank.

Federal Taxation

General. The LaPorte Savings Bank’s federal tax returns are not currently under audit, and have not been audited during the past five years.

Method of Accounting. For federal income tax purposes, LaPorte-Federal currently reports its income and expenses on the accrual method of accounting and uses a tax year ending December 31 for filing its federal and state income tax returns.

Bad Debt Reserves. The LaPorte Savings Bank is permitted to establish a reserve for bad debts and to make annual additions to the reserve. These additions can, within specified formula limits, be deducted in arriving at our taxable income. Pursuant to the Small Business Protection Act of 1996 (the “1996 Act”), savings institutions were required to recapture any excess reserves over those established as of October 31, 1988 (base year reserve).

Taxable Distributions and Recapture. Prior to the 1996 Act, bad debt reserves created prior to November 1, 1988 were subject to recapture into taxable income should The LaPorte Savings Bank fail to meet certain thrift asset and definitional tests. Federal legislation has eliminated these thrift related recapture rules.

At March 31, 2012, our total federal pre-1988 base year reserve was $2.7 million. However, under current law, pre-1988 base year reserves remain subject to recapture should The LaPorte Savings Bank make certain non-dividend distributions, repurchase any of its stock, pay dividends in excess of tax earnings and profits, or cease to maintain a bank charter.

Alternative Minimum Tax. The Internal Revenue Code imposes an alternative minimum tax (“AMT”) at a rate of 20% on a base of regular taxable income plus certain tax preferences (“alternative minimum taxable income” or “AMTI”). The AMT is payable to the extent such AMTI is in excess of an exemption amount and the AMT exceeds the regular income tax. Net operating losses can offset no more than 90% of AMTI. Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years.

Net Operating Loss Carryovers. A financial institution may carry back net operating losses to the preceding two taxable years and forward to the succeeding 20 taxable years. At March 31, 2012, The LaPorte Savings Bank had no net operating loss carryforwards for federal income tax purposes.

Capital Loss Carryovers. A financial institution may carry back capital losses to the preceding three taxable years and forward to the succeeding five taxable years. At March 31, 2012, The LaPorte Savings Bank had $24,000 in capital loss carryforward for federal income tax purposes.

Corporate Dividends-Received Deduction. LaPorte-Federal may exclude from its income 100% of dividends received from The LaPorte Savings Bank as a member of the same affiliated group of corporations. The corporate dividends -received deduction is 80% in the case of dividends received from corporations in which a corporate recipient owns more than 20% of the stock of a corporation distributing a dividend, and corporations which own less than 20% of the stock of a corporation distributing a dividend may deduct only 70% of dividends received or accrued on their behalf.

State Taxation

The LaPorte Savings Bank is subject to Indiana’s Financial Institutions Tax (“FIT”), which is imposed at a flat rate of 8.5% on “adjusted gross income.” “Adjusted gross income,” for purposes of FIT, begins with taxable income as defined by Section 63 of the Code and, thus, incorporates federal tax law to the extent that it affects the computation of taxable income. Federal taxable income is then adjusted by several Indiana modifications. Other applicable state taxes include generally applicable sales and use taxes plus real and personal property taxes. In the last five years, The LaPorte Savings Bank’s state income tax returns have not been subject to any other examination by a taxing authority.

As a Maryland business corporation, New LaPorte will be required to file an annual report with and pay franchise taxes to the state of Maryland.

MANAGEMENT

Shared Management Structure

The directors of New LaPorte are the same persons who are the directors of LaPorte-Federal and The LaPorte Savings Bank. In addition, each executive officer of New LaPorte is also an executive officer of The LaPorte Savings Bank. We expect that New LaPorte and The LaPorte Savings Bank will continue to have common executive officers and directors until there is a business reason to establish separate management structures.

Executive Officers of New LaPorte and The LaPorte Savings Bank

The following table sets forth information regarding the executive officers of New LaPorte and The LaPorte Savings Bank. Age information is as of March 31, 2012. The executive officers of New LaPorte and The LaPorte Savings Bank are elected annually.

Name	Age	Position
Lee A. Brady	66	Chief Executive Officer and Director
Michele M. Thompson	52	President, Chief Financial Officer and Director
Kevin N. Beres	51	Senior Vice President, Lending
Daniel P. Carroll	41	Executive Vice President and Chief Credit Officer
Patrick W. Collins	40	Senior Vice President, Mortgage Warehouse Lending

Directors of New LaPorte and The LaPorte Savings Bank

New LaPorte has nine directors. Directors serve three-year staggered terms so that approximately one-third of the directors are elected at each annual meeting. Directors of The LaPorte Savings Bank will be elected by New LaPorte as its sole shareholder. The following table states our directors’ names, their ages as of March 31, 2012, the years when they began serving as directors of The LaPorte Savings Bank and when their current term expires.

The Business Background of Our Directors and Executive Officers

Name	Age	Positions Held in LaPorte Bancorp, Inc.	Director Since	Current Term to Expire
Paul G. Fenker	67	Chairman of the Board	1979	2014

Jerry L. Mayes	71	Vice Chairman of the Board	1991	2013

Michele M. Thompson	52	President, Chief Financial Officer and Director	2007	2015

Lee A. Brady	66	Chief Executive Officer and Director	1989	2014

L. Charles Lukmann, III	58	Director	2007	2015

Ralph F. Howes	63	Director	2003	2015

Mark A. Krentz	59	Director	2001	2013

Dale A. Parkison	50	Director	2007	2013

Robert P. Rose	50	Director	2010	2014

(1)	The mailing address for each person listed is 710 Indiana Avenue, LaPorte, Indiana 46350.

The Business Background of Our Directors and Executive Officers

The business experience for the past five years of each of our directors and executive officers is set forth below. With respect to directors, the biographies also contain information regarding the person’s experience, qualifications, attributes or skills that caused the Governance/Nominating Committee and the board of directors to determine that the person should serve as a director. Each director is also a director of The LaPorte Savings Bank. Unless otherwise indicated, directors and executive officers have held their positions for the past five years.

Directors

Lee A. Brady serves as Chief Executive Officer of LaPorte-Federal and as Chairman of the Board and Chief Executive Officer of The LaPorte Savings Bank. He has served as Chief Executive Officer of LaPorte Savings Bank since 1988 and LaPorte-Federal and LaPorte Savings Bank, MHC since their formation in 2007. Mr. Brady began his career at The LaPorte Savings Bank in 1974. Mr. Brady is a graduate of Indiana University and the Graduate School of Banking at the University of Wisconsin-Madison. We believe Mr. Brady’s long experience as a successful chief executive officer in both favorable and unfavorable economic climates makes him a valuable director.

Paul G. Fenker joined The LaPorte Savings Bank Board in 1979. In 2007, he was appointed to the Boards of LaPorte Savings Bank, MHC and LaPorte-Federal Mr. Fenker is the owner of Fenker’s Finer Furniture in LaPorte. Mr. Fenker attended Ball State University. We believe Mr. Fenker’s long experience with the local business community gives him unique insights into the challenges and opportunities that we face and makes him a valuable director.

Ralph F. Howes joined The LaPorte Savings Bank Board in 2003. In 2007, he was appointed to the Boards of LaPorte Savings Bank, MHC and LaPorte-Federal. He is a senior partner in the law firm of Howes & Howes, LLP. Mr. Howes is a graduate of Indiana University and received his Juris Doctorate degree from Valparaiso University. We believe Mr. Howes background as a business lawyer provides the Board of Directors with a unique perspective in addressing the legal requirements that we must satisfy and makes him a valuable director.

Mark A. Krentz joined The LaPorte Savings Bank Board in 2001. In 2007, he was appointed to the Boards of LaPorte Savings Bank, MHC and LaPorte-Federal. Mr. Krentz is the Chief Executive Officer of Thanhardt

Burger, a local manufacturing company that works nationally with framing and fine art clients. Mr. Krentz is a graduate of Purdue University and received a certificate in Business Administration from Notre Dame. We believe Mr. Krentz’s long experience with the local business community and as a successful chief executive officer makes him a valuable director.

L. Charles Lukmann, III was appointed to the Boards of LaPorte Savings Bank, MHC, LaPorte-Federal, and The LaPorte Savings Bank in 2007. Mr. Lukmann served as a director of City Savings Financial from 2004 to 2007. Mr. Lukmann has served as partner of Harris, Welsh & Lukmann, a law firm based in Chesterton, Indiana, since 1979. He is also a member of Woodlake Springs LLC and of Ennis Builders LLC. We believe Mr. Lukmann’s long experience in banking, law and the Chesterton business community makes him a valuable director.

Jerry L. Mayes joined The LaPorte Savings Bank Board in 1991. In 2007, he was appointed to the Boards of LaPorte Savings Bank, MHC and LaPorte-Federal. Mr. Mayes is retired from Mayes Management, which manages rental properties. Mr. Mayes is a graduate of Indiana University. We believe Mr. Mayes long experience in real estate and business in the local community makes him a valuable director.

Dale A. Parkison, C.P.A. was appointed to the Boards of LaPorte Savings Bank, MHC, LaPorte-Federal, and The LaPorte Savings Bank in 2007. Mr. Parkison served as a director of City Savings Financial from 2004 to 2007. Mr. Parkison has served as President of Parkison & Hinton, Inc. P.C., a certified public auditing firm, since 1992. We believe Mr. Parkison’s long experience in public accounting and in banking makes him a valuable director.

Robert P. Rose was appointed to the Boards of LaPorte Savings Bank, MHC, LaPorte-Federal, and The LaPorte Savings Bank in August 2010. Mr. Rose has more than twenty-five years of financial industry experience, with an emphasis on strategic planning and investment and trust management. He is the President of Harbour Trust & Investment Management Company in Michigan City, Indiana, and is a Notre Dame graduate with a Bachelor’s of Science degree in Business Administration and a concentration in Accounting. We believe Mr. Rose’s many years of experience in the financial services industry and his knowledge of our community make him a valuable director.

Michele M. Thompson serves as President and Chief Financial Officer of LaPorte-Federal, The LaPorte Savings Bank and LaPorte Savings Bank, MHC. Ms. Thompson joined us in 2003 as Chief Financial Officer and was named Vice President in 2004, Executive Vice President in 2007, and President and Chief Financial Officer in 2011. Ms. Thompson has more than 30 years of banking experience. Ms. Thompson is a graduate of Ball State University and holds a Master’s of Business Administration from Indiana University South Bend. We believe Ms. Thompson’s experience in banking and as a chief financial officer provides the Board of Directors with the unique perspective of someone experienced in financial, accounting and banking and makes her a valuable director.

Executive Officers who are not Directors

Information regarding our executive officers who are not also directors is provided below. Unless otherwise stated, each individual has held his current occupation for the last five years.

Kevin N. Beres serves as Senior Vice President/Lending. He joined us in 2007 as Vice President/Commercial Lending and was promoted to Senior Vice President in 2009. Mr. Beres had more than 17 years of banking experience prior to joining The LaPorte Savings Bank. Mr. Beres is a graduate of Indiana University School of Business with a degree in Marketing and Management. Mr. Beres has completed numerous courses through Indiana Bankers Association and Community Bankers Association and is currently attending the Graduate School of Banking at the University of Wisconsin–Madison.

Daniel P. Carroll joined The LaPorte Savings Bank in 2011 as Executive Vice President and Chief Credit Officer with more than fifteen years of commercial lending and management experience as well as experience in loan review with an audit firm. From 2003 until 2011, Mr. Carroll was the Vice President and Senior Commercial Lender, Eastern Region of Horizon Bank, N.A. Mr. Carroll is a graduate of the University of Notre Dame with a degree in Accounting and of the Graduate School of Commercial Lending at the University of Oklahoma.

Patrick W. Collins serves in the role of Senior Vice President/Mortgage Warehouse Lending. Mr. Collins joined The LaPorte Savings Bank in April 2009 as Vice President/Mortgage Warehouse Lending and was promoted to Senior Vice President in 2010. From 2007 until 2009, he was Vice President, Relationship Manager with NattyMac, LLC. From 1999 until 2007, Mr. Collins was Vice President of Horizon Bank, N.A. He has more than fourteen years of mortgage warehouse lending experience. Mr. Collins is a graduate of DeVry University in Columbus, Ohio, with a Bachelor’s degree in Accounting.

Board Independence

The board of directors affirmatively determines the independence of each director in accordance with Nasdaq Stock Market rules, which include all elements of independence as set forth in the listing requirements for Nasdaq securities. The board of directors has determined that all directors except for directors Brady and Thompson are “independent” within the meaning of the Nasdaq Stock Market rules. Mr. Brady and Ms. Thompson are not independent because they are executive officers of LaPorte-Federal. The board of directors has determined that each of the following non-employee Directors is independent:

Paul G. Fenker	Jerry L. Mayes	L. Charles Lukmann, III	Ralph F. Howes
Mark A. Krentz	Dale A. Parkison	Robert P. Rose

In determining the independence of our directors, we considered certain transactions, including relationships and arrangements between LaPorte-Federal and its directors, as described further under the heading “Transactions With Certain Persons.” These relationships consist of loans or lines of credit that The LaPorte Savings Bank has directly or indirectly made to directors, and a referral agreement between The LaPorte Savings Bank and Harbour Trust & Investment Management Company, a financial services company of which Mr. Rose serves as President. These transactions were not material to LaPorte-Federal or the directors.

Transactions With Certain Related Persons

The aggregate amount of loans by The LaPorte Savings Bank to its executive officers and directors and members of their immediate families, was $1.1 million at March 31, 2012. As of that date, these loans were performing according to their original terms. The outstanding loans made to our directors and executive officers, and members of their immediate families, were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to The LaPorte Savings Bank, and did not involve more than the normal risk of collectability or present other unfavorable features.

All transactions involving related parties require the approval of the full board of directors with the director recusing himself where appropriate.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits a company from extending credit, arranging for the extension of credit or renewing an extension of credit in the form of a personal loan to an officer or director of the company. There are several exceptions to this general prohibition, including loans made by a Federal Deposit Insurance Corporation insured depository institution that is subject to the insider lending restrictions of the Federal Reserve Act. All loans to our directors and officers comply with the Federal Reserve Act and the Federal Reserve Board’s Regulation O and, therefore, are excepted from the prohibitions of Section 402.

Executive Compensation

Summary Compensation Table. The following table shows for the years ended December 31, 2011 and 2010 certain information as to the total compensation paid to Mr. Brady, who serves as our Chief Executive Officer, and our two most highly compensated executive officers other than Mr. Brady (“Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non equity Incentive Compensation ($)	All Other Compensation ($)		Total ($)
Lee A. Brady	2011	228,211	153,757	83,206	28,548	27,324	(3)	521,046
Chief Executive Officer	2010	219,466	—	—	32,939	25,542	(3)	277,947

Michele M. Thompson	2011	157,760	123,004	63,628	30,938	8,179	(4)	383,509
President and Chief Financial Officer	2010	145,930	—	—	22,815	5,865	(4)	174,610

Patrick W. Collins	2011	116,115	51,893	34,261	141,109	8,120	(5)	351,498
Senior Vice President/Mortgage Warehouse Lending	2010	110,000	—	—	165,000	8,421	(5)	283,421

(1)	These amounts represent the aggregate grant date fair value of restricted stock awards granted during the year indicated, computed in accordance with FASB ASC Topic 718. The assumptions used to determine the value of restricted stock awards are described in note 16 of the notes to the consolidated financial statements included in this prospectus.
(2)	These amounts represent the aggregate grant date fair value of stock option awards granted during the year indicated, computed in accordance with FASB ASC Topic 718. The assumptions used to determine the value of stock options are described in note 16 of the notes to the consolidated financial statements included in this prospectus. The actual value, if any, realized by an executive officer from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by an executive officer will be at or near the value shown above.
(3)	Includes $3,546 and $3,577 for 2011 and 2010, respectively, in contributions by The LaPorte Savings Bank to Mr. Brady’s 401(k) Savings Plan, $4,199 and $4,467 for 2011 and 2010, respectively, in the value of ESOP shares, $13,750 and $13,142 for 2011 and 2010, respectively, for personal use of The LaPorte Savings Bank owned automobile, and $5,105 and $4,355 for 2011 and 2010, respectively, in imputed income from The LaPorte Savings Bank life insurance plans, and $724 and $0 for 2011 and 2010, respectively, in cash dividends on unvested restricted stock awards.
(4)	Includes $2,279 and $1,691 for 2011 and 2010, respectively, in contributions by the LaPorte Savings Bank to Ms. Thompson’s 401(k) Savings Plan, $3,087 and $3,172 for 2011 and 2010, respectively, in the value of ESOP shares, and $2,234 and $1,002 for 2011 and 2010, respectively, in imputed income from The LaPorte Savings Bank life insurance plans, and $579 and $0 for 2011 and 2010, respectively, in cash dividends on unvested restricted stock awards.
(5)	Includes $3,370 and $3,675 for 2011 and 2010, respectively, in contributions by the LaPorte Savings Bank to Mr. Collins’401(k) Savings Plan, $3,793 and $4,467 for 2011 and 2010, respectively, in the value of ESOP shares, and $713 and $279 for 2011 and 2010, respectively, in imputed income from The LaPorte Savings Bank life insurance plans, and $244 and $0 for 2011 and 2010, respectively, in cash dividends on unvested restricted stock awards.

Employment Agreements with Mr. Brady and Ms. Thompson. The LaPorte Savings Bank has entered into employment agreements with each of Mr. Brady and Ms. Thompson. Each of these agreements has substantially similar terms and has an initial term of three years. Commencing on the first anniversary of the agreements and on each subsequent anniversary thereafter, the agreements will be renewed for an additional year so that the remaining term will be three years, subject to termination through notice as provided in the agreements. The current base salaries for Mr. Brady and Ms. Thompson are $235,231 and $181,600, respectively. The employment agreements were amended in 2008 in order to comply with Section 409A of the Internal Revenue Code. In addition to the base salary, each agreement provides for, among other things, participation in bonus programs and other employee pension benefit and fringe benefit plans applicable to executive employees. The executive’s employment may be terminated for cause at any time, in which event the executive would have no right to receive compensation or other benefits for any period after termination.

Certain events resulting in the executive’s termination or resignation entitle the executive to payments of severance benefits following termination of employment. In the event the executive’s involuntary termination for reasons other than for cause, disability or retirement, or in the event the executive resigns during the term of the agreement following (i) failure to elect or reelect or to appoint or reappoint the executive to the executive position, (ii) a material change in the nature or scope of the executive’s authority resulting in a reduction of the responsibility, scope, or importance of executive’s position, (iii) relocation of executive’s office by more than 20 miles, (iv) a material reduction in the benefits or perquisites paid to the executive unless such reduction is employer-wide, or (v) a material breach of the employment agreement by The LaPorte Savings Bank, then the executive would be entitled to a severance payment in the form of a cash lump sum equal to the base salary and bonus the executive would be entitled to receive for the remaining unexpired term of the employment agreement. For this purpose, the bonuses payable will be deemed to be equal to the highest bonus paid at any time during the prior three years, plus (b) a lump sum equal to the present value of the contributions that would reasonably have been expected to be made on executive’s behalf under The LaPorte Savings Bank’s defined contribution plans (e.g., 401(k) Plan, Employee Stock Ownership Plan) if the executive had continued working for the remaining unexpired term of the employment agreement earning the salary that would have been achieved during such period. Internal Revenue Code Section 409A may require that a portion of the above payments cannot be made until six months after termination of employment, if the executive is a “key employee” under IRS rules. In addition, the executive would be entitled, at no expense to the executive, to the continuation of life insurance and non-taxable medical and dental coverage for the remaining unexpired term of the employment agreement.

In the event of a change in control of The LaPorte Savings Bank or LaPorte Bancorp, Inc., followed by executive’s involuntary termination or resignation for one of the reasons set forth above within 18 months thereafter, the executive would be entitled to a severance payment in the form of a cash lump sum equal to (a) three (3) times the sum of (i) the highest rate of base salary paid to the executive at any time, and (ii) the highest bonus paid to the executive with respect to the three (3) completed fiscal years prior to termination of employment, plus (b) a lump sum equal to the present value of the contributions that would reasonably have been expected to be made on the executive’s behalf under The LaPorte Savings Bank’s defined contribution plans (e.g., 401(k) Plan, Employee Stock Ownership Plan) if the executive had continued working for an additional thirty-six (36) months after termination of employment, earning the salary that would have been achieved during such period. In addition, the executive would be entitled, at no expense to the executive, to the continuation of life insurance and non-taxable medical and dental coverage for thirty-six (36) months following the termination of employment. In the event payments made to the executive include an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, such payments will be cutback by the minimum dollar amount necessary to avoid this result.

Under each employment agreement, if an executive becomes disabled within the meaning of such term under Section 409A of the Internal Revenue Code, the executive shall receive benefits under any short-term or long-term disability plans maintained by The LaPorte Savings Bank, plus, if amount paid under such disability programs are less than the executive’s base salary, The LaPorte Savings Bank shall pay the executive an additional amount equal to the difference between such disability plan benefits and the amount of the executive’s full base salary for five years following the termination of employment due to disability. Thereafter, Ms. Thompson will receive 75% of her base salary until she reaches age 65. The LaPorte Savings Bank will also provide the executive with continued life insurance and non-taxable medical and dental coverage until the earlier of (i) the date the executive returns to employment with The LaPorte Savings Bank, (ii) the executive’s full-time employment with another employer, (iii) the executive attaining the age of 65, or (iv) death. In the event of executive’s death, their estate or beneficiaries will be paid the executive’s base salary for two years from executive’s death, and the executive’s family will be entitled to continued non-taxable medical, dental and other insurance for thirty-six months following the executive’s death. Upon retirement at age 65 or such later date determined by the Board, the executive will receive only those benefits to which they are entitled under any retirement plan of The LaPorte Savings Bank to which they are a party.

Upon termination of the executive’s employment, the executive shall be subject to certain restrictions on their ability to compete, or to solicit business or employees of The LaPorte Savings Bank for a period of one year following termination of employment.

Employment Agreement with Mr. Collins. The LaPorte Savings Bank has entered into an employment agreement with Mr. Patrick W. Collins effective January 1, 2011. The agreement has a term of two years and will expire on December 31, 2012 unless The LaPorte Savings Bank and Mr. Collins mutually agree to extend the term. The employment agreement sets out his annual base salary as $121,025 for the year 2012. In the event of a termination of employment, the employment agreement does not provide for any severance payments or benefits. Upon termination of Mr. Collins’ employment, he shall be subject to certain confidentiality restrictions and restrictions on his ability to solicit business or employees of The LaPorte Savings Bank for a period of one year following termination of employment.

Cash-Based Incentive Compensation. We provide performance-based cash incentive awards to our executive officers, under the cash incentive plan approved by our Compensation Committee. Cash incentives are used to motivate and reward achievement of corporate and individual performance objectives. Funding for the cash-based incentive plan is based on an assessment of our actual financial performance relative to the financial performance goals based on a combination of financial factors. For the year ended December 31, 2011, these factors included the achievement of our strategic plan objectives and specific financial targets. Determination of individual awards was based primarily on an assessment of individual performance, as well as our financial performance. The Compensation Committee believes that this funding and payment strategy provides a direct link between our financial performance and incentive compensation. Cash incentives were made under this plan for fiscal year 2011 for financial targets met in 2011. Plan payouts are made no later than March 15 following our fiscal year end. The financial targets included income, loan delinquency, regulatory compliance, and each person’s individual performance. Payouts were tiered based on position held and by whether the goal was met at the threshold, target, or maximum level of payout. Weighting was divided between company performance and individual performance, again determined by position held. Performance based quarterly cash incentives are also paid to our Mortgage Warehouse Lending Division’s officers and employees. These incentives are a percentage of base salary and are based on the Division’s quarterly return on equity which provides a direct link between our financial performance and incentive compensation in that area. The chart below outlines the amounts that were able to be earned by the Chief Executive Officer and President at the various targets in the fiscal year 2011. This chart is based on both the company and individual performance being at the same level although that is not necessarily the case based on the weighting for each position.

Title	Name	Base	Threshold	Target	Maximum

Chief Executive Officer	Lee A. Brady	$228,380	$28,548	$57,095	$85,643

President and Chief Financial Officer	Michele M. Thompson	$165,000	$20,625	$41,250	$61,875

401(k) Plan. The LaPorte Savings Bank adopted a 401(k) Savings Plan, a tax-qualified defined contribution plan, effective as of July 1, 1994 and restated on January 28, 2011, for all employees of The LaPorte Savings Bank who have satisfied the plan’s eligibility requirements. In addition, an amendment was adopted in December 2011 regarding eligibility. Prior to December 2011, employees were eligible to participate in the 401(k) Savings Plan the first day of the quarter following the date that they have met the requirements of having at least one calendar year of service and reaching the age of 21. As a result of the amendment, employees are eligible to participate in the 401(K) Savings Plan the first day of the quarter following employment and reaching the age of 21. Employees are eligible to receive an employer match upon the first of the quarter after having met the requirements of at least one year of service and reaching the age of 21. Eligible employees may contribute up to 75% of their compensation to the plan on a pre-tax basis, subject to limitations imposed by the Internal Revenue Code of 1986, as amended. For 2011, the salary deferral contribution limit was $16,500; provided, however, that participants over age 50 could have contributed an additional $5,500 to the plan. The LaPorte Savings Bank matches 25% of the first 6% of a participant’s deferral contribution once they have met the requirements to receive the match. Participants are vested in their employer matching contributions on a 20% per year vesting schedule whereby each employee is 100% vested following the completion of five years of service. Generally, payment of the participants’ vested account balance may commence on the date on which they attain their normal retirement age, which is the older of (i) age 60, or (ii) their age on the date 5 years after the first day of the plan year in which the participants’ entry date occurred.

Employee Stock Ownership Plan. The LaPorte Savings Bank adopted the Employee Stock Ownership Plan (“ESOP”), effective as of January 1, 2007 and restated effective January 1, 2011. Employees of The LaPorte Savings Bank, who are at least 21 years old and have completed at least 1,000 hours and one calendar year of service, are eligible to participate. They are eligible to participate as of the first day of the quarter after meeting the eligibility requirements. In 2007, the ESOP borrowed funds from LaPorte-Federal and used those funds to purchase 180,894 shares of common stock for the ESOP. The loan will be repaid principally from discretionary contributions by The LaPorte Savings Bank to the ESOP over a period of not more than 20 years. Collateral for the loan is the common stock purchased by the ESOP. Shares purchased by the ESOP are held in a suspense account for allocation among participants’ accounts as the loan is repaid, and are released in an amount proportional to the repayment of the loan. Shares released from the suspense account and other contributions made by The LaPorte Savings Bank are allocated among the ESOP participants’ accounts on the basis of their compensation earned in the year of allocation. Benefits under the ESOP will become vested at the rate of 20% per year, starting upon completion of 1 year of credited service, and will be fully vested upon completion of 5 years of credited service. Participants’ interest in their account under the ESOP also fully vest in the event of termination of service due to the participants’ normal retirement, death, disability, or upon a change in control (as defined in the ESOP). Vested benefits will be payable generally upon the participants’ termination of service with The LaPorte Savings Bank, and will be paid in the form of common stock, or to the extent participants’ accounts contain cash, benefits will be paid in cash. However, participants have the right to elect to receive their benefits entirely in the form of common stock.

In connection with the conversion, the trustee for our existing ESOP is expected to purchase, on behalf of the ESOP, 8% of the shares of common stock sold in the offering. We anticipate that the ESOP will fund its stock purchase with a loan from New LaPorte equal to the aggregate purchase price of the common stock plus the remaining outstanding balance on the existing loan, which will be refinanced and consolidated with the new loan. The loan will have a 20-year term and be repaid principally through The LaPorte Savings Bank contributions to the ESOP and dividends payable on common stock held by the ESOP over the term of the loan. The interest rate for the ESOP loan is expected to be an adjustable interest rate equal to the prime rate as published in The Wall Street Journal, determined as of the closing date of the offering and thereafter the interest rate will adjust annually.

Supplemental Executive Retirement Plan. The LaPorte Savings Bank entered into a Supplemental Executive Retirement Agreement (“Supplemental Retirement Plan”) with Mr. Brady effective August 1, 2002. On October 26, 2010, The LaPorte Savings Bank entered into a Supplemental Executive Retirement Plan Agreement with Ms. Michele M. Thompson that has substantially the same terms as the Plan entered into in 2002. The Supplemental Retirement Plan was amended on September 23, 2008 to comply with Internal Revenue Code Section 409A and restated effective October 26, 2010. If the executive’s employment is terminated on or after the executive’s normal retirement age (65) for reasons other than death, for cause or change in control, the executive will be entitled to an annual benefit under the Supplemental Retirement Plan equal to 2% of his base salary multiplied by the number of years of service (not to exceed 20) of the executive. The Supplemental Retirement Plan benefit will be paid to the executive in 12 equal monthly installments commencing with the month following the executive’s normal retirement date, and payable for a period of 15 years. If the executive terminates employment other than for cause prior to the executive’s normal retirement age, the executive will receive his accrued balance in the Supplemental Retirement Plan, computed as of the last completed fiscal year end of The LaPorte Savings Bank preceding the executive’s date of termination. Such benefit will be paid in the form of a fixed annuity in 180 equal monthly installments commencing on the first day of the month following the executive’s termination of employment, or if the executive’s termination of employment is due to disability, on the first day of the month following the executive’s normal retirement age. In the event of a change in control followed by the executive’s termination of employment within 24 months thereafter, the executive will receive his projected accrued balance under the plan, calculated as if the executive attained his normal retirement age. Such benefit will be paid in the form of a lump sum within 60 days following the executive’s date of termination. Participants in the Supplemental Retirement Plan have also entered into an endorsement split dollar life agreement to informally fund the pre-retirement death benefits under the Supplemental Retirement Plan. If an executive dies while actively employed by The LaPorte Savings Bank, the executive will not receive any benefits under the Supplemental Retirement Plan and, instead, the executive’s beneficiary shall receive a benefit payable under the split dollar agreement.

On December 28, 2010, The LaPorte Savings Bank entered into a Supplemental Employment Retirement Plan Agreement with Mr. Patrick W. Collins, that has substantially the same terms as that entered into in 2002 with

Mr. Brady. However, Mr. Collins’ Plan differs in that if his employment is terminated on or after his normal retirement age (65) for reasons other than death, for cause or change in control, he will be entitled to an annual benefit under the Supplemental Retirement Plan equal to 2% of his base salary multiplied by the number of years of service not to exceed 15 years, rather than not to exceed 20 years. Mr. Collins also has a split dollar life agreement to informally fund the pre-retirement death benefits under the Supplemental Retirement Plan.

The aggregate expense attributable to the Supplemental Retirement Plan was approximately $292,000 for the year ended December 31, 2011.

Deferred Compensation Agreement. The LaPorte Savings Bank entered into a deferred compensation agreement with Mr. Brady initially effective as of February 27, 1979, and amended effective September 23, 2008 to comply with Internal Revenue Code Section 409A. In accordance with the terms of the deferred compensation agreement, if Mr. Brady is continuously employed by The LaPorte Savings Bank through his 65th birthday, upon his retirement, Mr. Brady will generally be entitled to receive compensation of $200 per month for a continuous period of 120 months. If Mr. Brady dies after the payments have begun, but before receiving 120 monthly payments, the remaining payments shall be paid to Mr. Brady’s widow for the shorter of his widow’s lifetime, or until the date of the 120th monthly payment. The expense attributable to the deferred compensation agreement was approximately $1,000 for the year ended December 31, 2011.

Outstanding Equity Awards at Year End. The following table sets forth information with respect to outstanding equity awards as of December 31, 2011 for the Named Executive Officers.

	Option awards				Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (1)

Lee A. Brady	—	38,440	$8.50	9/13/2021	18,089	$144,712

Michele M. Thompson	—	29,395	$8.50	9/13/2021	14,471	$115,768

Patrick W. Collins	—	15,828	$8.50	9/13/2021	6,105	$48,840

(1)	The amounts in this column are based on the fair market value of our common stock on December 30, 2011 of $8.00 per share.

Equity Incentive Compensation. We have adopted the LaPorte Bancorp, Inc. 2011 Equity Incentive Plan (the “2011 Equity Incentive Plan”), to provide officers, employees and directors of LaPorte-Federal and The LaPorte Savings Bank with incentives to promote the growth and performance of LaPorte-Federal. Subject to permitted adjustments for certain corporate transactions, the 2011 Equity Incentive Plan authorizes the issuance or delivery to participants of an aggregate of up to 316,561 shares of LaPorte-Federal common stock pursuant to grants of restricted stock awards, incentive stock options and non-qualified stock options; provided, however, that the maximum number of shares of stock that may be delivered pursuant to the exercise of stock options is 226,115 (all of which may be granted as incentive stock options) and the maximum number of shares of stock that may be issued as restricted stock awards is 90,446. Employees and directors of LaPorte-Federal or its subsidiaries are eligible to receive awards under the 2011 Equity Incentive Plan, except that non-employees may not be granted incentive stock options.

The 2011 Equity Incentive Plan is administered by the members of LaPorte-Federal’s Compensation Committee who are “Disinterested Board Members,” as defined in the 2011 Equity Incentive Plan. The Committee has the authority and discretion to select the persons who will receive awards; establishing the terms and conditions relating to each award; adopting rules and regulations relating to the 2011 Equity Incentive Plan; and interpreting the 2011 Equity Incentive Plan. The Committee may grant an award under the 2011 Equity

Incentive Plan as an alternative to or replacement of an existing award under the 2011 Equity Incentive Plan or any other plan of LaPorte-Federal or a subsidiary of LaPorte-Federal, or as the form of payment for grants or rights earned or due under any other plan or arrangement of LaPorte-Federal or a subsidiary of LaPorte-Federal, including the plan of any entity acquired by LaPorte-Federal or a subsidiary of LaPorte-Federal.

The Committee may determine the type and terms and conditions of awards under the 2011 Equity Incentive Plan, which shall be set forth in an award agreement delivered to each participant. Each award shall be subject to conditions established by the Committee that are set forth in the recipient’s award agreement, and shall be subject to vesting conditions and restrictions as determined by the Committee.

Directors’ Compensation

Directors’ Summary Compensation Table. Set forth below is summary compensation for each of our non-employee directors for the year ended December 31, 2011. Compensation paid to directors who are also Named Executive Officers is reflected above in “Executive Compensation – Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Paul G. Fenker	24,150	28,832	18,353	9,087	(3)	80,422
Ralph F. Howes	24,150	28,832	18,353	7,719	(3)	79,054
Mark A. Krentz	24,150	28,832	18,353	12,078	(3)	83,413
L. Charles Lukmann, III	24,150	28,832	18,353	4,238	(3)	75,573
Jerry L. Mayes	24,150	28,832	18,353	9,087	(3)	80,422
Dale A. Parkison	24,150	28,832	18,353	9,860	(3)	81,195
Robert P. Rose	24,150	28,832	18,353	4,931	(3)	76,266
Thomas D. Sallwasser	24,150	28,832	18,353	2,814	(3)	74,149

(1)	These amounts represent the aggregate grant date fair value of restricted stock awards granted during 2011, computed in accordance with FASB ASC Topic 718. The assumptions used to determine the value of restricted stock awards are described in note 16 of the notes to the consolidated financial statements included in this prospectus. The aggregate number of unvested restricted stock award shares held by each non-employee director at December 31, 2011 was 3,392.
(2)	These amounts represent the aggregate grant date fair value of stock option awards granted during 2011, computed in accordance with FASB ASC Topic 718. The assumptions used to determine the value of stock options are described in note 16 of the notes to the consolidated financial statements included in this prospectus. The actual value, if any, realized by a director from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by a director will be at or near the value shown above. The aggregate number of outstanding unexercised options held by each non-employee director at December 31, 2011 was 8,479.
(3)	Amounts represent health insurance premiums paid by The LaPorte Savings Bank.

Each of the individuals who currently serves as a director of LaPorte-Federal also serves as a director of LaPorte Savings Bank, MHC and The LaPorte Savings Bank. To date, The LaPorte Savings Bank has compensated its non-employee directors for their services. LaPorte-Federal has not paid any additional compensation to the directors for their services, though it may choose to do so in the future.

Compensation of Non-Employee Directors. During the year ended December 31, 2011, non-employee directors received a $24,150 annual retainer for board membership paid in equal monthly installments. Directors did not receive any additional fee for their membership on board committees. In 2012, non-employee directors will receive an annual retainer of $24,150 for board membership.

Effect of the Conversion on Stock Benefit Plans

Pursuant to the terms of LaPorte Savings Bank, MHC’s plan of conversion and reorganization, and by operation of law, the conversion will have the following effect on LaPorte-Federal’s plans that hold stock of LaPorte-Federal.

2011 Equity Incentive Plan. Upon completion of the conversion, the shares of LaPorte-Federal reserved for or held by the Equity Incentive Plan will be converted into shares of New LaPorte common stock based upon the exchange ratio. The number of stock options and the exercise price of each stock option granted prior to the conversion will be adjusted by the exchange ratio to preserve, on a per share basis, the value that existed immediately before the conversion and, to the extent applicable, to retain incentive stock option status (if any) under the federal tax laws. The duration, vesting schedule and other terms of the stock option grant will not be affected by the conversion. The number of restricted stock awards granted prior to the conversion will be adjusted by the exchange ratio.

Employee Stock Ownership Plan. Upon completion of the conversion, the shares held in the Employee Stock Ownership Plan will be converted into shares of New LaPorte common stock based upon the exchange ratio. Following the conversion, distributions will be made in shares of New LaPorte common stock. The other terms and conditions of the Employee Stock Ownership Plan will not be affected by the conversion.

401(k) Plan. Similar to the Employee Stock Ownership Plan, upon completion of the conversion, the shares of LaPorte-Federal held as an investment option under the 401(k) Plan, will be converted into shares of New LaPorte common stock based upon the exchange ratio. In addition, participants in the 401(k) Plan will have an opportunity to buy shares of New LaPorte with their account balances in the 401(k) Plan. The other terms and conditions of the 401(k) Plan will not be affected by the conversion.

Benefits to be Considered Following Completion of the Conversion

Following the stock offering, we intend to adopt a new stock-based benefit plan that will provide for grants of stock options and restricted stock awards. If adopted within 12 months following the completion of the conversion, the number of shares reserved for the exercise of stock options or available for stock awards under the stock-based benefit plan would generally be limited to 10% and 4%, respectively, of the shares sold in the stock offering, subject to adjustment as may be required by federal regulations or policy to reflect shares of common stock or stock options previously granted by LaPorte-Federal or The LaPorte Savings Bank, so that the total shares reserved for stock options and restricted stock awards does not exceed 10% and 4%, respectively, of New LaPorte’s outstanding shares immediately after the conversion and offering.

The stock-based benefit plan will not be established sooner than six months after the conversion and if adopted within one year after the conversion would require the approval of a majority of the votes eligible to be cast by shareholders. If the stock-based benefit plan is established after one year after the conversion, it would require the approval of our shareholders by a majority of votes cast.

The following additional restrictions would apply to our stock-based benefit plan only if the plan is adopted within one year after the conversion:

•	non-employee directors in the aggregate may not receive more than 30% of the options and restricted stock awards authorized under the plan;

•	any one non-employee director may not receive more than 5% of the stock options and restricted stock awards authorized under the plan;

•	any officer or employee may not receive more than 25% of the stock options and restricted stock awards authorized under the plan;

•

tax-qualified employee stock benefit plan and management stock benefit plan, in the aggregate, may not hold more than 10% of the shares sold in the offering, unless The LaPorte Savings Bank has tangible capital of 10% or more, in which case any tax-qualified employee stock benefit plans and management stock benefit plans, may hold up to 12% of the shares sold in the offering;

•	the options and restricted stock awards may not vest more rapidly than 20% per year, beginning on the first anniversary of shareholder approval of the plan;

•	accelerated vesting is not permitted except for death, disability or upon a change in control of The LaPorte Savings Bank or New LaPorte; and

•

our executive officers or directors must exercise or forfeit their options in the event that The LaPorte Savings Bank becomes critically undercapitalized, is subject to enforcement action or receives a capital directive.

Our current intention is to implement one or more new stock-based incentive plans more than 12 months following the completion of the conversion with such plans reserving a number of shares of common stock equal to 4% and 10% of the shares sold in the stock offering for restricted stock awards and stock options, respectively. In the event either federal or state regulators change their regulations or policies regarding stock-based benefit plans, including any regulations or policies restricting the size of awards and vesting of benefits as described above, the restrictions described above may not be applicable.

We may obtain the shares needed for our stock-based benefit plans by issuing additional shares of common stock from authorized but unissued shares or through stock repurchases.

The actual value of the shares awarded under the stock-based benefit plan will be based in part on the price of New LaPorte’s common stock at the time the shares are awarded. The stock-based benefit plan is subject to shareholder approval, and cannot be implemented until at least six months after the offering. The following tables present the total value of all shares that would be available for award and issuance under the stock-based benefit plan, assuming the shares are awarded when the market price of our common stock ranges from $6.00 per share to $12.00 per share.

Share Price	102,000 Shares Awarded at Minimum of Offering Range	120,000 Shares Awarded at Midpoint of Offering Range	138,000 Shares Awarded at Maximum of Offering Range	158,700 Shares Awarded at Maximum of Offering Range, As Adjusted

$6.00	$612,000	$720,000	$828,000	$952,200
8.00	$816,000	$960,000	$1,104,000	$1,269,600
10.00	$1,020,000	$1,200,000	$1,380,000	$1,587,000
12.00	$1,224,000	$1,440,000	$1,656,000	$1,904,400

The grant-date fair value of the options granted under the stock-based benefit plan will be based in part on the price of shares of common stock of New LaPorte at the time the options are granted. The value also will depend on the various assumptions utilized in the option pricing model ultimately adopted. The following table presents the total estimated value of the options to be available for grant under the stock-based benefit plan, assuming the market price and exercise price for the stock options are equal and the range of market prices for the shares is $6.00 per share to $12.00 per share. The Black-Scholes option pricing model provides an estimate only of the fair value of the options, and the actual value of the options may differ significantly from the value set forth in this table.

Exercise Price	Grant-Date Fair Value Per Option (1)	255,000 Options at Minimum of Offering Range	300,000 Options at Midpoint of Offering Range	345,000 Options at Maximum of Offering Range	396,750 Options at Maximum of Offering Range, As Adjusted

$6.00	$1.49	$379,950	$447,000	$514,050	$591,158
8.00	1.98	504,900	594,000	683,100	785,565
10.00	2.48	632,400	744,000	855,600	983,940
12.00	2.97	757,350	891,000	1,024,650	1,178,348

(1)	The grant-date fair value of stock options has been estimated using the Black-Scholes option pricing model with the following assumptions: an expected option life of 7.5 years; a dividend yield of 2.0%; a risk-free rate of return of 1.19%; and a volatility rate of 29.0%.

The tables presented above are provided for informational purposes only. There can be no assurance that our stock price will not trade below $8.00 per share. Before you make an investment decision, we urge you to read this prospectus carefully, including, but not limited to, the section entitled “Risk Factors” beginning on page 16.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table provides the beneficial ownership of shares of common stock of LaPorte-Federal held by our directors and executive officers, individually and as a group, and all individuals known to management to own more than 5% of our common stock as of July 31, 2012. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the number of shares shown.

Name of Beneficial Owner (1)	Total Shares Beneficially Owned		Percent of All Common Stock Outstanding (2)

Directors:
L. Charles Lukmann, III	24,640	(3)	* %
Ralph F. Howes	20,642	(4)	*
Michele M. Thompson	29,773	(5)	*
Mark A. Krentz	4,392		*
Jerry L. Mayes	13,392	(6)	*
Dale A. Parkison	10,392		*
Lee A. Brady	39,830	(7)	*
Paul G. Fenker	18,992	(8)	*
Robert P. Rose	6,392	(9)	*
			*

Executive Officers Who are Not Directors:

Patrick W. Collins	7,776	(10)	*
Kevin N. Beres	19,720	(11)	*
Daniel P. Carroll	4,522	(12)	*

All directors and executive officers as a group (12 persons)	200,463		4.3%

LaPorte Savings Bank, MHC 710 Indiana Avenue LaPorte, Indiana 01833	2,522,013		54.1%

LaPorte Savings Bank, MHC and all directors and executive officers as a group	2,722,476		58.4%

*	Less than 1%.
(1)	The address of all persons listed is: c/o LaPorte Bancorp, Inc., 710 Indiana Avenue, LaPorte, Indiana 46350.
(2)	Based on 4,660,871 shares of common stock outstanding on July 31, 2012. For each non-employee director, the number of shares listed includes 3,392 restricted stock awards which have not vested.
(3)	Includes 6,120 shares held by Mr. Lukmann’s IRA.
(4)	Includes 14,750 shares held by Mr. Howes’ IRA.
(5)	Includes 10,000 shares held in Ms. Thompson’s IRA, 3,564 shares held in her 401(k), 1,737 shares held through the ESOP, and 14,471 in stock awards which have not vested.
(6)	All of Mr. Mayes’ shares are held in a trust.
(7)	Includes 16,360 shares held in Mr. Brady’s 401(k), 2,631 shares held through the ESOP, and 18,089 in stock awards which have not vested.
(8)	Includes 10,550 shares held by Mr. Fenker’s IRA and 5,000 shares held by Mr. Fenker’s spouse’s IRA.
(9)	Includes 3,000 shares held by Mr. Rose’s IRA.
(10)	Includes 971 shares held through Mr. Collins’ ESOP and 6,105 in stock awards which have not vested.
(11)	Includes 8,473 shares held in Mr. Beres’ 401(k), 1,143 shares held through the ESOP and 6,105 in stock awards which have not vested.
(12)	Includes 4,522 in stock awards granted to Mr. Carroll which have not vested.

SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth, for each of New LaPorte’s directors and executive officers, and for all of these individuals as a group, the following information:

(i)	the number of exchange shares to be held upon completion of the conversion, based upon their beneficial ownership of LaPorte-Federal common stock as of July 31, 2012;

(ii)	the proposed purchases of shares in the stock offering, assuming sufficient shares of common stock are available to satisfy their subscriptions; and

(iii)	the total shares of common stock to be held upon completion of the conversion.

In each case, it is assumed that shares are sold at the minimum of the offering range. See “The Conversion and Offering—Additional Limitations on Common Stock Purchases.” Federal regulations prohibit our directors and officers from selling the shares they purchase in the offering for one year after the date of purchase. Subscriptions by management through our 401(k) plan are included in the proposed purchases set forth below and will be counted as part of the maximum number of shares such individuals may subscribe for in the stock offering and as part of the maximum number of shares directors and officers may purchase in the stock offering.

		Proposed Purchases of Stock in the Offering (1)		Total Common Stock to be Held at Minimum of Offering Range (3)
Name of Beneficial Owner	Number of Exchange Shares to Be Received (2)	Number of Shares	Amount	Number of Shares	Percentage of Shares Outstanding
Lee A. Brady, Chief Executive Officer	39,837	5,000	$40,000	44,837	1.0%
Michele M. Thompson, President and Chief Financial Officer	29,778	3,125	25,000	32,903	*
Patrick W. Collins, Senior Vice President, Mortgage Warehouse Lending	7,777	3,125	25,000	10,902	*
Kevin N. Beres, Senior Vice President, Lending	19,724	1,250	10,000	20,974	*
Daniel P. Carroll, Executive Vice President and Chief Credit Officer	4,522	1,875	15,000	6,397	*
Paul G. Fenker, Chairman of the Board	18,995	3,500	28,000	22,495	*
Jerry L. Mayes, Vice Chairman of the Board	13,394	2,000	16,000	15,394	*
L. Charles Lukmann, III, Director	24,644	2,000	16,000	26,644	*
Ralph F. Howes, Director	20,646	1,000	8,000	21,646	*
Mark A. Krentz, Director	4,392	375	3,000	4,767	*
Dale A. Parkison, Director	10,394	3,000	24,000	13,394	*
Robert P. Rose, Director	6,393	5,000	40,000	11,393	*

Total for Directors and Executive Officers	200,496	31,250	$250,000	231,746	4.9%

*	Less than 1%.
(1)	Includes proposed subscriptions, if any, by associates.
(2)	Based on information presented in “Beneficial Ownership of Common Stock,” and assuming an exchange ratio of 1.0002 at the minimum of the offering range.
(3)	At the maximum of the offering range, directors and executive officers would beneficially own 302,510 shares, or 4.8% of our outstanding shares of common stock.

THE CONVERSION AND OFFERING

The boards of directors of LaPorte-Federal, The LaPorte Savings Bank and LaPorte Savings Bank, MHC have approved the plan of conversion and reorganization. The plan of conversion and reorganization must also be approved by the depositors of The LaPorte Savings Bank and the shareholders of LaPorte-Federal. Special meetings of depositors and shareholders have been called for this purpose. The Board of Governors of the Federal Reserve System has approved the application that includes the plan of conversion and reorganization; however, such approval does not constitute a recommendation or endorsement of the plan of conversion and reorganization by that agency.

General

The respective boards of directors of LaPorte Savings Bank, MHC, The LaPorte Savings Bank and LaPorte-Federal adopted the plan of conversion and reorganization on May 22, 2012. Pursuant to the plan of conversion and reorganization, our organization will convert from the partially public mutual holding company form of organization to the fully public stock form of organization. LaPorte Savings Bank, MHC, the mutual holding company parent of LaPorte-Federal, will be merged into LaPorte-Federal, and LaPorte Savings Bank, MHC will no longer exist. LaPorte-Federal, which owns 100% of The LaPorte Savings Bank, will be merged into a new Maryland corporation named LaPorte Bancorp, Inc., and LaPorte-Federal will cease to exist. As part of the conversion, the 54.1% ownership interest of LaPorte Savings Bank, MHC in LaPorte-Federal will be offered for sale in the stock offering. When the conversion is completed, all of the outstanding common stock of The LaPorte Savings Bank will be owned by New LaPorte, and all of the outstanding common stock of New LaPorte will be owned by public shareholders. As described above, LaPorte Savings Bank, MHC and LaPorte-Federal will cease to exist. A diagram of our corporate structure before and after the conversion is set forth in the “Summary” section of this prospectus.

Under the plan of conversion and reorganization, at the completion of the conversion and offering, each share of LaPorte-Federal common stock owned by persons other than LaPorte Savings Bank, MHC will be converted automatically into the right to receive shares of New LaPorte common stock determined pursuant to an exchange ratio. The exchange ratio will ensure that immediately after the exchange of existing shares of LaPorte-Federal for shares of New LaPorte, the public shareholders will own approximately the same aggregate percentage of shares of common stock of New LaPorte that they owned in LaPorte-Federal immediately prior to the conversion, as adjusted for the assets of LaPorte Savings Bank, MHC, excluding any shares they purchased in the offering and their receipt of cash paid in lieu of fractional exchange shares. See “—Impact of LaPorte Savings Bank, MHC’s Assets On Minority Stock Ownership.”

We intend to retain between $7.8 million and $12.4 million of the net proceeds of the offering and to invest between $9.4 million and $15.0 million of the net proceeds in The LaPorte Savings Bank. The conversion will be consummated only upon the issuance of at least the minimum number of shares of our common stock offered pursuant to the plan of conversion and reorganization.

The plan of conversion and reorganization provides that we will offer shares of common stock for sale in the subscription offering to eligible account holders, our tax-qualified employee benefit plans, including our employee stock ownership plan and 401(k) plan, supplemental eligible account holders and other depositors. In addition, shares not purchased in the subscription offering may be offered for sale in a community offering to members of the public, with preferences given in the following order:

(i)	Natural persons (including trusts of natural persons) residing in the Indiana counties of LaPorte, Porter, Lake, St. Joseph and Starke and the Michigan county of Berrien; and

(ii)	LaPorte-Federal’s public shareholders as of July 31, 2012.

We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering. The community offering may begin concurrently with, during or after the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Board of Governors of the Federal Reserve System. See “—Community Offering.”

We also may offer for sale shares of common stock not purchased in the subscription or community offerings through a syndicated community offering to be managed by Sterne, Agee & Leach, Inc. Alternatively, we may sell any remaining shares in an underwritten public offering, which would be conducted on a firm commitment basis. See “—Syndicated Community Offering” herein.

We determined the number of shares of common stock to be offered in the offering based upon an independent valuation of the estimated pro forma market value of New LaPorte. All shares of common stock to be sold in the offering will be sold at $8.00 per share. Investors will not be charged a commission to purchase shares of common stock. The independent valuation will be updated and the final number of the shares of common stock to be issued in the offering will be determined at the completion of the offering. See “—Stock Pricing and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

The following is a brief summary of the conversion and is qualified in its entirety by reference to the provisions of the plan of conversion and reorganization. A copy of the plan of conversion and reorganization is available for inspection at each branch office of The LaPorte Savings Bank. The plan of conversion and reorganization is also filed as an exhibit to LaPorte Savings Bank, MHC’s application to convert from mutual to stock form of which this prospectus is a part, copies of which may be obtained from the Board of Governors of the Federal Reserve System. The plan of conversion and reorganization is also filed as an exhibit to the registration statement we have filed with the Securities and Exchange Commission, of which this prospectus is a part, copies of which may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website, www.sec.gov. See “Where You Can Find Additional Information.”

Reasons for the Conversion

Our primary reasons for converting and undertaking the stock offering are to:

•

increase our capital to support continued growth and future business activities. While The LaPorte Savings Bank currently exceeds all regulatory capital requirements and is not subject to any directive or recommendation from any banking regulatory agency to raise capital, the proceeds from the sale of common stock will increase our capital during a period of significant economic and regulatory uncertainty, particularly for the financial services industry, and will support our continued growth and future business activities. The increased capital will also increase our loans-to-one borrower limitation, thereby allowing us to compete for larger loans.

•

transition us from the mutual holding company structure to a more familiar and flexible organizational structure. The stock holding company structure is a more familiar form of organization, which we believe will make our common stock more appealing to investors, and will give us greater flexibility to structure mergers and acquisitions and to access the capital markets through possible future equity and debt offerings, although we have no current plans, agreements or understandings regarding any mergers and acquisitions or additional securities offerings.

•

improve the trading liquidity of our shares of common stock. The larger number of shares that will be outstanding after completion of the conversion and offering is expected to result in a more liquid and active market than currently exists for LaPorte-Federal common stock. A more liquid and active market would make it easier for our shareholders to buy and sell our common stock and would give us greater flexibility in implementing capital management strategies.

•

eliminate the uncertainties associated with the mutual holding company structure resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act and the sunset of the Office of Thrift Supervision. The Dodd-Frank Act has changed our primary holding company regulator, which has resulted in changes in regulations applicable to us, including regulations governing mutual holding companies and conversions to stock form. Under the Dodd-Frank Act, the Federal Reserve Board is now the sole federal regulator of all holding companies, including mutual holding companies, and the Federal Reserve Board historically has not allowed mutual holding companies to waive the receipt of dividends from their mid-tier holding company subsidiaries. Absent approval for LaPorte Savings Bank, MHC to waive dividends, any dividend declared on LaPorte-Federal’s common stock would have to be paid to LaPorte Savings Bank, MHC as well as our public shareholders, resulting in a tax liability for LaPorte Savings Bank, MHC and a decrease in the exchange ratio for our public shareholders upon conversion to stock form. The Federal Reserve Board currently requires a mutual holding company, like LaPorte Savings Bank, MHC, to obtain depositor approval and comply with other procedural requirements prior to waiving dividends, which would make dividend waivers impracticable. The conversion will eliminate our mutual holding company structure and any future dilution to the ownership percentage of our current public shareholders.

Approvals Required

The affirmative vote of a majority of the total votes eligible to be cast by the depositors of The LaPorte Savings Bank is required to approve the plan of conversion and reorganization. By their approval of the plan of conversion and reorganization, the depositors of The LaPorte Savings Bank will also be approving the merger of LaPorte Savings Bank, MHC into LaPorte-Federal. The affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock of LaPorte-Federal and the affirmative vote of the holders of a majority of the outstanding shares of common stock of LaPorte-Federal held by the public shareholders of LaPorte-Federal are also required to approve the plan of conversion and reorganization. The plan of conversion and reorganization also must be approved by the Board of Governors of the Federal Reserve System, which has given its approval of the application that includes the plan of conversion and reorganization. The Indiana Department of Financial Institutions must also approve New LaPorte’s acquisition of The LaPorte Savings Bank.

Share Exchange Ratio for Shareholders of LaPorte-Federal

Federal regulations provide that in a conversion of a mutual holding company to fully stock form, the public shareholders will be entitled to exchange their shares for common stock of the new holding company, provided that the mutual holding company demonstrates to the satisfaction of the Board of Governors of the Federal Reserve System that the basis for the exchange is fair and reasonable. At the completion of the conversion, each publicly held share of LaPorte-Federal common stock will be converted automatically into the right to receive a number of shares of New LaPorte common stock. The number of shares of common stock will be determined pursuant to the exchange ratio, which ensures that the public shareholders will own the same percentage of common stock in New LaPorte after the conversion as they held in LaPorte-Federal immediately prior to the conversion, as adjusted for the assets of LaPorte Savings Bank, MHC and exclusive of their purchase of shares of common stock in the offering and their receipt of cash in lieu of fractional exchange shares. The exchange ratio will not depend on the market value of New LaPorte common stock. The exchange ratio will be based on the percentage of LaPorte-Federal common stock held by the public, the assets of LaPorte Savings Bank, MHC, the independent valuation of New LaPorte, and the number of shares of common stock issued in the offering. The exchange ratio is expected to range from 1.0002 exchange shares for each publicly held share of LaPorte-Federal at the minimum of the offering range to 1.5561 exchange shares for each publicly held share of LaPorte-Federal at the adjusted maximum of the offering range.

The following table shows how the exchange ratio will adjust, based on the number of shares of common stock issued in the offering. The table also shows how many shares of New LaPorte a hypothetical owner of LaPorte-Federal common stock would receive in the exchange for 100 shares of common stock owned at the completion of the conversion, depending on the number of shares issued in the offering.

	Shares to be Sold in This Offering		Shares of New LaPorte to be Issued in Exchange for Shares of LaPorte-Federal		Total Shares of Common Stock to be Issued in Exchange and	Exchange	Equivalent Value of Shares Based Upon Offering	Equivalent Pro Forma Tangible Book Value Per Exchanged	Shares to be Received for 100 Shares of LaPorte-
	Amount	Percent	Amount	Percent	Offering(1)	Ratio	Price (2)	Share (3)	Federal (4)

Minimum	2,550,000	54.4%	2,139,224	45.6%	4,689,224	1.0002	$8.00	$13.74	100
Midpoint	3,000,000	54.4	2,516,734	45.6	5,516,734	1.1767	9.41	14.39	117
Maximum	3,450,000	54.4	2,894,244	45.6	6,344,244	1.3532	10.83	15.05	135
Adjusted Maximum	3,967,500	54.4	3,328,381	45.6	7,295,881	1.5561	12.45	15.81	155

(1)	Valuation and ownership ratios reflect dilutive impact of LaPorte Savings Bank, MHC’s assets upon completion of the conversion. See “—Impact of LaPorte Savings Bank, MHC’s Assets On Minority Stock Ownership” for more information regarding the dilutive impact of LaPorte Savings Bank, MHC’s assets on the valuation and ownership ratios.
(2)	Represents the value of shares of New LaPorte common stock to be received in the conversion by a holder of one share of LaPorte-Federal, pursuant to the exchange ratio, assuming an $8.00 market price.
(3)	Represents the pro forma tangible book value per share at March 31, 2012 at each level of the offering range multiplied by the respective exchange ratio.
(4)	Cash will be paid in lieu of fractional shares.

Options to purchase shares of LaPorte-Federal common stock that are outstanding immediately prior to the completion of the conversion will be converted into options to purchase shares of New LaPorte common stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the exchange ratio. The aggregate exercise price, term and vesting period of the options will remain unchanged.

Effects of Conversion on Depositors and Borrowers

Continuity. The conversion will not affect the normal business of The LaPorte Savings Bank of accepting deposits and making loans. The LaPorte Savings Bank will continue to be an Indiana chartered savings bank and will continue to be regulated by the Indiana Department of Financial Institutions and the Federal Deposit Insurance Corporation. After the conversion, The LaPorte Savings Bank will continue to offer existing services to depositors, borrowers and other customers. The directors serving LaPorte-Federal at the time of the conversion will be the directors of New LaPorte after the conversion.

Effect on Deposit Accounts. Pursuant to the plan of conversion and reorganization, each depositor of The LaPorte Savings Bank at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion. Each such account will be insured by the Federal Deposit Insurance Corporation to the same extent as before the conversion. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

Effect on Loans. No loan outstanding from The LaPorte Savings Bank will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed prior to the conversion.

Effect on Voting Rights of Depositors. Depositors of The LaPorte Savings Bank generally do not have voting rights in LaPorte Savings Bank, MHC, subject to certain exceptions such as the right to vote on the plan of conversion and reorganization. Upon completion of the conversion, depositors will no longer have voting rights, and all voting rights in The LaPorte Savings Bank will be vested in New LaPorte as the sole shareholder of The LaPorte Savings Bank. The shareholders of New LaPorte will possess exclusive voting rights with respect to New LaPorte common stock.

Tax Effects. We have received opinions of counsel and tax advisor with regard to federal and state income tax consequences of the conversion to the effect that the conversion will not be a taxable transaction for federal or state income tax purposes to LaPorte Savings Bank, MHC, LaPorte-Federal, The LaPorte Savings Bank, the public shareholders of LaPorte-Federal (except for cash paid in lieu of fractional shares), eligible account holders, supplemental eligible account holders or other depositors. See “—Material Income Tax Consequences.”

Effect on Liquidation Rights. Each depositor in The LaPorte Savings Bank has both a deposit account in The LaPorte Savings Bank and a pro rata ownership interest in the net worth of LaPorte Savings Bank, MHC based upon the deposit balance in his or her account. This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This interest may only be realized in the event of a complete liquidation of LaPorte Savings Bank, MHC and The LaPorte Savings Bank. Any depositor who opens a deposit account obtains a pro rata ownership interest in LaPorte Savings Bank, MHC without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all of the balance in the deposit account but nothing for his or her ownership interest in the net worth of LaPorte Savings Bank, MHC, which is lost to the extent that the balance in the account is reduced or closed.

Consequently, depositors in a stock bank subsidiary of a mutual holding company normally have no way of realizing the value of their ownership interest, which has realizable value only in the unlikely event that LaPorte Savings Bank, MHC and The LaPorte Savings Bank are liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of LaPorte Savings Bank, MHC after other claims, including claims of depositors to the amounts of their deposits, are paid.

Under the plan of conversion and reorganization, Eligible Account Holders and Supplemental Eligible Account Holders will receive an interest in liquidation accounts maintained by New LaPorte and The LaPorte Savings Bank in an aggregate amount equal to (i) LaPorte Savings Bank, MHC’s ownership interest in LaPorte-Federal’s total shareholders’ equity as of the date of the latest statement of financial condition used in this prospectus plus (ii) the value of the net assets of LaPorte Savings Bank, MHC as of the date of the latest statement of financial condition of LaPorte Savings Bank, MHC prior to the consummation of the conversion (excluding its ownership of LaPorte-Federal). New LaPorte and The LaPorte Savings Bank will hold the liquidation accounts for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain deposits in The LaPorte Savings Bank after the conversion. The liquidation accounts would be distributed to Eligible Account Holders and Supplemental Eligible Account Holders who maintain their deposit accounts in The LaPorte Savings Bank only in the event of a liquidation of (a) New LaPorte and The LaPorte Savings Bank or (b) The LaPorte Savings Bank. The liquidation account in The LaPorte Savings Bank would be used only in the event that New LaPorte does not have sufficient assets to fund its obligations under its liquidation account. The total obligation of New LaPorte and The LaPorte Savings Bank under their respective liquidation accounts will never exceed the dollar amount of New LaPorte’s liquidation account as adjusted from time to time pursuant to the plan of conversion and reorganization and federal regulations. See “—Liquidation Rights.”

Stock Pricing and Number of Shares to be Issued

The plan of conversion and reorganization and federal regulations require that the aggregate purchase price of the common stock sold in the offering must be based on the appraised pro forma market value of the common stock of New LaPorte, as determined by an independent valuation. We have retained RP Financial, LC. to prepare an independent valuation. For its services in preparing the initial valuation, RP Financial, LC. will receive a fee of $50,000, as well as payment for reimbursable expenses and an additional $5,000 for each valuation update, as necessary. We have paid $26,000 in fees and reimbursable expenses to RP Financial, LC. during the previous three fiscal years for goodwill impairment analyses. In 2012, we have paid $8,000 in fees and reimbursable expenses to RP Financial, LC. for the goodwill impairment analysis completed in 2011. We have agreed to indemnify RP Financial, LC. and its employees and affiliates against specified losses, including any losses in connection with claims under the federal securities laws, arising out of its services as independent appraiser, except where such liability results from RP Financial, LC.’s bad faith or negligence.

The independent valuation was prepared by RP Financial, LC. in reliance upon the information contained in this prospectus, including the consolidated financial statements of LaPorte-Federal. RP Financial, LC. also considered the following factors, among others:

•	the present results and financial condition of LaPorte-Federal and the projected results and financial condition of New LaPorte;

•	the economic and demographic conditions in LaPorte-Federal’s existing market area;

•	certain historical, financial and other information relating to LaPorte-Federal;

•

a comparative evaluation of the operating and financial characteristics of LaPorte-Federal with those of other similarly situated publicly traded savings institutions located in the midwest region of the U.S.;

•	the effect of the conversion and offering on New LaPorte’s shareholders’ equity and earnings potential;

•	the proposed dividend policy of New LaPorte; and

•	the trading market for securities of comparable institutions and general conditions in the market for such securities.

The independent valuation is also based on an analysis of a peer group of publicly traded savings and loan holding companies that RP Financial, LC. considered comparable to LaPorte-Federal under regulatory guidelines applicable to the independent valuation. Under these guidelines, a minimum of ten peer group companies are selected from the universe of all publicly-traded savings institutions with relatively comparable resources, strategies and financial and other operating characteristics. Such companies must also be traded on an exchange (such as Nasdaq or the New York Stock Exchange). The peer group companies selected for New LaPorte also consisted of fully-converted stock institutions that were not subject to an actual or rumored acquisition and that had been in fully-converted form for at least one year. In addition, RP Financial, LC. limited the peer group companies to those who are headquartered in the Midwestern states and had assets less than $2.0 billion.

The independent valuation considered the pro forma effect of the offering. Consistent with federal appraisal guidelines, the appraisal applied three primary methodologies: (i) the pro forma price-to-book value approach applied to both reported book value and tangible book value; (ii) the pro forma price-to-earnings approach applied to reported and core earnings; and (iii) the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based on the current market valuations of the peer group companies. RP Financial, LC. placed the greatest emphasis on the price-to-earnings and price-to-book approaches in estimating pro forma market value. RP Financial, LC. did not consider a pro forma price to assets approach to be meaningful in preparing the appraisal, as this approach is more meaningful when a company has low equity or earnings. The price to assets approach is less meaningful for a company like us, as we have equity in excess of regulatory capital requirements and positive reported and core earnings.

In applying each of the valuation methods, RP Financial, LC. considered adjustments to the pro forma market value based on a comparison of New LaPorte with the peer group. RP Financial, LC. made slight upward adjustments for financial condition and asset growth, and a slight downward adjustment for marketing of the issue. No adjustments were made for the valuation parameters of profitability, growth and viability of earnings or for the primary market area, dividends, liquidity, management and effect of government regulations and regulatory reform.

RP Financial, LC. made a slight upward adjustment for financial condition based on the capital impact of the offering coupled with the enhanced liquidity position resulting from the cash received as a result of the offering coupled with New LaPorte’s relatively favorable credit quality measures. RP Financial, LC. made a slight upward adjustment for asset growth due to our strong pro forma capital position in comparison to the peer group and owing to our track record for realizing asset growth in excess of the peer group average. RP Financial, LC. made a slight downward adjustment for marketing of the issue, following its analysis of trends in the market for thrift stocks, the market for new issues (including thrift conversions) and the local acquisition market for thrift stocks.

Included in RP Financial, LC.’s independent valuation were certain assumptions as to the pro forma earnings of New LaPorte after the conversion that were utilized in determining the appraised value. These assumptions included estimated expenses, an assumed after-tax rate of return of 0.63% for the twelve months ended March 31, 2012 on the net offering proceeds and purchases in the open market of 4% of the common stock issued in the offering by the stock-based benefit plan at the $8.00 per share purchase price. See “Pro Forma Data” for additional information concerning these assumptions. The use of different assumptions may yield different results.

The independent valuation states that as of May 25, 2012, the estimated pro forma market value of New LaPorte was $44.1 million. Based on federal regulations, this market value forms the midpoint of a range with a minimum of $37.5 million and a maximum of $50.8 million. The aggregate offering price of the shares will be equal to the valuation range multiplied by the percentage of LaPorte-Federal common stock owned by LaPorte Savings Bank, MHC. The number of shares offered will be equal to the aggregate offering price of the shares divided by the price per share. Based on the valuation range, the percentage of LaPorte-Federal common stock owned by LaPorte Savings Bank, MHC and the $8.00 price per share, the minimum of the offering range will be 2,550,000 shares, the midpoint of the offering range will be 3,000,000 shares and the maximum of the offering range will be 3,450,000 shares.

The boards of directors of New LaPorte and LaPorte Savings Bank, MHC reviewed the independent valuation and, in particular, considered the following:

•	LaPorte-Federal’s financial condition and results of operations;

•	a comparison of financial performance ratios of LaPorte-Federal to those of other financial institutions of similar size;

•	market conditions generally and in particular for financial institutions; and

•	the historical trading price of the publicly held shares of LaPorte-Federal common stock.

All of these factors are set forth in the independent valuation. The board of directors also reviewed the methodology and the assumptions used by RP Financial, LC. in preparing the independent valuation and believes that such assumptions were reasonable. The offering range may be amended with the approval of the Board of Governors of the Federal Reserve System, if required, as a result of subsequent developments in the financial condition of LaPorte-Federal or The LaPorte Savings Bank or market conditions generally. In the event the independent valuation is updated to amend the pro forma market value of New LaPorte to less than $37.5 million or more than $58.4 million, the new appraisal will be filed with the Securities and Exchange Commission by a post-effective amendment to New LaPorte’s registration statement.

The following table presents a summary of selected pricing ratios for New LaPorte (on a pro forma basis) and the peer group companies based on earnings and other information as of and for the twelve months ended March 31, 2012, and stock price information for the peer group companies as of May 25, 2012, as reflected in the appraisal report. Compared to the average pricing of the peer group, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 23.0% on a price-to-book value basis, a discount of 20.5% on a price-to-tangible book value basis and a discount of 24.2% on a price-to-earnings basis. Our board of directors, in reviewing and approving the appraisal, considered the range of price-to-earnings multiples and the range of price-to-book value and price-to-tangible book value ratios at the different amounts of shares to be sold in the offering. The appraisal did not consider one valuation approach to be more important than the other. The estimated appraised value and the resulting discounts took into consideration the potential financial effect of the conversion and offering as well as the trading price of LaPorte-Federal’s common stock. The closing price of the common stock was $8.95 per share on May 22, 2012, the last trading day immediately preceding the announcement of the conversion, and $9.26 per share on May 25, 2012, the effective date of the appraisal.

	Price-to-earnings multiple (1)	Price-to-book value ratio	Price-to-tangible book value ratio
New LaPorte (on a pro forma basis, assuming completion of the conversion)
Adjusted Maximum	19.10x	70.31%	78.73%
Maximum	16.47x	63.87%	71.91%
Midpoint	14.22x	57.79%	65.39%
Minimum	11.99x	51.19%	58.25%

Valuation of peer group companies, all of which are fully converted (on an historical basis)
Averages	18.76x	75.08%	82.27%
Medians	16.80x	70.71%	80.70%

(1)	Price-to-earnings multiples calculated by RP Financial, LC. in the independent appraisal are based on an estimate of “core,” or recurring, earnings. These ratios are different than those presented in “Pro Forma Data.”

The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our shares of common stock. RP Financial, LC. did not independently verify our consolidated financial statements and other information that we provided to them, nor did RP Financial, LC. independently value our assets or liabilities. The independent valuation considers The LaPorte Savings Bank as a going concern and should not be considered as an indication of the liquidation value of The LaPorte Savings Bank. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, no assurance can be given that persons purchasing our common stock in the offering will thereafter be able to sell their shares at prices at or above the $8.00 price per share.

Following commencement of the subscription offering, the maximum of the valuation range may be increased by up to 15%, or up to $58.4 million, without resoliciting subscribers, which will result in a corresponding increase of up to 15% in the maximum of the offering range to up to 3,967,500 shares, to reflect changes in the market and financial conditions or demand for the shares. We will not decrease the minimum of the valuation range and the minimum of the offering range without a resolicitation of subscribers. The subscription price of $8.00 per share will remain fixed. See “—Additional Limitations on Common Stock Purchases” as to the method of distribution of additional shares to be issued in the event of an increase in the offering range of up to 3,967,500 shares.

If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the valuation range to more than $58.4 million and a corresponding increase in the offering range to more than 3,967,500 shares, or a decrease in the minimum of the valuation range to less than $37.5 million and a corresponding decrease in the offering range to fewer than 2,550,000 shares, then we will promptly return, with interest at 0.05% per annum, all funds previously delivered to purchase shares of common stock in the subscription and community offerings and cancel deposit account withdrawal authorizations and, after consulting with the Board of Governors of the Federal Reserve System, we may terminate the plan of conversion and reorganization. Alternatively, we may establish a new offering range, extend the offering period and commence a resolicitation of subscribers or take other actions as permitted by the Board of Governors of the Federal Reserve System in order to complete the offering. In the event that we extend the offering and conduct a resolicitation, we will notify subscribers of the extension of time and of the rights of subscribers to place a new stock order for a specified period of time. Any single offering extension will not exceed 90 days; aggregate extensions may not conclude beyond September 25, 2014, which is two years after the special meeting of depositors to vote on the conversion.

An increase in the number of shares to be issued in the offering would decrease both a subscriber’s ownership interest and New LaPorte’s pro forma earnings and shareholders’ equity on a per share basis while increasing pro forma earnings and shareholders’ equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both a subscriber’s ownership interest and New LaPorte’s pro forma earnings and shareholders’ equity on a per share basis, while decreasing pro forma earnings and shareholders’ equity on an aggregate basis.

Copies of the independent valuation appraisal report of RP Financial, LC. and the detailed memorandum setting forth the method and assumptions used in the appraisal report are available for inspection at the main office of The LaPorte Savings Bank and as specified under “Where You Can Find Additional Information.”

Subscription Offering and Subscription Rights

In accordance with the plan of conversion and reorganization, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority. The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and to the maximum, minimum and overall purchase and ownership limitations set forth in the plan of conversion and reorganization and as described below under “—Additional Limitations on Common Stock Purchases.”

Priority 1: Eligible Account Holders. Each The LaPorte Savings Bank depositor with aggregate account balances of $50.00 or more (a “Qualifying Deposit”) at the close of business on March 31, 2011 (an “Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase up to $400,000 (50,000 shares) of our common stock, subject to the overall purchase and ownership limitations. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, any remaining shares will be allocated to each Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of our shares of common stock, each Eligible Account Holder must list on his or her stock order form all deposit accounts in The LaPorte Savings Bank in which he or she had an ownership interest on March 31, 2011. In the event of an oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also directors or executive officers of LaPorte-Federal or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to their increased deposits in the 12 months preceding March 31, 2011.

Priority 2: Tax-Qualified Plans. Our tax-qualified employee plans, specifically our employee stock ownership plan and 401(k) plan, will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering. Our employee stock ownership plan intends to purchase 8% of the shares of common stock sold in the offering. If market conditions warrant, in the judgment of its trustees, the employee stock ownership plan may elect to fill some or all of its intended purchase by buying shares in the open market following the completion of the conversion, subject to the approval of the Board of Governors of the Federal Reserve System. The amount of the subscription requests by the 401(k) plan will be determined by its participants, who will have the right to invest all or a portion of their 401(k) plan accounts in our common stock, subject to the maximum and overall purchase and ownership limitations. However, to comply with the 10% limitation applicable to our tax-qualified employee plans, our 401(k) plan may purchase no more than 2% of the shares of common stock sold in the offering.

Priority 3: Supplemental Eligible Account Holders. To the extent that there are shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and our tax-qualified employee stock benefit plans, each The LaPorte Savings Bank depositor with a Qualifying Deposit at the close of business on June 30, 2012 who is not an Eligible Account Holder (“Supplemental Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase up to $400,000 (50,000 shares) of common stock, subject to the overall purchase and ownership limitations. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unfilled.

To ensure proper allocation of common stock, each Supplemental Eligible Account Holder must list on the stock order form all deposit accounts in which he or she had an ownership interest at March 31, 2012. In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed.

Priority 4: Other Depositors. To the extent that there are shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, our tax-qualified employee stock benefit plans, and Supplemental Eligible Account Holders, each depositor of The LaPorte Savings Bank as of the close of business on July 31, 2012 who is not an Eligible Account Holder or Supplemental Eligible Account Holder (“Other Depositors”) will receive, without payment therefor, nontransferable subscription rights to purchase up to $400,000 (50,000 shares) of common stock, subject to the overall purchase and ownership limitations. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Other Depositor to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, available shares will be allocated in the proportion that the amount of the subscription of each Other Depositor bears to the total amount of the subscriptions of all Other Depositors whose subscriptions remain unsatisfied.

To ensure proper allocation of common stock, each Other Depositor must list on the stock order form all deposit accounts in which he or she had an ownership interest at July 31, 2012. In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed.

Expiration Date. The subscription offering will expire at 12:00 noon, Central Time, on [expiration date], unless extended by us for up to 45 days or such additional periods with the approval of the Board of Governors of the Federal Reserve System, if necessary. Subscription rights will expire whether or not each eligible depositor can be located. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint or maximum of the offering range. Subscription rights which have not been exercised prior to the expiration date will become void.

We will not execute orders until at least the minimum number of shares of common stock have been sold in the offering. If at least 2,550,000 shares have not been sold in the offering by [extension date] and the Board of Governors of the Federal Reserve System has not consented to an extension, all funds delivered to us to purchase shares of common stock in the offering will be returned promptly, with interest at 0.05% per annum for funds received in the subscription and community offerings, and all deposit account withdrawal authorizations will be canceled. If an extension beyond [extension date] is granted by the Board of Governors of the Federal Reserve System, we will resolicit purchasers in the offering as described under “—Procedures for Purchasing Shares—Expiration Date.”

Community Offering

To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, our tax-qualified employee stock benefit plans, Supplemental Eligible Account Holders and Other Depositors, we may offer shares pursuant to the plan of conversion and reorganization to members of the public in a community offering. If a community offering is held, shares will be offered with the following preferences prior to shares being offered to members of the general public:

(i)	Natural persons (including trusts of natural persons) residing in the Indiana counties of LaPorte, Porter, Lake, St. Joseph and Starke and the Michigan county of Berrien (the “Community”); and

(ii)	LaPorte-Federal’s public shareholders as of July 31, 2012.

Persons who place orders in the community offering may purchase up to $400,000 (50,000 shares) of common stock, subject to the overall purchase and ownership limitations. See “—Additional Limitations on Common Stock Purchases.” The minimum purchase is 25 shares. The opportunity to purchase shares of common stock in the community offering is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the offering.

If we do not have sufficient shares of common stock available to fill the orders of natural persons (including trusts of natural persons) residing in the Community, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares or the number of shares subscribed for by such person. Thereafter, unallocated shares will be allocated among natural persons residing in the Community whose orders remain unsatisfied on an equal number of shares basis per order. If an oversubscription instead occurs due to the orders of public shareholders of LaPorte-Federal or members of the general public, the allocation procedures described above will apply to the stock orders of such persons. In connection with the allocation process, orders received for shares of common stock in the community offering will first be filled up to a maximum of 2% of the shares sold in the offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated.

The term “residing” or “resident” as used in this prospectus means any person who occupies a dwelling within the Community, has a present intent to remain within the community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the Community, together with an indication that this presence within the Community is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to decide whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.

Expiration Date. The community offering may begin concurrently with, during or after the subscription offering, and may terminate at the same time as the subscription offering, but must terminate no more than 45 days following the subscription offering, unless extended. New LaPorte may decide to extend the community offering for any reason and is not required to give purchasers notice of any such extension unless such period extends beyond [extension date].

Syndicated Community Offering or Underwritten Public Offering

Our board of directors may decide to offer for sale shares of common stock not subscribed for or purchased in the subscription and community offerings in a syndicated community offering, subject to such terms, conditions and procedures as we may determine, in a manner that will achieve a widespread distribution of our shares of common stock. If a syndicated community offering is held, Sterne, Agee & Leach, Inc. will serve as sole manager and will assist us in selling our common stock on a best efforts basis. In such capacity, Sterne, Agee & Leach, Inc. may form a syndicate of other broker-dealers who are Financial Industry Regulatory Authority member firms. Neither Sterne, Agee & Leach, Inc. nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering.

In the syndicated community offering, any person may purchase up to $400,000 (50,000 shares) of common stock, subject to the overall purchase and ownership limitations. See “—Additional Limitations on Common Stock Purchases.” We retain the right to accept or reject in whole or in part any orders in the syndicated community offering. Unless the Board of Governors of the Federal Reserve System permits otherwise, accepted orders for our common stock in the syndicated community offering will first be filled up to a maximum of 2% of the shares sold in the offering on a basis that will promote a widespread distribution of our common stock. Thereafter any remaining shares will be allocated on an equal number of shares per order basis until all shares have been allocated or orders have been filled, as the case may be. Unless the syndicated community offering begins during the subscription offering or the community offering, the syndicated community offering will begin as soon as possible after the completion of the subscription and community offerings.

Order forms must be used to purchase shares of common stock in the syndicated offering. Investors in the syndicated offering would follow the same general procedures applicable to purchasing shares in the community offering with certain additional procedures. See “—Procedure for Purchasing Shares.” No “sweep” arrangements will be used in the offering.

In addition to, or in lieu of, a syndicated community offering, we may elect to sell shares not purchased in the subscription, community and syndicated community offerings in an underwritten public offering. In the event that we sell common stock in a “stand by” underwritten public offering, we have agreed that Sterne, Agee & Leach, Inc. will have the right to serve as sole book-running manager. Any underwritten public offering will be conducted on a firm commitment basis. In such case, the underwriters will purchase all shares of common stock not sold in the subscription offering or the community offering, if any such shares are purchased. The aggregate price paid to us by or through the underwriters for the shares of common stock will be the number of shares sold multiplied by the $8.00 price per share, less the amount of an underwriting discount as negotiated between us and the underwriters and approved by the Board of Governors of the Federal Reserve System and the Financial Industry Regulatory Authority. If we determine to sell stock in an underwritten public offering, the terms of the offering, including the names of the underwriters participating in the offering, will be described in a supplement to this prospectus.

If for any reason we cannot affect a syndicated community offering or underwritten public offering of shares of common stock not purchased in the subscription and community offerings, or in the event that there are a significant number of shares remaining unsold after such offerings, we will try to make other arrangements for the sale of unsubscribed shares, if possible. The Board of Governors of the Federal Reserve System and the Financial Industry Regulatory Authority must approve any such arrangements.

Expiration Date. The syndicated community offering may begin concurrently with, during or after the subscription offering, and may terminate at the same time as the subscription offering, but must terminate no more than 45 days following the subscription offering, unless extended. New LaPorte may decide to extend the syndicated community offering for any reason and is not required to give purchasers notice of any such extension unless such period extends beyond [extension date].

Additional Limitations on Common Stock Purchases

The plan of conversion and reorganization includes the following additional limitations on the number of shares of common stock that may be purchased in the offering:

(i)	No person may purchase fewer than 25 shares of common stock;

(ii)	Tax qualified employee benefit plans, specifically our employee stock ownership plan and 401(k) plan, may purchase in the aggregate up to 10% of the shares of common stock issued in the offering, including shares issued in the event of an increase in the offering range of up to 15%;

(iii)	Except for our tax qualified employee benefit plans, as described above, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than $400,000 (50,000 shares) of common stock in all categories of the offering combined;

(iv)	Shareholders of LaPorte-Federal are subject to an ownership limitation. As previously described, public shareholders of LaPorte-Federal will receive shares of New LaPorte common stock in exchange for their shares of LaPorte-Federal common stock. The number of shares of common stock that a shareholder may purchase in the offering, together with associates or persons acting in concert with such shareholder, when combined with the shares that the shareholder and his or her associates will receive in exchange for existing LaPorte-Federal common stock, may not exceed 5% of the shares of common stock of New LaPorte to be issued and outstanding at the completion of the conversion. However, if, based on a shareholder’s current ownership level, the shareholder will own more than 5% of the total shares of common stock to be issued and outstanding after the completion of the conversion, the shareholder will not need to divest any of his or her shares, but would not be permitted to purchase shares in the offering; and

(v)	The maximum number of shares of common stock that may be purchased in all categories of the offering combined by executive officers and directors of The LaPorte Savings Bank and their associates, in the aggregate, when combined with shares of common stock they receive in exchange for existing shares, may not exceed 26% of the total shares issued in the conversion.

Depending upon market or financial conditions, our board of directors, with the approval of the Board of Governors of the Federal Reserve System and without further approval of depositors of The LaPorte Savings Bank, may decrease or increase the purchase and ownership limitations. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount and who indicated a desire to be resolicited on the stock order form will be given and, in our sole discretion, some other large purchasers may be given, the opportunity to increase their orders, up to the then applicable limit. The effect of this type of resolicitation will be an increase in the number of shares of common stock owned by persons who choose to increase their orders. In the event that a maximum purchase limitation is increased to 5% of the shares sold in the offering, such limitation may be further increased to up to 9.99%, provided that orders for shares of common stock exceeding 5% of the shares sold in the offering shall not exceed in the aggregate 10% of the total shares sold in the offering. Requests to purchase additional shares of common stock in the event that the purchase limitation is so increased will be determined by the boards of directors of New LaPorte and LaPorte Savings Bank, MHC in their sole discretion.

In the event of an increase in the offering range of up to 3,967,500 shares of common stock, shares will be allocated in the following order of priority in accordance with the plan of conversion and reorganization:

(i)	to fill the subscriptions of our tax-qualified employee benefit plans, specifically the employee stock ownership plan and our 401(k) plan, for up to 10% of the total number of shares of common stock issued in the offering;

(ii)	in the event that there is an oversubscription at the Eligible Account Holder, Supplemental Eligible Account Holder or Other Depositor levels, to fill unfilled subscriptions of these subscribers according to their respective priorities; and

(iii)	to fill unfilled subscriptions in the community offering, with preference given first to natural persons (including trusts of natural persons) residing in the Indiana counties of LaPorte, Porter, Lake, St. Joseph and Starke and the Michigan county of Berrien, then to LaPorte-Federal’s public shareholders as of July 31, 2012, and then to members of the general public.

The term “associate” of a person means:

(i)	any corporation or organization, other than LaPorte-Federal, The LaPorte Savings Bank or a majority-owned subsidiary of The LaPorte Savings Bank, of which the person is a senior officer, partner or 10% beneficial shareholder;

(ii)	any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, it does not include any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; and

(iii)	any blood or marriage relative of the person, who either has the same home as the person or who is a director or officer of LaPorte-Federal or The LaPorte Savings Bank.

The term “acting in concert” means:

(i)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(ii)	a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company that acts in concert with another person or company (“other party”) will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.” Persons having the same address, and persons exercising subscription rights through qualifying deposits registered at the same address will be deemed to be acting in concert unless we determine otherwise.

Our directors are not treated as associates of each other solely because of their membership on the board of directors. Common stock purchased in the offering will be freely transferable except for shares purchased by directors and certain officers of New LaPorte or The LaPorte Savings Bank and except as described below. Any purchases made by any associate of New LaPorte or The LaPorte Savings Bank for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution. In addition, under Financial Industry Regulatory Authority guidelines, members of the Financial Industry Regulatory Authority and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities. For a further discussion of limitations on purchases of our shares of common stock at the time of conversion and thereafter, see “—Certain Restrictions on Purchase or Transfer of Our Shares after Conversion” and “Restrictions on Acquisition of New LaPorte.”

Plan of Distribution; Selling Agent Compensation

To assist in the marketing of our shares of common stock, we have retained Sterne, Agee & Leach, Inc., which is a broker-dealer registered with the Financial Industry Regulatory Authority. In its role as financial advisor, Sterne, Agee & Leach, Inc. will:

•	provide advice on the financial and securities market implications of the plan of conversion and reorganization;

•	assist in structuring our stock offering, including developing a market strategy for the stock offering;

•	review all offering documents, including this prospectus, stock order forms and related offering materials (we are responsible for the preparation and filing of such documents);

•	assist us in analyzing proposals from outside vendors retained in connection with the stock offering, as needed;

•	assist us in preparing for and scheduling meetings with potential investors and broker-dealers, as necessary; and

•	provide general advice and assistance as may be reasonably necessary to promote the successful completion of the stock offering.

For these services, Sterne, Agee & Leach, Inc. has received a management fee of $30,000, and will receive a fee of 1% of the dollar amount of all shares of common stock sold in the subscription and community offerings. The $30,000 management fee will be credited against the 1% sales fee. No sales fee will be payable to Sterne, Agee & Leach, Inc. with respect to shares purchased by officers, directors, employees or their immediate families and shares purchased by our tax-qualified and stock-based compensation plans (except individual retirement accounts) or similar plans we have established for our directors or employees, and no sales fee will be payable with respect to the exchange shares.

The plan of conversion provides that, if necessary, all shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering to be managed by Sterne, Agee & Leach, Inc. In such capacity, Sterne, Agee & Leach, Inc. may form a syndicate of other broker-dealers. Neither Sterne, Agee & Leach, Inc. nor any registered broker-dealer will have any obligation to take or purchase any shares of common stock in the syndicated community offering; however, Sterne, Agee & Leach, Inc. has agreed to use its best efforts in the sale of shares in any syndicated community offering. If there is a syndicated community offering, Sterne, Agee & Leach, Inc. will receive a fee not to exceed 6.00% of the aggregate dollar amount of the common stock sold in the syndicated community offering. Of this amount, Sterne, Agee & Leach, Inc. will pass on to selected broker-dealers, who assist in the syndicated community offering, an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment.

Sterne, Agee & Leach, Inc. also will be reimbursed for reasonable expenses in an amount not to exceed $100,000 and for attorney’s fees not to exceed $75,000. If the plan of conversion is terminated or if Sterne, Agee & Leach, Inc.’s engagement is terminated in accordance with the provisions of the agreement, Sterne, Agee & Leach, Inc. will only receive reimbursement of its reasonable out-of-pocket expenses and the portion of the management fee payable and will return any amounts paid or advanced by us in excess of these amounts.

We will indemnify Sterne, Agee & Leach, Inc. against liabilities and expenses (including legal fees) related to or arising out of Sterne, Agee & Leach, Inc.’s engagement as our financial advisor and performance of services as our financial advisor.

Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular employees of The LaPorte Savings Bank may assist in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction. No offers or sales may be made by tellers or at the teller counters. Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of Sterne, Agee & Leach, Inc. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering.

We have also engaged Sterne, Agee & Leach, Inc. to act as our records agent in connection with the stock offering. In its role as records agent, Sterne, Agee & Leach, Inc. will, among other things:

•	consolidate deposit accounts, develop a central file and calculate eligible votes;

•	design and prepare proxy forms and stock order forms;

•	tabulate proxies and ballots;

•	act as or support the inspector of election at the special meeting of depositors;

•	organize and supervise the Stock Information Center; and

•	provide necessary subscription services to distribute, collect and tabulate stock orders in the subscription and community offerings.

For these services, Sterne, Agee & Leach, Inc. will receive a fee of $35,000, and we have made an advance payment of $5,000 to Sterne, Agee & Leach, Inc. with respect to this fee. Any material changes in federal regulations or the Plan of Conversion and Reorganization, or delays in the offering requiring duplicate or replacement processing due to changes to record dates, may result in additional fees not to exceed $10,000 or additional expenses not to exceed $40,000. We will indemnify Sterne, Agee & Leach, Inc. against liabilities and expenses (including legal fees) related to or arising out of Sterne, Agee & Leach, Inc.’s engagement as our records agent and performance of services as our conversion agent.

Procedure for Purchasing Shares

Expiration Date. The subscription offering will expire at 12:00 noon, Central Time, on [expiration date]. If held, the community offering is expected to expire at the same time. We may, however, extend one or both deadlines for up to 45 days, with the approval of the Board of Governors of the Federal Reserve System, if required. This extension may be approved by us, in our sole discretion, without notice to subscribers in the offering. Any extension of the subscription and/or community offering beyond [extension date] would require the Board of Governors of the Federal Reserve System’s approval. If the offering is so extended, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will promptly return your funds with interest at 0.05% per annum or cancel your deposit account withdrawal authorization. If the offering range is decreased below the minimum of the offering range or is increased above the adjusted maximum of the offering range, all subscribers’ stock orders will be cancelled, their deposit account withdrawal authorizations will be cancelled, and funds submitted for the purchase of stock in the subscription and community offerings will be returned promptly, with interest at 0.05% per annum. We will then resolicit the subscribers, giving them an opportunity to place a new stock order for a period of time.

We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal authorizations and promptly return all funds submitted, with interest at 0.05% per annum from the date of processing as described above.

Use of Order Forms in the Subscription and Community Offerings. In order to purchase shares of common stock in the subscription offering or community offering, you must properly complete an original stock order form and remit full payment. We are not required to accept orders submitted on photocopied or facsimiled order forms. All stock order forms must be received (not postmarked) prior to 12:00 noon, Central Time, on [expiration date]. We are not required to accept stock order forms that are not received by that time, are not signed or are otherwise executed defectively or are received without full payment or without appropriate deposit account withdrawal instructions. We are not required to notify subscribers of incomplete or improperly executed stock order forms. We have the right to waive or permit the correction of incomplete or improperly executed stock order forms. We do not represent, however, that we will do so. You may submit your order form and payment by mail using the return envelope provided, by bringing your order form to our Stock Information Center or by overnight delivery to the indicated address on the order form. Due to recent reductions in U.S. Postal Service 1st Class Mail delivery standards, we encourage subscribers to consider in-person or overnight delivery to enhance the likelihood that your order is received before the deadline.

Once tendered, a stock order form cannot be modified or revoked without our consent. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the offering. If you are ordering shares in the subscription offering, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion and reorganization. Our interpretation of the terms and conditions of the plan of conversion and reorganization and of the acceptability of the stock order forms will be final.

By signing the stock order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by The LaPorte Savings Bank or the federal government, and that you received a copy of this prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Payment for Shares. Payment for all shares of common stock will be required to accompany all completed stock order forms for the purchase to be valid. Payment for shares in the subscription and community offerings may only be made by:

(i)	personal check, bank check or money order, made payable to LaPorte Bancorp, Inc.; or

(ii)	authorization of withdrawal of available funds from the types of The LaPorte Savings Bank deposit accounts described on the stock order form.

Appropriate means for designating withdrawals from deposit accounts at The LaPorte Savings Bank are provided on the stock order form. The funds designated must be available in the account(s) at the time the stock order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contractual rate until the offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest at the current savings account rate subsequent to the withdrawal. In the case of payments made by personal check, these funds must be available in the account(s). Checks and money orders received in the subscription and community offerings will be immediately cashed and placed in a segregated account at The LaPorte Savings Bank and will earn interest at 0.05% per annum from the date payment is processed until the offering is completed or terminated.

You may not remit cash, wire transfers, The LaPorte Savings Bank line of credit checks or any type of third-party checks (including those payable to you and endorsed over to New LaPorte). You may not designate on your stock order form direct withdrawal from a The LaPorte Savings Bank IRA or other retirement account. See “—Using Retirement Account Funds.” Additionally, you may not designate a direct withdrawal from The LaPorte Savings Bank accounts with check-writing privileges. Please provide a check instead. If you request that we directly withdraw the funds, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account. If permitted by the Board of Governors of the Federal Reserve System, in the event we resolicit large purchasers, as described above in “Additional Limitations on Common Stock Purchases,” such purchasers who wish to increase their purchases will not be able to use personal checks to pay for the additional shares but may be allowed to pay by wire transfer.

Regulations prohibit The LaPorte Savings Bank from lending funds or extending credit to any persons to purchase shares of common stock in the offering.

We shall have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment by a stock order form and to thereafter pay for the shares of common stock for which they subscribe in the community offering or syndicated community offering at any time prior to 48 hours before the completion of the conversion. This payment may be made by wire transfer.

If our employee stock ownership plan purchases shares in the offering, it will not be required to pay for such shares until completion of the offering, provided that there is a loan commitment from an unrelated financial institution or New LaPorte to lend to the employee stock ownership plan the necessary amount to fund the purchase. In addition, if our 401(k) plan purchases shares in the offering, it will not be required to pay for such shares until completion of the offering.

Using Retirement Account Funds. If you are interested in using funds in your IRA or other retirement account to purchase shares of common stock, you must do so through a self-directed retirement account. By regulation, The LaPorte Savings Bank’s retirement accounts are not self-directed, so they cannot be invested in our shares of common stock. Therefore, if you wish to use funds that are currently in a The LaPorte Savings Bank IRA or other retirement account, you may not designate on the stock order form that you wish funds to be withdrawn from the account for the purchase of common stock. Prior to placing your stock order, the funds you wish to use for the purchase of common stock must be transferred to an independent trustee or custodian, such as a brokerage firm, offering self-directed retirement accounts. Your stock order must be made through that account. If you do not have such an account, you will need to establish one. An annual administrative fee may be payable to the independent trustee or custodian. There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers. Individuals interested in using funds in an IRA or any other retirement account, whether held at The LaPorte Savings Bank or elsewhere, to purchase shares of common stock should contact our Stock Information Center for guidance as soon as possible, preferably at least two weeks prior to the [expiration date] offering deadline. Processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institution where such funds are currently held. We cannot guarantee that you will be able to use such funds.

Delivery of Stock Certificates. Certificates representing shares of common stock sold in the subscription offering and community offering will be mailed to the certificate registration address noted by purchasers on the stock order form. All shares of common stock sold in the syndicated community offering will be in book entry form and paper stock certificates will not be issued. It is possible that until certificates for the common stock or statements reflecting ownership of shares of common stock are delivered to purchasers, purchasers might not be able to sell the shares of common stock that they ordered, even though the shares of common stock will have begun trading. Your ability to sell the shares of common stock before receiving your stock certificate or statement reflecting ownership of shares of common stock will depend on arrangements you may make with a brokerage firm. If you are currently a shareholder of LaPorte-Federal, see “—Exchange of Existing Public Shareholders’ Shares.”

Restrictions on Transfer of Subscription Rights and Shares

Federal regulations prohibit any person with subscription rights, including Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion and reorganization or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account. When registering your stock purchase on the stock order form, you should not add the name(s) of persons who do not have subscription rights or who qualify only in a lower subscription offering purchase priority than you do. Doing so may jeopardize your subscription rights. You may add only those who were eligible to purchase shares of common stock in the subscription offering at your date of eligibility. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise prior to completion of the offering.

We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Other Restrictions

Notwithstanding any other provision of the plan of conversion and reorganization, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of the Financial Industry Regulatory Authority, particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any purchase order if an opinion is not timely furnished. In addition, we are not required to offer shares of common stock to any person who resides in a foreign country, or in a state of the United States with respect to which any of the following apply:

(i)	a small number of persons otherwise eligible to subscribe for shares under the plan of conversion reside in such state;

(ii)	the issuance of subscription rights or the offer or sale of shares of common stock to such persons would require us, under the securities laws of such state, to register as a broker, dealer, salesman or agent or to register or otherwise qualify our securities for sale in such state; or

(iii)	such registration or qualification would be impracticable for reasons of cost or otherwise.

Stock Information Center

If you have any questions regarding the offering, please call our information hotline at 1-(855) 573-4143 to speak to a representative of Sterne, Agee & Leach, Inc. Representatives are available by telephone or in person Monday, noon to 4:30 p.m., Tuesday through Thursday, 9:00 a.m. to 4:30 p.m. and Friday, 9:00 a.m. to noon, Central Time. The stock information center will be closed on weekends and bank holidays.

Liquidation Rights

Liquidation prior to the conversion. In the unlikely event that LaPorte Savings Bank, MHC is liquidated prior to the conversion, all claims of creditors of LaPorte Savings Bank, MHC would be paid first. Thereafter, if there were any assets of LaPorte Savings Bank, MHC remaining, these assets would first be distributed to certain depositors of The LaPorte Savings Bank under such depositors’ liquidation rights. The amount received by such depositors would be equal to their pro rata interest in the remaining value of LaPorte Savings Bank, MHC after claims of creditors, based on the relative size of their deposit accounts.

Liquidation following the conversion. The plan of conversion and reorganization provides for the establishment, upon the completion of the conversion, of a liquidation account by New LaPorte for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to (i) LaPorte Savings Bank, MHC’s ownership interest in LaPorte-Federal’s total shareholders’ equity as of the date of the latest statement of financial condition used in this prospectus plus (ii) the value of the net assets of LaPorte Savings Bank, MHC as of the date of the latest statement of financial condition of LaPorte Savings Bank, MHC prior to the consummation of the conversion (excluding its ownership of LaPorte-Federal). The plan of conversion and reorganization also provides for the establishment of a parallel liquidation account in The LaPorte Savings Bank to support the New LaPorte liquidation account in the event New LaPorte does not have sufficient assets to fund its obligations under the New LaPorte liquidation account.

In the unlikely event that The LaPorte Savings Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first. However, except with respect to the liquidation account to be established in New LaPorte, a depositor’s claim would be solely for the principal amount of his or her deposit accounts plus accrued interest. Depositors generally would not have an interest in the value of the assets of The LaPorte Savings Bank or New LaPorte above that amount.

The liquidation account established by New LaPorte is designed to provide qualifying depositors a liquidation interest (exchanged for the liquidation interests such persons had in LaPorte Savings Bank, MHC) after the conversion in the event of a complete liquidation of New LaPorte and The LaPorte Savings Bank or a liquidation solely of The LaPorte Savings Bank. Specifically, in the unlikely event that either (i) The LaPorte Savings Bank or (ii) New LaPorte and The LaPorte Savings Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by a distribution to depositors as of March 31, 2011 and March 31, 2012 of their interests in the liquidation account maintained by New LaPorte. Also, in a complete liquidation of both entities, or of The LaPorte Savings Bank only, when New LaPorte has insufficient assets (other than the stock of The LaPorte Savings Bank) to fund the liquidation account distribution due to Eligible Account Holders and Supplemental Eligible Account Holders and The LaPorte Savings Bank has positive net worth, The LaPorte Savings Bank shall immediately make a distribution to fund New LaPorte’s remaining obligations under the liquidation account. In no event will any Eligible Account Holder or Supplemental Eligible Account Holder be entitled to a distribution that exceeds such holder’s interest in the liquidation account maintained by New LaPorte as adjusted from time to time pursuant to the plan of conversion and reorganization and federal regulations. If New LaPorte is completely liquidated or sold apart from a sale or liquidation of The LaPorte Savings Bank, then the New LaPorte liquidation account will cease to exist and Eligible Account Holders and Supplemental Eligible Account Holders will receive an equivalent interest in the The LaPorte Savings Bank liquidation account, subject to the same rights and terms as the New LaPorte liquidation account.

Pursuant to the plan of conversion and reorganization, after two years from the date of conversion and upon the written request of the Board of Governors of the Federal Reserve System, New LaPorte will eliminate or transfer the liquidation account and the depositors’ interests in such account to The LaPorte Savings Bank and the liquidation account shall thereupon be subsumed into the liquidation account of The LaPorte Savings Bank.

Under federal rules and regulations, a post-conversion merger, consolidation, or similar combination or transaction with another depository institution or depository institution holding company in which New LaPorte or The LaPorte Savings Bank is not the surviving institution, would not be considered a liquidation. In such a transaction, the liquidation account would be assumed by the surviving institution or company.

Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial pro-rata interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50.00 or more held in The LaPorte Savings Bank on March 31, 2011 or June 30, 2012 equal to the proportion that the balance of each Eligible Account Holder’s and Supplemental Eligible Account Holder’s deposit account on March 31, 2011 and June 30, 2012, respectively, bears to the balance of all deposit accounts of Eligible Account Holders and Supplemental Eligible Account Holders in The LaPorte Savings Bank on such date.

If, however, on any December 31 annual closing date commencing after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on March 31, 2011 or June 30, 2012, or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositor. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be available for distribution to shareholders.

Material Income Tax Consequences

Completion of the conversion is subject to the prior receipt of an opinion of counsel or tax advisor with respect to federal and state income tax consequences of conversion to LaPorte Savings Bank, MHC, LaPorte-Federal, The LaPorte Savings Bank, Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors. Unlike private letter rulings, opinions of counsel or tax advisors are not binding on the Internal Revenue Service or any state taxing authority, and such authorities may disagree with such opinions. In the event of such disagreement, there can be no assurance that New LaPorte or The LaPorte Savings Bank would prevail in a judicial proceeding.

LaPorte Savings Bank, MHC, LaPorte-Federal, The LaPorte Savings Bank and New LaPorte have received an opinion of counsel, Luse Gorman Pomerenk & Schick, P.C., regarding all of the material federal income tax consequences of the conversion, which includes the following:

1.	The merger of LaPorte Savings Bank, MHC with and into LaPorte-Federal will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.

2.	The constructive exchange of Eligible Account Holders’ and Supplemental Eligible Account Holders’ liquidation interests in LaPorte Savings Bank, MHC for liquidation interests in LaPorte-Federal will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

3.	Neither LaPorte Savings Bank, MHC nor LaPorte-Federal will recognize any gain or loss on the transfer of the assets of LaPorte Savings Bank, MHC to LaPorte-Federal in constructive exchange for liquidation interests in LaPorte-Federal or the constructive distribution of such liquidation interests to Eligible Account Holders or Supplemental Eligible Account Holders. Neither Eligible Account Holders nor Supplemental Eligible Account Holders will recognize any gain or loss on the constructive receipt of the liquidation interests in LaPorte-Federal in exchange for their liquidation interests and voting rights in LaPorte Savings Bank, MHC.

4.	The basis of the assets of LaPorte Savings Bank, MHC to be received by LaPorte-Federal will be the same as the basis of such assets when held by LaPorte Savings Bank, MHC. The holding period of the assets received by LaPorte-Federal will include the period such assets where held by LaPorte Savings Bank, MHC.

5.	The merger of LaPorte-Federal with and into New LaPorte will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code and, therefore, will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code. Neither LaPorte-Federal nor New LaPorte will recognize gain or loss as a result of such merger.

6.	The basis of the assets of LaPorte-Federal to be received by New LaPorte will be the same as the basis of such assets when held by LaPorte-Federal. The holding period of the assets received by New LaPorte will include the period such assets where held by LaPorte-Federal.

7.	Current shareholders of LaPorte-Federal will not recognize any gain or loss upon their exchange of LaPorte-Federal common stock for New LaPorte common stock, except to the extent of their receipt of fractional share interests.

8.	Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the constructive exchange of their liquidation interests in LaPorte-Federal for interests in the liquidation account in New LaPorte.

9.	The exchange by the Eligible Account Holders and Supplemental Eligible Account Holders of the liquidation interests that they constructively received in LaPorte-Federal for interests in the liquidation account established in New LaPorte will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

10.	Each shareholder’s aggregate basis in shares of New LaPorte common stock (including fractional share interests) received in the exchange will be the same as the aggregate basis of LaPorte-Federal common stock surrendered in the exchange.

11.	Each shareholder’s holding period in his or her New LaPorte common stock received in the exchange will include the period during which the LaPorte-Federal common stock surrendered was held, provided that the LaPorte-Federal common stock surrendered is a capital asset in the hands of the shareholder on the date of the exchange.

12.

Cash received by any current shareholder of LaPorte-Federal in lieu of a fractional share interest in shares of New LaPorte common stock will be treated as having been received as a distribution in full payment in exchange for a fractional share interest of New LaPorte common stock, which such shareholder would otherwise be entitled to receive. Accordingly, a shareholder will recognize gain or loss equal to the difference between the cash received and the basis of the fractional share. If the common stock is held by the shareholder as a capital asset, the gain or loss will be capital gain or loss.

13.	It is more likely than not that the fair market value of the nontransferable subscription rights to purchase New LaPorte common stock is zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Depositors upon distribution to them of nontransferable subscription rights to purchase shares of New LaPorte common stock. Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights.

14.	It is more likely than not that the fair market value of the benefit provided by the liquidation account of The LaPorte Savings Bank supporting the payment of the New LaPorte liquidation account in the event New LaPorte lacks sufficient net assets is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the constructive distribution to them of such rights in the The LaPorte Savings Bank liquidation account as of the effective date of the merger of LaPorte-Federal with and into New LaPorte.

15.	It is more likely than not that the basis of the shares of New LaPorte common stock purchased in the offering by the exercise of nontransferable subscription rights will be the purchase price. The holding period of the New LaPorte common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date the right to acquire such stock was exercised.

16.	No gain or loss will be recognized by New LaPorte on the receipt of money in exchange for New LaPorte common stock sold in the offering.

We believe that the tax opinions summarized above address all material federal income tax consequences that are generally applicable to LaPorte Savings Bank, MHC, LaPorte-Federal, The LaPorte Savings Bank, New LaPorte and persons receiving subscription rights and shareholders of LaPorte-Federal. With respect to items 8 and 13 above, Luse Gorman Pomerenk & Schick, P.C. noted that the subscription rights will be granted at no cost to the recipients, are legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. The firm further noted that RP Financial, LC. has issued a letter that the subscription rights have no ascertainable fair market value. The firm also noted that the Internal Revenue Service has not in the past concluded that subscription rights have value. Based on the foregoing, Luse Gorman Pomerenk & Schick, P.C. believes that it is more likely than not that the nontransferable subscription rights to purchase shares of common stock have no value. However, the issue of whether or not the nontransferable subscription rights have value is based on all the facts and circumstances. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors who exercise the subscription rights in an amount equal to the ascertainable value, and we could recognize gain on a distribution. Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.

The opinion as to item 14 above is based on the position that: (i) no holder of an interest in a liquidation account has ever received any payment attributable to a liquidation account; (ii) the interests in the liquidation accounts are not transferable; (iii) the amounts due under the liquidation account with respect to each Eligible Account Holder and Supplemental Eligible Account Holder will be reduced as their deposits in The LaPorte Savings Bank are reduced; and (iv) the The LaPorte Savings Bank liquidation account payment obligation arises only if New LaPorte lacks sufficient assets to fund the liquidation account.

In addition, we have received a letter from RP Financial, LC. stating its belief that the benefit provided by the The LaPorte Savings Bank liquidation account supporting the payment of the liquidation account in the event New LaPorte lacks sufficient net assets does not have any economic value at the time of the conversion. Based on the foregoing, Luse Gorman Pomerenk & Schick, P.C. believes it is more likely than not that such rights in the The LaPorte Savings Bank liquidation account have no value. If such rights are subsequently found to have an economic value, income may be recognized by each Eligible Account Holder or Supplemental Eligible Account Holder in the amount of such fair market value as of the date of the conversion.

The opinion of Luse Gorman Pomerenk & Schick, P.C., unlike a letter ruling issued by the Internal Revenue Service, is not binding on the Internal Revenue Service and the conclusions expressed therein may be challenged at a future date. The Internal Revenue Service has issued favorable rulings for transactions substantially similar to the proposed reorganization and stock offering, but any such ruling may not be cited as precedent by any taxpayer other than the taxpayer to whom the ruling is addressed. We do not plan to apply for a letter ruling concerning the transactions described herein.

We have also received an opinion from Crowe Horwath LLP that the Indiana state income tax consequences are consistent with the federal income tax consequences.

The federal and state tax opinions have been filed with the Securities and Exchange Commission as exhibits to New LaPorte’s registration statement.

Certain Restrictions on Purchase or Transfer of Our Shares after Conversion

All shares of common stock purchased in the offering by a director or certain officers of The LaPorte Savings Bank generally may not be sold for a period of one year following the closing of the conversion, except in the event of the death of the director or executive officer. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any certificate or record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to the restricted stock will be similarly restricted. The directors and executive officers of New LaPorte also will be restricted by the insider trading rules under the Securities Exchange Act of 1934.

Purchases of shares of our common stock by any of our directors, certain officers and their associates, during the three-year period following the closing of the conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Board of Governors of the Federal Reserve System. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to purchases of our common stock by our stock option plan or any of our tax-qualified employee stock benefit plans or non-tax-qualified employee stock benefit plans, including any restricted stock plans.

Federal regulations prohibit New LaPorte from repurchasing its shares of common stock during the first year following conversion unless compelling business reasons exist for such repurchases. In addition, the repurchase of shares of common stock is subject to Board of Governors of the Federal Reserve System policy related to repurchases of shares by financial institution holding companies.

COMPARISON OF SHAREHOLDERS’ RIGHTS FOR EXISTING SHAREHOLDERS OF LAPORTE-FEDERAL

General. As a result of the conversion, existing shareholders of LaPorte-Federal will become shareholders of New LaPorte. There are differences in the rights of shareholders of LaPorte-Federal and shareholders of New LaPorte caused by differences between federal and Maryland law and regulations and differences in LaPorte-Federal’s federal stock charter and bylaws and New LaPorte’s Maryland articles of incorporation and bylaws.

This discussion is not intended to be a complete statement of the differences affecting the rights of shareholders, but rather summarizes the material differences and similarities affecting the rights of shareholders. See “Where You Can Find Additional Information” for procedures for obtaining a copy of New LaPorte’s articles of incorporation and bylaws.

Authorized Capital Stock. The authorized capital stock of LaPorte-Federal consists of 19,000,000 shares of common stock, $0.01 par value per share, and 1,000,000 shares of preferred stock, no par value per share.

The authorized capital stock of New LaPorte consists of 100,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, par value $0.01 per share.

Under the Maryland General Corporation Law and New LaPorte’s articles of incorporation, the board of directors may increase or decrease the number of authorized shares without shareholder approval. Shareholder approval is required to increase or decrease the number of authorized shares of LaPorte-Federal.

LaPorte-Federal’s charter and New LaPorte’s articles of incorporation both authorize the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, dividend rights, conversion and redemption rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, our board of directors has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a hostile tender offer, merger or other transaction by which a third party seeks control. We currently have no plans for the issuance of additional shares for such purposes.

Issuance of Capital Stock. Pursuant to applicable laws and regulations, LaPorte Savings Bank, MHC is required to own not less than a majority of the outstanding shares of LaPorte-Federal common stock. LaPorte Savings Bank, MHC will no longer exist following completion of the conversion.

New LaPorte’s articles of incorporation do not contain restrictions on the issuance of shares of capital stock to directors, officers or controlling persons, whereas LaPorte-Federal’s stock charter restricts such issuances to general public offerings, or to directors for qualifying shares, unless the share issuance or the plan under which they would generally be issued has been approved by the majority of the shareholders. However, stock-based compensation plans, such as stock option plans and restricted stock plans, would have to be submitted for approval by New LaPorte shareholders due to requirements of the Nasdaq Stock Market and in order to qualify stock options for favorable federal income tax treatment.

Voting Rights. Neither LaPorte-Federal’s stock charter or bylaws nor New LaPorte’s articles of incorporation or bylaws provide for cumulative voting for the election of directors. For additional information regarding voting rights, see “—Limitations on Voting Rights of Greater-than-10% Shareholders” below.

Payment of Dividends. LaPorte-Federal’s ability to pay dividends depends, to a large extent, upon The LaPorte Savings Bank’s ability to pay dividends to LaPorte-Federal, which is restricted by federal regulations and by federal income tax considerations related to state-chartered savings associations.

The same restrictions will apply to The LaPorte Savings Bank’s payment of dividends to New LaPorte. In addition, Maryland law generally provides that New LaPorte is limited to paying dividends in an amount equal to its capital surplus over payments that would be owed upon dissolution to shareholders whose preferential rights upon dissolution are superior to those receiving the dividend, and to an amount that would not make it insolvent.

Board of Directors. LaPorte-Federal’s bylaws and New LaPorte’s articles of incorporation require the board of directors to be divided into three classes and that the members of each class shall be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually.

Under LaPorte-Federal’s bylaws, any vacancies on the board of directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors. Persons elected by the board of directors of LaPorte-Federal to fill vacancies may only serve until the next election of directors by shareholders. Under New LaPorte’s bylaws, any vacancy occurring on the board of directors, including any vacancy created by reason of an increase in the number of directors, may be filled only by the affirmative vote of two-thirds of the remaining directors, and any director so chosen shall hold office for the remainder of the term to which the director has been elected and until his or her successor is elected and qualified.

Limitations on Liability. The charter and bylaws of LaPorte-Federal do not limit the personal liability of directors or officers.

New LaPorte’s articles of incorporation provide that directors and officers will not be personally liable for monetary damages to New LaPorte for certain actions as directors or officers, except for (i) receipt of an improper personal benefit or profit, (ii) actions or omissions that are determined to have materially involved active and deliberate dishonesty, or (iii) to the extent allowed by Maryland law. These provisions might, in certain instances, discourage or deter shareholders or management from bringing a lawsuit against directors or officers for a breach of their duties even though such an action, if successful, might benefit New LaPorte.

Indemnification of Directors, Officers, Employees and Agents. As generally allowed under current Board of Governors of the Federal Reserve System regulations, LaPorte-Federal will indemnify its directors, officers and employees for any reasonable costs incurred in connection with any litigation involving such person’s activities as a director, officer or employee if such person obtains a final judgment on the merits in his or her favor. In addition, indemnification is permitted in the case of a settlement, a final judgment against such person, or final judgment other than on the merits, if a majority of disinterested directors determines that such person was acting in good faith within the scope of his or her employment as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of LaPorte-Federal or its shareholders. LaPorte-Federal also is permitted to pay ongoing expenses incurred by a director, officer or employee if a majority of disinterested directors concludes that such person may ultimately be entitled to indemnification. Before making any indemnification payment, LaPorte-Federal is required to notify the Board of Governors of the Federal Reserve System of its intention, and such payment cannot be made if the Board of Governors of the Federal Reserve System objects to such payment.

The articles of incorporation of New LaPorte provide that it shall indemnify (i) its current and former directors and officers to the fullest extent required or permitted by Maryland law, including the advancement of expenses and (ii) other employees or agents to such extent as shall be authorized by the board of directors and Maryland law. Maryland law allows New LaPorte to indemnify any person for expenses, liabilities, settlements, judgments and fines in suits in which such person has been made a party by reason of the fact that he or she is or was a director, officer or employee of New LaPorte. No such indemnification may be given if the acts or omissions of the person are adjudged to be in bad faith and material to the matter giving rise to the proceeding, if such person is liable to the corporation for an unlawful distribution, or if such person personally received a benefit to which he or she was not entitled. The right to indemnification includes the right to be paid the expenses incurred in advance of final disposition of a proceeding.

Special Meetings of Shareholders. LaPorte-Federal’s bylaws provide that special meetings of shareholders may be called by the chairman, the President, a majority of the members of the board of directors or the holders of not less than one-tenth of the outstanding capital stock entitled to vote at the meeting. New LaPorte’s bylaws provide that special meetings of shareholders may be called by the chairperson, the vice chairperson, by a majority vote of the total authorized directors, or upon the written request of shareholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Shareholder Nominations and Proposals. LaPorte-Federal’s bylaws provide that shareholders may submit nominations for election of directors at an annual meeting of shareholders and may propose any new business to be taken up at such a meeting by filing the proposal in writing with LaPorte-Federal at least five days before the date of any such meeting.

New LaPorte’s bylaws provide that any shareholder desiring to make a nomination for the election of directors or a proposal for new business at an annual meeting of shareholders must submit written notice to New LaPorte at least 90 days prior and not earlier than 120 days prior to the anniversary date of the proxy statement. However, if less than 90 days’ prior public disclosure of the date of the meeting is given to shareholders and the date of the annual meeting is given to shareholders and the date of the annual meeting is advanced by more than 30 days, or delayed by more than 30 days, from the anniversary date of the preceding year’s annual meeting then shareholders must submit written notice to New LaPorte by no later than 10 days following the day on which public disclosure of the date of the meeting is first made.

Management believes that it is in the best interest of New LaPorte and its shareholders to provide sufficient time to enable management to disclose to shareholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interests of shareholders generally. Similarly, adequate advance notice of shareholder proposals will give management time to study such proposals and to determine whether to recommend to the shareholders that such proposals be adopted. In certain instances, such provisions could make it more difficult to oppose management’s nominees or proposals, even if shareholders believe such nominees or proposals are in their best interests.

Shareholder Action Without a Meeting. Neither the bylaws of LaPorte-Federal nor New LaPorte provide for action to be taken by shareholders without a meeting. However, under Maryland law, action may be taken by shareholders without a meeting if all shareholders entitled to vote on the action consent to taking such action without a meeting.

Shareholder’s Right to Examine Books and Records. A federal regulation, which is applicable to LaPorte-Federal, provides that shareholders may inspect and copy specified books and records after proper written notice for a proper purpose. Maryland law provides that a shareholder may inspect a company’s bylaws, shareholder minutes, annual statement of affairs and any voting trust agreements. However, only a shareholder or group of shareholders who together, for at least six months, hold at least 5% of the company’s total shares, have the right to inspect a company’s stock ledger, list of shareholders and books of accounts.

Limitations on Voting Rights of Greater-than-10% Shareholders. New LaPorte’s articles of incorporation provide that no beneficial owner, directly or indirectly, of more than 10% of the outstanding shares of common stock will be permitted to vote any shares in excess of such 10% limit. LaPorte-Federal’s charter likewise provides that all shares beneficially owned by any person in excess of 10% (with the exception of LaPorte Savings Bank, MHC) will not be permitted to vote any shares in excess of such 10% limit.

In addition, federal regulations provide that for a period of three years following the date of the completion of the offering, no person, acting singly or together with associates in a group of persons acting in concert, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of New LaPorte’s equity securities without the prior written approval of the Board of Governors of the Federal Reserve System. Where any person acquires beneficial ownership of more than 10% of a class of New LaPorte’s equity securities without the prior written approval of the Board of Governors of the Federal Reserve System, the securities beneficially owned by such person in excess of 10% may not be voted by any person or counted as voting shares in connection with any matter submitted to the shareholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the shareholders for a vote.

Business Combinations with Interested Shareholders. Under Maryland law, “business combinations” between New LaPorte and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested shareholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested shareholder as: (i) any person who beneficially owns 10% or more of the voting power of New LaPorte’s voting stock after the date on which New LaPorte had 100 or more beneficial owners of its stock; or (ii) an affiliate or associate of New LaPorte at any time after the date on which New LaPorte had 100 or more beneficial owners of its stock who, within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of New LaPorte. A person is not an interested shareholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested shareholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between New LaPorte and an interested shareholder generally must be recommended by the board of directors of New LaPorte and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of New LaPorte, and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of New LaPorte other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder. These super-majority vote requirements do not apply if New LaPorte’s common shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

Current federal regulations do not provide a vote standard for business combinations involving federal mid-tier stock holding companies.

Mergers, Consolidations and Sales of Assets. Under Maryland law, a merger or consolidation of New LaPorte requires approval of two-thirds of all votes entitled to be cast by shareholders (unless the Articles of Incorporation permit a majority of all votes entitled to be cast by shareholders), except that no approval by shareholders is required for a merger if:

•	the plan of merger does not make an amendment of the articles of incorporation that would be required to be approved by the shareholders;

•

each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and rights, immediately after; and

•

the number of shares of any class or series of stock outstanding immediately after the effective time of the merger will not increase by more than 20% the total number of voting shares outstanding immediately before the merger. The articles of incorporation of New LaPorte reduce the vote required for a merger or consolidation to a majority of the total shares outstanding.

In addition, under certain circumstances the approval of the shareholders shall not be required to authorize a merger with or into a 90% owned subsidiary of New LaPorte.

Under Maryland law, a sale of all or substantially all of New LaPorte’s assets other than in the ordinary course of business, or a voluntary dissolution of New LaPorte, requires the approval of its board of directors and the affirmative vote of two-thirds of the votes entitled to be cast on the matter (unless the Articles of Incorporation permit a majority of all votes entitled to be cast instead).

Current federal regulations do not provide a vote standard for mergers, consolidations or sales of assets by federal mid-tier stock holding companies.

Evaluation of Offers. The articles of incorporation of New LaPorte provide that its board of directors, when evaluating a transaction that would or may involve a change in control of New LaPorte (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of New LaPorte and its shareholders and in making any recommendation to the shareholders, give due consideration to all relevant factors, including, but not limited to:

•	the economic effect, both immediate and long-term, upon New LaPorte’s shareholders, including shareholders, if any, who do not participate in the transaction;

•

the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, New LaPorte and its subsidiaries and on the communities in which New LaPorte and its subsidiaries operate or are located;

•	whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of New LaPorte;

•	whether a more favorable price could be obtained for New LaPorte’s stock or other securities in the future;

•	the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of New LaPorte and its subsidiaries;

•	the future value of the stock or any other securities of New LaPorte or the other entity to be involved in the proposed transaction;

•	any antitrust or other legal and regulatory issues that are raised by the proposal;

•

the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and

•

the ability of New LaPorte to fulfill its objectives as a financial institution holding company and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.

If the board of directors determines that any proposed transaction should be rejected, it may take any lawful action to defeat such transaction.

LaPorte-Federal’s charter and bylaws do not contain a similar provision.

Dissenters’ Rights of Appraisal. Under Maryland law, shareholders of New LaPorte will not have dissenters’ appraisal rights in connection with a plan of merger or consolidation to which New LaPorte is a party as long as the common stock of New LaPorte trades on a national securities exchange.

Current federal regulations do not provide for dissenters’ appraisal rights in business combinations involving federal mid-tier stock holding companies.

Amendment of Governing Instruments. No amendment of LaPorte-Federal’s stock charter may be made unless it is first proposed by the board of directors then preliminarily approved by the Board of Governors of the Federal Reserve System, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. Amendments to LaPorte-Federal’s bylaws require either preliminary approval by or post-adoption notice to the Board of Governors of the Federal Reserve System as well as approval of the amendment by a majority vote of the authorized board of directors, or by a majority vote of the votes cast by the shareholders of LaPorte-Federal at any legal meeting.

New LaPorte’s articles of incorporation may be amended, upon the submission of an amendment by the board of directors to a vote of the shareholders, by the affirmative vote of at least two-thirds of the outstanding shares of common stock, or by the affirmative vote of a majority of the outstanding shares of common stock if at least two-thirds of the members of the whole board of directors approves such amendment; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:

(i)	The limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

(ii)	The division of the board of directors into three staggered classes;

(iii)	The ability of the board of directors to fill vacancies on the board;

(iv)	The requirement that directors may only be removed for cause and by the affirmative vote of at least a majority of the votes eligible to be cast by shareholders;

(v)	The ability of the board of directors to amend and repeal the bylaws;

(vi)	The ability of the board of directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire New LaPorte;

(vii)	The authority of the board of directors to provide for the issuance of preferred stock;

(viii)	The validity and effectiveness of any action lawfully authorized by the affirmative vote of the holders of a majority of the total number of outstanding shares of common stock;

(ix)	The number of shareholders constituting a quorum or required for shareholder consent;

(x)	The indemnification of current and former directors and officers, as well as employees and other agents, by New LaPorte;

(xi)	The limitation of liability of officers and directors to New LaPorte for money damages;

(xii)	The inability of shareholders to cumulate their votes in the election of directors;

(xiii)	The advance notice requirements for shareholder proposals and nominations; and

(xiv)	The provision of the articles of incorporation requiring approval of at least 80% of the outstanding voting stock to amend the provisions of the articles of incorporation provided in (i) through (xiii) of this list.

The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of our directors or by the shareholders by the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of shareholders. Any amendment of this super-majority requirement for amendment of the bylaws would also require the approval of 80% of the outstanding voting stock.

RESTRICTIONS ON ACQUISITION OF NEW LAPORTE

Although the board of directors of New LaPorte is not aware of any effort that might be made to obtain control of New LaPorte after the conversion, the board of directors believes that it is appropriate to include certain provisions as part of New LaPorte’s articles of incorporation to protect the interests of New LaPorte and its shareholders from takeovers which the board of directors might conclude are not in the best interests of The LaPorte Savings Bank, New LaPorte or New LaPorte’s shareholders.

The following discussion is a general summary of the material provisions of Maryland law, New LaPorte’s articles of incorporation and bylaws, The LaPorte Savings Bank’s federal stock charter and bylaws and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect. The following description of certain of these provisions is necessarily general and is not intended to be a complete description of the document or regulatory provision in question. New LaPorte’s articles of incorporation and bylaws are included as part of LaPorte Savings Bank, MHC’s application for conversion filed with the Board of Governors of the Federal Reserve System and New LaPorte’s registration statement filed with the Securities and Exchange Commission. See “Where You Can Find Additional Information.”

Articles of Incorporation and Bylaws of New LaPorte

New LaPorte’s articles of incorporation and bylaws contain a number of provisions relating to corporate governance and rights of shareholders that may discourage future takeover attempts. As a result, shareholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the board of directors or management of New LaPorte more difficult.

Directors. The board of directors will be divided into three classes. The members of each class will be elected for a term of three years and only one class of directors will be elected annually. Thus, it would take at least two annual elections to replace a majority of the board of directors. Further, the bylaws impose notice and information requirements in connection with the nomination by shareholders of candidates for election to the board of directors or the proposal by shareholders of business to be acted upon at an annual meeting of shareholders. The bylaws also set forth qualifications as to individuals who can and cannot serve on the board of directors.

Restrictions on Call of Special Meetings. The articles of incorporation and bylaws provide that special meetings of shareholders can be called by the chairperson, vice chairperson, by a majority of the whole board of directors or upon the written request of shareholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Prohibition of Cumulative Voting. The articles of incorporation prohibit cumulative voting for the election of directors.

Limitation of Voting Rights. The articles of incorporation provide that in no event will any person who beneficially owns more than 10% of the then-outstanding shares of common stock, be entitled or permitted to vote any of the shares of common stock held in excess of the 10% limit. This provision has been included in the articles of incorporation in reliance on Section 2-507(a) of the Maryland General Corporation Law, which entitles shareholders to one vote for each share of stock unless the articles of incorporation provide for a greater or lesser number of votes per share or limit or deny voting rights.

Restrictions on Removing Directors from Office. The articles of incorporation provide that directors may be removed only for cause, and only by the affirmative vote of the holders of at least a majority of the voting power of all of our then-outstanding common stock entitled to vote (after giving effect to the limitation on voting rights discussed above in “—Limitation of Voting Rights.”).

Authorized but Unissued Shares. After the conversion, New LaPorte will have authorized but unissued shares of common and preferred stock. See “Description of Capital Stock of New LaPorte Following the Conversion.” The articles of incorporation authorize 50,000,000 shares of serial preferred stock. New LaPorte is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the designations, and relative preferences, limitations, voting rights, if any, including without limitation, offering rights of such shares (which could be multiple or as a separate class). In the event of a proposed merger, tender offer or other attempt to gain control of New LaPorte that the board of directors does not approve, it may be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of New LaPorte. The board of directors has no present plan or understanding to issue any preferred stock.

Amendments to Articles of Incorporation and Bylaws. Amendments to the articles of incorporation must be approved by the board of directors and also by at least a majority of the outstanding shares of the voting stock; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend certain provisions. A list of these provisions is provided under “Comparison of Shareholders’ Rights For Existing Shareholders of LaPorte-Federal—Amendment of Governing Instruments” above.

The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of New LaPorte’s directors or by the shareholders by the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of shareholders. Any amendment of this super-majority requirement for amendment of the bylaws would also require the approval of 80% of the outstanding voting shares.

The provisions requiring the affirmative vote of 80% of outstanding shares for certain shareholder actions have been included in the articles of incorporation of New LaPorte in reliance on Section 2-104(b)(4) of the Maryland General Corporation Law. Section 2-104(b)(4) permits the articles of incorporation to require a greater proportion of votes than the proportion that would otherwise be required for shareholder action under the Maryland General Corporation Law.

Business Combinations with Interested Shareholders. Maryland law restricts mergers, consolidations, sales of assets and other business combinations between New LaPorte and an “interested shareholder.” See “Comparison of Shareholder Rights for Existing Shareholders of LaPorte-Federal—Mergers, Consolidations and Sales of Assets” above.

Evaluation of Offers. The articles of incorporation of New LaPorte provide that its board of directors, when evaluating a transaction that would or may involve a change in control of New LaPorte (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of New LaPorte and its shareholders and in making any recommendation to the shareholders, give due consideration to all relevant factors, including, but not limited to, certain enumerated factors. For a list of enumerated factors, see “Comparison of Shareholder Rights for Existing Shareholders of LaPorte-Federal—Evaluation of Offers” above.

Purpose and Anti-Takeover Effects of New LaPorte’s Articles of Incorporation and Bylaws. Our board of directors believes that the provisions described above are prudent and will reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by our board of directors. These provisions also will assist us in the orderly deployment of the offering proceeds into productive assets during the initial period after the conversion. Our board of directors believes these provisions are in the best interests of New LaPorte and its shareholders. Our board of directors believes that it will be in the best position to determine the true value of New LaPorte and to negotiate more effectively for what may be in the best interests of all our shareholders. Accordingly, our board of directors believes that it is in the best interests of New LaPorte and all of our shareholders to encourage potential acquirers to negotiate directly with the board of directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of our board of directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of New LaPorte and that is in the best interests of all our shareholders.

Takeover attempts that have not been negotiated with and approved by our board of directors present the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by our board of directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value of New LaPorte for our shareholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of New LaPorte’s assets.

Although a tender offer or other takeover attempt may be made at a price substantially above the current market price, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, shareholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining shareholders.

Despite our belief as to the benefits to shareholders of these provisions of New LaPorte’s articles of incorporation and bylaws, these provisions may also have the effect of discouraging a future takeover attempt that would not be approved by our board of directors, but pursuant to which shareholders may receive a substantial premium for their shares over then current market prices. As a result, shareholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also make it more difficult to remove our board of directors and management. Our board of directors, however, has concluded that the potential benefits outweigh the possible disadvantages.

Conversion Regulations

Federal regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquire stock or subscription rights in a converting institution or its holding company from another person prior to completion of its conversion. Further, without the prior written approval of the Board of Governors of the Federal Reserve System, no person may make an offer or announcement of an offer to purchase shares or actually acquire shares of a converted institution or its holding company for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, the person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company. The Board of Governors of the Federal Reserve System has defined “person” to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to a bank or its holding company, or to an underwriter or member of a selling group acting on the converting institution’s or its holding company’s behalf for resale to the general public, are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 10% of the outstanding shares or voting rights of a converted institution or its holding company.

Change in Control Regulations

Under the Change in Bank Control Act, no person may acquire control of an insured state-chartered savings association or its parent holding company unless the Federal Reserve Board has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition. The Federal Reserve Board takes into consideration certain factors, including the financial and managerial resources of the acquirer and the competitive effects of the acquisition. In addition, federal regulations provide that no company may acquire control of a savings association without the prior approval of the Federal Reserve Board. Any company that acquires such control becomes a “savings and loan holding company” subject to registration, examination and regulation by the Federal Reserve Board.

Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the company’s directors, or a determination by the Federal Reserve Board that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a savings and loan holding company’s voting stock constitutes a rebuttable determination of control under the regulations under certain circumstances including where, as will be the case with New LaPorte, the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934. Federal Reserve Board regulations provide that parties seeking to rebut control will be provided an opportunity to do so in writing.

DESCRIPTION OF CAPITAL STOCK OF NEW LAPORTE FOLLOWING THE CONVERSION

General

New LaPorte is authorized to issue 100,000,000 shares of common stock, par value of $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. New LaPorte currently expects to issue in the offering and exchange up to 6,344,244 shares of common stock, subject to adjustment up to 7,295,881 shares. New LaPorte will not issue shares of preferred stock in the conversion. Each share of common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock. Upon payment of the subscription price for the common stock, in accordance with the plan of conversion and reorganization, all of the shares of common stock will be duly authorized, fully paid and nonassessable.

The shares of common stock will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

Common Stock

Dividends. New LaPorte may pay dividends to an amount equal to the excess of our capital surplus over payments that would be owed upon dissolution to shareholders whose preferential rights upon dissolution are superior to those receiving the dividend, and to an amount that would not make us insolvent, as and when declared by our board of directors. The payment of dividends by New LaPorte is also subject to limitations that are imposed by law and applicable regulation, including restrictions on payments of dividends that would reduce New LaPorte’s assets below the then-adjusted balance of its liquidation account. The holders of common stock of New LaPorte will be entitled to receive and share equally in dividends as may be declared by our board of directors out of funds legally available therefor. If New LaPorte issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. Upon completion of the conversion, the holders of common stock of New LaPorte will have exclusive voting rights in New LaPorte. They will elect New LaPorte’s board of directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the board of directors. Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Any person who beneficially owns more than 10% of the then-outstanding shares of New LaPorte’s common stock, however, will not be entitled or permitted to vote any shares of common stock held in excess of the 10% limit. If New LaPorte issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require the approval of 80% of our outstanding common stock. Corporate powers and control of The LaPorte Savings Bank are vested in its board of directors, who elect the officers of The LaPorte Savings Bank and who fill any vacancies on the board of directors. Voting rights of The LaPorte Savings Bank are vested exclusively in the owners of the shares of capital stock of The LaPorte Savings Bank, which will be New LaPorte, and voted at the direction of New LaPorte’s board of directors. Consequently, the holders of the common stock of New LaPorte will not have direct control of The LaPorte Savings Bank.

Liquidation. In the event of any liquidation, dissolution or winding up of The LaPorte Savings Bank, New LaPorte, as the holder of 100% of The LaPorte Savings Bank’s capital stock, would be entitled to receive all assets of The LaPorte Savings Bank available for distribution, after payment or provision for payment of all debts and liabilities of The LaPorte Savings Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders. In the event of liquidation, dissolution or winding up of New LaPorte, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities (including payments with respect to its liquidation account), all of the assets of New LaPorte available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive Rights. Holders of the common stock of New LaPorte will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

Preferred Stock

None of the shares of New LaPorte’s authorized preferred stock will be issued as part of the offering or the conversion. Preferred stock may be issued with preferences and designations as our board of directors may from time to time determine. Our board of directors may, without shareholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

TRANSFER AGENT

The transfer agent and registrar for New LaPorte’s common stock is Registrar and Transfer Company, Cranford, New Jersey.

EXPERTS

The consolidated financial statements of LaPorte-Federal and subsidiary as of December 31, 2011 and 2010, and for the years then ended, have been included herein in reliance upon the report of Crowe Horwath LLP, independent registered public accounting firm, which is included herein and upon the authority of said firm as experts in accounting and auditing.

RP Financial, LC. has consented to the publication herein of the summary of its report setting forth its opinion as to the estimated pro forma market value of the shares of common stock upon completion of the conversion and offering and its letters with respect to subscription rights and the liquidation accounts.

LEGAL MATTERS

Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., counsel to New LaPorte, LaPorte Savings Bank, MHC, LaPorte-Federal and The LaPorte Savings Bank, has issued to New LaPorte its opinion regarding the legality of the common stock and the federal income tax consequences of the conversion. Crowe Horwath LLP, South Bend, Indiana has provided an opinion to us regarding the Indiana income tax consequences of the conversion. Certain legal matters will be passed upon for Sterne, Agee & Leach, Inc. by Kilpatrick Townsend & Stockton LLP, Washington, DC.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

New LaPorte has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. Such information, including the appraisal report which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange Commission at prescribed rates. The Securities and Exchange Commission telephone number is 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including New LaPorte. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

LaPorte Savings Bank, MHC has filed with the Board of Governors of the Federal Reserve System an Application on Form AC with respect to the conversion. This prospectus omits certain information contained in the application. To obtain a copy of the application filed with the Board of Governors of the Federal Reserve System, you may contact Colette A. Fried, Assistant Vice President, of the Federal Reserve Bank of Chicago, at (312) 322-5322. The Plan of Conversion and Reorganization is available, upon request, at each of The LaPorte Savings Bank’s offices.

In connection with the offering, New LaPorte will register its common stock under Section 12(b) of the Securities Exchange Act of 1934 and, upon such registration, New LaPorte and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers and greater than 10% shareholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the plan of conversion and reorganization, New LaPorte has undertaken that it will not terminate such registration for a period of at least three years following the offering.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

LaPorte Bancorp, Inc.

LaPorte, Indiana

We have audited the accompanying consolidated balance sheets of LaPorte Bancorp, Inc. as of December 31, 2011 and 2010 and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of LaPorte Bancorp, Inc. as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

Crowe Horwath LLP

South Bend, Indiana

March 27, 2012

F-1

LAPORTE BANCORP, INC.

CONSOLIDATED BALANCE SHEETS

March 31, 2012 and December 31, 2011 and 2010

(Dollar amounts in thousands, except per share data)

	March 31,	December 31,
	2012	2011	2010
	(Unaudited)
ASSETS
Cash and due from financial institutions	$5,668	$8,146	$5,868
Interest-earning time deposits	2,450	—	—
Securities available for sale	125,185	131,974	119,377
Federal Home Loan Bank (FHLB) stock, at cost (restricted)	3,817	3,817	4,038
Loans held for sale, at fair value	3,532	3,049	4,156
Loans, net of allowance for loan losses of $3,964 at March 31, 2012 (unaudited) and $3,772 and $3,943 at December 31, 2011 and 2010	294,576	295,359	273,103
Mortgage servicing rights	342	348	414
Other real estate owned	756	1,012	1,516
Premises and equipment, net	9,770	9,840	10,332
Goodwill	8,431	8,431	8,431
Other intangible assets	444	474	675
Bank owned life insurance	10,970	10,876	10,479
Accrued interest receivable and other assets	3,369	3,819	5,881

Total assets	$469,310	$477,145	$444,270

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Non-interest bearing	$42,114	$38,977	$34,999
Interest bearing	299,757	294,583	282,339

Total deposits	341,871	333,560	317,338
Federal Home Loan Bank advances	60,007	72,021	61,675
Subordinated debentures	5,155	5,155	5,155
Federal Deposit Insurance Corporation guaranteed unsecured borrowings	—	4,981	4,916
Accrued interest payable and other liabilities	5,687	5,725	5,138

Total liabilities	412,719	421,442	394,222

Loan commitments and other related activities (Note 19)

Shareholders’ equity
Preferred stock, no par value; 1,000,000 shares authorized; none issued	—	—	—
Common stock, $0.01 par value; 19,000,000 shares authorized; 4,871,801 issued at March 31, 2012 (unaudited) and December 31, 2011 and 4,783,163 shares issued at December 31, 2010; and 4,660,871 shares outstanding at March 31, 2012 (unaudited) and December 31, 2011 and 4,586,363 shares outstanding at December 31, 2010	49	49	48
Additional paid-in capital	21,279	21,221	21,160
Surplus	770	770	770
Retained earnings	35,008	34,267	31,211
Accumulated other comprehensive income (loss), net of tax (benefit) of $797 at March 31, 2012 (unaudited) and $1,046 and $(283) at December 31, 2011 and 2010	2,096	2,031	(550)
Treasury stock, at cost (210,930 shares at March 31, 2012 (unaudited) and December 31, 2011 and 196,800 shares at December 31, 2010)	(1,278)	(1,278)	(1,144)
Unearned Employee Stock Ownership Plan (ESOP) shares	(1,334)	(1,357)	(1,447)

Total shareholders’ equity	56,590	55,703	50,048

Total liabilities and shareholders’ equity	$469,310	$477,145	$444,270

See accompanying notes to consolidated financial statements.

F-2.

LAPORTE BANCORP, INC.

CONSOLIDATED STATEMENTS OF INCOME

Three Months Ended March 31, 2012 and 2011 and Years ended December 31, 2011 and 2010

(Dollar amounts in thousands, except per share data)

	Three Months Ended March 31,		Years Ended December 31,
	2012	2011	2011	2010
	(Unaudited)
Interest and dividend income
Loans, including fees	$4,109	$3,898	$15,406	$17,171
Taxable securities	503	575	2,377	2,564
Tax exempt securities	352	364	1,486	1,155
FHLB stock	28	26	99	79
Other interest income	5	11	23	11

Total interest and dividend income	4,997	4,874	19,391	20,980

Interest expense
Deposits	798	1,083	3,916	4,679
Federal Home Loan Bank advances	322	395	1,467	2,096
Subordinated debentures	70	69	281	281
FDIC guaranteed unsecured borrowings	37	50	201	201
Federal funds purchased and other short-term borrowings	1	—	6	11

Total interest expense	1,228	1,597	5,871	7,268

Net interest income	3,769	3,277	13,520	13,712

Provision for loan losses	228	28	1,137	3,472

Net interest income after provision for loan losses	3,541	3,249	12,383	10,240

Noninterest income
Service charges on deposits	107	136	530	728
ATM and debit card fees	97	93	391	367
Trust fees	—	—	—	6
Earnings on life insurance, net	94	96	397	381
Net gains on mortgage banking activities	222	96	676	814
Loan servicing fees, net	12	13	26	29
Net gains on sales and calls of securities	109	25	627	1,063
Net losses on sales of other assets	(150)	(21)	(374)	(168)
Bank owned life insurance death benefit	—	—	—	5
Other income	98	103	374	480

Total noninterest income	589	541	2,647	3,705

Noninterest expense
Salaries and employee benefits	1,658	1,521	6,103	5,823
Occupancy and equipment	489	505	1,789	1,797
Data processing	127	108	445	461
Advertising	74	39	219	196
Bank examination fees	81	82	479	537
Amortization of intangibles	30	58	201	264
Collection and other real estate owned	84	133	153	133
FDIC insurance	28	34	410	437
Other expenses	385	362	1,253	1,161

Total noninterest expense	2,956	2,842	11,052	10,809

Income before income taxes	1,174	948	3,978	3,136
Income tax expense	247	170	736	545

Net income	$927	$778	$3,242	$2,591

Earnings per share (Note 21):
Basic	$0.20	$0.18	$0.73	$0.58
Diluted	0.20	0.18	0.73	0.58

See accompanying notes to consolidated financial statements.

F-3.

LAPORTE BANCORP, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

Three Months Ended March 31, 2012 and 2011 and Years ended December 31, 2011 and 2010

(Dollar amounts in thousands, except per share data)

	Three Months Ended March 31,		Years Ended December 31,
	2012	2011	2011	2010
	(Unaudited)

Net income	$927	$778	$3,242	$2,591

Other comprehensive income (loss):
Unrealized gains (losses) on securities
Unrealized holding gain (loss) arising during the period	124	581	5,298	(935)
Reclassification adjustment for gains included in net income	(109)	(25)	(627)	(1,063)

Net unrealized gains (losses)	15	556	4,671	(1,998)
Tax effect	(6)	(189)	1,588	(679)

Net of tax	9	367	3,083	(1,319)
Unrealized gains (losses) on cash flow hedges
Unrealized holding gain (loss) arising during the period	83	314	(761)	(1,588)

Net unrealized gains	83	314	(761)	(1,588)
Tax effect	(27)	(107)	(259)	(540)

Net of tax	56	207	(502)	(1,048)

Total other comprehensive income (loss)	65	574	2,581	(2,367)

Comprehensive income	$992	$1,352	$5,823	$224

See accompanying notes to consolidated financial statements.

F-4.

LAPORTE BANCORP, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (Unaudited)

Three Months Ended March 31, 2012 and 2011

(Dollar amounts in thousands, except per share data)

	Common Stock	Additional Paid-In Capital	Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss), Net of Tax	Treasury Stock	Unearned ESOP Shares	Total

Balance at January 1, 2011	$48	$21,160	$770	$31,211	$(550)	$(1,144)	$(1,447)	$50,048
Net income	—	—	—	778	—	—	—	778
Other comprehensive income	—	—	—	—	574	—	—	574
ESOP shares earned, 2,261 shares	—	(1)	—	—	—	—	22	21

Balance at March 31, 2011	$48	$21,159	$770	$31,989	$24	$(1,144)	$(1,425)	$51,421

Balance at January 1, 2012	$49	$21,221	$770	$34,267	$2,031	$(1,278)	$(1,357)	$55,703
Net income	—	—	—	927	—	—	—	927
Other comprehensive income	—	—	—	—	65	—	—	65
Cash dividends on common stock ($0.04 per share)	—	—	—	(186)	—	—	—	(186)
ESOP shares earned, 2,261 shares	—	(3)	—	—	—	—	23	20
Stock award and option expense	—	61	—	—	—	—	—	61

Balance at March 31, 2012	$49	$21,279	$770	$35,008	$2,096	$(1,278)	$(1,334)	$56,590

(Continued)

F-5.

LAPORTE BANCORP, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

Years ended December 31, 2011 and 2010

(Dollar amounts in thousands, except per share data)

	Common Stock	Additional Paid-In Capital	Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss), Net of Tax	Treasury Stock	Unearned ESOP Shares	Total

Balance at January 1, 2010	$48	$21,188	$770	$28,620	$1,817	$(1,033)	$(1,538)	$49,872
Net income	—	—	—	2,591	—	—	—	2,591
Other comprehensive income	—	—	—	—	(2,367)	—	—	(2,367)
Treasury shares purchased, 21,600 shares	—	—	—	—	—	(111)	—	(111)
ESOP shares earned, 9,044 shares	—	(28)	—	—	—	—	91	63

Balance at December 31, 2010	$48	$21,160	$770	$31,211	$(550)	$(1,144)	$(1,447)	$50,048

Balance at January 1, 2011	$48	$21,160	$770	$31,211	$(550)	$(1,144)	$(1,447)	$50,048
Net income	—	—	—	3,242	—	—	—	3,242
Other comprehensive income	—	—	—	—	2,581	—	—	2,581
Cash dividends on common stock ($0.04 per share)	—	—	—	(186)	—	—	—	(186)
Treasury shares purchased, 14,130 shares	—	—	—	—	—	(134)	—	(134)
ESOP shares earned, 9,045 shares	—	(9)	—	—	—	—	90	81
Issuance of restricted stock awards	1	(1)	—	—	—	—	—	—
Stock award and option expense	—	71	—	—	—	—	—	71

Balance at December 31, 2011	$49	$21,221	$770	$34,267	$2,031	$(1,278)	$(1,357)	$55,703

See accompanying notes to consolidated financial statements.

F-6.

LAPORTE BANCORP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Three Months Ended March 31, 2012 and 2011 and Years ended December 31, 2011 and 2010

(Dollar amounts in thousands, except per share data)

	Three Months Ended March 31,		Years Ended December 31,
	2012	2011	2011	2010
	(Unaudited)
Cash flows from operating activities
Net income	$927	$778	$3,242	$2,591
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	150	169	646	703
Provision for loan losses	228	28	1,137	3,472
Net gains on securities	(109)	(25)	(627)	(1,063)
Net gains on sales of loans	(204)	(80)	(610)	(691)
Originations of loans held for sale	(10,890)	(6,464)	(37,311)	(43,246)
Proceeds from sales of loans held for sale	10,611	10,099	39,028	40,762
Recognition of mortgage servicing rights	(19)	(16)	(66)	(123)
Amortization of mortgage servicing rights	29	28	105	91
Net change in mortgage servicing rights valuation allowance	(4)	—	27	42
Loss (gain) on sales of other real estate owned	14	11	193	(12)
Write down of other real estate owned	137	2	185	169
Earnings on life insurance, net	(94)	(96)	(397)	(366)
Amortization of intangible assets	30	58	201	264
ESOP compensation expense	20	21	81	63
Stock award and option expense	61	_	71	—
Amortization of issuance costs of unsecured borrowing	19	16	65	64
Changes in assets and liabilities:
Accrued interest receivable and other assets	417	393	733	404
Accrued interest payable and other liabilities	45	123	(174)	546

Net cash from operating activities	1,368	5,045	6,529	3,670

Cash flows from/(used in) investing activities
Net change in loans	436	8,017	(24,582)	(21,881)
Proceeds from sales of other real estate owned	224	150	1,315	968
Proceeds from maturities, calls and principal repayments of securities available for sale	7,388	3,922	19,236	39,306
Proceeds from sales of securities available for sale	12,668	923	39,873	41,904
Proceeds from redemption of FHLB stock	—	—	221	168
Purchase of interest-earning time deposits at other financial institutions	(2,450)	—	—	—
Purchases of securities available for sale	(13,143)	(14,319)	(66,408)	(99,427)
Premises and equipment expenditures, net	(80)	(40)	(154)	(391)
Bank owned life insurance death benefits	—	—	—	5
Purchase of bank owned life insurance	—	—	—	(500)

Net cash from investing activities	5,043	(1,338)	(30,499)	(39,848)

Cash flows from/(used in) financing activities
Net change in deposits	8,311	6,051	16,222	43,930
Net change in FHLB advances	(12,014)	(8,831)	10,346	8,902
Net change in Federal Reserve Bank discount window borrowings	—	—	—	(16,675)
Dividends paid on common stock	(186)	—	(186)	—
Repayment of FDIC guaranteed unsecured borrowing	(5,000)	—	—	—
Purchase of treasury stock	—	—	(134)	(111)

Net cash from financing activities	(8,889)	(2,780)	26,248	36,046

Net change in cash and cash equivalents	(2,478)	927	2,278	(132)

Cash and cash equivalents at beginning of period	8,146	5,868	5,868	6,000

Cash and cash equivalents at end of period	$5,668	$6,795	$8,146	$5,868

See accompanying notes to consolidated financial statements.

F-7.

LAPORTE BANCORP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Three Months Ended March 31, 2012 and 2011 and Years ended December 31, 2011 and 2010

(Dollar amounts in thousands, except per share data)

	Three Months Ended		Years Ended
	March 31,		December 31,
	2012	2011	2011	2010
	(Unaudited)

Supplemental cash flow information:
Interest paid	$1,270	$1,632	$5,882	$7,257
Income taxes paid	—	—	300	746

Supplemental noncash disclosures:
Transfers from loans receivable to other real estate owned	$119	$472	$1,189	$1,581
Transfers from premises and equipment, net to other real estate owned	—	—	—	506

See accompanying notes to consolidated financial statements.

F-8.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Principles of Consolidation: The consolidated financial statements include the accounts of LaPorte Bancorp, Inc. (“the Bancorp”), its wholly owned subsidiary, The LaPorte Savings Bank (“the Bank”) and the Bank’s wholly owned subsidiary, LSB Investments Inc., Nevada (“LSB Inc.”), together referred to as “the Company.” The Bancorp was formed on October 12, 2007 and acquired City Savings Financial Corporation and its subsidiary, City Savings Bank, which were merged into the Bancorp and the Bank. Intercompany transactions and balances are eliminated in consolidation. LaPorte Bancorp, Inc. is a majority owned (54.11% at March 31, 2012 (unaudited), 54.11% at December 31, 2011 and 54.99% at December 31, 2010) subsidiary of LaPorte Savings Bank, MHC. These financial statements do not include the transactions and balances of LaPorte Savings Bank, MHC.

The Company provides financial services through its offices in LaPorte and Porter counties of Indiana. Its primary deposit products are checking, savings, and term certificate accounts, and its primary lending products are residential mortgage, commercial, and installment loans. Substantially all loans are secured by specific items of collateral including business assets, consumer assets, and commercial and residential real estate. Commercial loans are expected to be repaid from cash flow from operations of businesses. There are no significant concentrations of loans to any one industry or customer. However, the customers’ ability to repay their loans is dependent on the real estate and general economic conditions in the area. The Company established LSB Investments, Inc., a wholly owned subsidiary of the Bank incorporated in Nevada to manage a portion of the Bank’s investment portfolio beginning October 1, 2011.

Use of Estimates: To prepare financial statements in conformity with United States generally accepted accounting principles management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and actual results could differ. The allowance for loan losses, mortgage servicing rights, consideration of other than temporary declines in fair values of securities, the fair values of securities and other financial instruments, consideration of impairment of goodwill and other intangible assets, and the need for a deferred tax asset valuation allowance are particularly subject to change.

Cash Flows: Cash and cash equivalents includes cash, deposits with other financial institutions with original maturities under 90 days, and federal funds sold. Net cash flows are reported for customer loan and deposit transactions, interest bearing deposits in other financial institutions, federal funds purchased, Federal Home Loan Bank advances and Federal Reserve Bank discount window borrowings.

Securities: Securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Securities are classified as available for sale when they might be sold before maturity. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income, net of tax, as a separate component of shareholders’ equity. Trading securities are carried at fair value, with changes in unrealized holding gains and losses included in income.

Interest income includes amortization of purchase premium or discount. Premiums and discounts on securities are amortized on the level-yield method without anticipating prepayments, except for mortgage backed securities and collateralized mortgage obligations where prepayments are anticipated. Gains and losses on sales are recorded on the trade date and determined using the specific identification method.

(Continued)

F-9.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Management evaluates securities for other-than-temporary impairment (“OTTI”) on at least a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation. For securities in an unrealized loss position, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer. Management also assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as impairment through earnings. For securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows: 1) OTTI related to credit loss, which must be recognized in the income statement and 2) OTTI related to other factors, which is recognized in other comprehensive income. The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis. For equity securities, the entire amount of impairment is recognized through earnings.

Loans Held for Sale: Mortgage loans originated and intended for sale in the secondary market are carried at fair value, as determined by outstanding commitments from investors. The fair value includes the servicing value of the loans.

Loans: Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of purchase premiums and discounts, deferred loan fees and costs, and an allowance for loan losses. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized in interest income using the level-yield method without anticipating prepayments.

Interest income on mortgage and commercial loans is discontinued at the time the loan is 90 days delinquent unless the loan is well-secured and in process of collection. Consumer loans are typically charged off no later than 120 days past due. Past due status is based on the contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful. Nonaccrual loans and loans past due 90 days still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans. A loan is moved to non-accrual status in accordance with the Company’s policy, typically after 90 days of non-payment. The Company follows the same nonaccrual policy for troubled debt restructurings.
All interest accrued but not received for loans placed on nonaccrual is reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

The recorded investment in loans is the loan balance plus unamortized net deferred loan costs less unamortized net deferred loan fees. The amount of accrued interest on loans as of March 31, 2012 (unaudited) was $591. The total amount of accrued interest on loans as of December 31, 2011 and 2010 was $654 and $595, respectively.

Concentration of Credit Risk: Most of the Company’s business activity is with customers located within La Porte County. Therefore, the Company’s exposure to credit risk is significantly affected by changes in the economy in the La Porte County area.

(Continued)

F-10.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Mortgage Warehouse Loans: During the month of May 2009, a mortgage warehouse lending division was established at the Bank. This division has approved specific mortgage companies through which individual mortgage loans are originated by the mortgage company and funded by the Bank, as a secured borrowing with the pledge of collateral under the Bank’s agreement with the mortgage company. The individual mortgage loans are held between the time of origination and subsequent repurchase by the mortgage company for sale of the loan into the secondary market. Each individual mortgage is assigned to the Bank until the loan is repurchased and sold to the secondary market by the mortgage company. Also, the Bank takes possession of each original note and forwards such note to the end investor once the mortgage company has sold the loan. The individual loans are typically sold by the mortgage company within 30 days of origination and are seldom held more than 90 days. Interest income is accrued by the Bank during this period and fee income for each loan sold is collected when the sale has been completed.

Purchased Loans: The Company purchased a group of loans through the acquisition of City Savings Financial Corporation on October 12, 2007. Purchased loans that showed evidence of credit deterioration since their origination are recorded at an allocated fair value, such that there is no carryover of the seller’s allowance for loan losses. After acquisition, incurred losses are recognized by an increase in the allowance for loan losses.

Purchased loans are accounted for individually or aggregated into pools of loans based on common risk characteristics (e.g., credit score, loan type, and date of origination). The Company estimates the amount and timing of expected cash flows for each purchased loan or pool, and the expected cash flows in excess of amount paid is recorded as interest income over the remaining life of the loan or pool (accretable yield). The excess of the loan’s or pool’s contractual principal and interest over expected cash flows is not recorded (nonaccretable difference).

Over the life of the loan or pool, expected cash flows continue to be estimated. If the present value of expected cash flows is less than the carrying amount, a loss is recorded. If the present value of expected cash flows is greater than the carrying amount, it is recognized as part of future interest income.

Allowance for Loan Losses: The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged off.

The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired.

A loan is impaired when based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Loans for which the terms have been modified resulting in a concession, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings and classified as impaired.

(Continued)

F-11.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of shortfall in relation to the principal and interest owed.

All individually classified commercial and commercial real estate loans are evaluated for impairment. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans are collectively evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures. Troubled debt restructurings are separately identified for impairment disclosures and are measured at the present value of estimated future cash flows using the loan’s effective rate at inception. If a troubled debt restructuring is considered to be a collateral dependent loan, the loan is reported, net, at the fair value of the collateral. For troubled debt restructurings that subsequently default, the Company determines the amount of reserve in accordance with the accounting policy for the allowance for loan losses.

The general component covers non-impaired loans and is based on historical loss experience adjusted for current factors. The historical loss experience is determined by portfolio segment and is based on the actual loss history experienced by the Company over the last 18 months for the commercial portfolio segment and over the last year for all other portfolio segments. This actual loss experience is supplemented with other economic factors based on the risks present for each portfolio segment. These economic factors include consideration of the following: levels of and trends in delinquencies and impaired loans; levels of and trends in charge-offs and recoveries; trends in volume and terms of loans; effects of any changes in risk selection and underwriting standards; other change in lending policies, procedures, and practices; experience, ability, and depth of lending management and other relevant staff; national and local economic trends and conditions; industry conditions; and effects of changes in credit concentrations.

The following portfolio segments have been identified: Commercial, Mortgage, Mortgage Warehouse, Residential Construction, Indirect Auto, Home Equity and Consumer and Other. The risk characteristics of each of the identified portfolio segments are as follows:

Commercial – Subject to decreases in demand for certain products or services; increasing production costs; increases in interest rates on adjustable rate loans may impact borrowers’ ability to continue payments; adverse market conditions which may cause a decrease in the value of underlying collateral.

Mortgage – Subject to adverse market conditions which may cause a decrease in the value of underlying collateral; adverse employment conditions in the local economy which may lead to an increase in default rates; incremental rate increases on adjustable rate mortgages may impact borrowers’ ability to continue payments.

Mortgage Warehouse – Subject to higher fraud risk than our other lending areas; decreased market values in real estate throughout the country.

Residential Construction – Subject to adverse market conditions which may cause a decrease in the value of underlying collateral; adverse employment conditions in the local economy which may lead to an increase in default rates.

(Continued)

F-12.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Indirect Auto – Subject to higher fraud risk than our other lending areas; adverse employment conditions in the local economy which may lead to an increase in default rates; decreased value of the underlying collateral.

Home Equity – Subject to adverse employment conditions in the local economy which may lead to an increase in default rates; decreased market values due to adverse real estate market conditions.

Consumer and Other – Subject to adverse employment conditions in the local economy which may lead to an increase in default rates; decreased value of the underlying collateral.

The Bank is subject to periodic examinations by its federal and state regulatory examiners, and may be required by such regulators to recognize additions to the allowance for loan losses based on their assessment of credit information available to them at the time of their examinations. The process of assessing the allowance for loan losses is necessarily subjective. Further, and particularly in times of economic downturns, it is reasonably possible that future credit losses may exceed historical loss levels and may also exceed management’s current estimates of incurred credit losses inherent within the loan portfolio. As such, there can be no assurance that future charge-offs will not exceed management’s current estimate of what constitutes a reasonable allowance for loan losses.

Mortgage Servicing Rights: When mortgage loans are sold with servicing retained, servicing rights are initially recorded at fair value with the income statement effect recorded in net gains on mortgage banking activities. Fair value is based on market prices for comparable mortgage servicing contracts, when available, or alternatively, is based on a valuation model that calculates the present value of estimated future net servicing income. The valuation model incorporates assumptions that market participants would use in estimating future net servicing income, such as the cost to service, the discount rate, the custodial earnings rate, an inflation rate, ancillary income, prepayment speeds and default rates and losses. The Company compares the valuation model inputs and results to published industry data in order to validate the model results and assumptions. All classes of servicing assets are subsequently measured using the amortization method which requires servicing rights to be amortized into noninterest income in proportion to, and over the period of, the estimated future net servicing income of the underlying loans.

Servicing assets are evaluated for impairment based upon the fair value of the rights as compared to carrying amount. Impairment is determined by stratifying rights into groupings based on predominant risk characteristics, such as interest rate, loan type and investor type. Impairment is recognized through a valuation allowance for an individual grouping, to the extent that fair value is less than the carrying amount. If the Company later determines that all or a portion of the impairment no longer exists for a particular grouping, a reduction of the allowance may be recorded as an increase to income. Changes in valuation allowances are reported with loan servicing fees, net on the consolidated statements of income. The fair values of servicing rights are subject to significant fluctuations as a result of changes in estimated and actual prepayment speeds and default rates and losses.

Servicing fee income, which is reported on the consolidated statements of income as loan servicing fees, net, is recorded for fees earned for servicing loans. The fees are based on a contractual percentage of the outstanding principal; or a fixed amount per loan and are recorded as income when earned. The amortization of mortgage servicing rights is netted against loan servicing fee income. Loan servicing fees, net totaled $12 and $13 for the three months ended March 31, 2012 and 2011 (unaudited). Loan servicing fees, net totaled $26 and $29 for the years ended December 2011 and 2010. Late fees and ancillary fees related to loan servicing are not material.

(Continued)

F-13.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Transfers of Financial Assets: Transfers of financial assets are accounted for as sales, when control over the assets has been relinquished. Control over transferred assets is deemed to be surrendered when the assets have been isolated from the Company, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Other Real Estate Owned: Assets acquired through or instead of loan foreclosure are initially recorded at fair value, less costs to sell when acquired, establishing a new cost basis. These assets are subsequently accounted for at lower of cost or fair value less estimated costs to sell. If fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense. Operating costs after acquisition are expensed.

Premises and Equipment: Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. Buildings and related components are depreciated using the straight line method with useful lives ranging from 5 to 30 years. Furniture, fixtures and equipment are depreciated on an accelerated or straight line method with useful lives ranging from 3 to 10 years.

Federal Home Loan Bank (FHLB) Stock: The Bank is a member of the FHLB system. Members are required to own a certain amount of FHLB stock based on the level of FHLB borrowings and other factors, and may invest in additional amounts. FHLB stock is carried at cost, classified as a restricted security, and periodically evaluated for impairment based on ultimate recovery of par value. Both cash and stock dividends are reported as income.

Bank Owned Life Insurance: The Bank has purchased life insurance policies on certain key executives. Bank owned life insurance is recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement.

Goodwill and Other Intangible Assets: All goodwill on the Company’s balance sheet resulted from business combinations prior to January 1, 2009 and represents the excess of the purchase price over the fair value of the net assets of businesses acquired. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but tested for impairment at least annually. The Company has selected September 30th as the date to perform the annual impairment test. Intangible assets with definite useful lives are amortized over their estimated useful lives to their estimated residual values. Goodwill is the only intangible asset with an indefinite life on our balance sheet.

Other intangible assets consist of core deposit and acquired customer relationship intangible assets arising from a whole bank acquisition. They are initially measured at fair value and then are amortized on an accelerated method over their estimated useful lives, which range from 4 to 15 years.

Loan Commitments and Related Financial Instruments: Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and commercial letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.

(Continued)

F-14.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Derivatives: At the inception of a derivative contract, the Company designates the derivative as one of three types based on the Company’s intentions and belief as to likely effectiveness as a hedge. These three types are (1) a hedge of the fair value of a recognized asset or liability or of an unrecognized firm commitment (“fair value hedge”), (2) a hedge of a forecasted transaction or the variability of cash flows to be received or paid related to a recognized asset or liability (“cash flow hedge”), or (3) an instrument with no hedging designation (“stand-alone derivative”). As of March 31, 2012 (unaudited) and December 31, 2011, the Company had entered into four cash flow hedge transactions and one fair value hedge transaction. For a fair value hedge, the gain or loss on the derivative, as well as the offsetting loss or gain on the hedged item, are recognized in current earnings as fair values change. For a cash flow hedge, the gain or loss on the derivative is reported in other comprehensive income and is reclassified into earnings in the same periods during which the hedged transaction affects earnings. For both types of hedges, changes in the fair value of derivatives that are not highly effective in hedging the changes in fair value or expected cash flows of the hedged item are recognized immediately in current earnings. Changes in the fair value of derivatives that do not qualify for hedge accounting are reported currently in earnings, as noninterest income.

Net cash settlements on derivatives that qualify for hedge accounting are recorded in interest income or interest expense, based on the item being hedged. Net cash settlements on derivatives that do not qualify for hedge accounting are reported in noninterest income. Cash flows on hedges are classified in the cash flow statement the same as the cash flows of the items being hedged.

The Company formally documents the relationship between derivatives and hedged items, as well as the risk-management objective and the strategy for undertaking hedge transactions at the inception of the hedging relationship. This documentation includes linking fair value or cash flow hedges to specific assets and liabilities on the balance sheet. The Company also formally assesses, both at the hedge’s inception and on an ongoing basis, whether the derivative instruments that are used are highly effective in offsetting changes in fair values or cash flows of the hedged items. The Company discontinues hedge accounting when it determines that the derivative is no longer effective in offsetting changes in the fair value or cash flows of the hedged item, the derivative is settled or terminates, a hedged forecasted transaction is no longer probable, a hedged firm commitment is no longer firm, or treatment of the derivative as a hedge is no longer appropriate or intended.

When hedge accounting is discontinued, subsequent changes in fair value of the derivative are recorded as noninterest income. When a fair value hedge is discontinued, the hedged asset or liability is no longer adjusted for changes in fair value and the existing basis adjustment is amortized or accreted over the remaining life of the asset or liability. When a cash flow hedge is discontinued but the hedged cash flows or forecasted transactions are still expected to occur, gains or losses that were accumulated in other comprehensive income (loss) are amortized into earnings over the same periods which the hedged transactions will affect earnings.

Mortgage Banking Derivatives: Commitments to fund mortgage loans (interest rate locks) to be sold into the secondary market and forward commitments for the future delivery of these mortgage loans are accounted for as free standing derivatives. Fair values of these mortgage derivatives are estimated based on changes in mortgage interest rates from the date the interest rate on the loan is locked. The Company enters into forward commitments for the future delivery of mortgage loans when interest rate locks are entered into, in order to hedge the change in interest rates resulting from its commitments to fund the loans. Changes in the fair values of these derivatives are included in net gains on mortgage banking activities on the consolidated statements of income.

(Continued)

F-15.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-Based Compensation: Compensation cost is recognized for stock options and restricted stock awards issued to employees, based on the fair value of these awards at the date of grant. A Black-Scholes model is utilized to estimate the fair value of stock options, while the market price of the Company’s common stock at the date of grant is used for restricted stock awards.

Compensation cost is recognized over the required service period, generally defined as the vesting period. For awards with graded vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award.

Income Taxes: Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

The Company recognizes interest and/or penalties related to income tax matters in income tax expense.

Retirement Plans: Employee 401(k) and profit sharing plan expense is the amount of matching contributions. Split-dollar life insurance plan expense and supplemental retirement plan expense allocates the benefits over years of service.

Employee Stock Ownership Plan: The cost of shares issued to the ESOP, but not yet allocated to participants, is shown as a reduction of shareholders’ equity. Compensation expense is based on the market price of shares as they are committed to be released to participant accounts. Dividends on allocated ESOP shares reduce retained earnings; dividends on unearned ESOP shares reduce debt and accrued interest.

Earnings Per Common Share: Basic earnings per common share is net income divided by the weighted average number of common shares outstanding during the period. ESOP shares are considered outstanding for this calculation unless unearned. All outstanding unvested share-based payment awards that contain rights to nonforfeitable dividends are considered participating securities for this calculation. Diluted earnings per common share includes the dilutive effect of additional potential common shares issuable under stock options.

Surplus: Surplus has been established in reference to Indiana State Banking Statute 28-6-1-28. This statute required State Savings Banks to reserve and set aside from the gross amount of gains and profits of the institution not less than one quarter of one percent (1/4%) per annum on the deposits, to be held and invested as a surplus fund to meet any contingency in its business, until the surplus fund shall equal up to ten percent (10%) upon the amount of deposits, however, a surplus fund up to twenty-five percent (25%) upon the amount of deposits was allowed. This statute has since been repealed, however, the fund will remain as a part of the Company’s total equity.

Comprehensive Income: Comprehensive income, net of tax, consists of net income and other comprehensive income (loss), net of tax. Other comprehensive income (loss), net of tax, includes net changes in net unrealized gains and losses on securities available for sale, net of tax, reclassification adjustments and unrealized gains and losses on cash flow hedges, which are also recognized as a separate component of shareholders’ equity.

(Continued)

F-16.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loss Contingencies: Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there now are such matters that will have a material effect on the consolidated financial statements.

Restrictions on Cash: Cash on hand or on deposit with the Federal Reserve Bank was required to meet regulatory reserve and clearing requirements.

Dividend Restriction: Banking regulations require maintaining certain capital levels and may limit the dividends paid by the Bank to the Bancorp or by the Bancorp to shareholders.

Fair Value of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

Operating Segments: While the chief decision-makers monitor the revenue streams of the various products and services, operations are managed and financial performance is evaluated on a Company-wide basis. Operating segments are aggregated into one as operating results for all segments are similar. Accordingly, all of the financial service operations are considered by management to be aggregated in one reportable operating segment.

Reclassifications: Some items in the prior year financial statements were reclassified to conform to the current presentation. Reclassifications had no effect on prior year net income or shareholders’ equity.

Adoption of New Accounting Standards:

In May 2011, the FASB issued an amendment to achieve common fair value measurement and disclosure requirements between U.S. and International accounting principles. Overall, the guidance is consistent with existing U.S. accounting principles; however, there are some amendments that change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. The amendments in this guidance are effective for interim and annual periods beginning after December 15, 2011. The effect of adopting this standard did not have a material effect on the Company’s operating results or financial condition, but the additional disclosures are included in Note 4.

In June 2011, the FASB amended existing guidance and eliminated the option to present the components of other comprehensive income as part of the statement of changes in shareholders’ equity. The amendment requires that comprehensive income be presented in either a single continuous statement or in two separate consecutive statements. The amendments in this guidance are effective as of the beginning of a fiscal reporting year, and interim periods within that year, that begins after December 15, 2011. The adoption of this amendment changed the presentation of the statement of comprehensive income for the Company to two consecutive statements instead of presented as part of the consolidated statement of shareholders’ equity.

(Continued)

F-17.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 2 – SECURITIES

The following table summarizes the amortized cost and fair value of the available-for-sale securities portfolio at March 31, 2012 (unaudited), December 31, 2011 and 2010, and the corresponding amounts of gross unrealized gains and losses recognized in accumulated other comprehensive income (loss):

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
March 31, 2012
U.S. federal agency obligations	$9,154	$389	$(19)	$9,524
State and municipal	39,150	3,135	(1)	42,284
Mortgage-backed securities – residential	18,950	735	(14)	19,671
Government agency sponsored collateralized mortgage obligations	49,770	1,152	(56)	50,866
Corporate debt securities	2,808	50	(18)	2,840

Total	$119,832	$5,461	$(108)	$125,185

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
December 31, 2011
U.S. federal agency obligations	$12,187	$414	$—	$12,601
State and municipal	40,012	3,094	—	43,106
Mortgage-backed securities – residential	30,946	872	(29)	31,789
Government agency sponsored collateralized mortgage obligations	43,491	1,001	(14)	44,478

Total	$126,636	$5,381	$(43)	$131,974

	Amortized Costs	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
December 31, 2010
U.S. federal agency obligations	$20,950	$311	$(181)	$21,080
State and municipal	39,779	503	(454)	39,828
Mortgage-backed securities – residential	25,009	643	(222)	25,430
Government agency sponsored collateralized mortgage obligations	32,943	503	(437)	33,009
Privately held collateralized mortgage obligations	29	1	—	30

Total	$118,710	$1,961	$(1,294)	$119,377

(Continued)

F-18.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 2 – SECURITIES (Continued)

At March 31, 2012 (unaudited), December 31, 2011 and 2010, mortgage backed securities available-for-sale consisted solely of Federal Home Loan Mortgage Corporation, Federal National Mortgage Association and Government National Mortgage Association issues.

The proceeds from sales of securities available-for-sale for the three months ended March 31, 2012 and 2011 (unaudited) and the years ended December 2011 and 2010 were as follows:

	March 31,		December 31,
	2012	2011	2011	2010

Proceeds	$12,668	$932	$39,873	$41,904
Gross gains	121	25	687	1,110
Gross losses	(16)	—	(60)	(28)

Proceeds from calls of securities available for sale during the three months ended March 31, 2012 and 2011 (unaudited) were $3,275 and $45, with gross gains of $4 and $0 and gross losses of $0 and $(15).

Proceeds from calls of securities available for sale during the years ended December 31, 2011 and 2010 were $5,045 and $22,601 with gross gains of $0 and $12 and gross losses of $0 and $(31).

The amortized cost and fair value of the investment securities portfolio are shown by expected maturity at March 31, 2012 (unaudited). Securities not due at a single maturity date, primarily mortgage-backed securities and CMOs, are shown separately.

	March 31, 2012
	Amortized Cost	Fair Value

Due in one year or less	$—	$—
Due from one to five years	14,328	14,941
Due from five to ten years	9,940	10,832
Due after ten years	26,844	28,875

Subtotal	51,112	54,648
Mortgage-backed securities and CMOs	68,720	70,537

Total	$119,832	$125,185

The amortized cost and fair value of the investment securities portfolio are shown by expected maturity at December 31, 2011. Securities not due at a single maturity date, primarily mortgage-backed securities and CMOs, are shown separately.

	December 31, 2011
	Amortized Cost	Fair Value

Due in one year or less	$335	$335
Due from one to five years	11,105	11,671
Due from five to ten years	10,485	11,323
Due after ten years	30,274	32,378

Subtotal	52,199	55,707
Mortgage-backed securities and CMOs	74,437	76,267

Total	$126,636	$131,974

(Continued)

F-19.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 2 – SECURITIES (Continued)

Securities pledged at March 31, 2012 (unaudited), December 31, 2011 and 2010 had a carrying amount of approximately $37,562, $33,661 and $36,195 and were pledged to secure public deposits, FHLB advances, short-term borrowings through the Federal Reserve Bank discount window, treasury tax and loan payments and cash flow hedges.

At March 31, 2012 (unaudited), December 31, 2011 and 2010, there were no holdings of securities of any one issuer, other than the U.S. Government and its agencies, in an amount greater than 10% of shareholders’ equity.

Securities with unrealized losses at March 31, 2012 (unaudited) and December 31, 2011, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, are as follows:

March 31, 2012	Continuing Unrealized Loss For Less Than 12 Months		Continuing Unrealized Loss For 12 Months or More		Total
Description of Securities	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss

U.S. federal agency obligations	$981	$(19)	$—	$—	$981	$(19)
State and municipal	248	(1)	—	—	248	(1)
Mortgage-backed securities – residential	1,049	(14)	—	—	1,049	(14)
Government agency sponsored collateralized mortgage obligations	8,886	(56)	—	—	8,886	(56)
Corporate debt securities	982	(18)	—	—	982	(18)

Total temporarily impaired	$12,146	$(108)	$—	$—	$12,146	$(108)

December 31, 2011	Continuing Unrealized Loss For Less Than 12 Months		Continuing Unrealized Loss For 12 Months or More		Total
Description of Securities	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss

Mortgage-backed securities – residential	$5,646	$(29)	$—	$—	$5,646	$(29)
Government agency sponsored collateralized mortgage obligations	2,147	(14)	—	—	2,147	(14)

Total temporarily impaired	$7,793	$(43)	$—	$—	$7,793	$(43)

(Continued)

F-20.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 2 – SECURITIES (Continued)

Securities with unrealized losses at December 31, 2010, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, are as follows:

December 31, 2010	Continuing Unrealized Loss For Less Than 12 Months		Continuing Unrealized Loss For 12 Months or More		Total
Description of Securities	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss

U.S. federal agency obligations	$9,935	$(181)	$—	$—	$9,935	$(181)
State and municipal	16,766	(454)	—	—	16,766	(454)
Government agency sponsored collateralized mortgage obligations	11,718	(222)	—	—	11,718	(222)
Privately held collateralized mortgage obligations			—	—
Corporate debt securities	13,615	(437)	—	—	13,615	(437)

Total temporarily impaired	$52,034	$(1,294)	$—	$—	$52,034	$(1,294)

At March 31, 2012 (unaudited), the Company held 9 investments in debt securities which were in an unrealized loss position of which all were in an unrealized loss position for less than twelve months. At December 31, 2011, the Company held 6 investments in debt securities which were in an unrealized loss position of which all were in an unrealized loss position for less than twelve months. Management periodically evaluates each investment security for potential other than temporary impairment, relying primarily on industry analyst reports and observation of market conditions and interest rate fluctuations. Management believes it will be able to collect all amounts due according to the contractual terms of the underlying investment securities and that the noted declines in fair value are considered temporary and due only to normal market interest rate fluctuations. The Company does not intend to sell the securities and it is not more likely than not it will be required to sell these debt securities before their anticipated recovery.

(Continued)

F-21.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 3 – LOANS

Loans at March 31, 2012 (unaudited), December 31, 2011 and 2010 were as follows:

	March 31,	December 31,
	2012	2011	2010

Commercial	$127,495	$126,559	$124,714
Mortgage	42,605	45,576	57,144
Mortgage warehouse	105,879	103,864	69,600
Residential construction	2,660	3,047	2,283
Indirect auto	1,971	2,249	3,390
Home equity	13,070	12,966	14,187
Consumer and other	4,708	4,693	5,595

Subtotal	298,388	298,954	276,913
Less: Net deferred loan (fees) costs	152	177	133
Allowance for loan losses	(3,964)	(3,772)	(3,943)

Loans, net	$294,576	$295,359	$273,103

As of March 31, 2012 (unaudited), the Bank had repurchase agreements with ten mortgage companies. During the first quarter of 2012 (unaudited), the mortgage companies originated $538,161 in mortgage loans and sold $534,786 in mortgage loans. The Bank recorded interest income of $1,204 and mortgage warehouse loan fees of $167 which are included in loan interest income and wire transfer fees of $54 which are included in noninterest income during the first quarter of 2012 (unaudited) attributable to the mortgage warehouse lines.

As of March 31, 2011 (unaudited), the Bank had repurchase agreements with nine mortgage companies. During the first quarter of 2011 (unaudited), the mortgage companies originated $555,622 in mortgage loans and sold $565,767 in mortgage loans. The Bank recorded interest income of $762 and mortgage warehouse loan fees of $172 which are included in loan interest income and wire transfer fees of $56 which are included in noninterest income during the first quarter of 2011 (unaudited) attributable to the mortgage warehouse lines.

As of December 31, 2011 and 2010, the Bank had repurchase agreements with nine mortgage companies. For the year ended December 31, 2011, the mortgage companies originated $1,988,579 in mortgage loans and sold $1,958,332 in mortgage loans. The Bank recorded interest income of $3,376, mortgage warehouse loan fees of $569 and wire transfer fees of $181 for the year ended December 31, 2011 attributable to the mortgage warehouse lines. For the year ended December 31, 2010, the mortgage companies originated $2,636,203 in mortgage loans and sold $2,605,039 in mortgage loans. The Bank recorded interest income of $3,877, mortgage warehouse loan fees of $800 and wire transfer fees of $268 for the year ended December 31, 2010 attributable to the mortgage warehouse lines.

(Continued)

F-22.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 3 – LOANS (Continued)

The following table presents the activity in the allowance for loan losses by portfolio segment for the three months ended March 31, 2012 and 2011 (unaudited):

	Commercial	Mortgage	Mortgage Warehouse	Residential Construction	Indirect Auto	Home Equity	Consumer and Other	Unallocated	Total
For the three months ended March 31, 2012
Allowance for loan losses:
Beginning balance	$2,774	$374	$393	$3	$19	$119	$90	$—	$3,772
Charge-offs	(19)	(21)	—	—	—	—	(6)	—	(46)
Recoveries	—	—	—	—	3	—	7	—	10
Provision	245	(18)	13	1	(5)	1	(9)	—	228

Ending balance	$3,000	$335	$406	$4	$17	$120	$82	$—	$3,964

	Commercial	Mortgage	Mortgage Warehouse	Residential Construction	Indirect Auto	Home Equity	Consumer and Other	Unallocated	Total
For the three months ended March 31, 2011
Allowance for loan losses:
Beginning balance	$3,147	$389	$139	$17	$28	$142	$81	$—	$3,943
Charge-offs	(368)	(70)	—	—	—	—	(10)	—	(448)
Recoveries	—	—	—	—	1	—	6	—	7
Provision	(144)	110	23	—	(1)	16	24	—	28

Ending balance	$2,635	$429	$162	$17	$28	$158	$101	$—	$3,530

(Continued)

F-23.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 3 – LOANS (Continued)

The following table presents the activity in the allowance for loan losses by portfolio segment for the year ended December 31, 2011:

	Commercial	Mortgage	Mortgage Warehouse	Residential Construction	Indirect Auto	Home Equity	Consumer and Other	Unallocated	Total
December 31, 2011
Allowance for loan losses:
Beginning balance	$3,147	$389	$139	$17	$28	$142	$81	$—	$3,943
Charge-offs	(1,084)	(132)	—	—	(14)	(52)	(48)	—	(1,330)
Recoveries	—	—	—	—	4	2	16	—	22
Provision	711	117	254	(14)	1	27	41	—	1,137

Ending balance	$2,774	$374	$393	$3	$19	$119	$90	$—	$3,772

Activity in the allowance for loan losses for the year ended December 31, 2010 was as follows:

2010

Beginning balance	$2,776
Charge-offs	(2,333)
Recoveries	28
Provision	3,472

Ending balance	$3,943

(Continued)

F-24.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 3 – LOANS (Continued)

The following table presents the balance in the allowance for loan losses and the recorded investment in loans by portfolio segment and based on impairment method as of March 31, 2012 (unaudited):

	Commercial	Mortgage	Mortgage Warehouse	Residential Construction	Indirect Auto	Home Equity	Consumer and Other	Unallocated	Total
March 31, 2012
Allowance for loan losses:
Ending allowance balance attributable to loans:
Individually evaluated for impairment	$196	$98	$—	$—	$—	$10	$—	$—	$304
Collectively evaluated for impairment	2,804	237	406	4	17	110	82	—	3,660
Acquired with deteriorated credit quality	—	—	—	—	—	—	—	—	—

Total ending allowance	$3,000	$335	$406	$4	$17	$120	$82	$—	$3,964

Loans:
Loans individually evaluated for impairment	$4,980	$1,641	$—	$—	$—	$14	$—	$—	$6,635
Loans collectively evaluated for impairment	121,801	40,809	105,879	2,660	1,970	13,105	4,712	—	290,936
Loans acquired with deteriorated credit quality	818	151	—	—	—	—	—	—	969

Total ending loan balance	$127,599	$42,601	$105,879	$2,660	$1,970	$13,119	$4,712	$—	$298,540

The recorded investment in loans does not include accrued interest.

(Continued)

F-25.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 3 – LOANS (Continued)

The following table presents the balance in the allowance for loan losses and the recorded investment in loans by portfolio segment and based on impairment method as of December 31, 2011:

	Commercial	Mortgage	Mortgage Warehouse	Residential Construction	Indirect Auto	Home Equity	Consumer and Other	Unallocated	Total
December 31, 2011
Allowance for loan losses:
Ending allowance balance attributable to loans:
Individually evaluated for impairment	$112	$128	$—	$—	$—	$11	$—	$—	$251
Collectively evaluated for impairment	2,662	246	393	3	19	108	90	—	3,521
Acquired with deteriorated credit quality	—	—	—	—	—	—	—	—	—

Total ending allowance	$2,774	$374	$393	$3	$19	$119	$90	$—	$3,772

Loans:
Loans individually evaluated for impairment	$4,630	$1,630	$—	$—	$—	$14	$—	$—	$6,274
Loans collectively evaluated for impairment	121,236	43,788	103,864	3,045	2,249	13,002	4,697	—	291,881
Loans acquired with deteriorated credit quality	824	152	—	—	—	—	—	—	976

Total ending loan balance	$126,690	$45,570	$103,864	$3,045	$2,249	$13,016	$4,697	$—	$299,131

The recorded investment in loans does not include accrued interest.

(Continued)

F-26.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 3 – LOANS (Continued)

The following table presents the balance in the allowance for loan losses and the recorded investment in loans by portfolio segment and based on impairment method as of December 31, 2010:

	Commercial	Mortgage	Mortgage Warehouse	Residential Construction	Indirect Auto	Home Equity	Consumer and Other	Unallocated	Total
December 31, 2010
Allowance for loan losses:
Ending allowance balance attributable to loans:
Individually evaluated for impairment	$813	$60	$—	$—	$—	$15	$—	$—	$888
Collectively evaluated for impairment	2,334	329	139	17	28	127	81	—	3,055
Acquired with deteriorated credit quality	—	—	—	—	—	—	—	—	—

Total ending allowance	$3,147	$389	$139	$17	$28	$142	$81	$—	$3,943

Loans:
Loans individually evaluated for impairment	$5,408	$1,224	$—	$87	$—	$377	$—	$—	$7,096
Loans collectively evaluated for impairment	118,779	55,751	69,600	2,187	3,390	13,858	5,600	—	269,165
Loans acquired with deteriorated credit quality	622	162	—	—	—	—	1	—	785

Total ending loan balance	$124,809	$57,137	$69,600	$2,274	$3,390	$14,235	$5,601	$—	$277,046

The recorded investment in loans does not include accrued interest.

(Continued)

F-27.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 3 – LOANS (Continued)

The following table presents information related to impaired loans by class of loans as of and for the three months ended March 31, 2012 (unaudited):

	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocated	Average Recorded Investment	Interest Income Recognized	Cash Basis Interest Recognized
With no related allowance recorded:
Commercial:
Real estate	$1,408	$1,408	$—	$1,422	$2	$—
Land	2,527	2,527	—	2,528	3	—
Mortgage	1,044	1,044	—	1,079	3	—

Subtotal	4,979	4,979	—	5,029	8	—

With an allowance recorded:
Commercial:
Commercial and other	—	—	—	23	—	—
Real estate	500	501	76	502	—	—
Land	544	544	120	549	—	—
Mortgage	597	597	98	633	—	—
Home equity	14	14	10	14	—	—

Subtotal	1,655	1,656	304	1,721	—	—

Total	$6,634	$6,635	$304	$6,750	$8	$—

The recorded investment in loans does not include accrued interest.

(Continued)

F-28.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 3 – LOANS (Continued)

The following table presents information related to impaired loans by class of loans as of and for the three months ended March 31, 2011(unaudited):

	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocated	Average Recorded Investment	Interest Income Recognized	Cash Basis Interest Recognized
With no related allowance recorded:
Commercial:
Commercial and other	$28	$28	$—	$29	$—	$—
Real estate	1,166	1,166	—	1,162	4	—
Land	2,248	2,248	—	2,248	12	—
Mortgage	637	636	—	640	11	—
Residential construction:
Land	87	87	—	87	—	—

Subtotal	4,166	4,165	—	4,166	27	—

With an allowance recorded:
Commercial:
Real estate	1,298	1,299	357	1,300	6	—
Land	712	713	119	713	—	—
Mortgage	271	271	52	274	—	—
Home equity	377	377	26	377	—	—

Subtotal	2,658	2,660	554	2,664	6	—

Total	$6,824	$6,825	$554	$6,830	$33	$—

The recorded investment in loans does not include accrued interest.

(Continued)

F-29.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 3 – LOANS (Continued)

The following table presents information related to impaired loans by class of loans as of and for the year ended December 31, 2011:

	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocated	Average Recorded Investment	Interest Income Recognized	Cash Basis Interest Recognized
With no related allowance recorded:
Commercial:
Real estate	$1,299	$1,298	$—	$1,246	$4	$—
Land	2,248	2,248	—	2,248	12	—
Mortgage	945	945	—	762	26	—
Residential construction:
Land	—	—	—	43	—	—

Subtotal	4,492	4,491	—	4,299	42	—

With an allowance recorded:
Commercial:
Commercial and other	28	29	6	40	—	—
Real estate	502	503	29	1,061	6	—
Land	552	552	77	683	—	—
Mortgage	685	685	128	617	—	—
Home equity	14	14	11	209	—	—

Subtotal	1,781	1,783	251	2,610	6	—

Total	$6,273	$6,274	$251	$6,909	$48	$—

The recorded investment in loans does not include accrued interest.

(Continued)

F-30.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 3 – LOANS (Continued)

The following table presents loans individually evaluated for impairment by class of loans as of December 31, 2010:

	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocated
With no related allowance recorded:
Commercial:
Real Estate	$1,185	$1,184	$—
Land	2,323	2,323	—
Mortgage	732	732	—
Residential construction:
Land	87	88	—

Subtotal	4,327	4,327	—

With an allowance recorded:
Commercial:
Real Estate	1,843	1,843	812
Land	57	57	1
Mortgage	492	492	60
Home equity	377	377	15

Subtotal	2,769	2,769	888

Total	$7,096	$7,096	$888

The recorded investment in loans does not include accrued interest.

Individually impaired loans as of December 31, 2010 were as follows:

2010

Average of individually impaired loans during year	$6,076
Interest income recognized during impairment	71
Cash-basis interest income recognized	—

(Continued)

F-31.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 3 – LOANS (Continued)

Nonaccrual loans and loans past due 90 days still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans.

The following table presents the recorded investment in nonaccrual loans and loans past due over 90 days still on accrual by class of loans as of March 31, 2012 (unaudited), December 31, 2011 and December 31, 2010:

	Nonaccrual
	March 31, 2012	December 31, 2011	December 31, 2010
Commercial:
Commercial and other	$32	$62	$—
Real estate	2,007	2,027	2,819
Land	3,005	2,800	2,381
Mortgage	1,448	1,454	1,224
Residential construction:
Land	—	—	87
Indirect auto	7	8	4
Home equity	14	14	377

Total	$6,513	$6,365	$6,892

Loans Past Due Over 90 Days Still Accruing
	March 31, 2012	December 31, 2011	December 31, 2010
Commercial:
Commercial and other	$—	$—	$—
Real estate	—	—	—
Land	—	—	—
Mortgage	—	—	—
Residential construction:
Land	—	—	—
Indirect auto	—	—	—
Home equity	—	—	—

Total	$—	$—	$—

The recorded investment in loans does not include accrued interest.

(Continued)

F-32.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 3 – LOANS (Continued)

The following table presents the aging of the recorded investment in past due loans as of March 31, 2012 (unaudited) and December 31, 2011 by class of loans:

	30-59 Days Past Due	60-89 Days Past Due	Greater than 90 Days Past Due	Total Past Due	Loans Not Past Due	Total
March 31, 2012
Commercial:
Commercial and other	$—	$—	$—	$—	$21,549	$21,549
Real estate	1,042	—	1,542	2,584	80,733	83,317
Five or more family	—	—	—	—	12,995	12,995
Construction	—	—	—	—	590	590
Land	213	66	2,248	2,527	6,621	9,148
Mortgage	1,158	—	1,054	2,212	40,389	42,601
Mortgage warehouse	—	—	—	—	105,879	105,879
Residential construction:
Construction	96	—	—	96	2,150	2,246
Land	—	—	—	—	414	414
Indirect auto	17	—	7	24	1,946	1,970
Home equity	15	—	14	29	13,090	13,119
Consumer and other	133	—	—	133	4,579	4,712

Total	$2,674	$66	$4,865	$7,605	$290,935	$298,540

	30-59 Days Past Due	60-89 Days Past Due	Greater than 90 Days Past Due	Total Past Due	Loans Not Past Due	Total
December 31, 2011
Commercial:
Commercial and other	$—	$—	$29	$29	$18,077	$18,106
Real estate	1,057	128	1,589	2,774	77,702	80,476
Five or more family	43	—	—	43	17,670	17,713
Construction	—	—	—	—	1,172	1,172
Land	216	—	2,248	2,464	6,759	9,223
Mortgage	1,293	55	1,115	2,463	43,107	45,570
Mortgage warehouse	—	—	—	—	103,864	103,864
Residential construction:
Construction	—	—	—	—	2,629	2,629
Land	—	—	—	—	416	416
Indirect auto	27	—	8	35	2,214	2,249
Home equity	—	—	14	14	13,002	13,016
Consumer and other	—	14	—	14	4,683	4,697

Total	$2,636	$197	$5,003	$7,836	$291,295	$299,131

The recorded investment in loans does not include accrued interest.

(Continued)

F-33.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 3 – LOANS (Continued)

The following table presents the aging of the recorded investment in past due loans as of December 31, 2010 by class of loans:

	30-59 Days Past Due	60-89 Days Past Due	Greater than 90 Days Past Due	Total Past Due	Loans Not Past Due	Total
December 31, 2010
Commercial:
Commercial and other	$—	$35	$—	$35	$17,994	$18,029
Real estate	1,328	—	1,580	2,908	76,948	79,856
Five or more family	48	—	—	48	11,530	11,578
Construction	—	—	—	—	4,943	4,943
Land	—	—	133	133	10,270	10,403
Mortgage	1,200	—	1,021	2,221	54,916	57,137
Mortgage warehouse	—	—	—	—	69,600	69,600
Residential construction:
Construction	—	—	—	—	1,876	1,876
Land	44	—	87	131	267	398
Indirect auto	31	—	4	35	3,355	3,390
Home equity	—	377	—	377	13,858	14,235
Consumer and other	153	—	—	153	5,448	5,601

Total	$2,804	$412	$2,825	$6,041	$271,005	$277,046

The recorded investment in loans does not include accrued interest.

Troubled Debt Restructurings:

At March 31, 2012 (unaudited), December 31, 2011 and 2010, the outstanding balance of loans that were modified as troubled debt restructurings totaled $251, $254 and $0, respectively. All of these loans were considered nonperforming troubled debt restructurings. The Company has allocated $13, $13 and $0 of specific reserves to customers whose loan terms have been modified in troubled debt restructurings as of March 31, 2012 (unaudited), December 31, 2011 and 2010. The Company has not committed to lend additional amounts as of March 31, 2012 (unaudited) to customers with outstanding loans that are classified as troubled debt restructurings.

During the three months ended March 31, 2012 (unaudited), the Bank did not modify any loans which were considered to be troubled debt restructurings. During the year ending December 31, 2011, the terms of certain loans were modified as troubled debt restructurings. The modification of the terms of such loans included one or a combination of the following: a reduction of the stated interest rate of the loan; an extension of the maturity date at a stated rate of interest lower than the current market rate for new debt with similar risk; or a permanent reduction of the recorded investment in the loan.

(Continued)

F-34.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 3 – LOANS (Continued)

The following table presents loans by class modified as troubled debt restructurings that occurred during the year ending December 31, 2011:

	Number of Loans	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment
Troubled Debt Restructurings:
Commercial:
Commercial and other	1	$33	$33
Real estate	2	431	429
Mortgage	1	131	131

Total	4	$595	$593

The recorded investment in loans does not include accrued interest.

The troubled debt restructurings described above increased the allowance for loan losses by $13 and resulted in charge offs of $300 during the year ending December 31, 2011.

For the three months ended March 31, 2012 (unaudited), no troubled debt restructurings defaulted within twelve months following the modification.

The following table presents loans by class modified as troubled debt restructurings for which there was a payment default within twelve months following the modification during the year ending December 31, 2011:

	Number of Loans	Recorded Investment
Troubled Debt Restructurings
That Subsequently Defaulted:
Commercial:
Real estate	1	$25

Total	1	$25

The recorded investment in loans does not include accrued interest.

A loan is considered to be in payment default once it is 90 days contractually past due under the modified terms.

The troubled debt restructurings that subsequently defaulted described above increased the allowance for loan losses by $13 and resulted in charge offs of $300 during the year ending December 31, 2011.

In order to determine whether a borrower is experiencing financial difficulty, an evaluation is performed of the probability that the borrower will be in payment default on any of its debt in the foreseeable future without the modification. This evaluation is performed under the Company’s management loan committee.

(Continued)

F-35.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 3 – LOANS (Continued)

Credit Quality Indicators

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Company analyzes loans individually by classifying the loans as to credit risk. The analysis includes loans with risk ratings of Special Mention, Substandard and Doubtful. This analysis is performed on a quarterly basis. The Company uses the following definitions for risk ratings:

Special Mention. Loans classified as special mention have a potential weakness that deserves management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution’s credit position at some future date.

Substandard. Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Doubtful. Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Loans not meeting the criteria above that are analyzed individually as part of the above described process are considered to be pass rated loans. Loans listed as not rated are included in groups of homogeneous loans. The credit quality indicator on loans not rated is based on their individual payment performance.

(Continued)

F-36.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 3 – LOANS (Continued)

As of March 31, 2012 (unaudited) and December 31, 2011, and based on the most recent analysis performed, the risk category of loans by class of loans is as follows:

	Not Rated	Pass	Special Mention	Substandard	Doubtful
March 31, 2012
Commercial:
Commercial and other	$152	$21,024	$373	$—	$—
Real estate	74	69,074	7,573	6,535	61
Five or more family	205	9,006	3,784	—	—
Construction	—	506	84	—	—
Land	—	5,416	660	3,072	—
Mortgage	35,160	5,091	446	1,884	—
Mortgage warehouse	105,879	—	—	—	—
Residential construction:
Construction	2,246	—	—	—	—
Land	414	—	—	—	—
Indirect auto	1,970	—	—	—	—
Home equity	12,563	307	91	158	—
Consumer and other	3,815	897	—	—	—

Total	$162,478	$111,321	$13,031	$11,649	$61

	Not Rated	Pass	Special Mention	Substandard	Doubtful
December 31, 2011
Commercial:
Commercial and other	$67	$17,500	$510	$29	$—
Real estate	16	65,136	11,658	3,605	61
Five or more family	208	13,520	3,985	—	—
Construction	—	1,079	93	—	—
Land	—	5,447	694	3,082	—
Mortgage	37,769	4,946	722	2,133	—
Mortgage warehouse	103,864	—	—	—	—
Residential construction:
Construction	2,629	—	—	—	—
Land	416	—	—	—	—
Indirect auto	2,249	—	—	—	—
Home equity	12,623	121	92	180	—
Consumer and other	3,776	921	—	—	—

Total	$163,617	$108,670	$17,754	$9,029	$61

The recorded investment in loans does not include accrued interest.

(Continued)

F-37.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 3 – LOANS (Continued)

As of December 31, 2010, and based on the most recent analysis performed, the risk category of loans by class of loans is as follows:

	Not Rated	Pass	Special Mention	Substandard	Doubtful
December 31, 2010
Commercial:
Commercial and other	$213	$17,736	$29	$51	$—
Real estate	419	69,094	4,820	4,743	780
Five or more family	216	11,187	175	—	—
Construction	—	4,690	253	—	—
Land	—	6,427	684	3,292	—
Mortgage	47,086	7,525	520	1,951	55
Mortgage warehouse	69,600	—	—	—	—
Residential construction:
Construction	1,876	—	—	—	—
Land	311	—	—	87	—
Indirect auto	3,353	37	—	—	—
Home equity	13,458	141	109	150	377
Consumer and other	4,294	1,307	—	—	—

Total	$140,826	$118,144	$6,590	$10,274	$1,212

The recorded investment in loans does not include accrued interest.

Purchased Loans:

The Company purchased loans during 2007, for which there was, at acquisition, evidence of deterioration of credit quality since origination and it was probable, at acquisition, that all contractually required payments would not be collected. The carrying amount of those loans is as follows at March 31, 2012 (unaudited), December 31, 2011 and 2010:

	March 31, 2012	December 31, 2011	December 31, 2010
Commercial:
Commercial and other	$32	$36	$66
Real estate	917	923	962
Mortgage	153	154	163
Consumer and other	—	—	9

Total	$1,102	$1,113	$1,200

Carrying amount, net of allowance of $0	$970	$977	$1,035

(Continued)

F-38.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 3 – LOANS (Continued)

Accretable yield, or income expected to be collected, is as follows for the three months ended March 31, 2012 and 2011 (unaudited) and December 31, 2011 and 2010:

	March 31,		December 31,
	2012	2011	2011	2010

Beginning balance	$193	$250	$250	$29
New loans purchased	—	—	—	—
Reclassification from nonaccretable yield	4	8	30	316
Accretion of income	(18)	(22)	(87)	(95)
Disposals	—	—	—	—

Ending balance	$179	$236	$193	$250

For those purchased loans disclosed above, the Company did not increase the allowance for loan losses during the three months ended March 31, 2012 or 2011(unaudited) or during the year ended December 31, 2011 or 2010. No allowances for loan losses were reversed during the three months ended March 31, 2012 or 2011 (unaudited) or during the years ended December 31, 2011 or 2010.

There were no such loans purchased during the three months ended March 31, 2012 or 2011 (unaudited) or during the year ended December 31, 2011 or 2010.

Income is not recognized on certain purchased loans if the Company cannot reasonably estimate cash flows expected to be collected. The carrying amounts of such loans were $50 at March 31, 2012 (unaudited), December 31, 2011 and 2010.

NOTE 4 – FAIR VALUE

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair values:

Level 1 – Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2 – Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3 – Significant unobservable inputs that reflect a company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The Company used the following methods and significant assumptions to estimate the fair value of each type of financial asset:

Investment Securities: The fair values for investment securities are determined by quoted market prices, if available (Level 1). For securities where quoted prices are not available, fair values are calculated based on market prices of similar securities (Level 2).

(Continued)

F-39.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 4 – FAIR VALUE (Continued)

Loans Held for Sale and Loan Commitment Derivatives: The fair value of loans held for sale and residential mortgage loan commitments are determined by obtaining quoted prices for similar loans and commitments with similar interest rates and maturities from major secondary markets (Level 2).

Derivatives-Interest Rate Swaps: The fair values of derivatives are based on valuation models using observable market data as of the measurement date (Level 2).

Impaired Loans: At the time a loan is considered impaired, it is valued at the lower of cost or fair value. Impaired loans carried at fair value generally receive specific allocations of the allowance for loan losses. For collateral dependent loans, fair value is commonly based on recent real estate appraisals performed by qualified independent third-party appraisers. These appraisals may utilize a single valuation approach or a combination of approaches including cost, comparable sales and the income approach. The cost approach is based on the cost to replace the existing property. The comparable sales approach evaluates the sales prices of comparable properties within the same market area. The income approach considers net operating income generated by the property and the rate of return required by an investor. Adjustments are routinely made in the appraisal process by the independent third-party appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value. Non-real estate collateral may be valued using an appraisal, net book value per the borrower’s financial statements, or aging reports, adjusted or discounted based on management’s historical knowledge, changes in market conditions from the time of the valuation, and management’s expertise and knowledge of the client and client’s business, resulting in a Level 3 fair value classification. Impaired loans are evaluated on a quarterly basis for additional impairment and adjusted accordingly.

Other Real Estate Owned: Assets acquired through or instead of loan foreclosure are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis. These assets are subsequently accounted for at lower of cost or fair value less estimated costs to sell. Fair value is commonly based on recent real estate appraisals performed by qualified independent third-party appraisers. These appraisals may utilize a single valuation approach or a combination of approaches including cost, comparable sales and the income approach. The cost approach is based on the cost to replace the existing property. The comparable sales approach evaluates the sales prices of comparable properties within the same market area. The income approach considers net operating income generated by the property and the rate of return required by an investor. Adjustments are routinely made in the appraisal process by the independent third-party appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value.

The President/Chief Financial Officer (“President/CFO”) and Executive Vice President – Credit (“EVP – Credit”) are responsible for determining the valuation processes and procedures for the fair value measurement of impaired loans and other real estate owned properties. The President/CFO and EVP – Credit review impaired loans and other real estate owned properties on a quarterly basis to determine the accuracy of the observable inputs, generally third party appraisals, auction values, values derived from trade publications and any additional data received from the borrower, and the appropriateness of unobservable inputs, generally discounts due to collection issues and current market conditions. The EVP – Credit determines discounts based on the valuation source and asset type for impaired loans. These discounts are reviewed periodically, annually at a minimum, for appropriateness. Current trends in market values and gains and losses on sales of similar assets are also considered when determining discounts of asset categories.

(Continued)

F-40.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 4 – FAIR VALUE (Continued)

At March 31, 2012 (unaudited), discounts applied when calculating the fair value of impaired loans ranged from 0% to approximately 35% depending on the source of value and the nature of the assets securing these loans. Real estate collateral is valued based on evaluations or appraisals and are generally discounted by 20%, with higher discounts for properties in poor condition or property with characteristics which may make it more difficult to market. Commercial loans not secured by real estate are generally discounted 30% for receivables, 50% to 75% for inventory with higher discounts when monthly borrowing base certificates are not required or received and 15% of trade publication and auction values for automobiles.

At March 31, 2012 (unaudited), discounts applied to the calculation of the fair value of other real estate owned properties ranged from 0% to approximately 40%. The fair value of other real estate owned properties are based on the lower of cost or fair value of the underlying collateral less expected selling costs. Collateral values are estimated primarily through appraisals. If properties are held in other real estate owned for longer than 12 – 18 months a new appraisal is obtained.

Mortgage Servicing Rights: On a quarterly basis, loan servicing rights are evaluated for impairment based on the fair value of the rights as compared to the carrying amount. If the carrying amount of an individual tranche exceeds fair value, impairment is recorded on that tranche so that the servicing asset is carried at fair value. Fair value is determined at a tranche level, based on a valuation model that calculates the present value of estimated future net servicing income. The valuation model utilizes assumptions that market participants would use in estimating future net servicing income and that can be validated against available market data (Level 2).

(Continued)

F-41.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 4 – FAIR VALUE (Continued)

Assets and liabilities measured at fair value on a recurring basis, including financial assets and liabilities for which the Company has elected the fair value option, at March 31, 2012 (unaudited) are summarized below:

		Fair Value Measurements at March 31, 2012 using:
	Carrying Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Financial Assets
Investment securities available-for-sale
U.S. federal agency obligations	$9,524	$—	$9,524	$—
State and municipal	42,284	—	42,284	—
Mortgage-backed securities – residential	19,671	—	19,671	—
Government agency sponsored collateralized mortgage obligations	50,866	—	50,866	—
Corporate debt securities	2,840	—	2,840

Total investment securities available-for-sale	$125,185	$—	$125,185	$—

Loans held for sale	$3,532	$—	$3,532	$—

Derivatives – residential mortgage loan commitments	$65	$—	$65	$—

Financial Liabilities
Derivatives – interest rate swaps	$(2,190)	$—	$(2,190)	$—

(Continued)

F-42.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 4 – FAIR VALUE (Continued)

Assets and liabilities measured at fair value on a recurring basis, including financial assets and liabilities for which the Company has elected the fair value option, at December 31, 2011 are summarized below:

		Fair Value Measurements at December 31, 2011 using:
	Carrying Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Financial Assets
Investment securities available-for-sale
U.S. federal agency obligations	$12,601	$—	$12,601	$—
State and municipal	43,106	—	43,106	—
Mortgage-backed securities – residential	31,789	—	31,789	—
Government agency sponsored collateralized mortgage obligations	44,478	—	44,478	—

Total investment securities available-for-sale	$131,974	$—	$131,974	$—

Loans held for sale	$3,049	$—	$3,049	$—

Derivatives – residential mortgage loan commitments	$57	$—	$57	$—

Financial Liabilities
Derivatives – interest rate swaps	$(2,283)	$—	$(2,283)	$—

(Continued)

F-43.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 4 – FAIR VALUE (Continued)

Assets and liabilities measured at fair value on a recurring basis, including financial assets and liabilities for which the Company has elected the fair value option, at December 31, 2010 are summarized below:

		Fair Value Measurements at December 31, 2010 using:
	Carrying Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Financial Assets
Investment securities available-for-sale
U.S. federal agency obligations	$21,080	$—	$21,080	$—
State and municipal	39,828	—	39,828	—
Mortgage-backed securities – residential	25,430	—	25,430	—
Government agency sponsored collateralized mortgage obligations	26,113	—	26,113	—
Privately held collateralized mortgage obligations	6,926	—	6,926	—

Total investment securities available-for-sale	$119,377	$—	$119,377	$—

Loans held for sale	$4,156	$—	$4,156	$—

Derivatives – residential mortgage loan commitments	$53	$—	$53	$—

Financial Liabilities
Derivatives – interest rate swaps	$(1,828)	$—	$(1,828)	$—

There were no transfers between Level 1 and Level 2 during the three months ended March 2012 or 2011 (unaudited) or the years ended December 31, 2011 or 2010.

Loans held for sale were carried at the fair value of $3,532, which was made up of the outstanding balance of $3,485, net of a valuation of $47 at March 31, 2012 (unaudited), resulting in income of $4 for the three months ended March 31, 2012 (unaudited). At March 31, 2011 (unaudited), loans held for sale were carried at the fair value of $601, which was made up of the outstanding balance of $591, net a valuation of $10, resulting in income of $(36) for the three months ended March 31, 2011 (unaudited).

(Continued)

F-44.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 4 – FAIR VALUE (Continued)

Loans held for sale were carried at the fair value of $3,049 which is made up of the outstanding balance of $3,006, net of a valuation of $43 at December 31, 2011, resulting in income of $(3) for the year ending December 31, 2011. At December 31, 2010, loans held for sale were carried at the fair value of $4,156, which is made up of the outstanding balance of $4,110, net of a valuation of $46 at December 31, 2010, resulting in income of $32 for the year ending December 31, 2010.

The Company has elected the fair value option for loans held for sale. These loans are intended for sale and the Company believes that the fair value is the best indicator of the resolution of these loans. Interest income is recorded based on the contractual terms of the loan and in accordance with the Company’s policy on loans held for investment. None of these loans are 90 days or more past due nor on nonaccrual as of March 31, 2012 (unaudited), December 31, 2011 and 2010.

The aggregate fair value, contractual principal and gain or loss for loans held for sale at March 31, 2012 (unaudited), December 31, 2011 and 2010 was as follows:

	March 31, 2012
	Aggregate Fair Value	Gain (Loss)	Contractual Principal
Loans held for sale	$3,532	$47	$3,485

	December 31, 2011
	Aggregate Fair Value	Gain (Loss)	Contractual Principal
Loans held for sale	$3,049	$43	$3,006

	December 31, 2010
	Aggregate Fair Value	Gain (Loss)	Contractual Principal
Loans held for sale	$4,156	$46	$4,110

(Continued)

F-45.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 4 – FAIR VALUE (Continued)

The following table presents the amount of gains and losses from fair value changes included in income before income taxes for financial assets carried at fair value for the three months ended March 31, 2012 and 2011 (unaudited) and the years ended December 31, 2011 and 2010:

	Changes in Fair Values for the three months ended March 31, 2012 and 2011, for the Items Measured at Fair Value Pursuant to Election of the Fair Value Option
	Other Gains and Losses	Interest Income	Interest Expense	Total Changes in Fair Values Included in Current Period Earnings
Three Months Ended March 31, 2012
Assets:
Loans held for sale	$4	$12	$—	$16

Three Months Ended March 31, 2011
Assets:
Loans held for sale	$(36)	$10	$—	$(26)

	Changes in Fair Values for the years ended December 31, 2011 and 2010, for the Items Measured at Fair Value Pursuant to Election of the Fair Value Option
	Other Gains and Losses	Interest Income	Interest Expense	Total Changes in Fair Values Included in Current Period Earnings
Year Ended December 31, 2011
Assets:
Loans held for sale	$(3)	$29	$—	$26

Year Ended December 31, 2010
Assets:
Loans held for sale	$32	$31	$—	$63

(Continued)

F-46.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 4 – FAIR VALUE (Continued)

Assets measured at fair value on a non-recurring basis at March 31, 2012 (unaudited) and December 31, 2011 are summarized below:

		Fair Value Measurements at March 31, 2012 using:
	Carrying Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Impaired loans:
Commercial:
Real estate	$424	$—	$—	$424
Land	424	—	—	424
Mortgage	499	—	—	499
Home equity	4	—	—	4
Other real estate owned, net:
Commercial:
Real estate	178	—	—	178
Mortgage	412	—	—	412
Mortgage servicing rights	275	—	275	—

		Fair Value Measurements at December 31, 2011 using:
	Carrying Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Impaired loans:
Commercial:
Commercial	$22	$—	$—	$22
Real estate	473	—	—	473
Land	475	—	—	475
Mortgage	557	—	—	557
Home equity	3	—	—	3
Other real estate owned, net:
Commercial:
Real estate	365	—	—	365
Mortgage	93	—	—	93
Mortgage servicing rights	271	—	271	—

(Continued)

F-47.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 4 – FAIR VALUE (Continued)

Assets measured at fair value on a non-recurring basis at December 31, 2010 are summarized below:

		Fair Value Measurements at December 31, 2010 using:
	Carrying Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Impaired loans:
Commercial:
Real estate	$1,031	$—	$—	$1,031
Land	56	—	—	56
Mortgage	432	—	—	432
Home equity	362	—	—	362
Other real estate owned, net:
Commercial:
Real estate	148	—	—	148
Land	390	—	—	390
Mortgage	13	—	—	13
Mortgage servicing rights	277	—	277	—

At March 31, 2012 (unaudited), impaired loans, which are measured for impairment using the fair value of the collateral for collateral dependent loans, had a carrying amount of $1,655, with a valuation allowance of $304, resulting in an additional provision for loan losses of $71 for the three months ended March 31, 2012 (unaudited). At March 31, 2011 (unaudited), impaired loans had a carrying amount of $2,658, with a valuation allowance of $554, resulting in an additional provision for loan losses of $93 for the three months ended March 31, 2011 (unaudited).

At December 31, 2011 impaired loans had a carrying amount of $1,781, with a valuation allowance of $251 at December 31, 2011, resulting in an additional provision for loan losses of $604 for the year ending December 31, 2011. At December 31, 2010, impaired loans had a carrying amount of $2,769, with a valuation allowance of $888, resulting in an additional provision for loan losses of $2,515 for the year ending December 31, 2010.

At March 31, 2012 (unaudited), other real estate owned, which is measured at the lower of cost or fair value less costs to sell, had a net carrying amount of $590, which was made up of the outstanding balance of $727 net a valuation allowance of $137 at March 31, 2012 (unaudited), resulting in a write-down of $137 for the three months ended March 31, 2012 (unaudited). At March 31, 2011 (unaudited), other real estate owned had a net carrying amount of $10, which was made up of the outstanding balance of $12 net a valuation allowance of $2, resulting in a write-down of $2 for the three months ended March 31, 2011 (unaudited)

At December 31, 2011 other real estate owned had a net carrying amount of $458, which is made up of the outstanding balance of $531, net of a valuation allowance of $73 at December 31, 2011, resulting in a write-down of $185 for the year ending December 31, 2011. At December 31, 2010, other real estate owned had a net carrying amount of $551, which is made up of the outstanding balance of $682, net of a valuation allowance of $131 at December 31, 2010, resulting in a write-down of $131 for the year ending December 31, 2010.

(Continued)

F-48.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 4 – FAIR VALUE (Continued)

At March 31, 2012 (unaudited), mortgage servicing rights, which are carried at lower of cost or fair value, were carried at their fair value of $275, which is made up of the outstanding balance of $389, net of a valuation allowance of $114, resulting in a charge of $(5) for the three months ended March 31, 2012 (unaudited). At March 31, 2011 (unaudited), mortgage servicing rights were carried at their fair value of $263, which was made up of the outstanding balance of $355, net of a valuation allowance of $92, resulting in charge of $0 for the three months ended March 31, 2011 (unaudited).

At December 31, 2011 mortgage servicing rights were carried at their fair value of $271, which is made up of the outstanding balance of $390, net of a valuation allowance of $119 at December 31, 2011, resulting in a charge of $27 for the year ending December 31, 2011. At December 31, 2010, mortgage servicing rights were carried at their fair value of $277, which is made up of the outstanding balance of $369, net of a valuation allowance of $92, resulting in a charge of $42 for the year ended December 31, 2010.

The carrying amounts and estimated fair values of financial instruments at March 31, 2012 (unaudited) are as follows:

		Fair Value Measurements at March 31, 2012 using:
	Carrying Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Financial assets
Cash and due from financial institutions	$5,668	$5,668	$—	$—
Interest-earning time deposits at other financial institutions	2,450	2,450	—	—
Securities available for sale	125,185	—	125,185	—
Federal Home Loan Bank stock	3,817	N/A	N/A	N/A
Loans held for sale	3,532	—	3,532	—
Loans, net	294,576	—	—	299,995
Accrued interest receivable	1,395	4	803	588

Financial liabilities
Deposits	(341,871)	—	(339,019)	—
Federal Home Loan Bank advances	(60,007)	—	(62,253)	—
Subordinated debentures	(5,155)	—	—	(4,905)
Accrued interest payable	(354)	—	(351)	(3)
Derivatives – interest rate swaps	(2,190)	—	(2,190)	—

(Continued)

F-49.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 4 – FAIR VALUE (Continued)

The carrying amounts and estimated fair values of financial instruments, at December 31, 2011 and 2010 are as follows:

December 31, 2011	Carrying Amount	Fair Value
Financial assets
Cash and due from financial institutions	$8,146	$8,146
Securities available-for-sale	131,974	131,974
Federal Home Loan Bank stock	3,817	N/A
Loans held for sale	3,049	3,049
Loans, net	295,359	301,293
Accrued interest receivable	1,518	1,518

Financial liabilities
Deposits	$(333,560)	$(331,486)
Federal Home Loan Bank advances	(72,021)	(74,307)
Subordinated debentures	(5,155)	(4,582)
FDIC guaranteed unsecured borrowings	(4,981)	(4,989)
Accrued interest payable	(396)	(396)
Derivatives – interest rate swaps	(2,283)	(2,283)

December 31, 2010	Carrying Amount	Fair Value
Financial assets
Cash and due from financial institutions	$5,868	$5,868
Securities available-for-sale	119,377	119,377
Federal Home Loan Bank stock	4,038	N/A
Loans held for sale	4,156	4,156
Loans, net	273,103	277,030
Accrued interest receivable	1,451	1,451

Financial liabilities
Deposits	$(317,338)	$(310,419)
Federal Home Loan Bank advances	(61,675)	(64,100)
Subordinated debentures	(5,155)	(4,933)
FDIC guaranteed unsecured borrowings	(4,916)	(5,162)
Accrued interest payable	(407)	(407)
Derivatives – interest rate swaps	(1,828)	(1,828)

(Continued)

F-50.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 4 – FAIR VALUE (Continued)

The methods and assumptions, not previously presented, used to estimate fair value are described as follows:

Cash and due from financial institutions: The carrying amounts of cash and due from financial institutions approximate fair values and are classified as Level 1.

Interest-earning time deposits at other financial institutions: The carrying amounts of interest-earning time deposits at other financial institutions approximate fair values and are classified as Level 1.

Federal Home Loan Bank stock: It is not practical to determine the fair value of Federal Home Loan Bank stock due to restrictions placed on its transferability.

Loans: The fair values of loans is based on discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality resulting in a Level 3 classification. Impaired loans are valued at the lower of cost or fair value as described previously. The methods utilized to estimate the fair value of loans do not necessarily represent an exit price.

The fair value of loans held for sale is estimated based upon binding contracts and quotes from third party investors resulting in Level 2 classification.

Deposits: The fair values disclosed for demand deposits are estimated using a cash flow calculation reduced by decay rate assumptions. These cash flows are discounted to the current market rate and a functional cost to recognize the inherent costs of servicing these accounts. This results in a Level 2 classification. Fair values of fixed rate certificates of deposit are estimated using a cash flow calculation reduced by known maturities, estimated principal payments and estimated early withdrawal amounts. These cash flows are discounted to the current market rate. This results in a Level 2 calculation.

Borrowings: The fair values of the Company’s Federal Home Loan Bank advances are estimated using discounted cash flow analyses based on current borrowing rates for similar types of borrowing arrangements resulting in a Level 2 classification.

The fair value of the Company’s Subordinated Debentures are estimated using discounted cash flow analyses based on the current borrowing rates for similar types of borrowing arrangements resulting in a Level 3 classification.

Accrued Interest Receivable/Payable: The carrying amounts of accrued interest approximate fair value resulting in a Level 1, Level 2 or Level 3 classification based on the underlying asset or liability.

(Continued)

F-51.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 5 – LOAN SERVICING

Mortgage loans serviced for others are not reported as assets. The principal balances of these loans at March 31, 2012 (unaudited), December 31, 2011 and 2010 are as follows:

	March 31, 2012	December 31, 2011	December 31, 2010
Mortgage loan portfolios serviced for:
FHLMC	$59,770	$60,733	$65,595
FHLB	404	173	406

Total	$60,174	$60,906	$66,001

Custodial escrow balances maintained in connection with serviced loans were $298, $249 and $255 at March 31, 2012 (unaudited), December 31, 2011 and 2010.

Activity for capitalized mortgage servicing rights for the three months ended March 31, 2012 and 2011 (unaudited) and the years ended December 31, 2011 and 2010 was as follows:

	For the Three Months Ended March 31,		For the Years Ended December 31,
	2012	2011	2011	2010

Servicing rights:
Beginning of period	$348	$414	$414	$424
Additions	18	16	66	123
Amortized to expense	(29)	(28)	(105)	(91)
Change in valuation allowance	5	—	(27)	(42)

End of period	$342	$402	$348	$414

	For the Three Months Ended March 31,		For the Years Ended December 31,
	2012	2011	2011	2010

Valuation allowance:
Beginning of period	$119	$92	$92	$50
Additions expensed	—	—	48	68
Reductions credited to expense	(5)	—	(21)	(26)
Direct write-downs	—	—	—	—

End of period	$114	$92	$119	$92

(Continued)

F-52.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 5 – LOAN SERVICING (Continued)

The fair value of mortgage servicing rights was $354, $359 and $456 at March 31, 2012 (unaudited), December 31, 2011 and 2010.

At March 31 2012 (unaudited), $67 of the mortgage servicing rights were carried at book value and $275 of the mortgage servicing rights were carried at their fair value, which is made up of the outstanding balance of $389, net of a valuation allowance of $114. Fair value at March 31, 2012 (unaudited) was determined using a discount rate of 9.0%, prepayment speeds ranging from 9.6% to 24.0%, depending on the stratification of the specific right, and a weighted average default rate of approximately 0.5%.

At December 31 2011, $77 of the mortgage servicing rights were carried at book value and $271 of the mortgage servicing rights were carried at their fair value, which is made up of the outstanding balance of $390, net of a valuation allowance of $119. Fair value at December 31, 2011 was determined using a discount rate of 9.0%, prepayment speeds ranging from 14.3% to 23.8%, depending on the stratification of the specific right, and a weighted average default rate of approximately 0.5%.

At December 31, 2010, $137 of the mortgage servicing rights were carried at book value and $277 of the mortgage servicing rights were carried at their fair value, which was made up of the outstanding balance of $369, net of a valuation allowance of $92. Fair value at year-end 2010 was determined using a discount rate of 9.0%, prepayment speeds ranging from 8.2% to 22.6%, depending on stratification of the specific right, and a weighted average default rate of approximately 0.5%.

The weighted average amortization period is 3.57 years and 3.54 years at March 31, 2012 (unaudited) and December 31, 2011.

NOTE 6 – PREMISES AND EQUIPMENT

Premises and equipment at March 31, 2012 (unaudited), December 31, 2011 and 2010 were as follows:

	March 31, 2012	December 31, 2011	December 31, 2010

Land	$2,772	$2,772	$2,772
Buildings	9,918	9,902	9,872
Furniture, fixtures and equipment	5,424	5,365	5,701
Construction in progress	—	3	2

	18,114	18,042	18,347

Less: Accumulated depreciation	(8,344)	(8,202)	(8,015)

Total	$9,770	$9,840	$10,332

Depreciation expense was $150 and $169 for the three months ended March 31, 2012 and 2011 (unaudited) and $646 and $703 for the years ended December 31, 2011 and 2010.

(Continued)

F-53.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 7 – GOODWILL AND INTANGIBLE ASSETS

Goodwill: The change in goodwill during the three months ended March 31, 2012 (unaudited) and the years ended December 31, 2011 and 2010 is as follows:

	For the Three Months Ended March 31, 2012	For the Year Ended December 31, 2011	For the Year Ended December 31, 2010

Beginning of year	$8,431	$8,431	$8,431
Acquired goodwill	—	—	—
Impairment	—	—	—

End of period	$8,431	$8,431	$8,431

Impairment exists when a reporting unit’s carrying value of goodwill exceeds its fair value, which is determined through a two-step impairment test. Step 1 includes the determination of the carrying value of our single reporting unit, including the existing goodwill and intangible assets, and estimating the fair value of the reporting unit. We determined the fair value of our reporting unit and compared it to its carrying amount. If the carrying amount of a reporting unit exceeds its fair value, we are required to perform a second step to the impairment test.

Our annual impairment analysis as of September 30, 2011, indicated that the Step 2 analysis was not necessary. The estimate of the fair value of the reporting unit was higher than the carrying value of our reporting unit, including the existing goodwill and intangible assets, as of September 30, 2011. The Company did not record an impairment charge during the three months ended March 31, 2012 or 2011 (unaudited) or during the years ended December 31, 2011 or 2010.

Acquired Intangible Assets

Acquired intangible assets were as follows at March 31, 2012 (unaudited):

	March 31, 2012
	Gross Carrying Amount	Gross Accumulated Amortization	Net Carrying Value
Amortized intangible assets:
Core deposit intangibles	$1,534	$1,090	$444
Customer relationship intangibles	304	304	—

Total	$1,838	$1,394	$444

(Continued)

F-54.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 7 – GOODWILL AND INTANGIBLE ASSETS (Continued)

Acquired intangible assets were as follows at December 31, 2011 and 2010:

	December 31, 2011
	Gross Carrying Amount	Gross Accumulated Amortization	Net Carrying Value
Amortized intangible assets:
Core deposit intangibles	$1,534	$1,060	$474
Customer relationship intangibles	304	304	—

Total	$1,838	$1,364	$474

	December 31, 2010
	Gross Carrying Amount	Gross Accumulated Amortization	Net Carrying Value
Amortized intangible assets:
Core deposit intangibles	$1,534	$916	$618
Customer relationship intangibles	304	247	57

Total	$1,838	$1,163	$675

Aggregate amortization expense for the three months ended March 31, 2012 and 2011 (unaudited) was $30 and $58, respectively. Aggregate amortization expense for the years ended December 31, 2011 and 2010 was $201 and $264, respectively.

Estimated amortization expense for the next five years at March 31, 2012 (unaudited) is as follows:

April 1 – December 31, 2012	$79
Year ended December 31, 2013	85
Year ended December 31, 2014	66
Year ended December 31, 2015	51
Year ended December 31, 2016	40

(Continued)

F-55.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 8 – DEPOSITS

Time deposits of $100 thousand or more were $51,907, $40,869 and $44,963 at March 31, 2012 (unaudited), December 31, 2011 and 2010, respectively.

Scheduled maturities of time deposits for the next five years at March 31, 2012 (unaudited) were as follows:

April 1 – December 31, 2012	$68,514
Year ended December 31, 2013	25,099
Year ended December 31, 2014	27,287
Year ended December 31, 2015	11,864
Year ended December 31, 2016	1,429
Thereafter	8,219

$142,412

NOTE 9 – FEDERAL HOME LOAN BANK ADVANCES

The advance type, balances and interest rate ranges at March 31, 2012 (unaudited), December 31, 2011 and 2010 are as follows:

March 31, 2012

Advance Type	Balance	Interest Rate Range	Weighted Average Rate	Maturity Date Range

Fixed Rate Bullet	$24,000	0.37% to 4.90%	2.07%	May 2012 through January 2015
Putable	5,000	2.95%	2.95%	January 2013
Mortgage	52	3.00%	3.00%	July 2013
Variable Rate	15,960	0.47%	0.47%	April 2012 through September 2012
LIBOR Adjustable	15,000	0.69% to 0.81%	0.77%	September 2015 through July 2016

Total advances	60,012

Yield adjustment on acquired FHLB advances	(5)

Total	$60,007

(Continued)

F-56.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 9 – FEDERAL HOME LOAN BANK ADVANCES (Continued)

December 31, 2011

Advance Type	Balance	Interest Rate Range	Weighted Average Rate	Maturity Date Range

Fixed Rate Bullet	$39,000	0.28% to 4.90%	1.39%	February 2012 through January 2015
Putable	5,000	2.95%	2.95%	January 2013
Mortgage	52	3.00%	3.00%	July 2013
Variable Rate	12,975	0.40%	0.40%	January 2012 through June 2012
LIBOR Adjustable	15,000	0.66% to 0.78%	0.70%	September 2015 through July 2016

Total advances	72,027

Yield adjustment on acquired FHLB advances	(6)

Total	$72,021

December 31, 2010

Advance Type	Balance	Interest Rate Range	Weighted Average Rate	Maturity Date Range

Fixed Rate Bullet	$19,500	2.74% to 4.90%	3.36%	September 2011 through January 2015
Putable	9,000	2.95% to 5.15%	3.93%	June 2011 through January 2013
Mortgage	353	3.00% to 5.64%	4.54%	April 2011 through July 2013
Variable Rate	17,833	0.50%	0.50%	January 2011
LIBOR Adjustable	15,000	0.52% to 0.64%	0.53%	September 2015 through July 2016

Total advances	61,686

Yield adjustment on acquired FHLB advances	(11)

Total	$61,675

(Continued)

F-57.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 9 – FEDERAL HOME LOAN BANK ADVANCES (Continued)

The Bank was authorized to borrow up to $74,867, $74,864 and $76,562 from the Federal Home Loan Bank (FHLB) at March 31, 2012 (unaudited), December 31, 2011 and 2010, respectively. The Bank had indebtedness to the FHLB totaling $60,007, $72,027 and $61,686 at March 31, 2012 (unaudited), December 31, 2011 and 2010, respectively. The FHLB advances held by the Bank consisted of five different types as of March 31, 2012 (unaudited), December 31, 2011 and 2010. Fixed Rate Bullet Advances carry a fixed interest rate throughout the life of the advance and may not be prepaid prior to maturity without a fee being assessed by the FHLB. Putable Advances have stated interest adjustment dates on which the FHLB will have the option to adjust the interest rate and will continue to have this option quarterly thereafter. These advances may not be prepaid by the Bank prior to the FHLB exercising its option to adjust the interest rate. Mortgage Advances carry a fixed interest rate and require annual payments of the remaining principal balance. These advances may not be prepaid by the Bank prior to maturity without a fee being assessed by the FHLB. Variable Rate Advances carry a variable rate throughout the life of the advance. All of the Variable Rate Advances held by the Bank as of March 31, 2012 (unaudited) and December 31, 2011 were short-term advances and may be prepaid at any time. LIBOR Adjustable Advances carry an adjustable interest rate which reset quarterly based on the 3 Month LIBOR rate at the reset date, plus a spread. These advances may be called by the FHLB on a quarterly basis.

The required payments over the next five years at March 31, 2012 (unaudited) were as follows:

April 1 – December 31, 2012	$29,960
Year ended December 31, 2013	5,052
Year ended December 31, 2014	5,000
Year ended December 31, 2015	10,000
Year ended December 31, 2016	10,000

At March 31, 2012 (unaudited), in addition to FHLB stock, the Bank pledged mortgage, home equity and commercial real estate loans totaling approximately $92,118 to the FHLB to secure advances outstanding. At December 31, 2011, in addition to FHLB stock, the Bank pledged mortgage, home equity and commercial real estate loans totaling approximately $99,771 to the FHLB to secure advances outstanding. At December 31, 2010, the Bank pledged mortgage, home equity and commercial real estate loans totaling approximately $98,999 to the FHLB to secure advances outstanding. At March 31, 2012 (unaudited) December 31, 2011 and 2010, the Bank also pledged U.S. government sponsored agency securities totaling $24,029, $18,601 and $20,327 to the FHLB to secure advances outstanding.

(Continued)

F-58.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 10 – OTHER BORROWINGS

On February 11, 2009, the Bank issued a $5,000 note due on February 15, 2012 under the FDIC Temporary Debt Guarantee Program. The note bears an interest rate of 2.74% in addition to the 100 basis point FDIC guarantee fee paid by the Bank. Interest payments are required to be made semiannually in arrears on February 15 and August 15 in each year commencing on August 15, 2009 through the maturity date. All legal and placement fees associated with this transaction were capitalized as debt issuance costs and will be amortized to interest expense over the repayment period on a straight-line basis. This note matured on February 15, 2012 and was paid in full by the Bank.

During the first quarter of 2012 and the fourth quarter of 2011, the Bank was extended an accommodation from First Tennessee Bank National Association to borrow federal funds up to the amount of $15,000 and $20,000, respectively. This federal funds accommodation is not and shall not be a confirmed line or loan, and First Tennessee Bank National Association may cancel such accommodation at any time, in whole or in part, without cause or notice, in its sole discretion. The outstanding balance on this accommodation was $0 as of March 31, 2012 (unaudited) and December 31, 2011.

NOTE 11 – SUBORDINATED DEBENTURES

In June 2003, City Savings Statutory Trust I, a trust formed by City Savings Financial Corporation, closed a pooled private offering of 5,000 trust preferred securities with a liquidation amount of $1 per security. City Savings Financial Corporation issued $5,155 of subordinated debentures to the trust in exchange for ownership of all of the common security of the trust and the proceeds of the preferred securities sold by the trust. On October 12, 2007, the Company purchased the ownership of the common securities of the trust as a result of its acquisition of City Savings Financial Corporation. The Company is not considered the primary beneficiary of this Trust (variable interest entity), therefore the trust is not consolidated in the Company’s financial statements, but rather the subordinated debentures are shown as a liability. The Company’s investment in the common stock of the trust was $155 and is included in other assets in the March 31, 2012 (unaudited), December 31, 2011 and 2010 consolidated balance sheets.

The Company may redeem the subordinated debentures, in whole or in part, in a principal amount with integral multiples of $1, on or after June 26, 2008 at 100% of the principal amount, plus accrued and unpaid interest. The subordinated debentures mature on June 26, 2033.

The Company has the right to defer interest payments by extending the interest payment period during the term of the subordinated debentures for up to 20 consecutive quarterly periods.

The subordinated debentures are also redeemable in whole or in part from time to time, upon the occurrence of specific events defined within the trust indenture.

The subordinated debentures may be included in Tier I capital (with certain limitations applicable) under current regulatory guidelines and interpretations. The subordinated debentures have a variable rate of interest equal to the three month London Interbank Offered Rate (LIBOR) plus 3.10% which was 3.57%, 3.67% and 3.40% at March 31, 2012 (unaudited), December 31, 2011 and 2010, respectively.

(Continued)

F-59.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 12 – EMPLOYEE BENFIT PLANS

401(k) Plan: The Bank maintains a defined contribution 401(k) plan for all employees. Employees must be 21 years of age to participate in the plan. As of February 1, 2010, employees are eligible to enter the 401(k) Plan during the first quarter following one year of employment. Prior to February 1, 2010, there was no minimum service requirement to enter the 401(k) Plan. Basic contributions may be made by the Bank in the range of 1% to 6% of employee compensation. Voluntary participant contributions may be made in the range of 1% to 75% of employee compensation. The employer will make matching employer contributions equal to 25% of the participant’s voluntary contributions on the first 6% of the participant’s voluntary contributions. Employee contributions are 100% vested. Employer basic and matching contributions are vested over 5 years. Employer basic and matching contributions totaled approximately $13 and $13 for the three months ended March 31, 2012 and 2011 (unaudited). Employer basic and matching contributions totaled approximately $52 and $52 for the years ended December 31, 2011 and 2010.

Supplemental Employee Retirement Plan: Effective August 1, 2002, a supplemental retirement plan covers selective officers. The Bank is recording an expense equal to the projected present value of payments due at retirement based on the projected remaining years of service. The obligation under the plans was approximately $1,983, $1,958 and $1,705 at March 31, 2012 (unaudited), December 31, 2011 and 2010 and is included in other liabilities in the consolidated balance sheets. The expense attributable to the plan, included in salaries and employee benefits, was approximately $44 and $59 for the three months ended March 31, 2012 and 2011 (unaudited). The expense attributable to the plan, included in salaries and employee benefits, was approximately $292 and $214 for the years ended December 31, 2011 and 2010.

Split-Dollar Life Insurance Plans: Effective January 1, 2003, life insurance plans were provided for certain officers on a split-dollar basis. The officer’s designated beneficiary(s) is entitled to a percentage of the death proceeds from the split-dollar policies. The Bank is entitled to the remainder of the death proceeds less any loans on the policies and unpaid interest or cash withdrawals previously incurred by the Bank. The cash surrender value of these life insurance policies related to the Bank’s supplemental employee retirement plan totaled $10,970, $10,876 and $10,479 at March 31, 2012 (unaudited), December 31, 2011 and 2010. The Bank is the owner of the split-dollar policies.

(Continued)

F-60.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 13 – EMPLOYEE STOCK OWNERSHIP PLAN

Employees participate in an Employee Stock Ownership Plan (ESOP). The ESOP borrowed from the Company to purchase 180,894 shares of Bancorp stock at $10 per share. The Company makes discretionary contributions to the ESOP, as well as paying dividends on unallocated shares to the ESOP, and the ESOP uses funds it receives to repay the loan. When loan payments are made, ESOP shares are allocated to participants based on relative compensation and expense is recorded. Dividends on allocated shares increase participant accounts.

Participants receive the shares at the end of employment.

Contributions to the ESOP during the three months ended March 31, 2012 and 2011 (unaudited) totaled $0 and for the years ended December 31, 2011 and 2010 totaled $114 and $121, respectively. ESOP related expenses totaled $21 and $20 for the three months ended March 31, 2012 and 2011 (unaudited) and $81 and $62 for the years ended December 31, 2011 and 2010.

Shares held by the ESOP were as follows at March 31, 2012 (unaudited), December 31, 2011 and 2010:

	March 31, 2012	December 31, 2011	December 31, 2010

Allocated to participants	47,485	45,224	36,179
Unearned	133,409	135,670	144,715

Total ESOP shares	180,894	180,894	180,894

Fair value of unearned shares	$1,201	$1,085	$1,308

NOTE 14 – INCOME TAXES

Income tax expense (benefit) was as follows:

	For the Three Months Ended March 31,		For the Years Ended December 31,
	2012	2011	2011	2010
	(Unaudited)
Current expense (benefit)
Federal	$318	$—	$734	$526
State	—	—	—	—

	318	—	734	526

Deferred expense
Federal	(71)	170	1	19
State	22	59	136	126

	(49)	229	137	145

Change in valuation allowance related to realization of net state deferred tax asset	(22)	(59)	(135)	(126)

Total	$247	$170	$736	$545

(Continued)

F-61.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 14 – INCOME TAXES (Continued)

The net deferred tax assets at March 31, 2012 (unaudited), December 31, 2011 and 2010 are as follows:

	March 31,	December 31,
	2012	2011	2010
Deferred tax assets
Deferred officer compensation	$768	$758	$656
Bad debt expense	1,535	1,461	1,517
Federal net operating loss carryforwards	—	—	311
Indiana net operating loss carryforwards	—	38	207
Tax credit carryforwards	395	509	308
Write downs of other real estate owned	98	57	51
Capital loss carryforwards	102	102	107
Nonaccrual loan interest	229	176	149
Market value of adjustment on acquired assets and liabilities	79	87	115
Net unrealized losses on interest rate swaps	740	769	510
Other	103	106	105

	4,049	4,063	4,036

Deferred tax liabilities
Mortgage servicing rights	(132)	(135)	(159)
Accretion	(9)	(3)	(2)
FHLB stock dividends	(137)	(137)	(145)
Deferred loan fees	(59)	(69)	(51)
Prepaid expenses	(119)	(111)	(108)
Depreciation	(332)	(355)	(364)
Net unrealized gains on securities available for sale	(1,820)	(1,815)	(227)
Amortization of other intangible assets	(172)	(184)	(260)

	(2,780)	(2,809)	(1,316)
Valuation allowance	(397)	(419)	(554)

	$872	$835	$2,166

The valuation allowance has been established against the portion of the Company’s net state tax deferred tax asset that management feels is not realizable as of March 31, 2012 (unaudited), December 31, 2011 and 2010. The Company has an Indiana net operating loss carryforward of approximately $0, $682 and $3,477 at March 31, 2012 (unaudited), December 31, 2011 and 2010 which will expire in 2022, if not used. The Company also has Indiana enterprise zone credit carryforwards of approximately $107, $118 and $118 at March 31, 2012 (unaudited), December 31, 2011 and 2010 which will expire in 2013 through 2017, if not used. The Company has federal net operating loss carryforwards of $0, $0 and $227 as of March 31, 2012 (unaudited), December 31, 2011 and 2010 which will expire in 2025 through 2027. The Company has a federal capital loss carryforward of $24, $24 and $48 at March 31, 2012 (unaudited), December 31, 2011 and 2010, which will expire in 2012. The Company also has a state capital loss carryforward of $1,988, $1,988 and $2,010 at March 31, 2012 (unaudited), December 31, 2011 and 2010 which will expire in 2014. Additionally, the Bank also has federal AMT credit carryforwards of approximately $324, $431 and $230 at March 31, 2012 (unaudited), December 31, 2011 and 2010 which has no expiration date.

(Continued)

F-62.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 14 – INCOME TAXES (Continued)

Total income tax expense differed from the amounts computed by applying the U.S. Federal income tax rate of 34% to income (loss) before income taxes as a result of the following:

	For the Three Months Ended March 31,		For the Years Ended December 31,
	2012	2011	2011	2010
	(Unaudited)

Expected income tax expense at Federal tax rate	$399	$322	$1,353	$1,066
Increase (decrease) resulting from:

Effect of tax exempt income (net)	(153)	(153)	(617)	(513)

Other, net	1	1	—	(8)

Total income tax expense	$247	$170	$736	$545

Effective tax rate	21.04%	17.93%	18.50%	17.38%

Unrecognized Tax Benefits

The Company has no unrecognized tax positions at March 31, 2012 (unaudited), December 31, 2011 or 2010 not already addressed by the deferred tax asset valuation allowance.

Federal income tax laws provided savings banks with additional bad debt deductions through 1995, totaling $2,659 for the Company. Accounting standards do not require a deferred tax liability to be recorded on this amount, which liability would otherwise total $904 at March 31, 2012 (unaudited), December 31, 2011 and 2010. If the Company were liquidated or otherwise ceases to be a bank or if tax laws change, the $904 would be recorded as expense.

(Continued)

F-63.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 15 – RELATED-PARTY TRANSACTIONS

Loans to principal officers, directors, and their affiliates for the three months ended March 31, 2012 (unaudited) and the years ended December 31, 2011 and 2010 were as follows:

	March 31,	December 31,
	2012	2011	2010

Beginning balance	$1,081	$1,468	$1,763
New loans	30	196	175
Effect of changes in composition of related parties	—	(62)	(182)
Repayments	(17)	(521)	(288)

Ending balance	$1,094	$1,081	$1,468

Deposits from principal officers, directors, and their affiliates at March 31, 2012 (unaudited), December 31, 2011 and 2010 were $2,513, $2,559 and $2,520, respectively.

NOTE 16 – STOCK-BASED COMPENSATION

During the month of September 2011, the Company implemented the 2011 Equity Incentive Plan (the “Plan”) which was approved by shareholders on May 10, 2011. The Plan provides for issuance of stock options or restricted share awards to employees and directors. Total shares authorized for issuance under the Plan is 316,561 which is further discussed below. Total compensation cost that has been charged against income for those plans totaled $61 and $0 for the three months ended March 31, 2012 and 2011 (unaudited). Total compensation cost that has been charged against income for those plans totaled $71 and $0 for the years ended December 31, 2011 and 2010.

Stock-Based Compensation

Compensation cost is recognized for stock options and restricted stock awards issued to employees or directors, based on the fair value of these awards at the date of grant. A Black-Scholes model is utilized to estimate the fair value of stock options, while the market price of the Company’s common stock at the date of grant is used for restricted stock awards.

Compensation cost is recognized over the required service period, generally defined as the vesting period. For awards with graded vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award.

Stock Options

The Plan permits the grant of stock options to its employees or directors for up to 226,115 shares of common stock. Option awards are generally granted with an exercise price equal to the market price of the Company’s common stock at the date of grant; those option awards have vesting periods of 5 years and have 10-year contractual terms. Options granted generally vest 20% annually.

(Continued)

F-64.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 16 – STOCK-BASED COMPENSATION (Continued)

The fair value of each option award is estimated on the date of grant using a closed form option valuation (Black-Scholes) model that uses the assumptions noted in the table below. Expected volatilities are based on historical volatilities of companies within La Porte Bancorp, Inc.’s peer group. The expected term of options granted represents the period of time that options granted are expected to be outstanding, which takes into account that the options are not transferable. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of the grant. The fair value of options granted was determined using the following weighted-average assumptions as of the grant date.

2011
Risk-free interest rate	1.42%
Expected term	7 1/2 Years
Expected stock price volatility	27.34%
Dividend yield	1.60%

A summary of the activity in the stock option plan for the three months ended March 31, 2012 (unaudited) and December 31, 2011 follows:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value

Outstanding at January 1, 2012	213,678	$8.50	9.5 years	—
Granted	—	—
Exercised	—	—
Forfeited or expired	—	—

Outstanding at March 31, 2012	213,678	$8.50	9.5 years	—

Fully vested and expected to vest	213,678	$8.50	9.5 years	—

Exercisable at end of period	—	n/a	n/a	n/a

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value

Outstanding at beginning of year	—	$—
Granted	213,678	8.50
Exercised	—	—
Forfeited or expired	—	—

Outstanding at December 31, 2011	213,678	$8.50	9.7 years	—

Fully vested and expected to vest	213,678	$8.50	9.7 years	—

Exercisable at end of year	—	n/a	n/a	n/a

(Continued)

F-65.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 16 – STOCK-BASED COMPENSATION (Continued)

Information related to the stock option plan for 2011 follows:

2011

Weighted average fair value of options granted	$2.16

There were no options exercised during the three months ended March 31, 2012 (unaudited). As of March 31, 2012 (unaudited), there was $412 of total unrecognized compensation cost related to nonvested stock options granted under the Plan.

There were no options exercised during the year ended December 31, 2011. As of December 31, 2011, there was $436 of total unrecognized compensation cost related to nonvested stock options granted under the Plan.

The cost not yet recognized is expected to be recognized over a weighted-average period of 4.5 years.

Restricted Share Awards

The Plan provides for the issuance of up to 90,446 of restricted shares to directors and employees. Compensation expense is recognized over the vesting period of the awards based on the fair value of the stock at issue date. The fair value of the stock was determined by obtaining the listed price of the Company’s stock on the grant date. Shares vest 20% annually over five years. 1,808 shares are available for future grants at March 31, 2012 (unaudited) and December 31, 2011.

A summary of changes in the Company’s nonvested shares for the three months ended March 31, 2012 (unaudited) follows:

Nonvested Shares	Shares	Weighted-Average Grant-Date Fair Value

Nonvested at January 1, 2012	88,638	$8.50
Granted	—	—
Vested	—	—
Forfeited	—	—

Nonvested at March 31, 2012	88,638	$8.50

As of March 31, 2012 (unaudited), there was $672 of total unrecognized compensation cost related to nonvested shares granted under the Plan. The cost not yet recognized is expected to be recognized over a weighted-average period of 4.5 years. There were no shares vested during the three months ended March 31, 2012 (unaudited).

(Continued)

F-66.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 16 – STOCK-BASED COMPENSATION (Continued)

A summary of changes in the Company’s nonvested shares for the year ended December 31, 2011 follows:

Nonvested Shares	Shares	Weighted-Average Grant-Date Fair Value

Nonvested at January 1, 2011	—	$—
Granted	88,638	8.50
Vested	—	—
Forfeited	—	—

Nonvested at December 31, 2011	88,638	$8.50

As of December 31, 2011, there was $709 of total unrecognized compensation cost related to nonvested shares granted under the Plan. The cost not yet recognized is expected to be recognized over a weighted-average period of 4.7 years. There were no shares vested during the year ended December 31, 2011.

NOTE 17 – REGULATORY CAPITAL MATTERS

Banks and bank holding companies are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations, involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action. Management believes as of March 31, 2012 (unaudited) and December 31, 2011, the Bank met all capital adequacy requirements to which it is subject. Companies under $500 million in consolidated assets at the beginning of the year are not required to report consolidated regulatory capital ratios.

Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If only adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. At year-end 2011 and 2010, the most recent regulatory notifications categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the institution’s category.

(Continued)

F-67.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 17 – REGULATORY CAPITAL MATTERS (Continued)

Actual and required Bank capital amounts (in millions) and ratios are presented below at March 31, 2012 (unaudited) and December 31, 2011 and 2010.

	Actual		Required For Capital Adequacy Purposes		Minimum Required To Be Well Capitalized Under Prompt Corrective Action Regulations
	Amount	Ratio	Amount	Ratio	Amount	Ratio

March 31, 2012
Total Capital to risk weighted assets Bank	$50.1	15.2%	$26.3	8.0%	$32.9	10.0%
Tier 1 (Core) Capital to risk weighted assets Bank	46.1	14.0	13.2	4.0	19.8	6.0
Tier 1 (Core) Capital to average assets Bank	46.1	10.1	18.3	4.0	22.9	5.0

December 31, 2011
Total Capital to risk weighted assets Bank	$48.7	14.9%	$26.2	8.0%	$32.8	10.0%
Tier 1 (Core) Capital to risk weighted assets Bank	45.0	13.7	13.1	4.0	19.7	6.0
Tier 1 (Core) Capital to average assets Bank	45.0	9.7	18.5	4.0	23.1	5.0

December 31, 2010
Total Capital to risk weighted assets Bank	$46.6	15.2%	$24.4	8.0%	$30.5	10.0%
Tier 1 (Core) Capital to risk weighted assets Bank	42.8	14.0	12.2	4.0	18.3	6.0
Tier 1 (Core) Capital to average assets Bank	42.8	9.9	17.3	4.0	21.6	5.0

(Continued)

F-68.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 17 – REGULATORY CAPITAL MATTERS (Continued)

The Qualified Thrift Lender test requires at least 65% of assets be maintained in housing-related finance and other specified areas. If this test is not met, limits are placed on growth, branching, new investments, FHLB advances and dividends, or the Bank must convert to a commercial bank charter. Management believes that this test is met.

Dividend Restrictions—The Bancorp’s principal source of funds for dividend payments is dividends received from the Bank. Banking regulations limit the amount of dividends that may be paid without prior approval of regulatory agencies. Under these regulations, the amount of dividends that may be paid in any calendar year is limited to the current year’s net profits, combined with the retained net profits of the preceding two years, subject to the capital requirements described above. During 2012, the Company could, without prior approval, declare dividends of approximately $5,833 plus any 2012 net profits retained to the date of the dividend declaration.

NOTE 18 – DERIVATIVES

The Company utilizes interest rate swap agreements as part of its asset liability management strategy to help manage its interest rate risk position. The notional amount of the interest rate swaps does not represent amounts exchanged by the parties. The amount exchanged is determined by reference to the notional amount and the other terms of the individual interest rate swap agreements.

Interest Rate Swaps Designated as Cash Flow Hedges: Interest rate swaps with notional amounts of $30.25 million as of March 31, 2012 (unaudited), December 31, 2011 and 2010, were designated as cash flow hedges of subordinated debentures, certain CDARS deposits and FHLB advances and were determined to be fully effective during all periods presented. As such, no amount of ineffectiveness has been included in net income. Therefore, the aggregate fair value of the swaps is recorded in other assets (liabilities) with changes in fair value recorded in other comprehensive income (loss). The amount included in accumulated other comprehensive income (loss) would be reclassified to current earnings should the hedges no longer be considered effective. The hedge would no longer be considered effective if a portion of the hedge becomes ineffective, the item hedged is no longer in existence or the Company discontinues hedge accounting. The Company expects the hedges to remain fully effective during the remaining terms of the swaps. The Company does not expect any amounts to be reclassed from other comprehensive income over the next 12 months.

Information related to the interest-rate swaps designated as cash flow hedges as of March 31, 2012 (unaudited), December 31, 2011 and 2010 is as follows:

	March 31,	December 31,
	2012	2011	2010

Subordinated debentures
Notional amount	$5,000	$5,000	$5,000
Fixed interest rate payable	5.54%	5.54%	5.54%
Variable interest rate receivable	3.57%	3.67%	3.40%
(Three month LIBOR plus 3.10%)
Unrealized gains (losses)	(187)	(192)	(176)
Maturity date	March 26, 2014

(Continued)

F-69.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 18 – DERIVATIVES (Continued)

	March 31,	December 31,
	2012	2011	2010

CDARS deposits
Notional amount	$10,250	$10,250	$10,250
Fixed interest rate payable	3.19%	3.19%	3.19%
Variable interest rate receivable
(Three month LIBOR plus 3.10%)	0.79%	0.84%	0.81%
Unrealized gains (losses)	(543)	(569)	(420)
Maturity date	October 9, 2014

FHLB advance
Notional amount	$5,000	$5,000	$5,000
Fixed interest rate payable	3.54%	3.54%	3.54%
Variable interest rate receivable
(Three month LIBOR plus 3.10%)	0.69%	0.78%	0.52%
Unrealized gains (losses)	(429)	(443)	(303)
Maturity date	September 20, 2015

FHLB Advance
Notional amount	$10,000	$10,000	$10,000
Fixed interest rate payable	3.69%	3.69%	3.69%
Variable interest rate receivable
(Three month LIBOR plus 3.10%)	0.81%	0.66%	0.54%
Unrealized gains (losses)	(1,019)	(1,057)	(601)
Maturity date	July 19, 2016

Interest expense recorded on these swap transactions totaled $(193) and $(179) for the three months ended March 31, 2012 and 2011 (unaudited) and $(998) and $(530) for the years ended December 31, 2011 and 2010 and is reported as a component of interest expense on subordinated debentures, deposits and FHLB advances.

The following table presents the net gains (losses) recorded in accumulated other comprehensive income (loss) and the Consolidated Statements of Income relating to the cash flow derivative instruments for the three months ended March 31, 2012 and 2011 (unaudited):

	Net amount of gain	Net amount of	Net amount of gain
	(loss) recognized	gain (loss)	(loss) recognized in other
	in OCI	reclassified from OCI	non interest income
	(Effective Portion)	to interest income	(Ineffective Portion)
	2012	2012	2012

Interest rate contracts	$(1,437)	$—	$—

	Net amount of gain	Net amount of	Net amount of gain
	(loss) recognized	gain (loss)	(loss) recognized in other
	in OCI	reclassified from OCI	non interest income
	(Effective Portion)	to interest income	(Ineffective Portion)
	2011	2011	2011
Interest rate contracts	$(207)	$—	$—

(Continued)

F-70.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 18 – DERIVATIVES (Continued)

The following table presents the net gains (losses) recorded in accumulated other comprehensive income (loss) and the Consolidated Statements of Income relating to the cash flow derivative instruments for the year ended December 31:

	Net amount of gain	Net amount of	Net amount of gain
	(loss) recognized	gain (loss)	(loss) recognized in other
	in OCI	reclassified from OCI	non interest income
	(Effective Portion)	to interest income	(Ineffective Portion)
	2011	2011	2011

Interest rate contracts	$(502)	$—	$—

	Net amount of gain	Net amount of	Net amount of gain
	(loss) recognized	gain (loss)	(loss) recognized in other
	in OCI	reclassified from OCI	non interest income
	(Effective Portion)	to interest income	(Ineffective Portion)
	2010	2010	2010

Interest rate contracts	$(1,048)	$—	$—

The following table reflects the cash flow hedges included in the consolidated balance sheets as of March 31, 2012 (unaudited) and December 31, 2011:

	March 31, 2012
	Notional	Fair
	Amount	Value
Included in other liabilities:
Interest rate swaps related to
Subordinated debentures	$(5,000)	$(187)
CDARS deposits	(10,250)	(543)
FHLB advances	(15,000)	(1,448)

Total included in other liabilities		$(2,178)

	December 31, 2011
	Notional	Fair
	Amount	Value
Included in other liabilities:
Interest rate swaps related to
Subordinated debentures	$(5,000)	$(192)
CDARS deposits	(10,250)	(569)
FHLB advances	(15,000)	(1,500)

Total included in other liabilities		$(2,261)

(Continued)

F-71.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 18 – DERIVATIVES (Continued)

The following table reflects the cash flow hedges included in the consolidated balance sheets as of December 31, 2010:

	December 31, 2010
	Notional Amount	Fair Value
Included in other liabilities:
Interest rate swaps related to
Subordinated debentures	$(5,000)	$(176)
CDARS deposits	(10,250)	(420)
FHLB advances	(15,000)	(904)

Total included in other liabilities		$(1,500)

Interest Rate Swaps Designated as Fair Value Hedges: An interest rate swap with a notional amount of $5,000 as of March 31, 2012 (unaudited), December 31, 2011 and 2010 was designated as a fair value hedge of certain brokered deposits. Information related to the interest-rate swap designated as a fair value hedge as of March 31, 2012 (unaudited), December 31, 2011 and 2010 is as follows:

	March 31,	December 31,
	2012	2011	2010

Brokered deposits
Notional amount	$5,000	$5,000	$5,000
Variable interest rate payable
(One month LIBOR less 0.25%)	0.00%	0.03%	0.01%
Fixed interest rate receivable	1.25%	1.25%	1.25%
Maturity date	September 15, 2020

Interest income (expense) recorded on this swap transaction totaled $15 and $15 for the three months ended March 31, 2012 and 2011 (unaudited) and $62 and $18 for the years ended December 31, 2011 and 2010 and is reported as a component of interest expense on deposits. Gains (losses) on the fair market value hedge are recorded in other noninterest income and totaled $0 and $(4) for the three months ended March 31, 2012 and 2011 (unaudited) and $(14) and $11 for the years ended December 31, 2011 and 2010.

The following table reflects the fair value hedge included in the consolidated balance sheets as of March 31, 2012 (unaudited), December 31, 2011:

	March 31, 2012
	Notional Amount	Fair Value
Included in other liabilities:
Interest rate swaps related to brokered deposits	$(5,000)	$(12)

Total included in other liabilities		$(12)

	December 31, 2011
	Notional Amount	Fair Value
Included in other liabilities:
Interest rate swaps related to brokered deposits	$(5,000)	$(22)

Total included in other liabilities		$(22)

(Continued)

F-72.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 18 – DERIVATIVES (Continued)

The following table reflects the fair value hedge included in the consolidated balance sheets as of December 31, 2010:

	December 31, 2010
	Notional Amount	Fair Value
Included in other liabilities:
Interest rate swaps related to brokered deposits	$(5,000)	$(328)

Total included in other liabilities		$(328)

The counterparty to the Company’s derivatives is exposed to credit risk whenever the derivative is in a liability position. As a result, the Company has collateralized the liability with cash and security collateral held in safekeeping by Bank of New York. At March 31, 2012 (unaudited), the Company had $220 in cash and securities with a fair value of $3,419 posted as collateral for these derivatives. At December 31, 2011 and 2010, the Company had $220, respectively, in cash and securities with fair market values of $3,761 and $2,482, respectively, posted as collateral for these derivatives.

NOTE 19 – LOAN COMMITMENTS AND OTHER RELATED ACTIVITIES

Some financial instruments, such as loan commitments, credit lines, letters of credit, and overdraft protection, are issued to meet customer financing needs. These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off-balance-sheet risk to credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of the commitment.

The contractual amounts of financial instruments with off-balance-sheet risk at March 31, 2012 (unaudited) and December 31, 2011 and 2010 were as follows:

	March 31, 2012		December 31, 2011		December 31, 2010
	Fixed Rate	Variable Rate	Fixed Rate	Variable Rate	Fixed Rate	Variable Rate

Commitments to make loans	$3,000	$1,290	$93	$981	$1,618	$—
Unused lines of credit	5,274	21,504	6,367	21,037	10,415	20,978
Standby letters of credit	286	2,073	286	2,109	68	2,318

Total	$8,560	$24,867	$6,746	$24,127	$12,101	$23,296

Commitments to make loans are generally made for periods of 60 days or less. The fixed rate loan commitment had an interest rate of 3.50% with a maturity of 6 months at March 31, 2012 (unaudited). The fixed rate loan commitment has an interest rate of 6.25% and a maturity of 60 months at December 31, 2011. The fixed rate loan commitments have interest rates ranging from 3.70% to 7.00% at December 31, 2010 with maturities ranging from 12 months to 10 years.

(Continued)

F-73.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 20 – PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION

Condensed balance sheets of LaPorte Bancorp, Inc. at March 31, 2012 (unaudited), December 31, 2011 and 2010 were as follows:

CONDENSED BALANCE SHEETS

	March 31,	December 31,
	2012	2011	2010
ASSETS
Cash and cash equivalents	$1,697	$2,032	$670
ESOP loan receivable	1,415	1,415	1,488
Investment in banking subsidiary	57,232	56,071	52,068
Investment in statutory trust	155	155	155
Accrued interest receivable and other assets	1,505	1,402	1,012

Total assets	$62,004	$61,075	$55,393

LIABILITIES AND SHAREHOLDER’S EQUITY
Subordinated debentures	$5,155	$5,155	$5,155
Accrued interest payable and other liabilities	259	217	190
Shareholders’ equity	56,590	55,703	50,048

Total liabilities and shareholders’ equity	$62,004	$61,075	$55,393

Condensed statements of income of LaPorte Bancorp, Inc. for the three months ended March 31, 2012 and 2011 (unaudited) and for the years ended December 31, 2011 and 2010 were as follows:

CONDENSED STATEMENTS OF INCOME

	March 31,		December 31,
	2012	2011	2011	2010

Dividends from banking subsidiary	$—	$—	$2,265	$—
Interest income	12	13	50	58
Interest expense	(70)	(69)	(281)	(281)
Other expense	(81)	(72)	(197)	(182)

Income (loss) before income tax and undistributed subsidiary income	(139)	(128)	1,837	(405)

Income tax benefit	(47)	(44)	(146)	(138)
Equity in undistributed income or net income of banking subsidiary	1,019	862	1,259	2,858

Net income	$927	$778	$3,242	$2,591

(Continued)

F-74.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 20 – PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION (Continued)

Condensed statements of cash flows of LaPorte Bancorp, Inc. for the three months ended March 31, 2012 and 2011 (unaudited) and for the years ended December 31, 2011 and 2010 were as follows:

CONDENSED STATEMENTS OF CASH FLOWS

	March 31,		December 31,
	2012	2011	2011	2010
Cash flows from operating activities
Net income	$927	$778	$3,242	$2,591
Adjustments to reconcile net income to net cash from operating activities:
Equity in undistributed income or net income of banking subsidiary	(1,019)	(862)	(1,259)	(2,858)
Change in other assets	(105)	(56)	(385)	27
Change in other liabilities	48	7	11	6

Net cash from operating activities	(149)	(133)	1,609	(234)

Cash flows from investing activities
Payments received on ESOP loan	—	—	73	70

Net cash from investing activities	—	—	73	70

Cash flows from financing activities
Purchase of treasury stock	—	—	(134)	(111)
Dividends paid on common stock	(186)	—	(186)	—

Net cash from financing activities	(186)	—	(320)	(111)

Net change in cash and cash equivalents	(335)	(133)	1,362	(275)

Beginning cash and cash equivalents	2,032	670	670	945

Ending cash and cash equivalents	$1,697	$537	$2,032	$670

(Continued)

F-75.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 21 – EARNINGS PER SHARE

Basic earnings per common share is determined by dividing net earnings available to common shareholders by the weighted average number of common shares outstanding for the period. ESOP shares are considered outstanding for this calculation unless unearned. Diluted earnings per common share is determined by dividing net earnings available to common shareholders by the weighted average number of common shares outstanding for the period, adjusted for the dilutive effect of common share equivalents (0 for the three months ended March 31, 2012 and 2011 (unaudited) and the years ended December 31, 2011 and 2010). Stock options for 213,678 and 0 shares for the three months ended March 31, 2012 and 2011 (unaudited) and 213,678 and 0 shares for the years ended December 31, 2011 and 2010 were not considered in computing diluted earnings per share because they were antidilutive. The factors used in the earnings per common share computation for the three months ended March 31, 2012 and 2011 (unaudited) and for the years ended December 31, 2011 and 2010 follow:

	March 31,		December 31,
	2012	2011	2011	2010
Basic
Net income	$927	$778	$3,242	$2,591

Weighted average common shares outstanding	4,660,871	4,586,363	4,606,913	4,587,856

Less: Average unallocated ESOP shares	(134,540)	(143,585)	(140,193)	(149,237)

Average shares	4,526,332	4,442,778	4,466,720	4,438,619

Basic earnings per common share	$0.20	$0.18	$0.73	$0.58

Diluted
Net income	$927	$778	$3,242	$2,591

Weighted average common shares outstanding for basic earnings per common share	4,526,332	4,442,778	4,466,720	4,438,619
Add: Dilutive effects of assumed exercises of stock options	—	—	—	—

Average shares and dilutive potential common shares	4,526,332	4,442,778	4,466,720	4,438,619

Diluted earnings per common share	$0.20	$0.18	$0.73	$0.58

(Continued)

F-76.

LAPORTE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

NOTE 22 – QUARTERLY FINANCIAL DATA (UNAUDITED)

	Interest	Net Interest	Net		Earnings Per Share
	Income	Income	Income		Basic and Diluted

2012
First quarter	$4,997	$3,769	$927		$0.20

2011
First quarter	$4,874	$3,277	$778		$0.18
Second quarter	4,610	3,075	487		0.11
Third quarter	4,922	3,482	1,146	[1]	0.26
Fourth quarter	4,985	3,686	831		0.18

2010
First quarter	$4,944	$3,087	$670		$0.15
Second quarter	5,181	3,332	568		0.13
Third quarter	5,396	3,586	801		0.18
Fourth quarter	5,459	3,707	552	[2]	0.12

[1]	Net income for the third quarter of 2011 included $559 in net gains on securities.
[2]	Net income for the fourth quarter of 2010 included $1,180 in provision for loan losses.

F-77.

No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by LaPorte Bancorp, Inc. or The LaPorte Savings Bank. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of LaPorte Bancorp, Inc. or The LaPorte Savings Bank since any of the dates as of which information is furnished herein or since the date hereof.

Up to 3,450,000 Shares

(Subject to Increase to up to 3,967,500 Shares)

LaPorte Bancorp, Inc.

(Proposed Holding Company for

The LaPorte Savings Bank)

COMMON STOCK

par value $0.01 per share

PROSPECTUS

STERNE AGEE

[Prospectus date]

These securities are not deposits or accounts and are not federally insured or guaranteed.

Until [expiration date], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

[Letterhead of LaPorte Bancorp, Inc.]

Dear Fellow Shareholder:

LaPorte Bancorp, Inc., a Federal corporation (“LaPorte-Federal”), is soliciting shareholder votes regarding the mutual-to-stock conversion of LaPorte Savings Bank, MHC. Pursuant to a Plan of Conversion and Reorganization, our organization will convert from a partially public company to a fully public company by selling a minimum of 2,550,000 shares of common stock of a newly formed company named LaPorte Bancorp, Inc., a Maryland corporation (“New LaPorte”), which will replace LaPorte-Federal as the holding company for The LaPorte Savings Bank.

The Proxy Vote

We have received conditional regulatory approval to implement the Plan of Conversion and Reorganization. However, we must also receive the approval of our shareholders. Enclosed is a proxy statement/prospectus describing the proposals being presented at our special meeting of shareholders. Please promptly vote the enclosed Proxy Card. Our Board of Directors urges you to vote “FOR” the approval of the Plan of Conversion and Reorganization and “FOR” the other matters being presented at the special meeting.

The Exchange

At the conclusion of the conversion, your shares of LaPorte-Federal common stock will be exchanged for new shares of New LaPorte common stock. The number of new shares that you receive will be based on an exchange ratio that is described in the proxy statement/prospectus. Shortly after the completion of the conversion, our exchange agent will send a transmittal form to each shareholder of LaPorte-Federal who holds stock certificates. The transmittal form explains the procedure to follow to exchange your shares. Please do not deliver your certificate(s) before you receive the transmittal form. Shares of LaPorte-Federal that are held in street name (e.g. in a brokerage account) will be converted automatically at the conclusion of the conversion; no action or documentation is required of you.

The Stock Offering

We are offering the shares of common stock of New LaPorte for sale at $8.00 per share. The shares are being offered in a subscription offering to eligible current and former depositors of The LaPorte Savings Bank and tax-qualified employee benefit plans of The LaPorte Savings Bank. If all shares are not subscribed for in the subscription offering, shares will be available in a community offering to the general public, with a preference given to residents of the communities served by The LaPorte Savings Bank and to shareholders of LaPorte-Federal. We may also offer for sale shares of common stock not purchased in the subscription or community offerings in a syndicated community offering or an underwritten public offering conducted on a firm commitment basis. If you are interested in purchasing shares of common stock, you may request a stock order form and prospectus by calling our Stock Information Center at the number in the Questions and Answers section herein. Existing shareholders of LaPorte-Federal do not have priority rights to buy shares of New LaPorte common stock in the subscription offering unless they are also depositors of The LaPorte Savings Bank. The stock offering period is expected to expire on                     .

If you have any questions, please refer to the Questions and Answers section herein.

We thank you for your support as a shareholder of LaPorte-Federal.

Sincerely,

Lee A. Brady

Chief Executive Officer

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. None of the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Indiana Department of Financial Institutions, or any state securities regulator has approved or disapproved of these securities or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

PROSPECTUS OF LAPORTE BANCORP, INC., A MARYLAND CORPORATION

PROXY STATEMENT OF LAPORTE BANCORP, INC., A FEDERAL CORPORATION

The LaPorte Savings Bank is converting from the mutual holding company structure to a fully-public stock holding company structure. Currently, The LaPorte Savings Bank is a wholly-owned subsidiary of LaPorte Bancorp, Inc., a federal corporation (“LaPorte-Federal”), and LaPorte Savings Bank, MHC owns 54.1% of LaPorte-Federal’s common stock. The remaining 45.9% of LaPorte-Federal’s common stock is owned by public shareholders. As a result of the conversion, a newly formed Maryland corporation named LaPorte Bancorp, Inc. (“New LaPorte”) will replace LaPorte-Federal as the holding company of The LaPorte Savings Bank. Each share of LaPorte-Federal common stock owned by the public will be exchanged for between 1.0002 and 1.5561 shares of common stock of New LaPorte so that immediately after the conversion LaPorte-Federal’s existing public shareholders will own the same percentage of New LaPorte common stock as they owned of LaPorte-Federal’s common stock immediately prior to the conversion, as adjusted for the assets of LaPorte Savings Bank, MHC and excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares, as further discussed below. The actual number of shares that you will receive will depend on the percentage of LaPorte-Federal common stock held by the public at the completion of the conversion, an adjustment for the aggregate amount of LaPorte-Federal dividends paid to LaPorte Savings Bank, MHC and the initial capitalization of LaPorte Savings Bank, MHC, the final independent appraisal of New LaPorte and the number of shares of New LaPorte common stock sold in the offering described in the following paragraph. It will not depend on the market price of LaPorte-Federal common stock. See “Proposal 1 — Approval of the Plan of Conversion and Reorganization — Share Exchange Ratio for Current Shareholders” for a discussion of the exchange ratio. Based on the $         per share closing price of LaPorte-Federal common stock as of the last trading day prior to the date of this proxy statement/prospectus, unless at least                  shares of New LaPorte common stock are sold in the offering (which is between the                      and the                      of the offering range), the initial value of the New LaPorte common stock you receive in the share exchange would be less than the market value of the LaPorte-Federal common stock you currently own. See “Risk Factors — The market value of New LaPorte common stock received in the share exchange may be less than the market value of LaPorte-Federal common stock exchanged.”

Concurrently with the exchange offer, we are offering up to 3,967,500 shares of common stock of New LaPorte, representing the 54.1% ownership interest of LaPorte Savings Bank, MHC in LaPorte-Federal, for sale to eligible depositors of The LaPorte Savings Bank and to the public, including LaPorte-Federal shareholders, at a price of $8.00 per share. The conversion of LaPorte Savings Bank, MHC and the offering and exchange of common stock by New LaPorte is referred to herein as the “conversion and offering.” After the conversion and offering are completed, The LaPorte Savings Bank will be a wholly-owned subsidiary of New LaPorte, and 100% of the common stock of New LaPorte will be owned by public shareholders. As a result of the conversion and offering, LaPorte-Federal and LaPorte Savings Bank, MHC will cease to exist.

LaPorte-Federal’s common stock is currently traded on Nasdaq under the trading symbol “LPSB.” For a period of 20 trading days after the completion of the conversion and offering, we expect New LaPorte’s shares of common stock will trade on the Nasdaq Capital Market under the symbol “LPSBD,” and, thereafter, the trading symbol will be “LPSB.”

The conversion and offering cannot be completed unless the shareholders of LaPorte-Federal approve the Plan of Conversion and Reorganization of LaPorte Savings Bank, MHC, referred to herein as the “plan of conversion.” LaPorte-Federal is holding its special meeting of shareholders at the executive offices of The LaPorte Savings Bank, 710 Indiana Avenue, LaPorte, Indiana 46350, on September 25, 2012, at 6:30 p.m., Central Time, to consider and vote upon the plan of conversion. We must obtain the affirmative vote of the holders of (i) two-thirds of the total number of votes entitled to be cast at the special meeting by LaPorte-Federal shareholders, including shares held by LaPorte Savings Bank, MHC, and (ii) a majority of the total number of votes entitled to be cast at the special meeting by LaPorte-Federal shareholders other than LaPorte Savings Bank, MHC. LaPorte-Federal’s board of directors unanimously recommends that shareholders vote “FOR” the plan of conversion.

This document serves as the proxy statement for the special meeting of shareholders of LaPorte-Federal and the prospectus for the shares of New LaPorte common stock to be issued in exchange for shares of LaPorte-Federal common stock. We urge you to read this entire document carefully. You can also obtain information about us from documents that we have filed with the Securities and Exchange Commission and the Board of Governors of the Federal Reserve System. This document does not serve as the prospectus relating to the offering by New LaPorte of its shares of common stock for sale, which is being made pursuant to a separate prospectus. Shareholders of LaPorte-Federal are not required to participate in the stock offering.

This proxy statement/prospectus contains information that you should consider in evaluating the plan of conversion. In particular, you should carefully read the section captioned “Risk Factors” beginning on page 11 for a discussion of certain risk factors relating to the conversion and offering.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

None of the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Indiana Department of Financial Institutions or any state securities regulator has approved or disapproved of these securities or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

For answers to your questions, please read this proxy statement/prospectus, including the Questions and Answers section, beginning on page 1. Questions about voting on the plan of conversion may be directed to our proxy information agent, Phoenix Advisory Partners, toll-free, at (877) 478-5038, Monday through Friday from 9:00 a.m. to 5:00 p.m., Central Time.

The date of this proxy statement/prospectus is [document date], and it is first being mailed to shareholders of LaPorte-Federal on or about [mail date].

LAPORTE BANCORP, INC.

710 Indiana Avenue

LaPorte, Indiana 46350

(219) 362-7511

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

On September 25, 2012, LaPorte Bancorp, Inc. will hold its special meeting of shareholders at the executive offices of The LaPorte Savings Bank, 710 Indiana Avenue, LaPorte, Indiana 46350. The meeting will begin at 6:30 p.m., Central Time. At the meeting, shareholders will consider and act on the following:

1.	The approval of a plan of conversion and reorganization whereby LaPorte Savings Bank, MHC and LaPorte Bancorp, Inc. will convert and reorganize from the mutual holding company structure to the stock holding company structure, as described in more detail in the attached proxy statement/prospectus;

2.	The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion and reorganization;

3.	The following informational proposals:

3a.	Approval of a provision in New LaPorte’s articles of incorporation requiring a super-majority vote of shareholders to approve certain amendments to New LaPorte’s articles of incorporation;

3b.	Approval of a provision in New LaPorte’s articles of incorporation requiring a super-majority vote of shareholders to approve shareholder-proposed amendments to New LaPorte’s bylaws;

3c.	Approval of a provision in New LaPorte’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of New LaPorte’s outstanding voting stock; and

4.	Such other business that may properly come before the meeting.

NOTE: The board of directors is not aware of any other business to come before the meeting.

The provisions of New LaPorte’s articles of incorporation that are summarized as informational proposals 3a through 3c were approved as part of the process in which our board of directors approved the plan of conversion and reorganization (referred to herein as the “plan of conversion”). These proposals are informational in nature only, because the Board of Governors of the Federal Reserve System’s regulations governing mutual-to-stock conversions only provide for a vote on the entire plan of conversion and not specific parts of the plan of conversion such as the content of the governing documents of the new savings and loan holding company. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if shareholders approve the plan of conversion, regardless of whether shareholders vote to approve any or all of the informational proposals.

The board of directors has fixed July 31, 2012, as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting and at an adjournment or postponement thereof.

Upon written request addressed to the Corporate Secretary of LaPorte-Federal at the address given above, shareholders may obtain an additional copy of this proxy statement/prospectus and/or a copy of the plan of conversion and the articles of incorporation and bylaws of New LaPorte. In order to assure timely receipt of the additional copy of the proxy statement/prospectus and/or the plan of conversion, the written request should be received by LaPorte-Federal by [REQUEST DATE].

Please complete and sign the enclosed proxy card, which is solicited by the board of directors, and mail it promptly in the enclosed envelope. If you prefer, you may vote by using the telephone or Internet. For information on submitting your proxy by mail or voting by telephone or Internet, please refer to instructions on the enclosed proxy card. The proxy will not be used if you attend the meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

Vern D. Sams
Corporate Secretary

LaPorte, Indiana

[document date]

QUESTIONS AND ANSWERS

FOR SHAREHOLDERS OF LAPORTE-FEDERAL

REGARDING THE PLAN OF CONVERSION AND REORGANIZATION

You should read this document for more information about the conversion and reorganization. The plan of conversion and reorganization described herein (referred to as the “plan of conversion”) has been conditionally approved by LaPorte-Federal’s primary federal regulator, the Board of Governors of the Federal Reserve System. However, such approval by this agency does not constitute a recommendation or endorsement of the plan of conversion.

Q.	WHAT ARE SHAREHOLDERS BEING ASKED TO APPROVE?

A.	LaPorte-Federal shareholders as of July 31, 2012 are being asked to vote on the plan of conversion pursuant to which LaPorte Savings Bank, MHC will convert from the mutual to the stock form of organization. As part of the conversion, a newly formed Maryland corporation, New LaPorte, is offering its common stock to eligible depositors of The LaPorte Savings Bank, to shareholders of LaPorte-Federal as of July 31, 2012 and to the public. The shares offered represent LaPorte Savings Bank, MHC’s current 54.1% ownership interest in LaPorte-Federal. Following the conversion and offering, LaPorte Savings Bank, MHC and LaPorte-Federal will no longer exist, and New LaPorte will replace LaPorte-Federal as the parent company of The LaPorte Savings Bank. Voting for approval of the plan of conversion will also include approval of the exchange ratio and the articles of incorporation and bylaws of New LaPorte (including the anti-takeover provisions and provisions limiting shareholder rights). Your vote is important. Without sufficient votes “FOR” its adoption, we cannot implement the plan of conversion and complete the stock offering.

In addition, LaPorte-Federal shareholders are being asked to approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion.

Shareholders also are asked to vote on the following informational proposals with respect to the articles of incorporation of New LaPorte:

•	Approval of a provision in New LaPorte’s articles of incorporation requiring a super-majority vote of shareholders to approve certain amendments to New LaPorte’s articles of incorporation;

•	Approval of a provision in New LaPorte’s articles of incorporation requiring a super-majority vote of shareholders to approve shareholder-proposed amendments to New LaPorte’s bylaws; and

•	Approval of a provision in New LaPorte’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of New LaPorte’s outstanding voting stock.

The provisions of New LaPorte’s articles of incorporation that are included as informational proposals were approved as part of the process in which our board of directors approved the plan of conversion. These proposals are informational in nature only, because the Board of Governors of the Federal Reserve System’s regulations governing mutual-to-stock conversions only provide for a vote on the entire plan of conversion and not specific parts of the plan of conversion such as the content of the governing documents of the new savings and loan holding company. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if shareholders approve the plan of conversion, regardless of whether shareholders vote to approve any or all of the informational proposals. The provisions of New LaPorte’s articles of incorporation that are summarized above as informational proposals may have the effect of deterring, or rendering more difficult, attempts by third parties to obtain control of New LaPorte if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Your vote is important. We cannot implement the plan of conversion and the related stock offering unless the adoption of the plan of conversion receives the affirmative vote of a majority of shares held by our public shareholders.

Q.	WHAT ARE THE REASONS FOR THE CONVERSION AND RELATED OFFERING?

A.	Our primary reasons for converting to the fully public stock form of ownership and undertaking the stock offering are to:

•	increase our capital to support continued growth and future business activities;

•	transition us from the mutual holding company structure to a more familiar and flexible organizational structure;

•	improve the trading liquidity of our shares of common stock; and

•

eliminate the uncertainties associated with the mutual holding company structure resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act and the sunset of the Office of Thrift Supervision.

Q.	WHAT WILL SHAREHOLDERS RECEIVE FOR THEIR EXISTING LAPORTE-FEDERAL SHARES?

A.	As more fully described in “Proposal 1 — Approval of the Plan of Conversion and Reorganization — Share Exchange Ratio for Current Shareholders,” depending on the number of shares sold in the offering, each share of common stock that you own at the time of the completion of the conversion will be exchanged for between 1.0002 shares at the minimum and 1.3532 shares at the maximum of the offering range (or 1.5561 shares at the adjusted maximum of the offering range) of New LaPorte common stock (cash will be paid in lieu of any fractional shares). For example, if you own 100 shares of LaPorte-Federal common stock, and the exchange ratio is 1.1767 (at the midpoint of the offering range), after the conversion you will receive 117 shares of New LaPorte common stock and $5.36 in cash, the value of the fractional share, based on the $8.00 per share purchase price of stock in the offering.

If you own shares of LaPorte-Federal common stock in a brokerage account in “street name,” your shares will be automatically exchanged within your account, and you do not need to take any action to exchange your shares of common stock or receive cash in lieu of fractional shares. If you own shares in the form of LaPorte-Federal stock certificates, after the completion of the conversion and stock offering, our exchange agent will mail to you a transmittal form with instructions to surrender your stock certificates. New certificates of New LaPorte common stock and a check representing cash in lieu of fractional shares will be mailed to you within five business days after the exchange agent receives properly executed transmittal forms and your LaPorte-Federal stock certificates. You should not submit a stock certificate until you receive a transmittal form.

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Q.	WHY WILL THE SHARES THAT I RECEIVE BE BASED ON A PRICE OF $8.00 PER SHARE RATHER THAN THE TRADING PRICE OF THE COMMON STOCK PRIOR TO COMPLETION OF THE CONVERSION?

A.	The shares to be issued in the exchange will be based on a price of $8.00 per share because that is the price at which New LaPorte will sell shares in its stock offering. The amount of common stock New LaPorte will issue at $8.00 per share in the offering plus the exchange is based on an independent appraisal of the estimated market value of New LaPorte, assuming the conversion and offering are completed. RP Financial, LC., an appraisal firm experienced in appraisal of financial institutions, has estimated that, as of May 25, 2012, this market value was $44.1 million. Based on Board of Governors of the Federal Reserve System regulations, this market value forms the midpoint of a range with a minimum of $37.5 million and a maximum of $50.8 million. Based on this valuation, the number of shares of common stock of New LaPorte that existing public shareholders of LaPorte-Federal will receive in exchange for their shares of LaPorte-Federal common stock will range from 2,139,224 to 2,894,244, with a midpoint of 2,516,734 (a value of $17.1 million to $23.2 million, with a midpoint of $20.1 million, at $8.00 per share). The number of shares received by the existing public shareholders of LaPorte-Federal is intended to maintain their existing 45.9% ownership in our organization, as adjusted for the assets of LaPorte Savings Bank, MHC (excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares). The independent appraisal is based in part on LaPorte-Federal’s financial condition and results of operations, the pro forma impact of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a peer group of ten publicly traded savings and loan holding companies that RP Financial, LC. considered comparable to LaPorte-Federal.

Q.	DOES THE EXCHANGE RATIO DEPEND ON THE TRADING PRICE OF LAPORTE-FEDERAL COMMON STOCK?

A.	No, the exchange ratio will not be based on the market price of LaPorte-Federal common stock. Instead, the purpose of the exchange ratio is to maintain the ownership percentage of existing public shareholders of LaPorte-Federal, as adjusted for the assets of LaPorte Savings Bank, MHC. Therefore, changes in the price of LaPorte-Federal common stock between now and the completion of the conversion and offering will not affect the calculation of the exchange ratio.

Q.	WHY DOESN’T LAPORTE-FEDERAL WAIT TO CONDUCT THE CONVERSION AND OFFERING UNTIL THE STOCK MARKET IMPROVES SO THAT CURRENT SHAREHOLDERS CAN RECEIVE A HIGHER EXCHANGE RATIO?

A.	The board of directors believes that the stock holding company form of organization and the capital to be raised in the conversion offer important advantages and that it is in the best interest of our shareholders to complete the conversion and offering sooner rather than later. There is no way to know when market conditions will change or how changes in market conditions might affect stock prices for financial institutions, when regulations governing conversions to stock form will change, or how they may change. The board of directors concluded that it would be better to complete the conversion and offering now rather than wait an indefinite amount of time for potentially better market conditions.

Q.	SHOULD I SUBMIT MY STOCK CERTIFICATES NOW?

A.	No. If you hold stock certificate(s), instructions for exchanging the certificates will be sent to you by our exchange agent after completion of the conversion. If your shares are held in “street name” (e.g., in a brokerage account) rather than in certificate form, the share exchange will be reflected automatically in your account upon completion of the conversion.

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Q.	HOW DO I VOTE?

A.	Mark your vote, sign each proxy card enclosed and return the card(s) in the enclosed proxy reply envelope. Alternatively, you may vote by telephone or Internet, by following the instructions on the enclosed proxy card. YOUR VOTE IS IMPORTANT. PLEASE VOTE PROMPTLY.

Q.	IF MY SHARES ARE HELD IN STREET NAME, WILL MY BROKER OR OTHER NOMINEE AUTOMATICALLY VOTE ON THE PLAN ON MY BEHALF?

A.	No. Your broker or other nominee will not be able to vote your shares without instructions from you. You should instruct your broker or other nominee to vote your shares, using the directions that they provide to you.

Q.	WHY SHOULD I VOTE? WHAT HAPPENS IF I DON’T VOTE?

A.	Your vote is very important. We believe the conversion and offering are in the best interests of our shareholders and the communities we serve. However, not voting all the proxy card(s) you receive will have the same effect as voting “against” the plan of conversion. Without sufficient favorable votes “for” the plan of conversion, we cannot complete the conversion and offering.

Q.	WHAT IF I DO NOT GIVE VOTING INSTRUCTIONS TO MY BROKER, BANK OR OTHER NOMINEE?

A.	Your vote is important. If you do not instruct your broker, bank or other nominee to vote your shares, the unvoted proxy will have the same effect as a vote “against” the plan of conversion.

Q.	MAY I PLACE AN ORDER TO PURCHASE SHARES IN THE OFFERING, IN ADDITION TO THE SHARES THAT I WILL RECEIVE IN THE EXCHANGE?

A.	Yes. If you would like to receive a prospectus and stock order form, you may call our Stock Information Center, toll-free, at 1-(855) 573-4143, Monday, noon to 4:30 p.m., Tuesday through Thursday, 9:00 a.m. to 4:30 p.m. and Friday, 9:00 a.m. to noon, Central Time. The Stock Information Center is closed weekends and bank holidays.

Eligible current and former depositors of The LaPorte Savings Bank and participants in The LaPorte Savings Bank’s tax-qualified employee benefit plans have priority subscription rights allowing them to purchase common stock in a subscription offering. Shares not purchased in the subscription offering may be available for sale to the public in a community offering, as described herein. In the event orders for New LaPorte common stock in a community offering exceed the number of shares available for sale, shares may be allocated (to the extent shares remain available) first to cover orders of natural persons (including trusts of natural persons) residing in the Indiana counties of LaPorte, Porter, Lake, St. Joseph and Stark and the Michigan county of Berrien; second to cover orders of LaPorte-Federal shareholders as of July 31, 2012; and thereafter to cover orders of the general public.

Shareholders of LaPorte-Federal are subject to an ownership limitation. Shares of common stock purchased in the offering by a shareholder and his or her associates or individuals acting in concert with the shareholder, plus any shares a shareholder and these individuals receive in the exchange for existing shares of LaPorte-Federal common stock, may not exceed 5% of the total shares of common stock of New LaPorte to be issued and outstanding after the completion of the conversion. If you currently own more than 5% of our total outstanding shares, you may not purchase shares in the offering.

Please note that properly completed and signed stock order forms, with full payment, must be received (not postmarked) no later than 12:00 noon, Central Time on [order date].

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Q.	WILL THE CONVERSION HAVE ANY EFFECT ON DEPOSIT AND LOAN ACCOUNTS AT THE LAPORTE SAVINGS BANK?

A.	No. The account number, amount, interest rate and withdrawal rights of deposit accounts will remain unchanged. Deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the legal limit. Loans and rights of borrowers will not be affected. Deposit accounts will not be converted to stock.

OTHER QUESTIONS?

For answers to other questions, please read this proxy statement/prospectus. Questions about voting on the plan of conversion may be directed to our proxy information agent, Phoenix Advisory Partners, toll-free, at (877) 478-5038, Monday through Friday from 9:00 a.m. to 5:00 p.m., Central Time.

Questions about the stock offering may be directed to our Stock Information Center, toll-free, at 1-(855) 573-4143, Monday, noon to 4:30 p.m., Tuesday through Thursday, 9:00 a.m. to 4:30 p.m. and Friday, 9:00 a.m. to noon, Central Time. The Stock Information Center is closed weekends and bank holidays.

5

SUMMARY

This summary highlights material information from this proxy statement/prospectus and may not contain all the information that is important to you. To understand the conversion and other proposals fully, you should read this entire document carefully, including the sections entitled “Risk Factors,” “Proposal 1 — Approval of The Plan of Conversion and Reorganization,” “Proposal 2 — Adjournment of the Special Meeting,” “Proposals 3a through 3c — Informational Proposals Related to the Articles of Incorporation of New LaPorte” and the consolidated financial statements and the notes to the consolidated financial statements.

The Special Meeting

Date, Time and Place. LaPorte-Federal will hold its special meeting of shareholders at the executive offices of The LaPorte Savings Bank, 710 Indiana Avenue, LaPorte, Indiana 46350, on September 25, 2012, at 6:30 p.m., Central Time.

The Proposals. Shareholders will be voting on the following proposals at the special meeting:

1.	The approval of a plan of conversion and reorganization whereby LaPorte Savings Bank, MHC and LaPorte Bancorp, Inc. will convert and reorganize from the mutual holding company structure to the stock holding company structure, as described in more detail in this proxy statement/prospectus;

2.	The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion;

3.	The following informational proposals:

3a.	Approval of a provision in New LaPorte’s articles of incorporation requiring a super-majority vote of shareholders to approve certain amendments to New LaPorte’s articles of incorporation;

3b.	Approval of a provision in New LaPorte’s articles of incorporation requiring a super-majority vote of shareholders to approve shareholder-proposed amendments to New LaPorte’s bylaws;

3c.	Approval of a provision in New LaPorte’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of New LaPorte’s outstanding voting stock; and

4.	Such other business that may properly come before the meeting.

The provisions of New LaPorte’s articles of incorporation which are summarized as informational proposals 3a through 3c were approved as part of the process in which our board of directors approved the plan of conversion. These proposals are informational in nature only, because the Board of Governors of the Federal Reserve System’s regulations governing mutual-to-stock conversions only provide for a vote on the entire plan of conversion and not specific parts of the plan of conversion such as the content of the governing documents of the new savings and loan holding company. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if shareholders approve the plan of conversion, regardless of whether shareholders vote to approve any or all of the informational proposals. The provisions of New LaPorte’s articles of incorporation which are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of New LaPorte, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

6

Vote Required for Approval of Proposals by the Shareholders of LaPorte-Federal

Proposal 1: Approval of the Plan of Conversion and Reorganization. We must obtain the affirmative vote of the holders of (i) two-thirds of the total number of votes entitled to be cast at the special meeting by LaPorte-Federal shareholders, including shares held by LaPorte Savings Bank, MHC, and (ii) a majority of the total number of votes entitled to be cast at the special meeting by LaPorte-Federal shareholders other than LaPorte Savings Bank, MHC.

Proposal 1 must also be approved by the depositors of The LaPorte Savings Bank at a special meeting called for that purpose.

Proposal 2: Approval of the adjournment of the special meeting. We must obtain the affirmative vote of at least a majority of the votes cast by LaPorte-Federal shareholders at the special meeting to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion.

Informational Proposals 3a through 3c. The provisions of New LaPorte’s articles of incorporation that are summarized as informational proposals were approved as part of the process in which the board of directors of LaPorte-Federal approved the plan of conversion. These proposals are informational in nature only, because the Board of Governors of the Federal Reserve System’s regulations governing mutual-to-stock conversions only provide for a vote on the entire plan of conversion and not specific parts of the plan of conversion such as the content of the governing documents of the new savings and loan holding company. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if shareholders approve the plan of conversion, regardless of whether shareholders vote to approve any or all of the informational proposals. The provisions of New LaPorte’s articles of incorporation that are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of New LaPorte if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Other Matters. We must obtain the affirmative vote of the majority of the votes cast by holders of outstanding shares of common stock of LaPorte-Federal. At this time, we know of no other matters that may be presented at the special meeting.

Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must advise the corporate secretary of LaPorte-Federal in writing before your common stock has been voted at the special meeting, deliver a later-dated proxy or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

Vote by LaPorte Savings Bank, MHC

Management anticipates that LaPorte Savings Bank, MHC, our majority shareholder, will vote all of its shares of common stock in favor of all the matters set forth above. If LaPorte Savings Bank, MHC votes all of its shares in favor of each proposal, the approval of the adjournment of the special meeting, if necessary, would be assured.

As of July 31, 2012, the directors and executive officers of LaPorte-Federal beneficially owned              shares (excluding exercisable options), or approximately     % of the outstanding shares of LaPorte-Federal common stock, and LaPorte Savings Bank, MHC owned 2,522,013 shares, or approximately 54.1% of the outstanding shares of LaPorte-Federal common stock.

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Vote Recommendations

Your board of directors unanimously recommends that you vote “FOR” the plan of conversion, “FOR” the adjournment of the special meeting, if necessary, and “FOR” the Informational Proposals 3a through 3c.

The Companies

[Same as Prospectus]

Plan of Conversion and Reorganization

The Boards of Directors of LaPorte-Federal, LaPorte Savings Bank, MHC, The LaPorte Savings Bank and New LaPorte have adopted the plan of conversion pursuant to which The LaPorte Savings Bank will reorganize from the mutual holding company structure to a fully public stock holding company structure. Public shareholders of LaPorte-Federal will receive shares in New LaPorte in exchange for their shares of LaPorte-Federal common stock based on an exchange ratio. This conversion to a stock holding company structure also includes the offering by New LaPorte of shares of its common stock to eligible depositors of The LaPorte Savings Bank and to the public, including LaPorte-Federal shareholders, in a subscription offering and, if necessary, in a community offering and/or syndicated community offering or an underwritten public offering conducted on a firm commitment basis. Following the conversion and offering, LaPorte Savings Bank, MHC and LaPorte-Federal will no longer exist, and New LaPorte will replace LaPorte-Federal as the parent company of The LaPorte Savings Bank.

The conversion and offering cannot be completed unless the shareholders of LaPorte-Federal approve the plan of conversion. LaPorte-Federal’s shareholders will vote on the plan of conversion at LaPorte-Federal’s special meeting. This document is the proxy statement used by LaPorte-Federal’s board of directors to solicit proxies for the special meeting. It is also the prospectus of New LaPorte regarding the shares of New LaPorte common stock to be issued to LaPorte-Federal’s public shareholders in the share exchange. This document does not serve as the prospectus relating to the offering by New LaPorte of its shares of common stock in the subscription offering and any community offering or syndicated community offering or an underwritten public offering conducted on a firm commitment basis, which will be made pursuant to a separate prospectus.

Our Organizational Structure

[Same as Prospectus]

Our Organizational Structure Following the Conversion

[Same as Prospectus]

Business Strategy

[Same as Prospectus]

Reasons for the Conversion and the Offering

[Same as Prospectus]

Terms of the Offering

[Same as Prospectus]

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How We Determined the Offering Range, the Exchange Ratio and the $8.00 Per Share Stock Price

[Same as Prospectus]

After-Market Stock Price Performance Provided by Independent Appraiser

[Same as Prospectus]

The Exchange of Existing Shares of LaPorte-Federal Common Stock

[Same as Prospectus]

How We Intend to Use the Proceeds From the Offering

[Same as Prospectus]

Purchases by Executive Officers and Directors

[Same as Prospectus]

Our Dividend Policy

[Same as Prospectus]

Our Market Area

[Same as Prospectus]

Conditions to Completion of the Conversion

[Same as Prospectus]

Steps We May Take if We Do Not Receive Orders for the Minimum Number of Shares

[Same as Prospectus]

Possible Change in the Offering Range

[Same as Prospectus]

Possible Termination of the Offering

[Same as Prospectus]

Benefits to Management and Potential Dilution to Shareholders Resulting from the Conversion

[Same as Prospectus]

Market for Common Stock

[Same as Prospectus]

9

Tax Consequences

[Same as Prospectus]

Changes in Shareholders’ Rights for Existing Shareholders of LaPorte-Federal

As a result of the conversion, existing shareholders of LaPorte-Federal will become shareholders of New LaPorte. Some rights of shareholders of New LaPorte will be reduced compared to the rights shareholders currently have in LaPorte-Federal. The reduction in shareholder rights results from differences between the federal and Maryland charters and bylaws, and from distinctions between federal and Maryland law. Many of the differences in shareholder rights under the articles of incorporation and bylaws of New LaPorte are not mandated by Maryland law but have been chosen by management as being in the best interests of New LaPorte and all of its shareholders. The differences in shareholder rights in the articles of incorporation and bylaws of New LaPorte include the following: (i) greater lead time required for shareholders to submit proposals for certain provisions of new business or to nominate directors; (ii) approval by at least 80% of outstanding shares required to amend the bylaws and certain provisions of the articles of incorporation; and (iii) a limit on voting rights of shares beneficially owned in excess of 10% of New LaPorte’s outstanding voting stock. See “Comparison of Shareholders’ Rights For Existing Shareholders of LaPorte-Federal” for a discussion of these differences.

Dissenters’ Rights

Shareholders of LaPorte-Federal do not have dissenters’ rights in connection with the conversion and offering.

Important Risks in Owning New LaPorte’s Common Stock

Before you decide to purchase stock, you should read the “Risk Factors” section beginning on page 11 of this proxy statement/prospectus.

10

RISK FACTORS

You should consider carefully the following risk factors when deciding how to vote on the conversion and before purchasing shares of New LaPorte common stock.

Risks Related to Our Business

[Same as Prospectus]

Risks Related to the Offering and the Exchange

The market value of New LaPorte common stock received in the share exchange may be less than the market value of LaPorte-Federal common stock exchanged.

The number of shares of New LaPorte common stock you receive will be based on an exchange ratio that will be determined as of the date of completion of the conversion and offering. The exchange ratio will be based on the percentage of LaPorte-Federal common stock held by the public prior to the completion of the conversion and offering, an adjustment for the aggregate amount of LaPorte-Federal dividends paid to LaPorte Savings Bank, MHC and the initial capitalization of LaPorte Savings Bank, MHC, the final independent appraisal of New LaPorte common stock prepared by RP Financial, LC. and the number of shares of common stock sold in the offering. The exchange ratio will ensure that existing public shareholders of LaPorte-Federal common stock will own the same percentage of New LaPorte common stock after the conversion and offering as they owned of LaPorte-Federal common stock immediately prior to completion of the conversion and offering, as adjusted for the assets of LaPorte Savings Bank, MHC (excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares). The exchange ratio will not depend on the market price of LaPorte-Federal common stock.

The exchange ratio ranges from 1.0002 shares at the minimum to 1.3532 shares at the maximum (or 1.5561 at the adjusted maximum) of the offering range of New LaPorte common stock per share of LaPorte-Federal common stock. Shares of New LaPorte common stock issued in the share exchange will have an initial value of $8.00 per share. Depending on the exchange ratio and the market value of LaPorte-Federal common stock at the time of the exchange, the initial market value of the New LaPorte common stock that you receive in the share exchange could be less than the market value of the LaPorte-Federal common stock that you currently own. Based on the most recent closing price of LaPorte-Federal common stock prior to the date of this proxy statement/prospectus, which was $        , unless at least              shares of New LaPorte common stock are sold in the offering (which is between the                      and the                      of the offering range), the initial value of the New LaPorte common stock you receive in the share exchange would be less than the market value of the LaPorte-Federal common stock you currently own.

[Remaining risks same as Prospectus]

11

INFORMATION ABOUT THE SPECIAL MEETING

General

This proxy statement/prospectus is being furnished to you in connection with the solicitation by the board of directors of LaPorte-Federal of proxies to be voted at the special meeting of shareholders to be held at the executive offices of The LaPorte Savings Bank, 710 Indiana Avenue, LaPorte, Indiana 46350, on September 25, 2012, at 6:30 p.m., Central Time, and any adjournment or postponement thereof.

At the special meeting, shareholders will consider and vote upon the plan of conversion and reorganization of LaPorte Savings Bank, MHC (referred to herein as the “plan of conversion”).

In addition, shareholders will vote on a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion.

Voting in favor of or against the plan of conversion includes a vote for or against the conversion of LaPorte Savings Bank, MHC to a stock holding company as contemplated by the plan of conversion. Voting in favor of the plan of conversion will not obligate you to purchase any shares of common stock in the offering and will not affect the balance, interest rate or federal deposit insurance of any deposits at The LaPorte Savings Bank.

Who Can Vote at the Meeting

You are entitled to vote your LaPorte-Federal common stock if our records show that you held your shares as of the close of business on July 31, 2012. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker or nominee how to vote.

As of the close of business on July 31, 2012, there were [Outstanding Stock] shares of LaPorte-Federal common stock outstanding. Each share of common stock has one vote.

Attending the Meeting

If you are a shareholder as of the close of business on July 31, 2012, you may attend the meeting. However, if you hold your shares in street name, you will need proof of stock ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of LaPorte-Federal common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Quorum; Vote Required

The special meeting will be held only if there is a quorum. A quorum exists if a majority of the outstanding shares of common stock entitled to vote, represented in person or by proxy, is present at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Proposal 1: Approval of the Plan of Conversion and Reorganization. We must obtain the affirmative vote of the holders of (i) two-thirds of the outstanding common stock of LaPorte-Federal entitled to be cast at the special meeting, including shares held by LaPorte Savings Bank, MHC, and (ii) a majority of the outstanding shares of common stock of LaPorte-Federal entitled to be cast at the special meeting, other than shares held by LaPorte Savings Bank, MHC.

12

Proposal 2: Approval of the adjournment of the special meeting. We must obtain the affirmative vote of at least a majority of the votes cast by LaPorte-Federal shareholders at the special meeting to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion.

Informational Proposals 3a through 3c. The provisions of New LaPorte’s articles of incorporation that are summarized as informational proposals were approved as part of the process in which the board of directors of LaPorte-Federal approved the plan of conversion. These proposals are informational in nature only, because the Board of Governors of the Federal Reserve System’s regulations governing mutual-to-stock conversions only provide for a vote on the entire plan of conversion and not specific parts of the plan of conversion such as the content of the governing documents of the new savings and loan holding company. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if shareholders approve the plan of conversion, regardless of whether shareholders vote to approve any or all of the informational proposals. The provisions of New LaPorte’s articles of incorporation that are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of New LaPorte, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Other Matters. We must obtain the affirmative vote of the majority of the votes cast by holders of outstanding shares of common stock of LaPorte-Federal. At this time, we know of no other matters that may be presented at the special meeting.

Shares Held by LaPorte Savings Bank, MHC and Our Executive Officers and Directors

As of July 31, 2012, LaPorte Savings Bank, MHC beneficially owned 2,522,013 shares of LaPorte-Federal common stock. This equals approximately 54.1% of our outstanding shares. LaPorte Savings Bank, MHC intends to vote all of its shares in favor of each proposal presented by LaPorte-Federal at the meeting.

As of July 31, 2012, our executive officers and directors beneficially owned              shares of LaPorte-Federal common stock, not including shares that they may acquire upon the exercise of outstanding stock options. This equals [    %] of our outstanding shares and [    %] of shares held by persons other than LaPorte Savings Bank, MHC.

Voting by Proxy

Our board of directors is sending you this proxy statement/prospectus to request that you allow your shares of LaPorte-Federal common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of LaPorte-Federal common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by our board of directors. Our board of directors recommends that you vote “FOR” approval of the plan of conversion, “FOR” approval of the adjournment of the special meeting, and “FOR” each of the Informational Proposals 3a through 3c.

If any matters not described in this proxy statement/prospectus are properly presented at the special meeting, the board of directors will use their judgment to determine how to vote your shares. We do not know of any other matters to be presented at the special meeting.

If your LaPorte-Federal common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker or other nominee that accompanies this proxy statement/prospectus.

13

Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must advise the corporate secretary of LaPorte-Federal in writing before your common stock has been voted at the special meeting, deliver a later-dated proxy or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

Solicitation of Proxies

This proxy statement/prospectus and the accompanying proxy card are being furnished to you in connection with the solicitation of proxies for the special meeting by the board of directors. LaPorte-Federal will pay the costs of soliciting proxies from its shareholders. To the extent necessary to permit approval of the plan of conversion and the other proposals being considered, Phoenix Advisory Partners, our proxy solicitor, directors, officers or employees of LaPorte-Federal and The LaPorte Savings Bank may solicit proxies by mail, telephone and other forms of communication. We will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with such solicitation. For its services as shareholder information agent and shareholder proxy solicitor, we will pay Phoenix Advisory Partners $5,500 for shareholder solicitation services plus reasonable out-of-pocket expenses and charges for telephone calls made and received in connection with the solicitation.

We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Participants in the Employee Stock Ownership Plan

If you participate in The LaPorte Savings Bank Employee Stock Ownership Plan, you will receive a voting instruction form that reflects all shares you may direct the trustees to vote on your behalf under the Employee Stock Ownership Plan. Under the terms of the Employee Stock Ownership Plan, the Employee Stock Ownership Plan trustee votes all shares held by the Employee Stock Ownership Plan, but each Employee Stock Ownership Plan participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The Employee Stock Ownership Plan trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of LaPorte-Federal common stock held by the Employee Stock Ownership Plan and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. The deadline for returning your voting instructions to the plan’s trustee or its designee is [Voting Instruction Date].

Participants in the 401(k) Plan

If you invest in LaPorte-Federal common stock through the 401(k) Plan as adopted by The LaPorte Savings Bank (the “401(k) Plan”), you will receive a voting instruction form that reflects all shares you may vote under the plan. Under the terms of the 401(k) Plan, a participant is entitled to direct the voting of shares in the LaPorte-Federal Stock Fund credited to his or her account. The trustee will vote all shares for which it does not receive timely voting instructions from participants in the same proportion as shares for which the trustee received timely voting instructions. The deadline for returning your voting instructions to the plan’s trustee or its designee is [Voting Instruction Date].

Recommendation of the Board of Directors

The board of directors recommends that you promptly vote the enclosed proxy card in favor of the above described proposals, including the adoption of the plan of conversion. Voting the proxy card will not prevent you from voting in person at the special meeting. For information on submitting your proxy card by mail or voting by telephone or Internet, please refer to the instructions on the enclosed proxy card.

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Your prompt vote is very important. Failure to vote will have the same effect as voting against the plan of conversion.

PROPOSAL 1 — APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION

The boards of directors of LaPorte-Federal and of LaPorte Savings Bank, MHC have approved the plan of conversion. The plan of conversion must also be approved by the depositors of The LaPorte Savings Bank and the shareholders of LaPorte-Federal. Special meetings have been called for this purpose. The Board of Governors of the Federal Reserve System has conditionally approved the plan of conversion; however, such approval does not constitute a recommendation or endorsement of the plan of conversion by that agency.

General

Pursuant to the plan of conversion, our organization will convert from the mutual holding company form of organization to the fully stock form. Currently, The LaPorte Savings Bank is a wholly-owned subsidiary of LaPorte-Federal and LaPorte Savings Bank, MHC owns approximately 54.1% of LaPorte-Federal’s common stock. The remaining 45.9% of LaPorte-Federal’s common stock is owned by public shareholders. As a result of the conversion, our newly formed company, New LaPorte, will replace LaPorte-Federal as the holding company of The LaPorte Savings Bank. Each share of LaPorte-Federal common stock owned by the public will be exchanged for between 1.0002 shares at the minimum and 1.3532 shares at the maximum of the offering range (or 1.5561 at the adjusted maximum of the offering range) of New LaPorte common stock, so that LaPorte-Federal’s existing public shareholders will own the same percentage of New LaPorte common stock as they owned of LaPorte-Federal’s common stock immediately prior to the conversion, as adjusted for the assets of LaPorte Savings Bank, MHC (excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares). The actual number of shares that you will receive will depend on the percentage of LaPorte-Federal common stock held by the public at the completion of the conversion, an adjustment for the aggregate amount of LaPorte-Federal dividends paid to LaPorte Savings Bank, MHC and the initial capitalization of LaPorte Savings Bank, MHC, the final independent appraisal of New LaPorte and the number of shares of New LaPorte common stock sold in the offering described in the following paragraph. It will not depend on the market price of LaPorte-Federal common stock.

The board of directors considered the possibility that shareholders could receive less than the current market price of LaPorte-Federal when they exchange their shares for shares of New LaPorte depending on the amount of stock sold in the offering. However, the board of directors believes that shareholders should vote to approve the plan of conversion and reorganization because the long-term shareholder benefits of completing the conversion from the mutual holding company form of organization to the fully stock form of organization outweigh any short-term decline in market price. The board of directors believes that completing the conversion and stock offering will increase our capital and support continued growth and future business activities which will increase long-term shareholder value.

Concurrently with the exchange offer, we are offering up to 3,967,500 shares of common stock of New LaPorte, representing the 54.1% ownership interest of LaPorte Savings Bank, MHC in LaPorte-Federal, for sale to eligible depositors and to the public at a price of $8.00 per share. After the conversion and offering are completed, The LaPorte Savings Bank will be a wholly-owned subsidiary of New LaPorte, and 100% of the common stock of New LaPorte will be owned by public shareholders. As a result of the conversion and offering, LaPorte-Federal and LaPorte Savings Bank, MHC will cease to exist.

New LaPorte intends to contribute between $9.4 million and $13.0 million of the net proceeds (or $15.0 million if the offering range is increased by 15%) to The LaPorte Savings Bank and to retain between $7.8 million and $10.8 million of the net proceeds (or $12.4 million if the offering range is increased by 15%). The conversion will be consummated only upon the issuance of at least the minimum number of shares of our common stock offered pursuant to the plan of conversion.

The plan of conversion provides that we will offer shares of common stock in a “subscription offering” in the following descending order of priority:

(i)	First, to depositors with accounts at The LaPorte Savings Bank with aggregate balances of at least $50 at the close of business on March 31, 2011.

(ii)	Second, to our tax-qualified employee benefit plans (specifically The LaPorte Savings Bank’s employee stock ownership plan and 401(k) plan), which will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering. We expect our employee stock ownership plan to purchase 8% of the shares of common stock sold in the offering.

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(iii)	Third, to depositors with accounts at The LaPorte Savings Bank with aggregate balances of at least $50 at the close of business on June 30, 2012.

(iv)	Fourth, to depositors of The LaPorte Savings Bank at the close of business on July 31, 2012.

Shares of common stock not purchased in the subscription offering may be offered for sale in a community offering, with a preference given first to natural persons (including trusts of natural persons) residing in the Indiana counties of LaPorte, Porter, Lake, St. Joseph and Starke and the Michigan county of Berrien and then to LaPorte-Federal’s public shareholders as of July 31, 2012. The community offering may begin concurrently with, during or after the subscription offering. We also may offer for sale shares of common stock not purchased in the subscription offering or the community offering through a syndicated community offering or an underwritten public offering conducted on a firm commitment basis, which will be managed by Sterne, Agee & Leach, Inc. We have the right to accept or reject, in our sole discretion, orders received in the community offering or syndicated community offering. Any determination to accept or reject stock orders in the community offering and the syndicated community offering will be based on the facts and circumstances available to management at the time of the determination.

The community offering, if any, may begin at the same time as, during, or after the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Board of Governors of the Federal Reserve System. See “— Community Offering.” The syndicated community offering may begin at any time following the commencement of the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by us, with approval of the Board of Governors of the Federal Reserve System.

We determined the number of shares of common stock to be offered in the offering based upon an independent valuation of the estimated pro forma market value of New LaPorte. All shares of common stock to be sold in the offering will be sold at $8.00 per share. Investors will not be charged a commission to purchase shares of common stock in the offering. The independent valuation will be updated and the final number of shares of common stock to be issued in the offering will be determined at the completion of the offering. See “— Stock Pricing and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

A copy of the plan of conversion is available for inspection at each branch office of The LaPorte Savings Bank and at the Federal Reserve Bank of Chicago. The plan of conversion is also filed as an exhibit to LaPorte Savings Bank, MHC’s application to convert from mutual to stock form of which this proxy statement/prospectus is a part, copies of which may be obtained from the Board of Governors of the Federal Reserve System. The plan of conversion is also filed as an exhibit to the registration statement we have filed with the Securities and Exchange Commission, of which this proxy statement/prospectus is a part, copies of which may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website. See “Where You Can Find Additional Information.”

The board of directors recommends that you vote “FOR” the Plan of Conversion of LaPorte Savings Bank, MHC.

[Remaining sections same as Prospectus under “The Conversion and Offering,” with the following to be added.]

Exchange of LaPorte-Federal Public Shareholders’ Shares

The conversion of outstanding publicly held shares of LaPorte-Federal common stock into the right to receive shares of New LaPorte common stock will occur automatically at the completion of the conversion. As soon as practicable after the completion of the conversion, our exchange agent will send a transmittal form to each public

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shareholder of LaPorte-Federal who holds physical stock certificates. The transmittal forms will contain instructions on how to exchange certificates evidencing LaPorte-Federal common stock for certificates evidencing New LaPorte common stock. We expect that stock certificates evidencing shares of New LaPorte common stock will be distributed within five business days after the exchange agent receives properly executed transmittal forms, LaPorte-Federal stock certificates and other required documents. Shares held by public shareholders in street name (such as in a brokerage account) will be exchanged automatically upon the completion of the conversion; no transmittal forms will be mailed relating to these shares.

No fractional shares of New LaPorte common stock will be issued to any public shareholder of LaPorte-Federal when the conversion is completed. For each fractional share that would otherwise be issued to a shareholder who holds a stock certificate, we will pay by check an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $8.00 offering purchase price per share. Payment for fractional shares will be made as soon as practicable after the receipt by the exchange agent of the transmittal forms and the surrendered LaPorte-Federal stock certificates. If your shares of common stock are held in street name, you will automatically receive cash in lieu of a fractional share in your account.

You should not forward your stock certificate(s) until you have received transmittal forms, which will include forwarding instructions. After the conversion, shareholders will not receive shares of New LaPorte common stock and will not be paid dividends on the shares of New LaPorte common stock until certificates representing shares of LaPorte-Federal common stock are surrendered for exchange in compliance with the terms of the transmittal form. When shareholders surrender their certificates, any unpaid dividends will be paid without interest. For all other purposes, however, each certificate that represents shares of LaPorte-Federal common stock outstanding at the effective date of the conversion will be considered to evidence ownership of shares of New LaPorte common stock into which those shares have been converted by virtue of the conversion.

If a certificate for LaPorte-Federal common stock has been lost, stolen or destroyed, our exchange agent will issue a new stock certificate upon receipt of appropriate evidence as to the loss, theft or destruction of the certificate, appropriate evidence as to the ownership of the certificate by the claimant, and appropriate and customary indemnification, which is normally effected by the purchase of a bond from a surety company at the shareholder’s expense.

All shares of New LaPorte common stock that we issue in exchange for existing shares of LaPorte-Federal common stock will be considered to have been issued in full satisfaction of all rights pertaining to such shares of common stock, subject, however, to our obligation to pay any dividends or make any other distributions with a record date prior to the effective date of the conversion that may have been declared by us on or prior to the effective date, and which remain unpaid at the effective date.

PROPOSAL 2 — ADJOURNMENT OF THE SPECIAL MEETING

If there are not sufficient votes to constitute a quorum or to approve the plan of conversion at the time of the special meeting, the proposals may not be approved unless the special meeting is adjourned to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received by LaPorte-Federal at the time of the special meeting to be voted for an adjournment, if necessary, LaPorte-Federal has submitted the question of adjournment to its shareholders as a separate matter for their consideration. The board of directors of LaPorte-Federal recommends that shareholders vote “FOR” the adjournment proposal. If it is necessary to adjourn the special meeting, no notice of the adjourned special meeting is required to be given to shareholders (unless the adjournment is for more than 30 days or if a new record date is fixed), other than an announcement at the special meeting of the hour, date and place to which the special meeting is adjourned.

The board of directors recommends that you vote “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion.

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PROPOSALS 3a THROUGH 3c — INFORMATIONAL PROPOSALS RELATED TO THE

ARTICLES OF INCORPORATION OF NEW LAPORTE

By their approval of the plan of conversion as set forth in Proposal 1, the board of directors of LaPorte-Federal has approved each of the informational proposals numbered 3a through 3c, all of which relate to provisions included in the articles of incorporation of New LaPorte. Each of these informational proposals is discussed in more detail below.

As a result of the conversion, the public shareholders of LaPorte-Federal, whose rights are presently governed by the charter and bylaws of LaPorte-Federal, will become shareholders of New LaPorte, whose rights will be governed by the articles of incorporation and bylaws of New LaPorte. The following informational proposals address the material differences between the governing documents of the two companies. This discussion is qualified in its entirety by reference to the charter and bylaws of LaPorte-Federal and the articles of incorporation and bylaws of New LaPorte. See “Where You Can Find Additional Information” for procedures for obtaining a copy of those documents.

The provisions of New LaPorte’s articles of incorporation that are summarized as informational proposals 3a through 3c were approved as part of the process in which the board of directors of LaPorte-Federal approved the plan of conversion. These proposals are informational in nature only, because the Board of Governors of the Federal Reserve System’s regulations governing mutual-to-stock conversions only provide for a vote on the entire plan of conversion and not specific parts of the plan of conversion such as the content of the governing documents of the new savings and loan holding company. LaPorte-Federal’s shareholders are being asked to approve these informational proposals at the special meeting. While we are asking you to vote with respect to each of the informational proposals set forth below, the proposed provisions for which an informational vote is requested will become effective if shareholders approve the plan of conversion, regardless of whether shareholders vote to approve any or all of the informational proposals. The provisions of New LaPorte’s articles of incorporation which are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of New LaPorte, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Informational Proposal 3a. — Approval of a Provision in New LaPorte’s Articles of Incorporation Requiring a Super-Majority Vote of Shareholders to Approve Certain Amendments to New LaPorte’s Articles of Incorporation. No amendment of the charter of LaPorte-Federal may be made unless it is first proposed by the board of directors, then preliminarily approved by the Board of Governors of the Federal Reserve System, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. The articles of incorporation of New LaPorte generally may be amended by the holders of a majority of the shares entitled to vote; provided, however, that any amendment of Section C, D, E or F of Article Fifth (Preferred Stock, Restrictions on Voting Rights of the Corporation’s Equity Securities, Majority Vote and Quorum), Article 7 (Directors), Article 8 (Bylaws), Article 9 (Evaluation of Certain Offers), Article 10 (Indemnification, etc. of Directors and Officers), Article 11 (Limitation of Liability) and Article 12 (Amendment of the Articles of Incorporation) must be approved by the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote, except that the board of directors may amend the articles of incorporation without any action by the shareholders to increase or decrease the aggregate number of shares of capital stock.

These limitations on amendments to specified provisions of New LaPorte’s articles of incorporation are intended to ensure that the referenced provisions are not limited or changed upon a simple majority vote. While this limits the ability of shareholders to amend those provisions, LaPorte Savings Bank, MHC, as a 54.1% shareholder, currently can effectively block any shareholder proposed change to the charter.

The requirement of a super-majority shareholder vote to amend specified provisions of New LaPorte’s articles of incorporation could have the effect of discouraging a tender offer or other takeover attempt where the ability to make fundamental changes through amendments to the articles of incorporation is an important element of the takeover strategy of the potential acquiror. The board of directors believes that the provisions limiting certain amendments to the articles of incorporation will put the board of directors in a stronger position to negotiate with third parties with respect to transactions potentially affecting the corporate structure of New LaPorte and the fundamental rights of its shareholders, and to preserve the ability of all shareholders to have an effective voice in the outcome of such matters.

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The board of directors recommends that you vote “FOR” the approval of a provision in New LaPorte’s articles of incorporation requiring a super-majority vote of shareholders to approve certain amendments to New LaPorte’s articles of incorporation.

Informational Proposal 3b. — Approval of a Provision in New LaPorte’s Articles of Incorporation Requiring a Super-Majority Vote of Shareholders to Approve Shareholder Proposed Amendments to New LaPorte’s Bylaws. An amendment to LaPorte-Federal’s bylaws proposed by shareholders must be approved by the holders of a majority of the total votes eligible to be cast at a legal meeting subject to applicable approval by the Board of Governors of the Federal Reserve System. The articles of incorporation of New LaPorte provide that shareholders may only amend the bylaws if such proposal is approved by the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote.

The requirement of a super-majority shareholder vote to amend the bylaws of New LaPorte is intended to ensure that the bylaws are not limited or changed upon a simple majority vote of shareholders. While this limits the ability of shareholders to amend the bylaws, LaPorte Savings Bank, MHC, as a 54.1% shareholder, currently can effectively block any shareholder proposed change to the bylaws. Also, the board of directors of both LaPorte-Federal and New LaPorte may by a majority vote amend either company’s bylaws.

This provision in New LaPorte’s articles of incorporation could have the effect of discouraging a tender offer or other takeover attempt where the ability to make fundamental changes through amendments to the bylaws is an important element of the takeover strategy of the potential acquiror. The board of directors believes that the provision limiting amendments to the bylaws will put the board of directors in a stronger position to negotiate with third parties with respect to transactions potentially affecting the corporate structure of New LaPorte and the fundamental rights of its shareholders, and to preserve the ability of all shareholders to have an effective voice in the outcome of such matters.

The board of directors recommends that you vote “FOR” the approval of the provision in New LaPorte’s articles of incorporation requiring a super-majority vote of shareholders to approve shareholder proposed amendments to New LaPorte’s bylaws.

Informational Proposal 3c. — Approval of a Provision in New LaPorte’s Articles of Incorporation to Limit the Voting Rights of Shares Beneficially Owned in Excess of 10% of New LaPorte’s Outstanding Voting Stock. The articles of incorporation of New LaPorte provide that in no event shall any person, who directly or indirectly beneficially owns in excess of 10% of the then-outstanding shares of common stock as of the record date for the determination of shareholders entitled or permitted to vote on any matter, be entitled or permitted to vote in respect of the shares held in excess of the 10% limit. Beneficial ownership is determined pursuant to the federal securities laws and includes, but is not limited to, shares as to which any person and his or her affiliates (i) have the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options and (ii) have or share investment or voting power (but shall not be deemed the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of shareholders, and that are not otherwise beneficially, or deemed by New LaPorte to be beneficially, owned by such person and his or her affiliates).

The foregoing restriction does not apply to any employee benefit plan of New LaPorte or any subsidiary or a trustee of a plan.

The provision in New LaPorte’s articles of incorporation limiting the voting rights of beneficial owners of more than 10% of New LaPorte’s outstanding voting stock is intended to limit the ability of any person to acquire a significant number of shares of New LaPorte common stock and thereby gain sufficient voting control so as to cause New LaPorte to effect a transaction that may not be in the best interests of New LaPorte and its shareholders generally. This provision will not prevent a shareholder from seeking to acquire a controlling interest in New

19

LaPorte, but it will prevent a shareholder from voting more than 10% of the outstanding shares of common stock unless that shareholder has first persuaded the board of directors of the merits of the course of action proposed by the shareholder. The board of directors of New LaPorte believes that fundamental transactions generally should be first considered and approved by the board of directors as it generally believes that it is in the best position to make an initial assessment of the merits of any such transaction and that its ability to make the initial assessment could be impeded if a single shareholder could acquire a sufficiently large voting interest so as to control a shareholder vote on any given proposal. This provision in New LaPorte’s articles of incorporation makes an acquisition, merger or other similar corporate transaction less likely to occur, even if such transaction is supported by most shareholders, because it can prevent a holder of shares in excess of the 10% limit from voting the excess shares in favor of the transaction. Thus, it may be deemed to have an anti-takeover effect.

The board of directors recommends that you vote “FOR” the approval of a provision in New LaPorte’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of New LaPorte’s outstanding voting stock.

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SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF

LAPORTE BANCORP, INC. AND SUBSIDIARIES

[Same as prospectus]

RECENT DEVELOPMENTS

[Same as prospectus]

FORWARD-LOOKING STATEMENTS

[Same as prospectus]

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

[Same as prospectus]

OUR DIVIDEND POLICY

[Same as prospectus]

MARKET FOR THE COMMON STOCK

[Same as prospectus]

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

[Same as prospectus]

CAPITALIZATION

[Same as prospectus]

IMPACT OF LAPORTE SAVINGS BANK, MHC’S ASSETS ON MINORITY

STOCK OWNERSHIP

[Same as prospectus]

PRO FORMA DATA

[Same as prospectus]

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

[Same as prospectus]

BUSINESS OF NEW LAPORTE

[Same as prospectus]

BUSINESS OF LAPORTE-FEDERAL AND THE LAPORTE SAVINGS BANK

[Same as prospectus]

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SUPERVISION AND REGULATION

[Same as prospectus]

TAXATION

[Same as prospectus]

MANAGEMENT

[Same as prospectus]

BENEFICIAL OWNERSHIP OF COMMON STOCK

[Same as prospectus]

SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

[Same as prospectus]

COMPARISON OF SHAREHOLDERS’ RIGHTS FOR EXISTING

SHAREHOLDERS OF LAPORTE-FEDERAL

[Same as prospectus]

RESTRICTIONS ON ACQUISITION OF NEW LAPORTE

[Same as prospectus]

DESCRIPTION OF CAPITAL STOCK OF NEW LAPORTE FOLLOWING THE CONVERSION

[Same as prospectus]

TRANSFER AGENT

[Same as prospectus]

EXPERTS

[Same as prospectus]

LEGAL MATTERS

[Same as prospectus]

WHERE YOU CAN FIND ADDITIONAL INFORMATION

[Same as prospectus]

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SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy materials for next year’s annual meeting of shareholders, any shareholder proposal to take action at such meeting must be received at our executive office, 710 Indiana Avenue, LaPorte, Indiana 46350, no later than December 5, 2012. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

Provisions of LaPorte-Federal’s Bylaws. Under LaPorte-Federal’s Bylaws, a shareholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at a meeting of shareholders. These procedures provide, generally, that shareholders desiring to make nominations for directors, or to bring a proper subject of business before the meeting, must do so by a written notice timely received by the Secretary of LaPorte-Federal at least five days before the meeting of shareholders. Written notice that is not timely received will be laid over for action at the following adjourned, special or annual meeting of shareholders taking place 30 days or more thereafter.

Provisions of New LaPorte’s Bylaws. New LaPorte’s Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of shareholders. In order for a shareholder to properly bring business before an annual meeting, or to propose a nominee to the board of directors, New LaPorte’s Secretary must receive written notice not earlier than the close of business on the 120th day nor later than the 90th day prior to the anniversary date of the proxy statement relating to the preceding year’s annual meeting. In the event the annual meeting is the first annual meeting of shareholders of New LaPorte, notice by the shareholder to be timely must be received not earlier than the close of business on the 120th day nor later than the close of business on 90th day prior to the anniversary date of the date of the proxy statement of New LaPorte’s predecessor, LaPorte-Federal. In the event that less than 90 days’ prior public disclosure of the date of the meeting is given to shareholders and the date of the annual meeting is advanced by more than 30 days, or delayed by more than 30 days from the anniversary date of the preceding year’s annual meeting, notice by the shareholder must be received not later than the 10th day following the day on which public disclosure of the date of such meeting is first made. No adjournment or postponement of a meeting of shareholders shall commence a new period for the giving of notice hereunder.

The notice with respect to shareholder proposals that are not nominations for director must set forth as to each matter such shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such shareholder as they appear on New LaPorte’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of New LaPorte which are owned beneficially or of record by such shareholder and such beneficial owner; (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business; and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

The notice with respect to director nominations must include (i) as to each individual whom the shareholder proposes to nominate for election as a director, (A) all information relating to such person that would indicate such person’s qualification under Article 2, Section 12 of New LaPorte’s Bylaws, including an affidavit that such person would not be disqualified under the provisions of Article II, Section 12 of the Bylaws and (B) all other information relating to such individual that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation; and (ii) as to the shareholder giving the notice, (A) the name and address of such shareholder as they appear on New LaPorte’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (B) the class or series and number of shares of capital stock of New LaPorte which are owned beneficially or of record by such shareholder and such beneficial owner; (C) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder; (D) a

23

representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (E) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934 or any successor rule or regulation. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

If the conversion is completed, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us no earlier than December 5, 2012 and no later than January 4, 2013. If notice is received before December 5, 2012 or after January 4, 2013, it will be considered untimely, and we will not be required to present the matter at the shareholders meeting.

Nothing in this proxy statement/prospectus shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any shareholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SPECIAL MEETING

The Notice of Special Meeting of Shareholders, Proxy Statement/Prospectus and Proxy Card are available at www.                                         .

OTHER MATTERS

As of the date of this document, the board of directors is not aware of any business to come before the special meeting other than the matters described above in the proxy statement/prospectus. However, if any matters should properly come before the special meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

[Financial Statements that are the same as the offering prospectus to appear here]

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PART II:	INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

		Amount (1)

*	Registrant’s Legal Fees and Expenses	$415,000
*	Registrant’s Accounting Fees and Expenses	60,000
*	Marketing Agent Fees (1)	896,598
*	Appraisal Fees and Expenses	62,500
*	Printing, Postage, Mailing and EDGAR Fees	200,000
*	Filing Fees (Nasdaq, FINRA and SEC)	20,526
*	Transfer Agent Fees and Expenses	12,500
*	Business Plan Fees and Expenses	30,000
*	Proxy Solicitor Fees and Expenses	40,000
*	Other	32,474

*	Total	$1,789,598

*	Estimated
(1)	LaPorte Bancorp, Inc. has retained Sterne, Agee & Leach, Inc. to assist in the sale of common stock on a best efforts basis in the offerings. Fees are estimated at the adjusted maximum of the offering range, assuming 75% of the shares are sold in the subscription and community offerings and 25% of the shares are sold in the syndicated community offering.

Item 14.	Indemnification of Directors and Officers

   Articles 10 and 11 of the Articles of Incorporation of LaPorte Bancorp, Inc. (the “Corporation”) sets forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

ARTICLE 10. Indemnification, etc. of Directors and Officers.

A. Indemnification. The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B of this Article 10 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. Procedure. If a claim under Section A of this Article 10 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 10 or otherwise shall be on the Corporation.

C. Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article 10 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, these Articles, the Corporation’s Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

D. Insurance. The Corporation may maintain insurance, at its expense, to insure itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.

E. Miscellaneous. The Corporation shall not be liable for any payment under this Article 10 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 10 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.
F. Limitations Imposed by Federal Law. Notwithstanding any other provision set forth in this Article 10, in no event shall any payments made by the Corporation pursuant to this Article 10 exceed the amount permissible under applicable federal law, including, without limitation, Section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder.

Any repeal or modification of this Article 10 shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 10 is in force.

ARTICLE 11. Limitation of Liability. An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (A) to the extent that it is proved that the Person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (B) to the extent that a judgment or other final adjudication adverse to the Person is entered in a proceeding based on a finding in the proceeding that the Person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (C) to the extent otherwise provided by the MGCL. If the MGCL is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

Item 15.	Recent Sales of Unregistered Securities

   Not Applicable.

Item 16.	Exhibits and Financial Statement Schedules:

The exhibits and financial statement schedules filed as part of this registration statement are as follows:

(a)	List of Exhibits

1.1	Engagement Letter between LaPorte Bancorp, Inc. and Sterne Agee & Leach, Inc.*

1.2	Form of Agency Agreement between LaPorte Savings Bank, MHC, LaPorte Bancorp, Inc., The LaPorte Savings Bank and LaPorte Bancorp, Inc., and Sterne Agee & Leach, Inc.

1.3	Amendment to Engagement Letter between LaPorte Bancorp, Inc. and Sterne Agee & Leach, Inc. dated as of July 25, 2012

2	Plan of Conversion and Reorganization (1)

3.1	Articles of Incorporation of LaPorte Bancorp, Inc.*

3.2	Bylaws of LaPorte Bancorp, Inc.

4	Form of Common Stock Certificate of LaPorte Bancorp, Inc.*

5	Opinion of Luse Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered*

8.1	Federal Tax Opinion of Luse Gorman Pomerenk & Schick, P.C.

8.2	State Tax Opinion of Crowe Horwath LLP

10.1	Employment Agreement by and among Lee A. Brady and The LaPorte Savings Bank effective February 26, 2008*

10.2	Employment Agreement by and among Michele M. Thompson and The LaPorte Savings Bank effective February 26, 2008*

10.3	First Amendment of Employment Agreement for Lee A. Brady dated September 23, 2008 (2)

10.4	Second Amendment to the Employment Agreement for Lee A. Brady dated July 12, 2011 (3)

10.5	First Amendment to the Employment Agreement for Michele M. Thompson dated September 23, 2008 (7)

10.6	Second Amendment to the Employment Agreement for Michele M. Thompson dated July 12, 2011 (8)

10.7	Employment Agreement by and among Patrick W. Collins and The LaPorte Savings Bank dated January 1, 2011(4)

10.8	Amended and Restated Supplemental Executive Retirement Plan by and among Lee A. Brady and The LaPorte Savings Bank dated October 26, 2010 (5)

10.9	Supplemental Executive Retirement Agreement by and among Michele M. Thompson and The LaPorte Savings Bank dated October 26, 2010 (11)

10.10	Supplemental Executive Retirement Agreement by and among Patrick W. Collins and The LaPorte Savings Bank dated December 28, 2010 (9)

10.11	Split Dollar Agreement by and among Patrick W. Collins and The LaPorte Savings Bank dated December 28, 2010 (10)

10.12	Split Dollar Agreement by and among Michele M. Thompson and The LaPorte Savings Bank dated October 26, 2010 (12)

10.13	Split Dollar Agreement by and among Lee A. Brady and The LaPorte Savings Bank dated January 1, 2003*

10.14	Deferred Compensation Agreement by and among Lee A. Brady and The LaPorte Savings Bank dated February 27, 1979 (13)

10.15	First Amendment to the Deferred Compensation Agreement by and among Lee A. Brady and The LaPorte Savings Bank dated September 23, 2008(14)

10.16	Employee Stock Ownership Plan amended and restated effective January 1, 2011*

10.17	LaPorte Bancorp, Inc. 2011 Equity Incentive Plan (6)

21	Subsidiaries of Registrant*

23.1	Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in Opinions included as Exhibits 5 and 8.1)

23.2	Consent of Crowe Horwath LLP

23.3	Consent of RP Financial, LC.*

24	Power of Attorney (set forth on signature page)

99.1	Appraisal Agreement between The LaPorte Savings Bank, LaPorte Bancorp, Inc. and LaPorte Savings Bank, MHC and RP Financial, LC.*

99.2	Letter of RP Financial, LC. with respect to Subscription Rights*

99.3	Appraisal Report of RP Financial, LC.*,**

99.4	Marketing Materials

99.5	Stock Order and Certification Form

99.6	Letter of RP Financial, LC. with respect to Liquidation Accounts*

99.7	Form of Revocable Proxy for the LaPorte Bancorp, Inc. Special Meeting of Shareholders*

101	The following financial statements of LaPorte Bancorp, Inc. formatted in XBRL: (i) Consolidated Statements of Financial Condition at March 31, 2012, December 31, 2011 and 2010, (ii) Consolidated Statements of Earnings for the years ended December 31, 2011 and 2010, (iii) Consolidated Statements of Comprehensive Income for the three month periods ended March 31, 2012 and March 31, 2011 and the years ended December 31, 2011 and 2010, (iv) Consolidated Statements of Shareholders’ Equity for the years ended December 31, 2011 and 2010, (v) Consolidated Statements of Cash Flows for the three month periods ended March 31, 2012 and 2011 and the years ended December 31, 2011 and 2010, (vi) and the Notes to the Consolidated Financial Statements, tagged as blocks of text.*, ***

*	Previously filed.
**	Supporting financial schedules filed in paper format only pursuant to Rule 202 of Regulation S-T. Available for inspection during business hours at the principal offices of the Securities and Exchange Commission in Washington, D.C.
***	Furnished, not filed.
(1)	Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of LaPorte Bancorp, Inc. (file no. 001-33733), filed with the Securities and Exchange Commission on May 23, 2012.
(2)	Incorporated by reference to Exhibit 10.2 to the Annual Report on Form 10-K of LaPorte Bancorp, Inc. (file no. 001-33733) for the year ended December 31, 2008, filed with the Securities and Exchange Commission on March 31, 2009.
(3)	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of LaPorte Bancorp, Inc. (file no. 001-33733) filed with the Securities and Exchange Commission on July 12, 2011.
(4)	Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of LaPorte Bancorp, Inc. (file no. 001-33733) filed with the Securities and Exchange Commission on December 29, 2010.
(5)	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of LaPorte Bancorp, Inc. (file no. 001-33733) filed with the Securities and Exchange Commission on October 28, 2010.
(6)	Incorporated by reference to Exhibit 10 to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 27, 2011.
(7)	Incorporated by reference to Exhibit 10.3 to the Annual Report on Form 10-K of LaPorte Bancorp, Inc. (file no. 001-33733), originally filed with the Securities and Exchange Commission on March 31, 2009.
(8)	Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of LaPorte Bancorp, Inc. (file no. 001-33733), originally filed with the Securities and Exchange Commission on July 12, 2011.
(9)	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of LaPorte Bancorp, Inc. (file no. 001-33733), originally filed with the Securities and Exchange Commission on December 29, 2010.
(10)	Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of LaPorte Bancorp, Inc. (file no. 001-33733), originally filed with the Securities and Exchange Commission on December 29, 2010.
(11)	Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of LaPorte Bancorp, Inc. (file no. 001-33733), originally filed with the Securities and Exchange Commission on October 28, 2010.
(12)	Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of LaPorte Bancorp, Inc. (file no. 001-33733), originally filed with the Securities and Exchange Commission on October 28, 2010.
(13)	Incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-1 of LaPorte Bancorp, Inc. (file no. 333-143526), originally filed with the Securities and Exchange Commission on June 5, 2007.
(14)	Incorporated by reference to Exhibit 10.12 to the Annual Report on Form 10-K of LaPorte Bancorp, Inc. (file no. 001-33733) for the year ended December 31, 2008, filed with the Securities and Exchange Commission on March 31, 2009.

(b)	Financial Statement Schedules

No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which it offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of LaPorte, State of Indiana on July 25, 2012.

LAPORTE BANCORP, INC.

By:	/s/ Lee A. Brady
Lee A. Brady
Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of LaPorte Bancorp, Inc. (the “Company”) hereby severally constitute and appoint Lee A. Brady as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Lee A. Brady may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of the Company’s common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Lee A. Brady shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Lee A. Brady		July 25, 2012
Lee A. Brady	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Michele M. Thompson		July 25, 2012
Michele M. Thompson	President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/s/ Paul G. Fenker		July 25, 2012
Paul G. Fenker	Chairman of the Board

/s/ Jerry L. Mayes		July 25, 2012
Jerry L. Mayes	Vice Chairman of the Board

/s/ L. Charles Lukmann, III		July 25, 2012
L. Charles Lukmann, III	Director

/s/ Ralph F. Howes		July 25, 2012
Ralph F. Howes	Director

/s/ Mark A. Krentz		July 25, 2012
Mark A. Krentz	Director

/s/ Dale A. Parkison		July 25, 2012
DALE A. PARKISON	Director

/s/ Robert P. Rose		July 25, 2012
Robert P. Rose	Director

As filed with the Securities and Exchange Commission on July 26, 2012

Registration No. 333-182106

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

EXHIBITS

TO PRE-EFFECTIVE AMENDMENT NO. 1 TO THE

REGISTRATION STATEMENT

ON

FORM S-1

LaPorte Bancorp, Inc.

Savings Plan for Employees of The Laporte Savings Bank (the “401(k) Plan”)

LaPorte, Indiana

EXHIBIT INDEX

1.1	Engagement Letter between LaPorte Bancorp, Inc. and Sterne Agee & Leach, Inc.*

1.2	Form of Agency Agreement between LaPorte Savings Bank, MHC, LaPorte Bancorp, Inc., The LaPorte Savings Bank and LaPorte Bancorp, Inc., and Sterne Agee & Leach, Inc.

1.3	Amendment to Engagement Letter between Laporte Bancorp, Inc. and Sterne Agee & Leach, Inc. dated as of July 25, 2012

2	Plan of Conversion and Reorganization (1)

3.1	Articles of Incorporation of LaPorte Bancorp, Inc.*

3.2	Bylaws of LaPorte Bancorp, Inc.

4	Form of Common Stock Certificate of LaPorte Bancorp, Inc.*

5	Opinion of Luse Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered*

8.1	Federal Tax Opinion of Luse Gorman Pomerenk & Schick, P.C.

8.2	State Tax Opinion of Crowe Horwath LLP

10.1	Employment Agreement by and among Lee A. Brady and The LaPorte Savings Bank effective February 26, 2008*

10.2	Employment Agreement by and among Michele M. Thompson and The LaPorte Savings Bank effective February 26, 2008*

10.3	First Amendment of Employment Agreement for Lee A. Brady dated September 23, 2008 (2)

10.4	Second Amendment to the Employment Agreement for Lee A. Brady dated July 12, 2011 (3)

10.5	First Amendment to the Employment Agreement for Michele M. Thompson dated September 23, 2008 (7)

10.6	Second Amendment to the Employment Agreement for Michele M. Thompson dated July 12, 2011 (8)

10.7	Employment Agreement by and among Patrick W. Collins and The LaPorte Savings Bank dated January 1, 2011(4)

10.8	Amended and Restated Supplemental Executive Retirement Plan by and among Lee A. Brady and The LaPorte Savings Bank dated October 26, 2010 (5)

10.9	Supplemental Executive Retirement Agreement by and among Michele M. Thompson and The LaPorte Savings Bank dated October 26, 2010 (11)

10.10	Supplemental Executive Retirement Agreement by and among Patrick W. Collins and The LaPorte Savings Bank dated December 28, 2010 (9)

10.11	Split Dollar Agreement by and among Patrick W. Collins and The LaPorte Savings Bank dated December 28, 2010 (10)

10.12	Split Dollar Agreement by and among Michele M. Thompson and The LaPorte Savings Bank dated October 26, 2010 (12)

10.13	Split Dollar Agreement by and among Lee A. Brady and The LaPorte Savings Bank dated January 1, 2003*

10.14	Deferred Compensation Agreement by and among Lee A. Brady and The LaPorte Savings Bank dated February 27, 1979 (13)

10.15	First Amendment to the Deferred Compensation Agreement by and among Lee A. Brady and The LaPorte Savings Bank dated September 23, 2008 (14)

10.16	Employee Stock Ownership Plan amended and restated effective January 1, 2011*

10.17	LaPorte Bancorp, Inc. 2011 Equity Incentive Plan (6)

21	Subsidiaries of Registrant*

23.1	Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in Opinions included as Exhibits 5 and 8.1)

23.2	Consent of Crowe Horwath LLP

23.3	Consent of RP Financial, LC.*

24	Power of Attorney (set forth on signature page)

99.1	Appraisal Agreement between The LaPorte Savings Bank, LaPorte Bancorp, Inc. and LaPorte Savings Bank, MHC and RP Financial, LC.*

99.2	Letter of RP Financial, LC. with respect to Subscription Rights*

99.3	Appraisal Report of RP Financial, LC.*,**

99.4	Marketing Materials

99.5	Stock Order and Certification Form

99.6	Letter of RP Financial, LC. with respect to Liquidation Accounts*

99.7	Form of Revocable Proxy for the LaPorte Bancorp, Inc. Special Meeting of Shareholders*

101	The following financial statements of LaPorte Bancorp, Inc. formatted in XBRL: (i) Consolidated Statements of Financial Condition at March 31, 2012, December 31, 2011 and 2010, (ii) Consolidated Statements of Earnings for the years ended December 31, 2011 and 2010, (iii) Consolidated Statements of Comprehensive Income for the three month periods ended March 31, 2012 and March 31, 2011 and the years ended December 31, 2011 and 2010, (iv) Consolidated Statements of Shareholders’ Equity for the years ended December 31, 2011 and 2010, (v) Consolidated Statements of Cash Flows for the three month periods ended March 31, 2012 and 2011 and the years ended December 31, 2011 and 2010, (vi) and the Notes to the Consolidated Financial Statements, tagged as blocks of text.*,***

*	Previously filed.
**	Supporting financial schedules filed in paper format only pursuant to Rule 202 of Regulation S-T. Available for inspection during business hours at the principal offices of the Securities and Exchange Commission in Washington, D.C.
***	Furnished, not filed.
(1)	Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of LaPorte Bancorp, Inc. (file no. 001-33733), filed with the Securities and Exchange Commission on May 23, 2012.
(2)	Incorporated by reference to Exhibit 10.2 to the Annual Report on Form 10-K of LaPorte Bancorp, Inc. (file no. 001-33733) for the year ended December 31, 2008, filed with the Securities and Exchange Commission on March 31, 2009.
(3)	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of LaPorte Bancorp, Inc. (file no. 001-33733) filed with the Securities and Exchange Commission on July 12, 2011.
(4)	Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of LaPorte Bancorp, Inc. (file no. 001-33733) filed with the Securities and Exchange Commission on December 29, 2010.
(5)	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of LaPorte Bancorp, Inc. (file no. 001-33733) filed with the Securities and Exchange Commission on October 28, 2010.
(6)	Incorporated by reference to Exhibit 10 to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 27, 2011.
(7)	Incorporated by reference to Exhibit 10.3 to the Annual Report on Form 10-K of LaPorte Bancorp, Inc. (file no. 001-33733), originally filed with the Securities and Exchange Commission on March 31, 2009.
(8)	Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of LaPorte Bancorp, Inc. (file no. 001-33733), originally filed with the Securities and Exchange Commission on July 12, 2011.
(9)	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of LaPorte Bancorp, Inc. (file no. 001-33733), originally filed with the Securities and Exchange Commission on December 29, 2010.
(10)	Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of LaPorte Bancorp, Inc. (file no. 001-33733), originally filed with the Securities and Exchange Commission on December 29, 2010.
(11)	Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of LaPorte Bancorp, Inc. (file no. 001-33733), originally filed with the Securities and Exchange Commission on October 28, 2010.
(12)	Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of LaPorte Bancorp, Inc. (file no. 001-33733), originally filed with the Securities and Exchange Commission on October 28, 2010.
(13)	Incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-1 of LaPorte Bancorp, Inc. (file no. 333-143526), originally filed with the Securities and Exchange Commission on June 5, 2007.
(14)	Incorporated by reference to Exhibit 10.12 to the Annual Report on Form 10-K of LaPorte Bancorp, Inc. (file no. 001-33733) for the year ended December 31, 2008, filed with the Securities and Exchange Commission on March 31, 2009.